Exhibit 99.T3E

NOTICE OF COMPOSITION PROPOSAL

(pursuant to Article 103 A of the Financial Undertakings Act No 161/2002 (as amended) and the relevant provisions of the Bankruptcy Act No.21/1991 (as amended))

for

LBI HF
(incorporated in Iceland with registered number 540291-2259)

THESE DOCUMENTS ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. THESE DOCUMENTS INCLUDE A COMPOSITION PROPOSAL (AS SET OUT IN PART A OF THIS DOCUMENT) IN ACCORDANCE WITH ICELANDIC LEGISLATION, IN PARTICULAR ARTICLE 103 A OF THE FINANCIAL UNDERTAKINGS ACT NO. 161/2002 (AS AMENDED) AND THE RELEVANT PROVISIONS OF THE BANKRUPTCY ACT NO. 21/1991 (AS AMENDED).

THIS INFORMATION EXCEEDS THE GENERAL OBLIGATION TO PROVIDE INFORMATION TO CREDITORS AS IS SET OUT IN THE RELEVANT PROVISIONS OF THE BANKRUPTCY ACT NO 21/1991 (AS AMENDED) AND IS SOLELY BEING PROVIDED TO ASSIST CREDITORS IN MAKING AN INFORMED DECISION ON THE ACCOMPANYING COMPOSITION PROPOSAL.

This document is being sent to parties whom the Winding-up Board of LBI hf. (the “Winding-up Board”) has determined to be Composition Creditors.  If you have incorrectly received this document and/or have assigned, sold or otherwise transferred your Composition Claim (as defined herein), you should send a copy of this Notice together with the Composition Proposal, the Information Memorandum and the Ballot, which accompany this Notice, to whom you have assigned, sold or otherwise transferred your Composition Claim.

If you are in any doubt as to what action you should take in connection with this document, the Composition Proposal described in it or the documents that accompany it, you are recommended to seek your own personal financial and legal advice immediately from an appropriately authorized independent financial adviser or attorney.

This notice, the Composition Proposal and related documents are being made available to LBI’s Composition Creditors (as defined in the accompanying documents) and includes voting instructions – it is important that you read these documents carefully for information about the Composition Proposal and that you complete and return the forms which have been sent to you.  Hard copies of this document and/or further copies of any of the forms sent to you in connection with the Composition Proposal can be obtained by emailing composition@lbi.is and are available in electronic form on LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is using the unique password that will be provided to each Composition Creditor.

The Winding-up Board currently intends to hold a meeting of the Composition Creditors on 23 November 2015 starting at 10:00 am GMT (the “Composition Meeting”). The Composition Meeting is scheduled to be held at the Hilton Hotel Nordica, Suðurlandsbraut 2, Reykjavík, Iceland. The official notice convening a Composition Meeting will be forwarded to Composition Creditors in due course. The notice will be published on LBI’s Composition website at https://composition.lbi.is, on LBI’s general website at www.lbi.is, in the Icelandic Legal Gazette and in the international editions of the Wall Street Journal and/or the Financial Times.

Irrespective of whether a Voting Creditor intends to attend the Composition Meeting or to vote in favor of the Composition, each Voting Creditor should complete and execute the Ballot, clearly indicate its intention to accept or reject the Composition Proposal, and return it to the Winding-up Board at Álfheimar 74, 2nd floor, 104 Reykjavík, Iceland or by e-mail to composition@lbi.is, preferably to arrive before 10:00 a.m. GMT on the date of the Composition Meeting.

The Ballot must be received by the Winding-up Board before voting closes at the Composition Meeting.

A Composition Creditor will not receive its Shares and Bonds until: (1) such time as the fulfilment of the Composition Proposal occurs; (2) the Clearing Account Details Form has been received by the Winding-up Board (if required); and (3) if any such Composition Creditor has been notified that it is subject to Icelandic withholding tax upon the issuance of Shares and Bonds in such Composition Creditor’s name, the receipt by LBI of an amount equal to the withholding tax liability.

If a Composition Creditor is not able to receive the De minimis Payment, and/or Shares and Bonds it is entitled to receive under the terms of the Composition Proposal, such De minimis Payment and/or Shares and Bonds may be deposited with the Securities Escrow Agent, as detailed further in Section 6.5 of the accompanying Information Memorandum.

Important Note for Beneficial owners of the Composition Claim held by DEUTSCHE BANK TRUST COMPANY AMERICAS, as TRUSTEE.

The accepted Claims filed by Deutsche Bank Trust Company Americas (“DBTCA”), as trustee, on behalf of Cede & Co., with respect to the DBTCA Notes in the aggregate approximate amount of ISK 304bn are recognized as the only Composition Claims against LBI with respect to all outstanding amounts owed by LBI under the DBTCA Notes.  Beneficial owners of the DBTCA Notes will not be able to vote directly for or against the Composition Proposal.

For voting purposes under Icelandic law at the Composition Meeting, DBTCA will have one vote based on the aggregate value of the DBTCA Notes when votes are calculated.  As contemplated by the DBTCA Direction, Instruction and Proxy Form, if DBTCA is directed and instructed by DBTCA Notes Claim beneficiaries holding a majority of the principal amount outstanding of any series of the DBTCA Notes to vote in favor of, or against, the Composition Proposal, DBTCA’s vote with respect to Composition Proposal will correspond to the full amount of the DBTCA Notes Claim with respect to such series.  Please refer to Section 12.6.1 of the accompanying Information Memorandum for more details about how to direct and instruct DBTCA to vote your beneficial interests.

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DBTCA not instructed to vote – granting of proxy

However, in the event DBTCA Notes Claim beneficiaries holding a majority in aggregate principal amount outstanding of the relevant series of the DBTCA Notes do NOT give directions and instructions to vote in favor of (or against) the Composition Proposal with respect to that series, each of the directing and instructing DBTCA Notes Claim beneficiaries of that series of the DBTCA Notes may instruct DBTCA to appoint it as its proxy to vote on the Composition Proposal with respect to its pro rata share of the DBTCA Notes Claims. In the event that such an instruction is received, DBTCA has undertaken, without further notice, to grant such proxy.  Please refer to Section 12.6.4 of the accompanying Information Memorandum for more details about how to appoint a proxy to vote your beneficial interests.

Important information regarding calculating the value of Composition Claims:  The voting value of Composition Claims is set out in Section 12.1 of the Information Memorandum and will be calculated based on the information set out in the List of Voting Rights. This information will be used by the Winding-up Board at the Composition Meeting to determine the voting thresholds required to approve the Composition Proposal.

If a sufficient majority of the Voting Creditors approves the Composition Proposal, the Winding-up Board will submit a petition to the District Court to confirm the Composition Proposal. The District Court will convene a Composition Confirmation Hearing where any Composition Creditor is entitled (but not obliged) to attend, in person or through counsel, and to oppose the confirmation of the Composition Proposal. The date and time of the Composition Confirmation Hearing will be noticed by publication at least one week in advance by way of an announcement issued by the District Court and published in the Law and Ministerial Gazette. Additionally the Winding-up Board will publish the date and time of the Confirmation Hearing on LBI’s composition website maintained by the Winding-up Board at: https://composition.lbi.is, on LBI’s general website at www.lbi.is, and use any other reasonable measures to inform Composition Creditors of the date of the Confirmation Hearing.

If the Composition Proposal is confirmed by the District Court, the Composition will become effective and binding on LBI and all Composition Creditors if the confirmation order is not appealed to the Supreme Court within seven days from the ruling in favor of the petition seeking confirmation of the Composition Proposal or if confirmed by the Supreme Court.

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Summary of contents

Part A	Composition Proposal (English translation)

Part B	Information Memorandum

Appendices to the Information Memorandum

Appendix I:	List of Documents Sent To Composition Creditors And List Of Documents Available For Inspection And Location(s) Where They Can Be Inspected

Appendix II:	Form of Post-Composition Articles of Association

Appendix III:	Icelandic Company Law Description

Appendix IV:	Terms and Conditions of the Bonds

Appendix V:	Clearance and Settlement of the Bonds

Appendix VI:	Un-audited accounts of LBI for 2014

Appendix VII:	Un-audited bi-annual accounts of LBI for H1 2015

6 November 2015

Part A - The Composition Proposal

Disclaimer

This English translation of the proposal for composition, as amended (the “Composition Proposal”) adopts, as the context may require, the Definitions as set out in Section 1 of the accompanying Information Memorandum.

This Composition Proposal is an English translation from the Icelandic original, which has been prepared in accordance with the relevant provisions of the Act on Bankruptcy No. 21/1991, c.f. the third paragraph of Article 103 A of the Financial Undertakings Act, No. 161/2002, and shall otherwise be construed and applied in accordance with Icelandic law and practice.

In case of any discrepancy or conflict between this translation and the Icelandic original, the latter prevails.

This Composition Proposal has been prepared based on information available to the Winding-up Board as at end of day 2 October 2015, unless otherwise indicated. The publication of this Composition Proposal shall not give rise to any implication that there has been no material change in such information since this date.

Nothing contained in this Composition Proposal shall constitute a representation, warranty or guarantee of any kind, express or implied, and nothing contained in this document shall constitute any admission of any fact or liability on the part of the Winding-up Board, LBI, or any affiliate of LBI with respect to any asset to which it or they may be entitled or any claim against it or them.

Without prejudice to the generality of the foregoing, nothing in this Composition Proposal or the distribution thereof, evidences to any person, or constitutes any admission by LBI or the Winding-up Board, that a liability is owed to any person in respect of any claim or that any person is or may be a Composition Creditor. In the event this Composition Proposal is not distributed to any Composition Creditor, it shall not constitute an admission by LBI or the Winding-up Board that such person is not a Composition Creditor.

Neither LBI nor the Winding-up Board have authorized any person to make any representation, whether oral, written, express or implied, concerning this Composition Proposal that is inconsistent with statements made herein. Consequently, if such representations are made they should not be relied on.

Composition Proposal

in accordance with the third paragraph of Article 103 A of
the Act on Financial Undertakings, No. 161/2002,
cf. also provisions of the Act on Bankruptcy etc., No. 21/1991 between

LBI hf. (formerly Landsbanki Íslands hf.) (hereafter “LBI” or “the Company”),
Reg. No. 540291-2259, Álfheimar 74, 104 Reykjavík, Iceland

and

Composition Creditors
(as they are defined herein)

I.	Introduction and main contents of the Composition Proposal

This document is a Composition Proposal in the winding-up proceedings of LBI, submitted on behalf of the Company’s Winding-up Board (“the Winding-up Board”) on the basis of the third paragraph of Article 103 A of the Act on Financial Undertakings, No. 161/2002 (“Financial Undertakings Act”), cf. also provisions of the Act on Bankruptcy etc., No. 21/1991 (“Bankruptcy Act”), as applicable.

Following are the main contents of this Composition Proposal as set out here, in order of the time of fulfilment:

a)
Upon ratification of the Composition, a contribution will be delivered by LBI to the Central Bank of Iceland (“CBI”) in accordance with the decision taken and presented at the Creditors’ meeting on 2 October 2015, pursuant to an authorisation in the fourth sentence of the second paragraph of Article 103 of the Financial Undertakings Act and Temporary Provision III of Act No. 36/2001, cf. Act No. 59/2015 (“Stability Contribution”).  With such a stability contribution the conditions of the CBI will be satisfied for exemption from provisions of Act No. 87/1992, on Foreign Exchange, enabling LBI to fulfil all those payments which this Composition Proposal assumes shall be made to LBI’s Creditors.

b)
Payment will be made of finally recognised Claims ranked in priority with reference to Articles 109 to and including 112 of the Bankruptcy Act and other obligations described in Section II of this Composition Proposal, as described in more detail in the contents of that section.

c)	De minimis payments will be made in euros (“EUR”) equivalent to 1,700,000 Icelandic krónur (“ISK”), as described in more detail in Section III of this Composition Proposal.

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d)
New Shares in the Company will be issued of a nominal value of ISK 1,600,000,000 and older registered share capital in it written down in full without compensation to previous shareholders. New Articles of Association will be adopted for the Company as a private limited company, at a Shareholders’ Meeting held by the Winding-up Board for this purpose.

e)
The Company shall issue non-interest-bearing Bonds with a conversion option in an aggregate principal amount of ISK 288,059,442,384 equivalent with a final maturity in 2035, which shall be paid with Available Cash in the Company in each instance, as further set out in the Conditions for the Bonds. The Bonds shall be issued in EUR and its amount based on the exchange rate for that currency quoted by the CBI on the date of issue.

f)
Each Composition Creditor holding Claim(s) amounting to more than ISK 11,821,975 (the “Securities Distribution Threshold”) will receive, in addition to a De minimis payment as referred to in paragraph c), a pro rata amount of the Company’s new share capital as referred to in paragraph d), equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold, as specified further in Section III of this Composition Proposal.

g)
Each Composition Creditor holding Claim(s) amounting to more than the Securities Distribution Threshold will receive, in addition to a De minimis payment as referred to in paragraph c), and Shares as referred to in paragraph f), a pro rata amount of the Bonds referred to in paragraph e) equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold, as specified further in Section III of this Composition Proposal.

h)
After conclusion of the fulfilment provided for in paragraphs f) and g) a Shareholders’ Meeting will be held to elect a new Board of Directors for the Company in accordance with its Articles of Association which will direct its operations from that date forth.

To supplement the above-mentioned main contents of this Composition Proposal and for more details of the various substantive points of this Composition Proposal reference is made to the discussion in Sections II to IV below.

II.	Treatment and payment of Claims lodged with priority with reference to Articles 109 to and including 112 of the Bankruptcy Act.

It is anticipated that upon the confirmation of a Composition based on this Composition Proposal unpaid recognised Claims will exist ranked in priority with reference to Article 112 of the Bankruptcy Act, which have been converted into ISK pursuant to paragraph three of Article 99 of the same Act, c.f. Point 3 below. Claims may also exist which have been lodged claiming priority with reference to Articles 109 to and including 112 of the Bankruptcy Act, which are Contingent Priority Claims or which the Winding-up Board has rejected in part or in full but where the dispute has not been resolved. Of those Claims which are referred to herein, further details are provided in the Information Memorandum (the “Information Memorandum”), which is an accompanying document to this Composition Proposal. This Composition Proposal assumes that such Priority Claims will be treated and, as the case may be, paid in the following manner:

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1.
To ensure that sufficient funds in ISK are available, if payment is to be made of a Contingent Priority Claim or Disputed Priority Claim the Winding-up Board shall, in accordance with the decision taken and presented at the Creditors’ meeting on 2 October 2015, deposit to a special account in LBI’s name at the CBI the amount of ISK 6,000,000,000. To the extent that the amount is not used to pay Claims of this sort, which may be recognised, or to pay other Claims in ISK, which LBI has been authorized to pay out of this amount, it will accrue to the CBI as a part of the Stability Contribution and on the basis of agreements to this effect.

2.
To the extent that Claims as referred to above, which have been lodged claiming priority with reference to Articles 109 to and including 111 of the Bankruptcy Act, would be paid in FX or using assets other than ISK (e.g. in connection with set-offs subject to the conditions of Article 100 of the Bankruptcy Act) if they were to be recognised, the Winding-up Board and subsequently the Company’s Board of Directors as comprised at any given time shall hold in reserve sufficient liquid assets in LBI to ensure payment of Claims of this sort, or the delivery of specific assets, where a proprietary or pledge right is claimed, or the implementation of a set-off if a claim concerns a specific asset, in the currency in question.

3.
Currently there are unpaid 112 Claims amounting to ISK 210,587,261,213 that have been finally recognised. Following the confirmation of a Composition based on this Composition Proposal and the confirmation that LBI is no longer a taxable entity in the understanding of Article 2 of Act No. 60/2015, on a Stability Levy, the Winding-up Board shall use any liquid funds which may be available in FX, after having regard, firstly, for possible measures in connection with Claims ranked in priority with reference to Articles 109 to and including 111 of the Bankruptcy Act and, secondly, for the necessary operating expenses of LBI’s activities, to pay the said claims. All finally recognized Claims of this type are to be paid in full before payment of Composition Claims is made, as described in Section III of this Composition Proposal.

4.
To the extent that 112 Claims may exist, which are still disputed or contingent at the point in time referred to in Point 3 above are made, payment for them, based on the highest Claims of the Creditor in question, shall be deposited into a special escrow deposit account in LBI’s name established for this purpose. Regarding the detailed arrangements and payments of this sort, notifications to the Creditors in question and procedure once a final resolution of a dispute is available, whether by the Winding-up Board or the Board of Directors, the instructions in Article 103 A of the Financial Undertakings Act in this regard shall apply.

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5.
Should payment of a finally recognised Claim ranked in priority with reference to Articles 109 to and including 112 of the Bankruptcy Act not be possible due to events concerning the Creditor in question or due to other obstacles preventing payment, the amount of payment shall be deposited to an escrow account in the same manner and subject to the same rules as referred to in Point 4 above. The Creditor concerned shall receive the payment together with its share of the accrued interest as soon as it is demonstrated that payment can be made and the obstacle is removed. The same shall apply if payment of a disputed claim cannot be made after it has been finally recognised.

6.
Funds which have been deposited into escrow accounts in connection with those events referred to in Point 5 above, and/or funds which have been deposited into escrow accounts in connection with previous partial payments made by the Winding-up Board in accordance with an authorisation in the sixth paragraph of Article 102 of the Financial Undertakings Act, whether made in ISK or foreign currencies, shall be kept separate from LBI’s finances and shall not be included in the Company’s assets but rather as the assets of the Creditors concerned.

7.
In accordance with the Resolutions on the Stability Contribution and on Release from Liability and Indemnity, which were taken and presented at the Creditors’ meeting on 2 October 2015, LBI shall set aside as a special Indemnity Reserve a total of EUR 20,000,000, which shall serve to secure the indemnity provided for. For further details of Resolutions on Release of Liability and Indemnity, and the special Indemnity Reserve in connection with them, including the maintenance of the Indemnity Reserve, reference is made to the Information Memorandum. Resolutions on Release of Liability and Indemnity, and possible obligations which the Company may incur following the confirmation of the Composition as a result of them, are not limited to the above-mentioned amount.

III.	Treatment and payment of general claims with reference to Article 113 of the Bankruptcy Act.

Taking into consideration all of the premises accounted for in Section II of this Composition Proposal and fulfilment of those obligations described there, including full payment of all finally recognised Priority Claims, the fulfilment of 113 Claims shall commence as follows:

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1.
Once sufficient liquid funds are available to LBI for fulfilment as described here, the Winding-up Board shall distribute De minimis payments to all Creditors holding finally recognised 113 Claims, subject always to conditions in the fourth paragraph of Article 30 and the second paragraph of Article 36 of the Bankruptcy Act.  Comparable payments shall be made in connection with Disputed Claims or Contingent Claims, as covered by Point 11 below. The De minimis payment shall be made by transfer to a bank account of the Creditor in the EUR amount which is equivalent to ISK 1,700,000, based on the quoted selling rate of the CBI on the date of the De minimis payment. Creditors holding Claims lower than the above-mentioned amount of the ISK De minimis payment will receive their claim paid in full and the amount of their respective De minimis payment will be limited to that amount. Creditors whose claims are paid in full with a De minimis payment are not included in Composition Claims cf. Point 6 of the first paragraph. Article 28 and the first paragraph of Article 29 of the Bankruptcy Act. Creditors holding claims equal to or greater than the De minimis payment will receive the full amount of the De minimis payment. Payment as provided for under this Point shall be made on the later of (a) 20 Business Days after complete fulfilment of Priority Claims, as provided for in Section II of this Composition Proposal and (b) the date when sufficient funds are available to effect full payment as provided for under this Point together with corresponding payments deposited to escrow accounts in connection with Disputed Claims or Contingent Claims as covered by Point 11 below.

2.
This Composition Proposal provides for 14.38% of Composition Claims to be paid in the manner described in detail in this Composition Proposal and therefore the waiver of 85.62% of Composition Claims, with the sole deviation for the recovery to each respective Composition Creditor arising from the varying effects of De minimis payments on the waivers of Creditors, cf. the second paragraph of Article 36 of the Bankruptcy Act. Payment over and above the De minimis payments will be made to those Creditors holding Composition Claims amounting to more than the Securities Distribution Threshold. Creditors holding Composition Claims equal to or lower than this amount will have waived a lower proportion of their claims than is equivalent to the above-mentioned payment proportion of Composition Claims.

3.
This Composition Proposal derogates from the instructions of Points 1 and 2 of the first paragraph of Article 36 of the Bankruptcy Act, cf. the authorisation in this regard in the third paragraph of Article 103 A of the Financial Undertakings Act. This Composition Proposal neither provides for a fixed amount for payment of Composition Claims nor does it contain provisions as to when the payments will be made. A time schedule for estimated recoveries and related aspects is given in Section IV of this Composition Proposal.

4.
No later than 10 Business Days after payments as referred to in Point 1 of this Section have been made the Winding-up Board shall issue new shares in the Company of a nominal value of ISK 1,600,000,000 and write down fully previous registered share capital in the Company, and in addition adopt new Articles of Association for the Company as a private limited company, substantially in the form set out in the Information Memorandum, at a Shareholders’ Meeting held by the Winding-up Board for this purpose, cf. the second sentence of the fourth paragraph of Article 101 and the third paragraph of Article 103 A of the Financial Undertakings Act. Such a write-down of previous share capital shall be made without recompense to previous shareholders and without any call or announcement to shareholders being made as provided for in Chapter VII of the Public Limited Companies Act, No. 2/1995.

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5.
Following the issuance of new Shares and the adoption of Articles of Association at a shareholders’ meeting, as provided for in Point 4 above, the Winding-up Board shall, within 10 Business Days of the said Shareholders’ Meeting register the new share capital in the Company in the name of all Composition Creditors holding Composition Claim(s) of a higher amount than the Securities Distribution Threshold pro rata, equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold. The ISK amount of share capital received by each Composition Creditor shall be paid for with a waiver of a specific ISK amount of its Claim.

6.
Before the registration of share capital referred to in Point 5 above takes place, the Company shall have issued non-interest-bearing Bonds with an aggregate nominal value equivalent to ISK 288,059,442,384 but denominated in EUR, which is furthermore the currency of payment of the Bonds, the final EUR amount of which shall be determined by the quoted EUR/ISK exchange rate of the CBI on the date of issue. The Bonds shall be repaid in accordance with a cash sweep provision, i.e. with liquid funds available to the Company in each instance. The final maturity of the Bonds shall be in 2035. The Bonds shall have an option for conversion to share capital which the Company’s Board of Directors may decide to exercise during the period from 1 September 2018 (with a conversion period from 1 September to 20 December in 2018 and during the same conversion before for each year thereafter) upon the fulfilment of certain conditions. Further information concerning the terms and conditions of the Bond are provided in the accompanying Information Memorandum.

7.
In tandem with the delivery of new Shares in the Company as provided for in Point 5 above the Winding-up Board shall deliver to those Creditors holding Composition Claim(s) of a higher amount than the Securities Distribution Threshold a pro rata share in the Bonds referred to in Point 6 equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold.

8.
The Winding-up Board may, if necessary due to unforeseen events obstructing such fulfilment, postpone the registration of share capital and the delivery of the Bonds referred to in Points 5 and 7 above for up to 30 Business Days in addition to that stated in Point 5. In such case this shall apply to all Composition Creditors standing to receive Shares and Bonds and the Winding-up Board must inform the Composition Creditors concerned of such postponement and the reasons for the same to the extent practicable.

9.
In return for the delivery of a holding in the Bonds and the receipt of De minimis payments and registration of a portion of the Company’s share capital, as provided for above, a Composition Creditor shall relinquish the entire outstanding balance on its Claims, of whatever sort, against LBI.

10.
Within 10 Business Days from the registration of the Shares and issuance of the Bonds provided for in Points 5 and 7, cf. Point 8, above the Winding-up Board shall convene a Shareholders’ Meeting in the Company where a new Board of Directors shall be elected by its new Shareholders and Company matters in other respects will be determined in accordance with its Articles of Association, the provisions of the Act on Private Limited Companies, No. 138/1994 and the contents of this Composition Proposal, or its attachments as appropriate.

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11.
If a dispute on a 113 Claim has not been resolved at the time a De minimis payment is made or if such a claim is a Contingent Claim when payment is made, the Winding-up Board shall deposit into an escrow deposit account the payment which would belong to the Creditor in question based on the highest possible amount of the Claim concerned. The same shall apply if events concerning the Creditor or its situation obstruct payment.

12.
If a dispute on a Composition Claim has not been resolved when the delivery of new Shares takes place as provided for in Point 5 above or if the Claim is a Contingent Claim, the Winding-up Board, and subsequently the Board of Directors, shall see to the issuance of new Shares with a subscription, in those instances where a Composition Claim is finally recognised and to the extent of such recognition, proportionally and in other respects in accordance with the same premises as are stated in Point 5 above. Provision shall be made for an authorisation and obligation for such issuance in the Company’s Articles of Association adopted in accordance with Point 4 above.

13.
If a dispute on a Composition Claim has not been resolved when the delivery of the Bonds is made as provided for in Point 7 above or if the Claim is a Contingent Claim, the Winding-up Board, and subsequently the Board of Directors as comprised at any given time, shall deposit in a custody account Bonds that would be equivalent proportionally to the maximum possible amount of the Claim. Should a Composition Claim be finally recognised, and to the extent of such recognition, a corresponding holding shall be delivered to the Creditor together with its share in any instalments on the Bonds which may then have been paid by the Company and had to be preserved in the same manner as described in Point 11 above.

14.
Regarding the detailed arrangements and payments of this sort laid down in Points 11 to 13 above, notifications to the Creditors in question and procedure once a final resolution of a dispute is available, whether by the Winding-up Board or the Company’s Board of Directors as comprised at any given time, the instructions in Article 103 A of the Financial Undertakings Act in this regard shall apply.

15.
This Composition Proposal deviates from the fourth paragraph of Article 30 of the Bankruptcy Act as provided for in the third paragraph of Article 103 A of the Financial Undertakings Act, c.f. Point C. in Article 2 of Act No. 59/2015, so that the effect of the relevant provision in Article 30 of the Bankruptcy Act will be based on the bar date to lodge claims, i.e., 30 October 2009. Consequently that same date. 30 October 2009, will govern the application of the De minimis payment as provided for in the second sentence of the second paragraph of Article 36 of the Bankruptcy Act.

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16.
This Composition Proposal does not provide for payment of interest on Composition Claims and no security is provided for fulfilment, cf. Points 3 and 4 of the first paragraph of Article 36 of the Bankruptcy Act. This Composition Proposal also provides for all the Company’s Creditors to receive the same proportional payment and valuables, with the sole exception resulting from De minimis payments as referred to in Point 1 of this Section, cf. the second paragraph of Article 36 of the Bankruptcy Act. No request is made that specific Creditors grant greater concessions than others, in the sense of the third paragraph of Article 36, of the same Act. If a Composition is confirmed on the basis of this Composition Proposal all subordinate claims against the Company, as referred to in the third paragraph of Article 28 of the same Act, shall be cancelled.

IV.	Other issues

1.
This Composition Proposal includes all LBI’s assets and is based on having all remaining assets, after allowing for the premises laid down in or resulting from the contents of Section II of this Composition Proposal, accrue to the Company’s Creditors in accordance with the contents of Section III above. The Winding-up Board’s time schedule for a complete settlement of the Company’s assets as shown in the following table is based solely on estimated recoveries in FX based on their respective rate(s) against ISK as of 30 June 2015 and on the assumptions that all recognized Priority Claims in FX have been paid and that recoveries will be in accordance with existing contractual terms with debtors as applicable, including any future interest income. All amounts are in ISK billions:

Year	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	Later
ISKbn	47.5	8.0	38.5	13.8	42.7	5.1	34.2	4.5	40.3	2.1	30.3	1.7

2.
Reservations are made concerning the asset valuation and the fact that the Winding-up Board’s assessment may increase or decrease either during the time which elapses from the presentation of this Composition Proposal until it is voted on, during the period of fulfilment of the Composition after the Effective Date, or during the lifetime of those instruments, which will be issued and delivered to Composition Creditors as provided for in this Composition Proposal.

3.
Valuation of the Company’s assets and estimated recoveries by Creditors is based on its remaining assets, having regard to the handover of the Stability Contribution in accordance with the resolution of a Creditors’ meeting and authorisation in the fourth sentence of the second paragraph of Article 103 of the Financial Undertakings Act and Temporary Provision III of Act No. 36/2001, cf. Act No. 59/2015.  When determining the percentage by which the Composition Claims are waived, the Winding-up Board’s estimated recovery and valuation of the Company’s assets is based on the current standing of the assets without reference to potential future income.

4.
The difference between the aggregate nominal value of the Bonds which will be issued as provided for in Point 6 of Section III in this Composition Proposal and the valuation which is used as a basis in determining the waiver of debt in Point 2 of the same Section is based on the Winding-up Board’s assessment of possible value increase of assets and interest income which may accrue during the duration of the Bonds. Due to the uncertainty as to whether it will be possible to pay the nominal value of the Bonds in full it will be subject to a conversion option, which will enable the Company’s Board of Directors in certain circumstances to convert a specific portion of the outstanding balance on the Bonds to share capital in the Company.

9

5.
As soon as possible after the ratification of a Composition the Winding-up Board shall seek to have the Composition and its validity recognised in those foreign legal jurisdictions where this is specifically required, so that the issuance of those instruments referred to in Section III of this Composition Proposal can be effected with respect to Creditors in the respective states; otherwise such documents shall be treated in the same manner as explained in Points 11-13 of Section III above.

6.
Special attention is drawn to the analysis and discussion of risks and factors of uncertainty in the Information Memorandum. Furthermore, attention is drawn to the discussion of other issues in the same document, including: i) taxation issues regarding the Company and its Creditors; ii) voting and Creditors’ meetings in connection with proceeding with this Composition Proposal; iii) Stability Contribution and related aspects; iv) indemnity; v) more detailed description of those instruments referred to in Points 4 to 7 of Section III above; vi) a plan for the fulfilment of the Composition and order of fulfilment measures; and vii) LBI’s operations following fulfilment of the Composition.

7.
This Composition Proposal in the Winding-up Proceedings of LBI is an updated version of the original proposal which was published on 13 October 2015. This Composition Proposal will be submitted to Creditors for a vote at a meeting currently scheduled for 23 November 2015 at 10:00 am at the Hilton Hotel Nordica, Suðurlandsbraut 2, Reykjavík, Iceland. If it is approved with the required majority of votes provided for by law the Winding-up Board will seek confirmation of the Composition as provided for in Chapter IX of the Bankruptcy Act. A composition is regarded as concluded with the final court resolution to this effect and from that date is binding upon all Creditors and any subsequent holders of their Claims, cf. Article 60 of the Bankruptcy Act.

(Composition Proposal Signature Page Follows)

10

Reykjavík, 6 November 2015
Winding-up Board of LBI hf.

--------------------------------	----------------------------------	--------------------------------
Halldór H. Backman,	Herdís Hallmarsdóttir,	Kristinn Bjarnason,
Supreme Court attorney	Supreme Court attorney	Supreme Court attorney

Part B – Information Memorandum

Proposal to be effected by a Composition

between

LBI hf.

and its

Composition Creditors
(as defined herein)

IMPORTANT SECURITIES LAW CONSIDERATIONS

The distribution of this Information Memorandum and the issuance of Shares and Bonds (collectively, the “Securities”) to Composition Creditors in certain jurisdictions may be restricted by law. In particular, no action has been taken by LBI that would permit a public offering of the Securities in any jurisdiction where action for that purpose is required.  Accordingly, the Securities may not be offered or sold, directly or indirectly, and this Information Memorandum may not be distributed or published in any jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations. Persons into whose possession this Information Memorandum or any Securities come are required by LBI to inform themselves about and to observe any such restrictions.  Detailed below is a description of certain restrictions on offers, sales and deliveries of Securities and on the distribution of this Information Memorandum in the United States, Canada, Switzerland and the European Economic Area (including Austria, the Czech Republic, Italy and the United Kingdom).  This Information Memorandum may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

United States Securities Law Considerations

The Securities have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and will be issued pursuant to the Composition in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act (“Section 3(a)(10)”).

For the purpose of qualifying for the Section 3(a)(10) exemption with respect to the Securities issued pursuant to the Composition, LBI will advise the District Court that LBI will rely on the Section 3(a)(10) exemption.  The Composition Meeting will be held for the purpose of voting on the Composition.  It is expected that, shortly after the Composition Meeting, an application will be made to the District Court for a hearing (the “Confirmation Hearing”) for the purpose of obtaining a final order of the District Court approving the Composition.  Notice of the date and time of the Confirmation Hearing will be made accessible to all of the Composition Creditors in accordance with Icelandic law.  At the Confirmation Hearing, the District Court will consider, among other things, whether the Composition fulfills the statutory requirements under Icelandic law, including the report of the Winding-up Board addressing the fairness and reasonableness of the Composition for the Composition Creditors receiving the De minimis Payment or the combination of the De minimis Payment, the Bonds and the Shares in exchange for a Creditor’s Composition Claims.  Any Composition Creditor or other party who wishes to participate in the Confirmation Hearing, or to be represented, or to present evidence or argument, may do so by appearing in court at the date and time of the Confirmation Hearing but is under no circumstances required to.  The Confirmation Hearing will satisfy the requirements for a fairness hearing under Section 3(a)(10).  It is anticipated that the District Court will issue a final order approving the Composition, based on, among other things, the fairness and reasonableness of the Composition for the Composition Creditors receiving the combination of the De minimis Payment, the Shares and the Bonds in exchange for the Composition Claims.

The Securities will not be registered under the securities laws of any state of the United States, and will be issued pursuant to the Composition in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the Securities Act.

The Securities will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and may be immediately resold without restriction under the Securities Act by holders of the Securities who are not “affiliates” (as defined under the Securities Act) of LBI and have not been affiliates of LBI within 90 days prior to the issuance of the Securities under the Composition.

Under the Securities Act, a Composition Creditor who is an affiliate of LBI at the time or within 90 days prior to any resale of Securities received under the Composition will be subject to certain transfer restrictions relating to such shares to the extent they wish to sell such Securities in the United States. In particular, such Securities may not be sold in the United States without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such registration requirements (including a transaction that satisfies the applicable requirements for resales outside the United States pursuant to Regulation S under the Securities Act).

Whether a person is an affiliate of LBI for such purposes depends on the circumstances, but affiliates could include certain officers and directors and significant shareholders. A Composition Creditor who believes that it may be an affiliate of LBI should consult its own legal advisers prior to any sales of Securities received pursuant to the Composition.

Neither the United States Securities and Exchange Commission (“SEC”) nor any other United States federal or state securities commission or regulatory authority has approved or disapproved of the Securities or passed comment upon the accuracy or adequacy of this Information Memorandum. Any representation to the contrary is a criminal offence in the United States.

Composition Creditors who are citizens or residents of the United States should consult their own legal and tax advisers with respect to the legal and tax consequences of the Composition in their particular circumstances.

Non-United States Securities Law Considerations

The restrictions set out below apply to persons in the specified countries. There may be additional restrictions that apply in other countries. Non-United States Composition Creditors should consult their own advisors in considering whether they may participate in the Composition in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Securities that may apply in their home countries. Neither LBI nor any exchange agent, information agent, advisor or any other agent of LBI or any of their respective affiliates can provide any assurance about whether such limitations may exist.

European Economic Area

This Information Memorandum has been prepared on the basis that it either  (i) does not  constitute an offer of transferable securities to the public in any Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”) or (ii) to the extent, any such Relevant Member State would regard this Information Memorandum as constituting such an offer of transferable securities to the public in such Relevant Member State, such offer will be made pursuant to an exemption under the Prospectus Directive as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the Shares or Bonds. Accordingly, this Information Memorandum has been prepared on the basis that no obligation arises for LBI or any other person to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. LBI does not authorize the making of any offer of Shares or Bonds in circumstances in which an obligation arises for it to publish or supplement a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Austria

This Information Memorandum is only distributed to a certain limited number of addressees identified in advance by name and certain criteria and is not, and may not be, distributed to the public in Austria. No public offer within the meaning of section 1 paragraph 1 no. 1 of the Austrian Capital Market Act (Kapitalmarktgesetz) (the “Austrian Capital Market Act”) of the Shares or Bonds is made in Austria and nothing shall be construed to constitute such a public offer of the Shares or Bonds. The Shares or Bonds may only be provided in the Republic of Austria in compliance with the provisions of the Austrian Capital Market Act and any other laws applicable in the Republic of Austria governing the offer and sale of the Shares or Bonds in the Republic of Austria. The Shares or Bonds are not authorized for public offer under the Austrian Capital Market Act or any other relevant securities legislation in Austria. The Shares or Bonds are provided by way of a private placement in Austria to not more than 149 addressees in Austria whereby the recipients of this Information Memorandum and other selling materials with respect to the Shares or Bonds have been individually selected and identified on the basis of their holding of claims against the estate of LBI. Accordingly, the Shares or Bonds may not be, and are not being, offered or advertised publicly or offered similarly under either the Austrian Capital Market Act or any other relevant securities legislation in Austria. Neither this document, nor any other document in connection with the Shares or Bonds, is a prospectus according to the Austrian Capital Markets Act and has therefore not been drawn up, approved and published in accordance with such Act. This offer may not be made to any persons other than the recipients to whom this document is personally addressed. This Information Memorandum and other materials with respect to the Shares or Bonds may not be issued, circulated or passed on in Austria to any person except under circumstances neither constituting a public offer of, nor a public invitation to subscribe for, the Shares or Bonds. This Information Memorandum has been issued to each Composition Creditor for its personal use only. Accordingly, recipients of this Information Memorandum are advised that this Information Memorandum and any other selling materials with respect to the Shares or Bonds shall not be passed on by them to any other person in Austria.

Canada

The distribution of the Shares or Bonds to Creditors pursuant to the Composition will be made pursuant to exemptions from the prospectus requirements contained in applicable securities laws of the provinces and territories of Canada. The Shares or Bonds distributed to a Creditor resident in a province or territory of Canada will be subject to resale restrictions imposed by applicable securities laws in that province or territory and the Creditor may not be able to resell the Shares or Bonds except in accordance with limited exemptions under those applicable securities laws. Each Creditor is advised to consult with its own legal advisers regarding the resale of the Shares or Bonds.

Switzerland

This Information Memorandum is not an offer or solicitation to purchase or invest in the Shares or Bonds described herein. Accordingly, neither this Information Memorandum nor any other material relating to the Shares or Bonds constitutes a prospectus pursuant to any Swiss law nor has been or will be filed with, or approved by, any Swiss authority and the Composition Creditors will not benefit from protection under any Swiss law or the supervision by any Swiss authority.

Czech Republic

This Information Memorandum and the documents relating to the Composition Proposal have not been approved by or notified to the Czech National Bank (Česká národní banka) in accordance with Act No. 256/2004 Coll., on Business Activities on the Capital Market, as amended (the “Czech Capital Market Act”), for the purposes of public offering of any securities in the Czech Republic or elsewhere. The Shares and Bonds may not be offered, sold or distributed in the Czech Republic by way of public offering (veřejná nabídka) within the meaning of Section 34 of the Czech Capital Market Act, nor can distribution in the Czech Republic of any document relating to the Composition, the Shares and Bonds constitute a public offering (veřejná nabídka) within the meaning of Section 34 of the Czech Capital Market Act, unless a statutory exemption applies. Accordingly, in the Czech Republic the Shares and Bonds may only be offered or sold to professional investors (kvalifikovaní investoři), as defined in Section 34(3) of the Czech Capital Market Act, or in other circumstances which are exempted from the rules on public offerings pursuant to Section 35(2) of the Czech Capital Market Act. Any subsequent sale of the Shares and Bonds in the Czech Republic will have to comply with the relevant applicable Czech laws and permitted exemptions included therein.

Italy

This Information Memorandum has not been prepared neither as part of a public tender offer in Italy within the meaning of Article 1 paragraph 1 letter (v) and Articles 102 et seq. of Legislative Decree 58 of 24 February 1998 (the “Legislative Decree”), nor as part of a public offer in Italy within the meaning of Article 1, paragraph 1, letter (t) of the Legislative Decree, and as such has not been submitted to Consob for its prior approval. Accordingly, no solicitation is being made in the Republic of Italy. Pursuant to Article 100-bis of the Legislative Decree any subsequent resale to the public of securities which were previously offered in the context of an offer exempted from the obligation to publish a prospectus shall be regarded as a separate offer to the public within the meaning of Article 1, paragraph 1, lett (t) and Articles 94 et seq. of Legislative Decree 58 of 24 February 1998, unless it is exempted from the rules on public offerings pursuant to Article 100 of the Legislative Decree and Article 34 of CONSOB Regulation 11971 of 14 May 1999.

IMPORTANT NOTICE TO COMPOSITION CREDITORS

Forward Looking Statements

This Information Memorandum contains certain forward looking statements with respect to LBI and certain plans and objectives of the Winding-up Board.  These forward looking statements can be identified by the fact that they do not relate only to historical or current facts.  Forward looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar meaning.  These statements are based on numerous assumptions and assessments made by the Winding-up Board in light of their experience and their perception of historical trends, current conditions, projected future developments and other factors which they believe appropriate.  By their nature, forward looking statements involve risk and uncertainty, and the factors described in the context of such forward looking statements in this Information Memorandum could cause actual results and developments to differ materially from those expressed in or implied by such forward looking statements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  Neither the Winding-up Board nor LBI assume any obligation to update or correct or revise any forward looking statements contained in this Information Memorandum to reflect any change of expectations with respect thereto or any change in event, situation or circumstances on which any such forward looking statement was based or actual results, and each such person expressly disclaims any intention or obligation to take any such action.

Risk Factors

COMPOSITION CREDITORS’ ATTENTION IS DRAWN TO CERTAIN RISKS ASSOCIATED WITH THE COMPOSITION PROPOSAL THAT ARE SET OUT IN SECTION 8 OF THIS INFORMATION MEMORANDUM.

THESE IMPORTANT RISK FACTORS COULD CAUSE LBI’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THIS INFORMATION MEMORANDUM (INCLUDING ANY FORWARD LOOKING STATEMENTS).

Legal, Tax and Financial Advice

Composition Creditors should not construe the contents of this Information Memorandum as legal, tax or financial advice.  Composition Creditors are recommended to consult their own professional advisers as to legal, tax, financial or other matters relevant to the action which Composition Creditors should take in relation to the Composition Proposal, or the implications/consequences of those actions.

Information Memorandum Content

Nothing in this Information Memorandum or any other document issued with or appended to it should be relied on for any purpose other than to make a decision on how to vote with respect to the Composition Proposal.  In particular, and without limitation, nothing in this Information Memorandum or any other document issued with or appended to it should be relied on in connection with the purchase of any shares, warrants, bonds, notes or assets of LBI.  This document has been prepared in connection with the Composition Proposal under Article 103 A of the Financial Undertakings Act and the relevant provisions of the Bankruptcy Act between LBI and the Composition Creditors.

The information contained in this Information Memorandum has been prepared based upon information available to the Winding-up Board as of the date of this Information Memorandum, unless otherwise indicated.  At an early stage of the restructuring discussions, the ICC members agreed to enter into confidentiality agreements which, inter alia, acknowledged that the Winding-up Board would supply them with information relating to the progress of the restructuring.  The Winding-up Board has taken all reasonable steps to ensure that this Information Memorandum contains the information (including some of the information provided to the ICC) reasonably necessary to enable the Composition Creditors to make an informed decision about the effect of the Composition Proposal on them.

None of the Advisers have verified that the information contained in this Information Memorandum is in accordance with facts and does not omit anything likely to affect the import of such information and each of those persons expressly disclaims responsibility for such information.

Nothing contained in this Information Memorandum shall be deemed to be a forecast, projection or estimate of LBI’s future financial performance except where otherwise specifically stated, in which case such forecast, projection or estimate is subject to the disclaimer above and the assumptions and risk factors set forth herein.

Any summary of the principal provisions of the Composition Proposal or any other document contained, or referred to, in this document is qualified in its entirety by reference to the Composition Proposal or the document itself, the full text of which has been contemporaneously provided to Composition Creditors or otherwise available for inspection and can be obtained by emailing composition@lbi.is and are available in electronic form on LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is using the unique password that will be provided to each Composition Creditor.

Each Composition Creditor is advised to read and consider carefully the text of the Composition Proposal itself and, in the event of a conflict between the information and terms described in this Information Memorandum and the Composition Proposal, the terms of the Composition Proposal shall prevail.  Further, the Composition Proposal is an English translation from the Icelandic original, which has been prepared in accordance with the relevant provisions of the Bankruptcy Act and shall otherwise be construed and applied in accordance with Icelandic law and practice. In case of any discrepancy or conflict between this translation and the Icelandic original, the latter prevails.

1	DEFINITIONS AND RULES OF INTERPRETATION

1.1	Definitions

The following definitions shall apply to words and phrases used in this Information Memorandum:

“109 Claim(s)”	means a Claim (or any number of Claims) for proprietary interests lodged in the Winding-up Proceedings, with priority in accordance with Article 109 of the Bankruptcy Act;

“110 Claim(s)”
means a Claim (or any number of Claims) for administrative costs and obligations incurred after the granting of the Moratorium or opening of the Winding-up Proceedings, with priority in accordance with Article 110 of the Bankruptcy Act;

“111 Claim(s)”
means a Claim (or any number of Claims) which is secured by way of a lien or other security interest in an assets of the issuer, lodged with priority in accordance with Article 111 of the Bankruptcy Act;

“112 Claim(s)”	means a Claim (or any number of Claims) with priority ranking over 113 Claim(s) in accordance with Article 112 of the Bankruptcy Act and lodged as such in the Winding-up Proceedings;

“113 Claim(s)”	means an unsecured Claim according to Article 113 of the Bankruptcy Act (or any number of such unsecured Claims) lodged in the Winding-up Proceedings;

“113 Claims Reserve”
means the reserve account established by the Winding-up Board in the name of and maintained by LBI, containing FX and/or Bonds held against or in respect of (a) Disputed Claims, (b) Contingent 113 Claims, and (c) recognized 113 Claims where LBI is unable to transfer any payment or Bonds or Shares to a Creditor in accordance with Section 5.3;

“Act on Foreign Exchange”	means the Act on Foreign Exchange no. 87/1992 (as amended);

“Advisers”	means Morrison & Foerster LLP, GLC Advisors & Co., LLC, and Deloitte;

“Agent”	means each agent appointed pursuant to the Agency Agreement;

“Agency Agreement”
means the agency agreement to be entered into between LBI and the specified registrar, transfer agent, principal paying agent, trustee and calculation agent in respect of the Bonds on or about the issue date of the Bonds;

“Articles of Association”	means the amended articles of association of LBI to be adopted as a part of the fulfilment of the Composition;

“Available Cash”
means (i) all FX held by LBI on the Effective Date, (ii) all FX realized by LBI after the Effective Date,  (iii) all FX reserved for Disputed Claims, Contingent Claims, Disputed Priority Claims or Contingent Priority Claims, which become available for application in payment on the Bonds after resolution of any such Claims, but excludes any FX necessary to pay and/or fund (a) Priority Claims in accordance with the Composition, (b) any Reserves or amounts standing to the credit of accounts established in respect of these Reserves, and (c) the total amount of operational or other expenditures denominated in FX as set out in the Budget for each applicable financial year;

“Ballot”	means the form disclosing a Composition Creditor’s vote and submitted to the Winding-up Board before or at the Composition Meeting;

“Bankruptcy Act”	means the Act on Bankruptcy, etc. No. 21/1991 of Iceland (as amended);

“Bar Date”	means 30 October 2009, which is the date on which the time limit for lodging Claims against LBI expired;

“bn”	means billion;

“Board of Directors”
means the board of directors of LBI as appointed by a vote of Shareholders in a Shareholders’ Meeting in accordance with the Articles of Association, on or around the Fulfilment Date of the Composition, and at any time thereafter;

“Bondholder(s)”
means a person in whose name a Bond is registered in the register of bondholders (or, in the case of joint holders, the first named thereof) save that, for as long as any of the Bonds are represented by a global certificate (other than in respect of payments of interest and principal under the Bonds), such definition shall refer to each person for the time being shown in the records of  a relevant Clearing System or bond custodian, as the case may be, as the holder of a particular principal amount of such Bonds (in which regard, the relevant Clearing System or bond custodian’s records setting out the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) and such person shall be recognized as a beneficiary of the trusts set out in the Trust Deed to the extent of the principal amount of the interest in the Bonds set out in such records of the Clearing System or bond custodian, as the case may be, as if such person was itself the holder of the Bonds in such principal amount (and the holder of the Bonds in respect of which the global certificate is issued shall not be so recognized to the same extent);

“Bonds”	means the debt securities to be issued to Composition Creditors pursuant to the Composition;

“Budget”
means an annual budget that includes at least the following information: (i) the projected operating expenditure of LBI for the following year; (ii) an asset monetization plan (including estimated future realizations for each category of assets contained in the property of the estate) for each applicable year; (iii) reports on any outstanding rejected disputed claims against LBI; and (iv) reports on all Reserves;

“Business Day”	means any calendar day which is not Saturday, Sunday or otherwise a public holiday in Iceland;

“CAD”	means the lawful currency of Canada;

“Capital Notes”	means the Non-Cumulative Undated Fixed/Floating Rate Capital Notes issued by LBI pursuant to the Capital Notes Indenture;

“Capital Notes Claim”	means the Claim lodged by Deutsche Bank Trust Company Americas as trustee with respect to the Capital Notes;

“Capital Notes Indenture”	means the Capital Notes Indenture, dated as of July 21, 2006, between Landsbanki Íslands hf. (now known as LBI hf.), as LBI, and Deutsche Bank Trust Company Americas, as trustee, as supplemented;

“CBI”	means the Central Bank of Iceland;

“Claim(s)”	means a claim (or claims) for payment lodged in the winding-up proceedings of LBI in accordance with the provisions of Chapter XVIII. of the Bankruptcy Act;

“Claims Reserves”	means the 113 Claims Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve;

“Clearing Account Details Form”	means the form that will be sent to Composition Creditors in due course and prior to the Fulfilment Date, whereby a Composition Creditor provides details of its Euroclear or Clearstream account;

“Clearing System”
means any entity appointed by LBI, from time to time, to hold one or more global certificates (including through a custodian or nominee thereof) and to facilitate transfers of beneficial interests in the global certificates. The Clearing Systems may include Euroclear and/or Clearstream and/or any other custodian or depositary;

“Clearstream”	means Clearstream Banking, société anonyme;

“Common Depositary”	means the common depositary, if any, appointed to act as common depositary for any relevant Clearing System in respect of the Bonds;

“Composition”
means the composition proposed by LBI under Article 103 A of the Financial Undertakings Act, Chapter XXI of the Bankruptcy Act and other relevant provisions of the Bankruptcy Act, in the form set out in the Composition Proposal with any modification, condition or addition that the Winding-up Board may see fit and is by law allowed to impose as finally concluded and approved by the requisite Composition Creditor majorities, by number and amount, that has been confirmed by the Courts in accordance with Article 60 of the Bankruptcy Act;

“Composition Claim”	means a 113 Claim against LBI, as defined in Article 29 paragraph one, cf. Article 28(6) of the Bankruptcy Act, of an amount greater than ISK 1,700,000, being the De minimis Payment;

“Composition Confirmation Hearing”
means the hearing of the Winding-up Board’s petition for confirmation of the Composition Proposal by the District Court, pursuant to a notice issued and published by the court in accordance with Article 55 of the Bankruptcy Act;

“Composition Creditor”	means a Creditor in respect of a Composition Claim;

“Composition Meeting”
means the meeting of Creditors intended to be held at the Hilton Hotel Nordica, Suðurlandsbraut 2, Reykjavík, Iceland and currently scheduled for 23 November, 2015 at 10:00 am GMT or a meeting held in accordance with Article 51 of the Bankruptcy Act, cf. Article 103 A, paragraph three of the Financial Undertakings Act;

“Composition Proposal”
means the Composition Proposal set forth in an English translation in Part A of this document, and provided to Composition Creditors pursuant to Article 103 A of the Financial Undertakings Act and the relevant provisions of the Bankruptcy Act;

“Conditions”	means the terms and conditions applicable to the Bonds, as set out in the Trust Deed;

“Contingent Claim”	means any 113 Claim that is subject to conditions or otherwise contingent to the extent its validity is subject to events which have not yet occurred;

“Contingent Priority Claim”	means any Priority Claim that is subject to conditions or otherwise contingent to the extent its validity is subject to events which have not yet occurred;

“Costs Reserve”	means the FX Costs Reserve and the ISK Costs Reserve;

“Courts”	means the District Court or the Supreme Court;

“Creditor”
means any person or entity which has submitted a Claim, or on whose behalf a Claim has been submitted, to the Winding-up Board, unless (and until) such Claim has been finally rejected in the Winding-up Proceedings;

“DBTCA”	means Deutsche Bank Trust Company Americas, as indenture trustee under the Senior Indenture and with respect to the DBTCA Notes;

“DBTCA Direction, Instruction and Proxy Form”
means the direction, instruction and proxy form by which the beneficial owners of the DBTCA Notes shall direct and instruct DBTCA with respect to voting on the Composition Proposal and/or related issues;

“DBTCA Direction and Instruction Deadline”
means 18 November 2015, the date by which Epiq must receive all DBTCA Direction, Instruction and Proxy Forms or Master Direction, Instruction and Proxy Forms to be included in Epiq’s tabulation of directions and instructions to be certified to DBTCA for purposes of voting on the Composition Proposal and/or related issues;

“DBTCA Fee and Indemnity Reserve”
means an amount of USD 3.35m to reimburse DBTCA for the fees, costs and expenses incurred by it in connection with its role as trustee of the DBTCA Notes and to cover fees, costs and expenses which may be incurred by it in connection with the Winding-up Proceedings, the details of which arrangements will be clarified in a separate notice from DBTCA to the beneficial holders of the DBTCA Notes.  Any amounts held by DBTCA on the date that is the six year anniversary from date the DBTCA Notes are cancelled shall be paid to the beneficial owners of the DBTCA Notes on that date;

“DBTCA Notes”
means the 6.10% Senior Notes, due 2011, the Floating Rate Senior Notes, due 2009, and the  €950,000 Autocallable Linked Notes due 2010, Linked to Telefónica S.A. and Banco Santander Central Hispano S.A., each issued by LBI pursuant to the Senior Indenture;

“DBTCA Notes Claim”	means the recognized Composition Claim lodged by DBTCA on behalf of Cede & Co. and recognized in the amount of approximately ISK 304bn on account of the DBTCA Notes;

“DBTCA Record Date”
means 2 October 2015, the date established to identify the beneficial owners of the DBTCA Notes that will receive DBTCA Direction, Instruction and Proxy Forms entitling such holders to direct and instruct DBTCA on how to vote their interests with respect to the Composition Proposal;

“De minimis Payment”
means the payment to each Creditor holding recognized 113 Claims, which payment shall be in an amount equal to the lesser of ISK 1,700,000 or the aggregate value of such Creditor’s 113 Claims, and which shall also result in the full and final settlement of each such Creditor’s Claims that, in the aggregate, are equal to or less than the Securities Distribution Threshold;

“Deloitte”	means Deloitte ehf. of Smáratorgi 3, 201 Kópavogur Iceland;

“Disputed Claim”
means a Claim, in respect of which the treatment of such claim by the Winding-up Board has been challenged either by that Creditor or by any other Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if recognized by LBI constitute a 113 Claim;

“Disputed Priority Claim”
means a Claim in respect of which the treatment of such Claim by the Winding-up Board has been challenged either by that Creditor or by any other Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if recognized by LBI constitute a Priority Claim;

“District Court”	means the District Court of Reykjavik, Iceland;

“DTC”	means Depository Trust Company;

“DTC Participant”	means an institution that holds an account at DTC in which it holds a pro rata interest in the aggregate amount of DBTCA Notes held at DTC;

“EEA”
means the European Economic Area (comprising the following countries:  Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom);

“Effective Date”
means the date the Composition becomes effective, which is  7 days after the date of the District Court order confirming the Composition is entered or, if an appeal is lodged before such date, upon the final determination of such appeal by the Supreme Court;

“Epiq”	means Epiq Bankruptcy Solutions, LLC;

“Euro or EUR”	means the legal currency of the participating states of the European Monetary Union;

“Euroclear”	means Euroclear Bank SA/NV;

“Financial Undertakings Act”	means Act No. 161/2002 on Financial Undertakings of Iceland (as amended);

“FME”	means the Financial Supervisory Authority (Fjármálaeftirlitið) of Iceland;

“Fulfilment Date”
means the date on which all parts of the Composition Proposal have been fulfilled, including the issuance of the Shares in LBI and the Bonds to Composition Creditors, as further set out in Section 5.3 and in the Indicative Timetable under Section 2 herein;

“FX”	means a currency other than ISK;

“FX Costs Reserve”
means the reserve account established by the Winding-up Board in the name of and maintained by LBI, established to (a) pay any and all reasonable post-Effective Date FX-denominated fees, costs and expenses incurred by LBI in connection with the fulfillment of the Composition, including, without limitation and without double-counting (i) fees and expenses incurred by any persons employed by LBI, (ii) attorneys’ or other professionals’ fees and expenses incurred by LBI, including with respect to the fees of the Bond Trustee, the U.S. Trustee and/or any Agent and/or any costs or expenses incurred by the Bond Trustee, the U.S. Trustee and/or any Agent in connection with the performance of their duties with respect to the issuance and ongoing obligations in respect of the Bonds, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern’s business operations, (viii) costs to maintain certain assets while they are held for sale, and (ix) fees incurred in connection with the payment of any principal on the Bonds; (b) fund LBI’s post-Fulfilment Date FX-denominated operating expenses consistent with the Budget; and (c) fund any top-up obligation of LBI with respect to the Indemnity Reserve or to fund LBI’s indemnification obligations pursuant to the Indemnity (as defined in Section 10.3);

“GMT”	means Greenwich Mean Time, without reference to any daylight saving or seasonal changes, being the current time in Iceland;

“GBP”	means the lawful currency of the United Kingdom;

“ICC”	means the informal committee of Composition Creditors;

“Indemnity Reserve”
means the reserve account established by the Winding-up Board in the name of and maintained by LBI, to secure its obligations under the Indemnity (as defined in Section 10.3, which shall be funded in an amount and manner as described more fully in Section 10.3 herein;

“Information Memorandum”	means this updated Information Memorandum dated 6 November 2015 made available to all Creditors whose Claims are affected by the Composition Proposal;

“ISK”	means Icelandic Krónur being the lawful currency of Iceland;

“ISK Costs Reserve”
means the ISK-denominated reserve account established by the Winding-up Board in the name of and maintained by LBI, to which shall be credited the ISK Costs Reserve Amount, established to pay and/or fund (a) any and all reasonable post-Effective Date ISK-denominated fees, costs and expenses incurred by LBI in connection with the fulfillment of the Composition (save for management incentive schemes or performance payments), including, without limitation and without double-counting (i) fees and expenses incurred by any persons employed by LBI, (ii) attorneys’ or other professionals’ fees and expenses incurred by LBI, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern business operations, and (viii) costs to maintain certain assets while they are held for sale; and (b) LBI’s ISK-denominated post-Fulfilment Date operating expenses consistent with the Budget.  To the extent any portion of the ISK Costs Reserve Amount remains on 31 December 2018 after paying all post-Effective Date ISK-denominated fees and expenses of LBI, such amounts shall be transferred to the ISK Reserve and form part of the Stability Contribution;

“ISK Costs Reserve Amount”	means any ISK amount that the CBI has agreed to carve out of any Stability Contribution to meet LBI’s post-Effective Date ISK costs;

“ISK Reserve”
means the reserve account established by the Winding-up Board in the name of and maintained by LBI, to receive post-Composition ISK-denominated recoveries pending transfer to the CBI as part of the Stability Contribution;

“Landsvirkjun Bond”	means a bond issued by Landsvirkjun (the National Power Company of Iceland), denominated in USD, totaling approximately ISK 8.8bn equivalent, maturing in 2018;

“LB”	means Landsbankinn hf., incorporated in Iceland under number 471008-0280, with its registered office at Austurstræti 11, 155 Reykjavík Iceland;

“LB Bond”	means the bond issued by LB to LBI dated as of 15 December 2009, the terms of which were amended on 4 December 2014;

“LB Monetization Transaction”
means the transaction (as more fully described in the documents thereto dated 18 September 2015, and further amended on 6 October 2015) between LBI and LB intended to be executed prior to 31 December 2015, pursuant to which LB would (i) prepay the 2016 and 2018 maturities (all of Bonds B and C) (at par) plus accrued but unpaid interest thereon, but where 55% of the aggregate value of all Bonds C would be placed on a fixed term deposit account with LB, maturing on 9 October 2018 with interest accruing at LIBOR/EURIBOR + 150 bps per annum and (ii) purchase the Landsvirkjun Bond (at the specified price);

“LBI”	means LBI hf. incorporated in Iceland under number 540291-2259 with its registered office at Álfheimar 74, 2nd floor, 104 Reykjavík, Iceland;

“LI Lux”	means Landsbanki Luxembourg SA, a former subsidiary of LBI, under liquidation pursuant to the order of the Luxembourg Court;

“List of Voting Rights”	means the list of rights to vote prepared by the Winding-up Board in accordance with Article 151, paragraph 2, of the Bankruptcy Act;

“Master DBTCA Direction and Instruction Form”
means the form provided to DTC Participants to record the results of the DBTCA Direction, Instruction and Proxy Forms completed by its account holders that wish to direct and instruct DBTCA on how to vote on the Composition Proposal;

“Moratorium”	means LBI’s moratorium ordered by the District Court on 5 December 2008 and extended on 28 February 2009, 27 November 2009 and 31 August 2010;

“Moratorium Assistant”	means Kristinn Bjarnason, Supreme Court Attorney;

“Priority Claim”	means any Claim against LBI which is a 109 Claim, 110 Claim, 111 Claim or 112 Claim;

“Priority Claims FX Reserve”
means the reserve account(s) established by the Winding-up Board in the name of and maintained by LBI, containing FX held against (a) rejected and/or Disputed Priority Claims denominated in FX (or claimed against specific assets), (b) FX-denominated Contingent Priority Claims, and (c) recognized FX-denominated Priority Claims where LBI has been unable to transfer payment to the Creditor, which shall be funded in an amount as described in Section 6.1 herein as determined by the Board of Directors from time to time;

“Priority Claims ISK Reserve”
means the reserve account(s) established by the Winding-up Board in the name of and maintained by LBI, containing ISK held against (a) rejected and/or ISK-denominated Disputed Priority Claims, (b) ISK-denominated Contingent Priority Claims, (c) any actual or expected tax liabilities that would enjoy statutory ranking as Priority Claims but payment is not yet due and LBI is authorized to pay out of such account, and (d) recognized ISK-denominated Priority Claims where LBI has been unable to transfer payment to the Creditor, which shall be funded in an amount as described in Section 6.1 as determined by the Board of Directors from time to time;

“Priority Creditor”	means a creditor holding a Priority Claim, unless (and until) such Claim has been finally rejected in the Winding-up Proceedings;

“Projected Case”
means the Winding-up Board’s estimate of LBI’s future financial performance based on the currently known facts and assumptions about LBI’s future operations, the Icelandic and global economy and the risk factors set forth in this Information Memorandum;

“Private Companies Act”	means the Act respecting Private Limited Companies No. 138/1994 (as amended);

“REIBOR”	means the Reykjavik Interbank Offered Rate;

“Reference Date”	means 22 April 2009;

“Reserves”	means the 113 Claims Reserve; the Costs Reserve, the Indemnity Reserve, the ISK Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve;

“Resolution Committee”	means the resolution committee appointed to LBI on 7 October 2008 by the FME, including any changes to the appointees of such committee;

“Right to Vote”	means the value and entitlement of a Composition Creditor to vote at the Composition Meeting as incorporated in the List of Voting Rights;

“Securities Distribution Threshold”
means ISK 11,821,975 or the amount for which a Creditor’s  Composition Claim(s) must exceed so that a Composition Creditor shall be entitled to receive Shares and Bonds under the Composition.  For Composition Creditors holding Composition Claims equal to or less than this amount, such holders shall receive the De minimis Payment in full and final settlement of such Claims;

“Securities Escrow Agent”	has the meaning given to it in the Articles of Association;

“Securities Escrow Agreement”	means the escrow agreement to be entered into between LBI and the Securities Escrow Agent pursuant to the terms of the Composition and the Articles of Association;

“Senior Indenture”
means the Senior Indenture, dated as of July 21, 2006, between Landsbanki Íslands hf. (now known as LBI hf.), as Issuer, and DBTCA, as trustee, as supplemented, pursuant to which the DBTCA Notes were issued;

“Shares”	means the new Shareholdings in LBI issued to Composition Creditors in the aggregate nominal amount of ISK 1,600,000,000 and proportion thereof;

“Shareholder(s)”	means a holder of Shares after the Fulfilment Date;

“Shareholders’ Meeting”	means a meeting of Shareholders convened and conducted in accordance with the Articles of Association and any relevant provisions of Icelandic law;

“Stability Contribution”
means the voluntary payment to be made by LBI to the CBI without specific recompense to be made in order to enable the conclusion of the Winding-up Proceedings by Composition. The Stability Contribution is to be advanced in connection with fulfillment of the Composition. The Stability Contribution which shall consist of the Transferred Assets and the Transferred ISK;

“Stability Levy”	means a one-time levy equal to 39% of the value of the total assets of a Financial Undertaking in Winding-up Proceedings, assessed as of 31 December 2015 as further set out in the Stability Levy Act;

“Stability Levy Act”	means Act No. 60/2015 on Stability Levy, which entered into force on 17 July 2015;

“Subordinated Claim”	means an unsecured Claim against LBI subordinated to all other Claims under Article 114 of the Bankruptcy Act;

“Supreme Court”	means the Supreme Court of Iceland;

“Transferred Assets”	means the ISK-denominated assets of LBI on the Effective Date, including the Transferred ISK, that are to be set forth in an agreement between LBI and the CBI;

“Transferred ISK”
means all ISK held by LBI on the Effective Date plus any ISK recovered on account of Transferred Assets after the Effective Date, but excludes (a) the ISK Costs Reserve Amount (except to the extent any ISK remains after paying all post-Effective Date ISK-denominated fees and expenses incurred by LBI ) and (b) the Priority Claims ISK Reserve (to the extent such Reserves are (i) necessary to pay ISK-denominated Disputed Priority Claims that are finally recognized and (ii) have been paid with respect to finally recognized Priority Claims but LBI has been unable to transfer payment to the Creditor(s) in question);

“Trust Deed”	means the trust deed entered into between LBI and the Trustee setting out the terms of bonds to be issued to Composition Creditors in fulfillment of the Composition;

“Trustee”
means the trustee or trustees to be appointed to act as trustee on behalf of the Bondholders in respect of the Bonds from time to time.  The initial Trustee is expected to be Wilmington Trust (London) Limited;

“Upside Case”
means an assessment of a potential outcome including undiscounted cash flows from interest and other possible realizations under the Composition Proposal subject to the risk factors set forth in this Information Memorandum;

“USD”	means the lawful currency of the United States of America;

“U.S. Trustee”
means the U.S. trustee or U.S. trustees to be appointed to act as U.S. trustee on behalf of the Bondholders in respect of the Bonds from time to time.  The initial U.S. Trustee is expected to be Wilmington Trust, National Association;

“Voting Creditor”	means a Composition Creditor entitled to vote on the Composition Proposal as set out in Articles 33, 46 and 48 of the Bankruptcy Act;

“Winding-up Board”
means the Winding-up Board appointed to LBI on 29 April 2009 by the District Court or by taking a seat by a function of law, compromising the following members:

-       Halldór H. Backman, Supreme Court Attorney;

-       Herdís Hallmarsdóttir, Supreme Court Attorney; and

-       Kristinn Bjarnason, Supreme Court Attorney; and

“Winding-up Proceedings”	means the winding-up proceedings applicable to the estate of LBI pursuant to Chapter XII.B of the Financial Undertakings Act (as amended).

1.1	Rules of Interpretation.

For purposes herein:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (b) any reference to an holder of a Claim includes that holder’s successors, assigns and affiliates; (c) the words “herein,” “hereunder”, “hereof”, and “hereto” refer to this Information Memorandum in its entirety rather than to a particular portion of this Information Memorandum; (d) captions and headings to Sections and Paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (e) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”.

2	INDICATIVE TIMETABLE

Event	Time and date

Composition Meeting	10:00 am GMT scheduled for 23 November 2015

Composition Confirmation Hearing	Details to be confirmed but expected to be held in December

Effective Date	7 days after the date of the District Court order confirming the Composition or, if an appeal is lodged before that date, upon the final determination of such appeal

Fulfilment of Priority Claims and other obligations as set out in part a) and b) of Section I and Section II of the Composition Proposal,	As soon as reasonably practicable after the Effective Date, subject always to sufficient Available Cash with respect to fulfilment under Section II of the Composition Proposal

Payment of the De minimis Payment
Within 20 Business Days after fulfilment of Priority Claims and other obligations (as set out above) and after Available Cash is sufficient to make the  De minimis Payment in full, including any escrow allocation

Write down of existing share capital, issuance of new Shares and adoption of the new Articles of Association	Within 10 Business Days after fulfilment of the De minimis Payment (as set out above)

Registration of Shares and Issuance of Bonds
Within 10 Business Days after write down and issuance of new Shares (as set out above), subject always to a discretionary additional delay of up to 30 Business Days determined necessary by the Winding-up Board in case of unforeseen events preventing such delivery

Shareholders’ Meeting
The initial Shareholders’ Meeting following registration of the Shares and issuance of the Bonds (as set out above) shall be announced within 10 Business Days and otherwise conducted in accordance with the Articles of Association and the relevant provisions of the Private Companies Act

The Composition Meeting will be held at the Hilton Hotel Nordica, Suðurlandsbraut 2, Reykjavík, Iceland.

The dates given are based on current expectations and may be subject to change.  If any of the expected dates change, the Winding-up Board will give adequate notice of the change to the Composition Creditors.

3	EXECUTIVE SUMMARY

3.1	Introduction

LBI is insolvent and through the statutory authority of the Winding-up Board is making a proposal to be effectuated by a Composition under the Financial Undertakings Act and the Bankruptcy Act with its Composition Creditors. Following the Effective Date, it is proposed that the liquidation of LBI’s assets will be effected through its operation as an asset management company governed by a Board of Directors. The Composition is proposed as an alternative to bankruptcy proceedings in respect of LBI.

This summary should be read together with the rest of this Information Memorandum. The summary seeks to highlight the main features, but does not cover all aspects of the Composition. For a full explanation of the Composition and its implications, you should read the whole of this Information Memorandum (including its appendices), as well as the Composition Proposal itself and the documents that have been made available for inspection as referred to in Appendix I to this Information Memorandum.

3.2	Why You Are Receiving This Document

You have access to this document because you have been identified by the Winding-up Board as a Composition Creditor or the beneficial holder of a Composition Claim. If you are a Voting Creditor and are included on the List of Voting Rights on the date of the vote, 23 November 2015, you will be entitled to vote at the Composition Meeting. If you are a Composition Creditor on the Effective Date, you will be a Composition Creditor as defined in the Composition and, as such, a person directly affected by the Composition.

3.3	Overview of Composition Process

A composition is a legally binding agreement provided for in the Financial Undertakings Act and the Bankruptcy Act between a company and its unsecured creditors. The Composition will become effective and binding on LBI and all its Composition Creditors and their successors and assigns, even if they did not vote or voted against the Composition if:

•
at least (a) 60% of the votes by number of Voting Creditors that actually vote on the Composition Proposal and (b) 85% by value of Composition Claims held by Voting Creditors that actually vote on the Composition Proposal.

•	the Composition Proposal is confirmed by order of the District Court; and

•
(a) the District Court’s order granting the request for confirmation of the Composition is not appealed to the Supreme Court within a 7 day appeals period or (b) any such appeals are decided in favor of the Composition.

3.4	Effect of the Composition

LBI is currently in winding-up proceedings and insolvent. If the Composition is approved, LBI will be able to restructure its liabilities so that it is released from all Composition Claims by settling those Claims according to the terms of the Composition. The De minimis Payment and the Shares and Bonds (if applicable) are, based on the applicable currency rates as of 30 June 2015, expected to provide Composition Creditors with an estimated recovery of 14.38% (or 85.62% less than their actual recognized Composition Claim) in full and final satisfaction of all such Claims against LBI, with the only exception resulting from the effects of the De minimis Payment.

The existing share capital of LBI will be cancelled by a board and shareholders’ resolution (passed by the Winding-up Board acting as the board and shareholders of LBI) and new share capital will be issued in the nominal amount of ISK 1,600,000,000.  All of LBI’s new share capital will be issued to Composition Creditors who hold Claims in excess of the Securities Distribution Threshold, as further set out in Section 3.5.2 below

Under the Composition Proposal LBI estimates that it will issue Bonds in the aggregate nominal EUR-equivalent amount of ISK 288,059,442,384 as determined by the selling rate issued by the CBI on the date of issuance (as illustrated in Section 7.7), which will be governed by the terms of the Trust Deed.  Each Composition Creditor who holds a Claim in excess of the Securities Distribution Threshold, will receive its pro rata share of such Bonds, as further set out in Section 3.5.2 below.

For practical purposes and to enhance liquidity, the Bonds will be issued to Composition Creditors and may be cleared through either (1) a private register maintained by a custodian, or (2) a Clearing System platform. It is also possible that the Bonds could be transferred out of a private register and into a Clearing System platform. Any transfer of Bonds must take place in accordance with the transfer regulations posted on the Issuer’s website and updated from time to time. The Shareholdings in Shares will exist in registered form only and not as exchange-tradable shares. The Board of Directors shall keep a registry of Shares that shall be regarded as conclusive proof of all ownership rights in Shares of LBI.

As further set out in Section 21 above (Indicative Timetable), LBI will register the Shares in the name of, and issue the Bonds to, the Composition Creditors as a part of the fulfilment of the Composition, prior to the Fulfilment Date.

Following the Fulfilment Date, LBI will hold a Shareholders’ Meeting. At that meeting, the Composition Creditors, in their capacity as Shareholders, will elect a new Board of Directors. The Board of Directors will consist of three directors and one alternate, who will be required to hold board meetings at least once in each quarter.

3.5	Summary of Claims Treatment Under the Composition Proposal

3.5.1	Priority Claims

There are no finally recognized but unpaid 109 Claims, 110 Claims and 111 Claims in the Winding-up Proceedings. However there are a number of claims in these respective categories which are still disputed. As required by the Bankruptcy Act, all Priority Claims which have been recognized but not paid in full by the Effective Date, have to be paid first in the Composition before any payments or delivery of securities can be made to Composition Creditors. It should be noted that the Act No. 59/2015 introduced a significant change to the treatment of Priority Claims in a composition.  Act No. 59/2015 changed Article 103 A of the Financial Undertakings Act to the effect that a composition proposal may provide for claims with reference to Articles 109-112 of the Bankruptcy Act to be first paid from the financial undertaking’s assets, notwithstanding the provisions of the second paragraph of Article 153 of the Bankruptcy Act, prior to payment of Composition Claims, without adequate security being provided for their payment or the parties concerned agreeing in writing to the ratification of the composition without this.

3.5.2	Unsecured Claims

(a)	113 Claims less than the De minimis Payment

Each Creditor who holds a 113 Claim that is ISK 1,700,000 or less will be paid in full, provided that its Claim has been finally recognized.  Such Creditors shall not be entitled to vote in respect of the Composition Proposal.

As at the date of this Information Memorandum, making the De minimis Payment will reduce the total number of Composition Creditors entitled to vote in respect of the Composition from 2,277 to 1,558 and will require a total aggregate payment by LBI of approximately ISK 2.5bn equivalent (excluding the De minimis Payment to be held in Reserves in respect of Disputed Claims and Contingent Claims).

(b)	Composition Claims greater than the De minimis Payment but less than the Securities Distribution Threshold

Each Composition Creditor who holds a 113 Claim that is greater than ISK 1,700,000 but equal to or less than ISK 11,821,975 shall only be entitled to receive the De minimis Payment in full and final satisfaction of its Composition Claim, provided its Claim has been finally recognized. Such payment constitutes a recovery equivalent to 14.38% or higher on account of such Claims and therefore no further payment will be made to such Composition Creditors under the terms of the Composition.

(c)	Composition Claims greater than the Securities Distribution Threshold

Each Composition Creditor who holds a 113 Claim  that is greater than ISK 11,821,975 shall be entitled to receive (a) the De minimis Payment, (b) Shares equivalent to the pro rata proportion of all Shares issued, equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold, and (c) Bonds equivalent to the pro rata proportion of all Bonds issued equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold.  In exchange for the De minimis Payment, the Shares and the Bonds, the entire outstanding balance of such Creditors’ Composition Claims against LBI shall be fully relinquished.

(d)	Application of Articles 30 and 36 of the Bankruptcy Act

Without prejudice to the generality of the foregoing, and as provided for in the Composition Proposal, the Winding-up Board has decided, in accordance with its authority pursuant to the third paragraph of Article 103 A of the Financial Undertakings Act, c.f. Point C in Article 2 of Act No. 59/2015, that the Composition Proposal shall deviate from the fourth paragraph of Article 30 in the Bankruptcy Act to the extent that the effect of that provision will be based on the Bar Date. Consequently, the Bar Date will govern the application and execution of the De minimis Payment as provided for in the second sentence of the second paragraph of Article 36 of the Bankruptcy Act.  Any partial transfer of a Claim after the Bar Date will therefore result in an equivalent split of the De minimis Payment between such transferor and transferee. The same treatment will apply to the voting rights with respect to the partially transferred Claim, as further set out in Sections 12.7 and 12.9 below.

For the avoidance of doubt, the results of this could be that a Creditor that received a partial transfer after the Bar Date only receives a corresponding part of the De minimis Payment. This Creditor would therefore receive a proportionate amount of Bonds and Shares pursuant to the Composition Proposal even though the transferred part of the relevant Composition Claim would not exceed the Securities Distribution Threshold.

Furthermore, in the event that a Creditor holds more than one 113 Claim, such Claims shall be added together and considered as one single Claim for the purpose of determining the applicable De minimis Payment and voting rights with respect to such Creditor. Such Creditor will therefore only receive one De minimis Payment.

In the event that a Creditor, who held more than one 113 Claim prior to the Bar Date, subsequently transferred any such Claim(s) or part of a Claim after the Bar Date, the same treatment, as set out above, shall apply when determining the applicable De minimis Payment and voting rights with respect to such Creditor.

Creditors are encouraged to seek independent Icelandic legal advice on the application of the relevant provisions of the Bankruptcy Act towards their Claims respectively, including the aforementioned fourth paragraph of Article 30 and second paragraph of Article 36 of the Bankruptcy Act.

3.6	Potential Impact on Creditor Recoveries if the Composition Is Not Approved

Under the Composition, LBI will make a voluntary Stability Contribution to the CBI in an amount estimated to be ISK 15.6bn in order to enable conclusion of the Winding-up Proceedings through Composition.

If the Composition Proposal described in this document is not approved by the Composition Creditors, the petition for its confirmation is not received by the District Court on or before 31 December 2015, or it is not confirmed by the District Court or the Supreme Court, in case of an appeal, before 15 March 2016, LBI will be required to pay the Stability Levy, in an amount equal to 39% of the value of LBI’s total assets, assessed as of 31 December 2015, which is estimated to be between ISK 162.8bn and ISK 182.3bn (depending upon applicable deductions).

The only other alternative to Composition for LBI is bankruptcy.  In that event, the Winding-up Board will be required under Icelandic law to demand, by way of a petition, that the District Court declares LBI bankrupt as provided for in Article 103A, paragraph four of the Financial Undertakings Act. If LBI enters into such liquation, a Stability Levy would be levied on LBI pursuant to Articles 2 and 6 of the Act on Stability Levy.

Assuming the Effective Date occurs before 15 March 2016, the Winding-up Board believes that a continued managed liquidation of LBI’s assets pursuant to the Composition will provide Composition Creditors with a significantly greater return than the alternatives.  Subject to the assumptions and risk factors described herein, the Winding-up Board estimates that LBI’s Composition Creditors are currently projected to recover 14.38% pursuant to the Composition, compared to a recovery of between 4.02% and 5.23% if LBI is required to pay the Stability Levy.  The possibility of challenging the validity of the Stability Levy exists. LBI would need to pay the Stability Levy with a reservation of rights and take legal action to get the Stability Levy refunded. The outcome of such legal actions is, in the opinion of the Winding-up Board, highly uncertain. The timeline for such legal action is difficult to predict but 2-3 years is a likely minimum. During the challenge period of the legal basis of the Stability Levy no payments can be made to Composition Creditors. Payment to Priority Creditors would also be delayed significantly as payment of the Stability Levy, albeit with reservation, would deplete LBI’s available funds.

3.7	Actions Required by Composition Creditors

The Composition is subject to, amongst other things, the approval of Voting Creditors at the Composition Meeting that is currently scheduled to be held on 23 November 2015.  The votes in favor of 60% of Composition Creditors by number and 85% of Composition Claims by value will be sufficient to approve the Composition Proposal.

Voting Creditors can either attend the Composition Meeting and vote in person or do so in writing by post.  A representative acting by virtue of a power of attorney can represent a Voting Creditor at the Composition Meeting. Article 50 of the Bankruptcy Act sets out the protocol for voting on a composition. Article 50 reads as follows in a translation on the website of the Icelandic Ministry of the Interior:

“[Votes on the Composition Proposal…] shall be taken into consideration if they are received by [the Winding-up Board] no later than at the time that the voting is closed. These votes shall only be accepted as valid, however, if there is no doubt as to whether they pertain to the Composition Proposal being voted on and express the unequivocal and unconditional position of the Voting Creditor. If the written vote does not provide otherwise, it shall stand even if an amendment is subsequently made to the proposed composition proposal, provided that the amendment is in favor of the voting Creditor.  A vote cast in writing shall be attested by two witnesses, an Icelandic-District Court or Supreme Court attorney, or a notary public. A voting Creditor who has cast a vote in writing may withdraw the vote by means of a written declaration that is witnessed in the same manner, provided that it is received by [the Winding-up Board] before voting begins at a meeting, or by attending the meeting and requesting to cast a new vote.

Voting on the Composition Proposal may take place by virtue of a power of attorney, proof of which shall be governed by the generally applicable rules.”

A form of power of attorney is included with your Ballot.

The vote of a Voting Creditor shall be received even if such Claim has been challenged. The vote of a person attending the meeting who claims a right to vote in spite of not being mentioned on the list prepared according to Article 46, the first paragraph, of the Bankruptcy Act shall also be received. Such votes shall be regarded as disputed. If a protest only relates to a part of a Voting Creditor’s Claim, such vote shall be regarded as a disputed vote to the extent it relates to a disputed part of the Claim.

Entries shall be made into the minutes of whether a Voting Creditor has cast a vote, whether this was done at the meeting or in writing, whether the Voting Creditor did so himself or by attorney, and how he voted. A distinction shall be made between disputed votes and other votes.

A Ballot was sent to each Composition Creditor and is available on LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is using the unique password that will be provided to each Composition Creditor.

3.8	Effective Date of the Composition

If the Composition Proposal is approved by the required number and amount of Voting Creditors at the Composition Meeting and:

(a)
confirmed at or following the Composition Confirmation Hearing by an order of the District Court and not appealed, the Composition will become effective one calendar week after the date of issue of the District Court order confirming the Composition; or

(b)	the order of the District Court in respect of the Composition is appealed, the Composition will become effective on the date that the Supreme Court orders that the Composition shall be confirmed.

Such date is referred to in the Composition Proposal as the Effective Date.  Subject to the above approvals and confirmation, it is expected that the Composition will become effective on a date before 15 March 2016.

3.9	Conditions Precedent to the Fulfilment Date of the Composition

The Fulfilment Date shall not occur, and the Composition shall not be fulfilled, unless and until the following conditions have been satisfied:

(a)	the Stability Contribution has been paid in cash and appropriate assignment agreements have been entered into to effectuate the transfer of the Transferred Assets;

(b)	all finally recognized Priority Claims have been paid in full and appropriate reserves have been established for Disputed Priority Claims and Contingent Priority Claims;

(c)	all other Reserves have been funded in accordance with the terms of the Composition

(d)	the De minimis Payment has been made or Reserves have been established for Disputed Claims and Contingent Claims; and

(e)	the Shares have been registered and the Bonds have been issued.

3.10	Other Persons with an Interest in Composition Claims

Other persons may have an interest in your Composition Claim (for example, joint beneficiaries, assignors or agents).  In these circumstances, please draw any such person’s attention to the contents of the Composition, this document and the accompanying forms, further copies of which may be downloaded from https://composition.lbi.is using the unique password that will be provided to you.

3.11	Recommendation and Statement from the ICC

The Winding-up Board has received written confirmation that ICC members who represent an aggregate amount of Composition Claims in excess of ISK 813bn support the Composition Proposal.

4	EVENTS DURING THE MORATORIUM AND OPENING OF WINDING-UP PROCEEDINGS

4.1	Historical Background

Established in 1886, LBI (previously named Landsbanki Íslands hf.) was the oldest commercial bank in Iceland. LBI performed a central banking function until 1961, when an act was passed establishing an independent central bank. LBI was entirely state-owned until 1997, when it was incorporated as a public limited company. A limited amount of share capital was offered to the public in several offerings, and, in 2002, the state sold a 45.8% core holding to Samson ehf. In 2003, the privatization of LBI was completed.

LBI functioned as a universal bank, with both retail and corporate banking operations, investment banking, capital markets trading, asset management and private banking divisions. LBI had establishments in Europe’s leading financial centers, emphasizing services to medium-size corporates, institutional investors and individuals.

4.2	Events Requiring LBI to Pursue Restructuring

The favorable international financial markets which prevailed from the end of 2001, with a high supply of inexpensive funding, enabled LBI, together with banks everywhere, to finance its growth on good terms. In this international climate, the three Icelandic commercial banks, LBI, Kaupthing Bank and Glitnir, grew rapidly from 2003 onwards, until eventually their total assets had become many times the GDP of Iceland.

Following the collapse of the subprime mortgage market, credit began to flow less readily in foreign lending markets. In the spring of 2007, a global liquidity crisis had developed and a shortage of available credit resulted in deteriorating borrowing terms.

In September 2008, the United States investment bank, Lehman Brothers, filed for bankruptcy in the United States.  The situation deteriorated drastically and shortly thereafter the government of Ireland declared that the Irish state would guarantee all claims against its banks for the next three years. International financial markets were in turmoil and mistrust was rampant. Governments throughout the world imposed wide-reaching rescue measures to prevent the total collapse of the global financial system, as most financial undertakings were facing major difficulties.

The liquidity crisis had a major impact on the financial market in Iceland. Due to the size of the Icelandic banks, the state was not able to support them and the CBI lacked the financial strength to serve as a lender of last resort for foreign currency to the banks.

In late September 2008, as a result of a number of well publicized pressures on the banks in Iceland, including difficulties in refinancing their short-term debt and a run on bank deposits, each of Iceland’s three major banks (including LBI) were on the brink of collapse, which in turn threatened the economy of the entire country of Iceland.  The Icelandic government took emergency measures to resume governmental control over these banks through the financial regulatory body FME (Fjármálaeftirlitið) and attempt to stabilize the national economy.

Existing Icelandic legislation on financial undertakings was not prepared to deal with the systemic collapse which developed at the beginning of October 2008. As a result, special legislation was adopted on 6 October 2008, in Act No. 125/2008 on the Authority for Treasury Disbursements Due to Unusual Financial Market Circumstances etc. (the “Emergency Legislation”). The Emergency Legislation amended certain provisions of the Financial Undertakings Act.  The amendments allowed the authorities to take over banks facing payment difficulties and introduced a variety of measures to ensure the continuity of banking activities in Iceland, as well as attempting to minimize creditors’ losses insofar as possible. Pursuant to the Emergency Legislation, for instance, deposits as defined in the Act on Deposit Guarantees and an Investor Compensation Scheme, No. 98/1999, enjoyed priority as provided for in the first and second paragraphs of Articles 112 of the Bankruptcy Act. This amendment was of major significance for LBI’s creditors, since the bank to a substantial extent was financed by deposits.

4.3	Intervention of the FME and the Appointment of the Resolution Committee

On 7 October 2008, the FME assumed the powers of a meeting of the shareholders of LBI and immediately dismissed LBI’s Board in its entirety.  Further, the FME appointed the Resolution Committee, which took over all authority of the Board of Directors in accordance with the relevant statutes.  The aim of the Resolution Committee was to preserve the value of the assets of LBI.

On 6 October 2008, the FME, acting pursuant to authority provided to it under the Financial Undertakings Act and the Emergency Legislation, decided to transfer certain assets of LBI to a new bank, Landsbankinn or “LB”. Pursuant to the FME’s initial decision, all assets, including real estate, moveable assets, cash, holdings in other companies, claims rights and intangible assets and rights, were delivered to LB. With respect to liabilities, LB assumed all obligations of LBI’s branches in Iceland arising from deposits from financial undertakings, the CBI and other customers. In addition, domestic deposits were transferred to LB as were obligations arising from export and import guarantees, letters of credit and performance bonds of corporations and individuals which were part of the bank’s regular activities.

Obligations of LBI that were not transferred or LB did not assume included:
•	Commitments of foreign subsidiaries.
•	Companies in moratorium, seeking composition with creditors or in liquidation.
•	Obligations of LBI’s owners and affiliated parties.
•	Obligations towards Icelandic financial undertakings.
•	All bond issues and other borrowings.
•	All subordinated debt.
•	Tax obligations.

•	Obligations arising from employee bonuses.
•	All deposits in LBI’s foreign branches.

In December 2009, LBI and LB reached a formal agreement on the compensation payable by LB to LBI on account of the asset transfer described above, which required LB to issue (a) three bonds denominated in EUR, GBP and USD, respectively, having an aggregate principal amount of the equivalent of ISK 260bn and (b) ordinary shares in LB representing approximately 19% of shares issued. In addition, LB was obligated to issue LBI a contingent bond in EUR or such other currency as may be agreed, in a principal amount of up to ISK 92bn equivalent, which was determinable on or after 31 March 2012. Following the determination of such principal amount, all or part of the share capital in LB held by LBI could be surrendered to the Icelandic government.

4.4	Moratorium obtained

Pursuant to legislative amendments which entered into force on 15 November 2008 LBI was able to obtain a certain type of moratorium with District Court approval which provided protection from legal proceedings and enforcement measures brought by individual creditors. The moratorium was a necessary step in ensuring equality of creditors and to safeguard the interests of the estate for the benefit of its creditors as a whole.

The statute provided for the appointment of an ‘assistant’ which is a lawyer or an auditor that fulfills certain conditions to act as a fiduciary during the Moratorium. This appointment required the consent of the FME as well as the District Court.

On 5 December 2008 the District Court granted LBI an initial period of Moratorium until 26 February 2009, and also approved the appointment of the Moratorium Assistant.

The Moratorium was aimed at safeguarding LBI’s financial position and providing an opportunity for necessary restructuring. Commencement of the Moratorium therefore had a considerable impact on the legal position of Creditors. It also affected the ability of LBI to dispose of assets and create further liabilities.

4.5	Extension of the Moratorium

After the initial period of Moratorium and following a statutory a meeting of Creditors a further extension of nine months was sought by LBI. The District Court granted this request and extended the Moratorium to 26 November 2009. Later, by way of additional requests, further extensions of the Moratorium were granted by the District Court, first a nine month extension until 26 August 2010 and after that until 5 December 2010, which was the maximum allowed period of Moratorium.

As further discussed in Section 4.7, the Moratorium ceased before its expiry date by an order of the District Court on 22 November 2010 and which opened the Winding-up Proceedings in accordance with the general rules of Chapter XII of the Financial Undertakings Act.

4.6	Foreign Recognition of the Moratorium

For the purpose of safeguarding the interests of Creditors and protecting LBI’s assets from individual Creditor actions, efforts were made to obtain recognition for the Moratorium in those countries where it has material interests at stake. Legal protection within the EEA is obtained pursuant to the EU Directive on the Reorganization and Winding-up of Credit Institutions. Outside the jurisdiction of the EEA, where LBI had substantial assets, suitable measures were taken to have the Moratorium recognized. An example of this is the recognition by a US Federal Court under Chapter 15 of the US Bankruptcy Act of a foreign main proceeding, together with legal protection in those provinces of Canada where the bank has interests at stake.

4.7	Appointment of the Winding-up Board

A legal amendment introduced by Act No. 44/2009 included a provision for a court appointment of a winding-up board and that the Moratorium Assistant would automatically become a member of such a board. On 29 April 2009 the District Court appointed Halldor H. Backman Supreme Court Attorney and Herdis Hallmarsdottir Supreme Court Attorney to serve on the Winding-up Board, alongside Kristinn Bjarnason Supreme Court Attorney (the Moratorium Assistant).

A ruling of the District Court on 22 November 2010 placed LBI in the Winding-up Proceedings under the general rules of Chapter XII of the Financial Undertakings Act. Although this meant that the Moratorium ceased and formal Winding-up Proceedings commenced, there was no material change in the status of LBI as the amendments to the Moratorium in 2009 mirrored the general rules of winding-up in almost all material ways. Furthermore the District Court ruled that all prior actions and procedures during the period of Moratorium would remain in force to ensure continuity, and the same applied to the appointment of the Winding-up Board. This meant, for instance, that the invitation to lodge Claims and processing of Claims during the Moratorium period was unaltered and that the status of Creditors remained the same. However, as consequence of this the position of the Moratorium Assistant no longer existed but the person in question retained its position as a member of the Winding-up Board.

As was the case with the Moratorium, the Winding-up Proceedings were automatically recognized in the EEA pursuant to the EU Directive on the Reorganization and Winding-up of Credit Institutions. Furthermore steps were taken to ensure the recognition of the Winding-up Proceedings in certain non-EEA jurisdictions where LBI had (or still has) material interests.

4.7.1	The Claims Process

The Winding-up Board published its first invitation to creditors to lodge claims in the Law and Ministerial Gazette (Lögbirtingablað) on 30 April 2009 and again on 7 May 2009. The date of the former publication marks the beginning of the six-month time limit for lodging claims which expired at midnight on the Bar Date. The invitation to lodge claims was also published in daily newspapers abroad in those countries where the bank’s creditors were thought to be resident. The invitation to lodge claims was also published in the EU Official Journal. Creditors from member states of the European Economic Area or the European Free Trade Association were permitted to submit claims in a language of their home state. Such claims submissions were to be accompanied by an Icelandic translation; however, claims could be lodged in English without an accompanying translation. Other Creditors could, furthermore, lodge their claims in Icelandic or English. All supporting documentation for Claims lodged was to be accompanied by a translation into English or Icelandic, if not in either of these languages.

Once the time limit for lodging claims had expired, the Winding-up Board compiled a list of Claims lodged and made independent decisions on recognizing these Claims, including the priority claimed for them. A total of 11,950 claims were received prior to the Bar Date.

Lodging a claim has, according to the sixth paragraph of Article 117 of the Bankruptcy Act, the same effect as bringing suit against the bank for a claim the moment the claim is received by the Winding-up Board. The Winding-up Board therefore confirmed receipt of all claims lodged with a letter to this effect, sent to all the creditors or their agents. Immediately following the expiration of the deadline, the Winding-up Board began to compile a list of the claims lodged.

The list of Claims contains all the Claims received before the end of the time limit for lodging Claims, as well as indicating the substance of the Claim and what priority in ranking was requested, as is required in the first paragraph of Article 119 of the Bankruptcy Act. Since the Bar Date, a further 1,107 Claims have been received. Due to their improper lodging, such Claims are generally unenforceable against the bank except in exceptional cases described in Points 1-6 of Article 118 of the Bankruptcy Act. An updated list of Claims was presented to the Creditors’ meeting on 2 October 2015.  Below is a summary table indicating the current status of the Claims process.

Claim Priority	No. of Claims	Claimed Amount (ISKbn)	Agreed Final (ISKbn)	Rejected Final (ISKbn)	Rejected Disputed (ISKbn)	Paid (ISKbn)	Amounts to be Paid (ISKbn)
109 – Proprietary Claims	105	131.5	9.6	6.5	91.8	9.6	0
110 – Administrative Claims	52	61.9	14.3	42.7	11.1	14.3	0
111 – Secured Claims	25	462.3	58.0	378.3	32.3	51.7	0
112 – Priority Claims	1,915	2,679.6	1,328.2	1,344.1	0	1,117.5	210.6
113 – General Claims	9,732	2,505.2	1,642.6	792.5	129.4	32.2	1,607.2
114 – Subordinated Claims	133	43.2	0	43.2	0	0	0
Grand Total	11,962	5,883.7	3,037.5	2,607.3	264.6	1,225.3	1,817.8

4.7.2	Historical Overview of Events Affecting Assets and Liabilities

After the split between LBI and LB in October to December 2008, LBI had operations in Iceland, the UK, the Netherlands, Canada, Norway, Finland, Germany in addition to subsidiaries in the UK, Ireland, France and Luxembourg which were financial institutions in their own right.

The assets of LBI consisted of a wide variety of assets including loans to customers, loans to financial institutions, derivative agreements and bond and equity positions.

In an ICC meeting on 12 December 2008 the Resolution Committee introduced an estimated recovery of assets as of 8 October 2008 from ISK 576bn in a fire sale scenario to a value of ISK 1,023.3bn if the assets were managed for 5 years. In the meeting the Resolution Committee introduced a “hold to maturity” asset strategy for LBI going forward, which was supported by the ICC and the Assistant in the Moratorium of LBI. This strategy remained unchanged when the Resolution Committee was discontinued as of 1 January 2012 and the overall affairs of LBI placed in the hands of the Winding-up Board.

Employing this strategy, along with selling assets when deemed appropriate the estimated recovery of the assets of LBI has been raised to ISK 1,649.8bn taking into account payments of the cost of the operations of the estate and payments of Priority Claims not including Secured Claims, whether filed with the Winding-up Board or not.

Payments and realizations of assets into cash have to date amounted to ISK 1,334.8bn, of which ISK 1,188.2bn have been paid towards Priority Claims.

As stated above, the Winding-up Board received 11,950 Claims which were lodged before the Bar Date. In addition 1,107 Claims have been received after the Bar Date, totaling 13,057 Claims filed. Due to reclassification and corrections a total number 13,385 claims have been processed.  Some of the Claims have been struck from the Claims register due to circumstances specific to each Claim such as settlements or assignments of the Claims to LBI. Of the original Claims filed a total of 11,962 remain on the Claims register. Of these, 3,385 have been finally recognized, 6,289 have been finally rejected and 1,128 are currently subject to dispute.

Finally recognized and finally rejected Claims have in some instances been the subject of intensive litigation or settlement discussions before a conclusion has been reached or ruled upon. The same applies or may apply to some currently Disputed Claims.

4.8	Creditor Relations

The ICC was formed because no statement, formal or otherwise, regarding a process for providing creditors with information and advice was issued in connection with either the emergency legislation or in FME decisions. It was evident, however, immediately after the collapse in October 2008 that some sort of forum for communication between the Resolution Committee and creditors was needed, despite the lack of statutory provisions or instructions as to what form this should take.

The ICC does not have any formal powers or duties under Icelandic law and is purely consultative in nature. Regular meetings have been held to review LBI’s operations, the asset position and portfolio developments, operating costs, cash position and various other issues which have arisen. Furthermore the Winding-up Board has met with certain or key ICC members in informal meetings to seek specific views on the handling of the bank’s affairs, including development of the Composition Proposal.

After the commencement of Winding-up Proceedings on 22 April 2009 and the appointment of the Winding-up Board on 29 April 2009, LBI has held numerous Creditor Meetings which have been a forum for all creditors of LBI. The last Creditors’ meeting was held on 2 October 2015.

In addition the Winding-up Board has made an effort to communicate with Creditors to the extent practicable, for example by using LBI´s web page and/or the specific page intended for Creditors’ login.

4.9	Events Leading to the Composition Proposal

In the spring of 2015, the Icelandic government announced that it was considering the introduction of a Stability Levy (stöðugleikaskattur), to be levied on the estates of the Icelandic banks which are in winding-up proceedings (including LBI). Following a press conference convened by the Icelandic Government and the CBI on 8 June 2015, setting out the main features of capital account liberalization, a draft bill setting out the proposed Stability Levy was introduced.  After being discussed in the Althingi (Icelandic parliament) and being modified slightly the bill became the Stability Levy Act.

If the Stability Levy were to apply to LBI’s estate, it would require LBI to make a payment in amount equal to 39% of LBI’s assets as of 31 December 2015. Under the Stability Levy Act, LBI would not be considered a taxable entity for purposes of the Stability Levy if it could conclude the Winding-up Proceedings by way of a Composition before 15 March 2016, provided that a petition to confirm the Composition is received by the District Court before year end 2015.

LBI would not be able to proceed with the Composition without certain exemptions from the Act on Foreign Exchange from the CBI. In order to grant those exemptions, the CBI must be satisfied that the Composition will not prejudice Iceland’s financial stability or balance of payments.

On 8 June 2015, the Ministry of Finance and Economic Affairs announced the terms of a proposal it had agreed in principle with certain creditors of LBI (the “Creditors’ Proposal”). The Winding-up Board was not permitted to participate in the discussions which led to the Creditors’ Proposal.

The steering committee of the Icelandic task force on the Liberalization of Capital Controls, established by the Ministry of Finance and the CBI in 2014, confirmed that the Creditors’ Proposal met its framework for addressing the balance of payments implications of LBI’s ISK assets and has recommended that the CBI grant the necessary exemptions.

The recent legislative developments and the enactment of the Stability Levy Act, require that the Winding-up Board seek approval of a Composition in an expedited timeframe in order to avoid a significant reduction to anticipated Creditor recoveries. Creditor involvement is critical in obtaining such approval and, accordingly, the Winding-up Board encourages Creditors to participate in the upcoming process.

Under this legislation, if the Composition Proposal is confirmed by the Icelandic court before 15 March 2016, LBI can obtain authorization from the CBI to distribute funds to Creditors, provided it fulfills certain conditions, including paying the Stability Contribution. If LBI fails to obtain court approval of the Composition Proposal by year end, it will be subjected to the Stability Levy.

The Creditors’ Proposal as recommended by the steering committee of the Icelandic task force on the Liberalization of Capital Controls, contemplated in general terms that LBI would pay to the CBI a voluntary Stability Contribution consisting of all ISK, LBI´s ISK-denominated assets, claims and assets connected to residents of Iceland in each case not realizable in FX and all FX-denominated assets to the extent not supported or backed by non-domestic sourced FX all with some exceptions in relation to assets that were carved out specifically.

According to the Creditors’ Proposal LBI would be able to establish a cash reserve in ISK to pay Disputed Priority Claims to the extent such Claims are eventually resolved in favor of the relevant Creditor and a reserve to pay ISK-denominated costs and expenses after the confirmation of the Composition up to the amount of ISK 3bn.

The Creditors’ Proposal included other features such as an undertaking on behalf of the Creditors that all material actions by the parties shall be completed on or before 31 December 2015, an undertaking on behalf of the Creditors involved to finance, subject to certain conditions, full payment of 112 Claims before 31 December 2015, a conversion option to be agreed between LBI and LB and a release from Creditors for certain parties, including the CBI and the Republic of Iceland.

The Creditors’ Proposal contemplated that if residual 112 Claims had been paid and other conditions of the Creditors’ Proposal had been satisfied distributions to Creditors would flow freely, notwithstanding the capital controls established by the Act on Foreign Exchange.

For more details in relation to the Creditors’ Proposal, Creditors can visit the website of the Ministry of Finance and Economic affairs at http://www.ministryoffinance.is/news/nr/19599.

5	CONSIDERATIONS FOR VOTING

5.1	Main benefits to Composition Creditors

Set out in this Section 5.1 are the main benefits of the Composition for the Composition Creditors.

(a)	Better Projected Returns

Provided the terms of the Composition are observed, LBI will avoid incurring the Stability Levy, and will avoid being placed into final bankruptcy proceedings.

The Winding-up Board’s estimated recovery analysis as set out in Section 7 below), have been reviewed by a third party with respect to the valuation methods applied by the Winding-up Board anticipates a return of approximately 14.38% in the Projected Case for Composition Creditors. This compares to an estimated return of between 4.02% to 5.23% to Composition Creditors if no Composition is approved or if approved it is not confirmed by the District Court before 15 March 2016. These estimates are calculated on the basis that the aggregate value of the Composition Claims is equal to the Winding-up Board’s calculation and assessment of such claims and are described further in Section 7 below.

The Winding-up Board believes that a Composition is likely to lead to a better return to Creditors than a bankruptcy for the following reasons:

(i)	Failure to obtain confirmation by the District Court of the Composition by before 15 March 2016 will trigger imposition of the Stability Levy. This would not happen if the Composition were successful.

(ii)
The Composition allows the continuity of operations and preservation of the detailed knowledge of the assets and operations of LBI, including relationships which have been established in connection with the assets. This is key, as LBI’s assets and other economic interests comprise a variety of senior debt, equity investments, junior debt and various interests under dispute or subject to litigation in Iceland and/or in overseas jurisdictions. Many assets or economic interests require careful management, particularly as a number of these assets are currently experiencing financial difficulties and are in the process of being operationally and/or financially restructured.

(iii)
Under the Composition it is envisaged that assets will be supported if appropriate and realized over time in an orderly manner and generally in line with the asset management strategy which has been applied by the Winding-up Board to date. This may not be the case in a bankruptcy.

(b)	Greater control

Under the terms of the Composition, Composition Creditors will be allotted the benefit of the entire share capital in, and will therefore have complete control over, LBI as of the Fulfilment Date, and will have the ability to dictate the Articles of Association of LBI as provided for in Icelandic law and to appoint and remove the Board of Directors of LBI.

(c)	Ability to receive returns in foreign currency and not ISK

The Composition Proposal is based on the condition that the CBI will grant an exemption from the Icelandic foreign exchange restrictions in respect of the Composition, subject only to the Composition being approved and confirmed by the Icelandic courts.

This means that the Bonds will be denominated in Euro, not ISK and that, if the Composition is approved, the Composition Creditors will receive their returns under the Bonds in Euro.  This is less certain in a bankruptcy.

5.2	The Effects of the Composition

Upon the occurrence of the Effective Date the Composition will be binding for all Creditors of LBI with respect to any Composition Claims, and any past and future transferee of any Composition Claim(s) as the case may be, as further set out in Article 60 of the Bankruptcy Act. Payment of a Composition Claim in accordance with the provisions of the Composition shall be a full and final settlement of the Composition Claim as if though it had been fully paid in accordance with its original terms.

The Composition does not affect security which may have been established by a third party for the benefit of a Composition Creditor, as further set out in paragraph four of Article 60 of the Bankruptcy Act.

Under Icelandic law, all Subordinated Claims against LBI will be eliminated pursuant to the Composition.

5.3	Events occurring after the Effective Date of the Composition

If the Composition becomes effective, a number of important things will happen at or after the Effective Date as further set out in the Composition Proposal, which accompanies this Information Memorandum:

•
Upon the occurrence of the Effective Date, the Stability Contribution will be delivered by LBI to the CBI in accordance with an authorization in sentence 4 of the second paragraph of Article 103 of the Financial Undertakings Act and Temporary Provision III of Act No. 38/2001, cf. Act No. 59/2015.  With the payment of such Stability Contribution the conditions of the CBI will be satisfied for exemption from provisions of the Act on Foreign Exchange, enabling LBI to fulfil, without further obstacles of this type, all those payments that the Composition Proposal assumes shall be made to Creditors.

•	Payment will be made of finally recognized Priority Claims and other obligations described in Section II of the Composition Proposal, as accounted for in more detail in the contents of that section.

•	The Winding-up Board shall fund the Priority Claims ISK Reserve and the Priority Claims FX Reserve as further set out in Section 6.1.3 of this Information Memorandum.

•	De minimis Payments will be made in EUR equivalent to ISK 1,700,000 as accounted for in more detail in Point 1, cf. Point 11, of Section III of the Composition Proposal.

•	The Winding-up Board shall establish and fund the Costs Reserve in accordance with the terms of the Composition.

•
The Winding-up Board will issue new Shares in LBI and write down in full older registered shares in it without compensation to previous shareholders, and adopt new Articles of Association at a Shareholders’ Meeting held by the Winding-up Board.

•
Composition Creditors holding recognized Composition Claims exceeding the Securities Distribution Threshold will receive, in addition to the De minimis Payment (i) new Shares in LBI and (ii) Bonds issued by LBI, as accounted for in more detail in Sections 3.5.2 and 6.2 of this Information Memorandum, as well as Points 2 and 4 to 8, cf. Point 9 of Section III of the Composition Proposal.

•
The Winding-up Board shall deposit a sufficient amount of FX and Bonds into the Disputed Claims Reserve, such that if a Disputed Claim or Contingent Claim is recognized as a Composition Claim, the holder of such Claim shall receive a De minimis Payment and Bonds, as applicable, in equal proportion to other holders of recognized Composition Claims, cf. also Section 6.4 of this Information Memorandum. The Articles of Association shall furthermore give rights to a proportionate amount of Shares to be issued with respect to such a Composition Claim.

•
A Shareholders’ Meeting will be held to elect a new Board of Directors for LBI in accordance with its Articles of Association which will direct its operations from that date forth, cf. also Section 6.6.2 of this Information Memorandum.

The events above are set out in the chronological order applicable until the Fulfilment Date. Further reference is made to the indicative timetable in Section 2 of this Information Memorandum.

6	TREATMENT OF CLAIMS UNDER THE COMPOSITION

6.1	Treatment of Claims Other than Composition Claims

6.1.1	Priority Claims

There are no finally recognized but unpaid 109 Claims, 110 Claims and 111 Claims in the Winding-up Proceedings. However there are a number of Claims in these respective claim priorities that are still disputed. As further set out in Section 4.7.1 there are approximately ISK 210.6bn of finally recognized 112 Claims which are still unpaid. As required by law, all Priority Claims which have been recognized but not paid in full by the Effective Date have to be paid first in the Composition before any payments or delivery of Shares and Bonds can be made to Composition Creditors. As a function of Icelandic law all 112 Claims have been converted into ISK at the published selling rate of the CBI on the Reference Date; however, 109 Claims, 110 Claims and 111 Claims are not converted into ISK.

6.1.2	Claims Subject to Set-off

Certain Claims have been submitted in the Winding-up Proceedings, where the Creditor relies on a right to set-off. Such Claims are subject always to the conditions set out in Article 100 of the Bankruptcy Act. For practical reasons the Winding-up Board has categorized Claims of this nature as 111 Claims (secured claims) to the extent any potential set-off right concerns any asset of LBI, as set off rights have the same economic impact as a security interest in LBI’s assets. A number of such Claims are currently the subject of disputes in the Icelandic courts. The Composition does not affect such Claims to the extent a right of set-off may be determined applicable by the courts. In the event that the court rejects the right of set-off and the Claim has no other priority awarded to it, the Claim in question may be regarded as a Composition Claim to the extent the general requirements of Chapter XVIII of the Bankruptcy Act are met.

6.1.3	Disputed Priority Claims

As a condition precedent to the Fulfilment Date, on and after the Effective Date and until such time as all Disputed Priority Claims have been compromised and settled or determined by final order of an Icelandic Court and before making any Composition Distributions, LBI shall establish and maintain the Priority Claims FX Reserves and the Priority Claims ISK Reserves in an amount in FX and ISK respectively, which is considered sufficient so that payment can occur if such Disputed Priority Claims were recognized Priority Claims.

If a final Icelandic court decision recognizes all or part of a Disputed Priority Claim as a Priority Claim, the Winding-up Board shall pay the recognized amount of such Disputed Priority Claim in full in cash.

To the extent that an ISK-denominated Disputed Priority Claim is recognized in an amount less than the amount reserved with respect to such Claim, the difference between the ISK amount reserved on account of such Disputed Claim and the ISK actually distributed on account of such Disputed Claim shall be transferred to the ISK Reserve, and shall form a part of the Stability Contribution, which is described in more detail in Section 7.3 of this Information Memorandum.

To the extent that an FX-denominated Disputed Priority Claim is recognized in an amount less than the amount reserved with respect to such Claim, the difference between the FX amount reserved on account of such Disputed Claim and the FX actually distributed on account of such Disputed Claim shall become Available Cash.

6.1.4	Subordinated Claims

Claims that are subordinated pursuant to Article 114 of the Bankruptcy Act will be cancelled on the Effective Date, cf. Article 28, paragraph three of the Bankruptcy Act, including the Capital Notes Claim.

For the avoidance of doubt, on the Effective Date, the Capital Notes shall be deemed cancelled automatically without regard to surrender, the rights of the holders under the Capital Notes Indenture deemed satisfied, all duties, obligations and responsibilities of DBTCA under the Capital Notes and Capital Notes Indenture shall be discharged and deemed satisfied, provided such cancellation and satisfaction shall not alter, limit or prejudice the rights and remedies of DBTCA under the Capital Notes or Capital Notes Indenture.

6.2	Treatment of Claims under the Composition

As provided for in the Composition Proposal, the Winding-up Board has decided, in accordance with its authority pursuant to the third paragraph of Article 103 A of the Financial Undertakings Act, c.f. Point C in Article 2 of Act No. 59/2015, that the Composition Proposal shall deviate from the fourth paragraph of Article 30 in the Bankruptcy Act to the extent that the effect of that provision will be based on the Bar Date. Consequently, the Bar Date will govern the application and execution of the De minimis Payment as provided for in the second sentence of the second paragraph of Article 36 of the Bankruptcy Act.  Any partial transfer of a Claim after the Bar Date will therefore result in an equivalent split of the De minimis Payment between such transferor and transferee. The same treatment will apply to the voting rights with respect to the partially transferred Claim as further set out in Sections 12.7 and 12.9.

For the avoidance of doubt, the results of this could be that a Creditor that received a partial transfer after the Bar Date only receives a corresponding part of the De minimis Payment. This Creditor would therefore receive a proportionate amount of Bonds and Shares pursuant to the Composition Proposal even though the transferred part of the relevant Composition Claim would not exceed the Securities Distribution Threshold.

Furthermore, in the event that a Creditor holds more than one 113 Claim, such Claims shall be added up and considered as one single Claim for the purpose of determining the applicable De minimis Payment and voting rights with respect to such Creditor. Such Creditor will therefore only receive one De minimis Payment.

In the event that a Creditor, who held more than one 113 Claim prior to the Bar Date, subsequently transferred any such Claim(s) or part of a Claim after the Bar Date, the same treatment, as set out above, shall apply when determining the applicable De minimis Payment and voting rights with respect to such Creditor.

Conditional upon the Composition Proposal being approved by the requisite majority of Composition Creditors and confirmed by the Courts, and subject always to the application of the aforementioned provisions of the Bankruptcy Act, after the Effective Date has occurred, a De minimis Payment shall be made to each holder of a recognized Composition Claim, equivalent to the lesser of (i) ISK 1,700,000 or (ii) the full amount of such Creditor’s 113 Claim.

(a)	113 Claims less than the De minimis Payment

Treatment: Each Creditor who holds a 113 Claim that is ISK 1,700,000 or less will be paid in full, provided that its Claim has been finally recognized.

Voting: Such Creditors shall not be entitled to vote in respect of the Composition Proposal.

(b)	113 Claims greater than the De minimis Payment but less than the Securities Distribution Threshold

Treatment: Each Composition Creditor who holds a 113 Claim that is greater than ISK 1,700,000 but equal to or less than ISK 11,821,975 shall only be entitled to receive the De minimis Payment in full and final satisfaction of its Composition Claim, provided its Claim has been finally recognized.  Such payment constitutes a recovery equivalent to 14.38% or higher on account of such 113 Claims and therefore no further payment will be made to such Composition Creditors under the terms of the Composition.

Voting: Such Composition Creditors shall be entitled to vote in respect of the Composition regardless of whether their claim is recognized or disputed; however, votes by holders of Disputed Claims will only be considered if such votes will change the outcome of the vote on the Composition Proposal.

(c)	Composition Claims greater than the Securities Distribution Threshold

Each Composition Creditor who holds a 113 Claim that is greater than ISK 11,821,975 shall be entitled to receive (a) the De minimis Payment, (b) Shares equivalent to the pro rata proportion of all Shares issued, equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold, and (c) Bonds equivalent to the pro rata proportion of all Bonds issued equivalent to the proportion that (1) such Creditor’s Composition Claims exceed the Securities Distribution Threshold bears to (2) the sum of all such Creditors’ Composition Claims in excess of the Securities Distribution Threshold.  In exchange for the De minimis Payment, the Shares and the Bonds, such Creditors’ Composition Claims against LBI shall be fully and finally relinquished.

Voting: Such Composition Creditors shall be entitled to vote in respect of the Composition Proposal regardless of whether their 113 Claim is recognized or disputed; however, votes by holders of such Disputed Claims will only be considered if such votes will impact of the result of the vote on the Composition Proposal.

Creditors are advised that as a function of Icelandic law all 113 Claims have been converted into ISK at the published selling rate of the CBI on the Reference Date.

Creditors are encouraged to seek independent Icelandic legal advice on the application of the relevant provisions of the Bankruptcy Act towards their Claims respectively, including the aforementioned fourth paragraph of Article 30 and second paragraph of Article 36.

6.2.1	Disputed Claims

As set out in Section III of the Composition Proposal it is expected that upon the confirmation of the Composition Proposal there will still be a number of Disputed Claims which the Winding-up Board has rejected in part or in full but where the dispute has not been resolved. A further detail of such Disputed Claims is provided in Section 4.7.1.

As required by law if a dispute on a Disputed Claim has not been resolved at the time fulfillment occurs with respect to Composition Claims (cf. Section 6.1 above), and subject to Sections 6.4 and 6.5, the Winding-up Board shall deposit with the Securities Escrow Agent in the 113 Claims Reserve, the De minimis Payment and Bonds that the Creditor in question would be entitled to if such Disputed Claim were recognized based on the highest possible amount of the Claim concerned. Regarding the detailed arrangements and payments of this sort, notifications to the Creditors in question and procedure once a final resolution of a dispute is available, whether by the Winding-up Board or the Board of Directors as comprised at any given time, the instructions in Article 103 A of the Financial Undertakings Act in this regard shall apply.  See section 6.5 for a summary of how a conversion of Bonds into Shares pursuant to the Conditions is effected in relation to any 113 Claim that remains a Disputed Claim at such time.

Payments may be made under the terms of the Bonds while Disputed Claims remain outstanding; provided, however, a proportionate payment shall be made on account of any Bonds transferred to the 113 Claims Reserve held by the Securities Escrow Agent pending determination of the Disputed Claims.

If a Disputed Claim is finally recognized, by a court order or a settlement, as a Composition Claim, the Winding-up Board or the Board of Directors shall: (i) release the De minimis Payment from escrow with all interest accrued thereon, (ii) register the corresponding number of Shares, by the Board of Directors exercising its authority under the Articles of Association to issue Shares if a Disputed Claim is recognized as a Composition Claim and (iii) distribute the relevant Bonds and pass on all prior principal payments made in respect of such Bonds (including interest if applicable), to the relevant holder of the resolved Disputed Claim.

To the extent that a Disputed Claim becomes a Composition Claim in an amount less than the amount reserved with respect to such Claim, the difference between the amount reserved on account of such Disputed Claim and the amount actually distributed on account of such Disputed Claim shall become Available Cash.

If a Disputed Claim is disallowed by final order, LBI may cancel the corresponding Bonds and the amount reserved on account of such Disputed Claim shall become Available Cash. No action will be required in respect of LBI’s share capital, as no Shares will have been issued in respect of such Disputed Claim.

6.3	Contingent Claims

There are certain Contingent Claims against LBI that will, if and when the conditions therein are met, become Composition Claims.  These Contingent Claims form a subset of the lodged Claims set forth in the chart in Section 4.7.1.  LBI anticipates that the conditions of certain Contingent Claims are likely to be met and shall result in recognized Composition Claims against LBI, which is reflected in the Projected Case recovery for Composition Creditors set out in Section 7.  Holders of these Contingent Claims are not entitled to a Right to Vote in respect of such Claims but they shall, if the conditions of a Contingent Claim are met following the Effective Date, be entitled to receive their pro rata share of Shares and Bonds in full and final satisfaction of the recognized amount of such Claim, in the same manner as described in Section 6.2.1, subject to Sections 6.4 and 6.5.  See Section 6.5 below for a summary of how a conversion of Bonds into Shares pursuant to the Conditions is effected in relation to any 113 Claim that remains a Contingent Claim at such time.

6.4	Distributions to Composition Creditors

Following the Effective Date, and as further set out in Section 6.6 below, Composition Creditors will be entitled to receive the De minimis Payment, as further set out in Section 6.2 above.  Composition Creditors with Claims greater than the Securities Distribution Threshold are also entitled to receive Shares and Bonds. The Shares and Bonds will be subject to trading restrictions that will, in effect, cause the Shares and Bonds to be stapled together, meaning that they cannot be transferred independently of each other to different transferees.

Payment of the De minimis Payment will be in the form of a cash transfer from LBI in an amount in Euro that is equivalent to the De minimis Payment calculated based on the published selling rate of the CBI on the date of payment.

Subject to Section 6.5, the number of Shares registered in the name of each Composition Creditor will represent such Composition Creditor’s pro rata portion of the share capital of LBI, calculated in accordance with Section 6.2(c).

Subject to Section 6.5 and pursuant to the terms of the Trust Deed, each Composition Creditor will also be issued Bonds in an amount equivalent to its pro rata share of all Bonds issued calculated in accordance with Section 6.2(c).

The Shares and Bonds will be issued to Composition Creditors and the Bonds may be cleared through a Clearing System platform or a private register maintain by a custodian.  The Shares will be in registered form and will not be cleared on any exchange.

Further information on the clearance and settlement of the Bonds is set out in Appendix V.

Regardless of whether they intend to vote in favor of the Composition, each Composition Creditor may in due course need to provide the Winding-up Board with a completed Clearing Account Details Form, providing details of the account that either the Composition Creditor holds directly with the relevant Clearing System or that a financial institution or broker maintains on behalf of the Composition Creditor.

Subject to Section 6.5, Composition Creditors will receive their Shares and Bonds together with the De minimis Payment in due course and in line with the Indicative Timetable in Section 2 until on the Fulfilment Date occurs.

6.5	Distributions to Securities Escrow Agent

As described in Sections 6.2.1 and 6.3, the Winding-up Board shall transfer to the Securities Escrow Agent the maximum number of Bonds to which a claimant with a Disputed Claim or Contingent Claim would be entitled to receive based on the highest possible amount of such Disputed Claim or Contingent Claim would such a Disputed Claim or Contingent Claim to become a recognized Composition Claim. The Securities Escrow Agent shall hold such Bonds pursuant to the terms of the Securities Escrow Agreement.  This Agreement shall provide that to the extent such Disputed Claim or Contingent Claim is resolved and becomes a recognized Composition Claim, the Securities Escrow Agent shall transfer the number of Bonds that such Composition Creditor is entitled to receive in respect of such resolved Composition Claim.  As set out in Sections 6.2.1 and 6.3, to the extent a Disputed Claim is disallowed by final court order or a Contingency Claim does not become a Composition Claim, LBI may cancel the Bonds held with the Securities Escrow Agent corresponding to the number of Bonds to which the relevant Creditor would have been entitled if such disallowed Claim had instead become a Composition Claim.

The Winding-up Board will not register Shares in the name of holders of Disputed Claims or Contingent Claims until any dispute or contingency is resolved and such Claims become recognized Composition Claims.  Upon such Claims becoming Composition Claims, the Shares such Creditor is entitled to pursuant to Section 6.4 herein shall be registered in such Creditor’s name by the Board of Directors on the basis of their authorization (as referenced in section 6.6.1 below).

The Winding-up Board shall also transfer to the Securities Escrow Agent all Bonds to which a Composition Creditor would otherwise be entitled to receive under the terms of the Composition but is unable to for any reason including (i) not being able to lawfully receive such Bonds pursuant to the laws of any applicable jurisdiction or being unable to provide satisfactory evidence to LBI or the Securities Escrow Agent that such Composition Creditor is able to so lawfully receive such Bonds, (ii) such Composition Creditor failing to provide sufficient information to LBI or the Securities Escrow Agent to enable such Bonds to be held for by a custodian or Common Depositary (or nominee thereof) of the Bonds for the benefit of such Creditor or its specified intermediary through the relevant Clearing System.  In the event that such Composition Creditor can subsequently provide evidence to LBI or the Securities Escrow Agent in accordance with the terms of the Securities Escrow Agreement that it is entitled to receive the relevant Bonds in accordance with the terms of the Composition, the Securities Escrow Agent shall arrange for such Bonds to be transferred to such Composition Creditor subject to the terms of the Composition and the Securities Escrow Agreement.

Upon the conversion of any Bonds into Shares as described in Section 6.6.2(c) below, Shares will not (at the time of conversion) be issued to the holder of any Composition Claim which remains a Contingent Claim or a Disputed Claim at such time.  Instead, LBI shall initially register contingent subscription rights (“Contingent Subscription Rights”) in respect of such Contingent Claim or Disputed Claim.  If, and to the extent that, any such Contingent Claim or Disputed Claim is subsequently recognized (pursuant to a court order or a settlement agreement) as a Composition Claim, LBI shall exchange the relevant Contingent Subscription Rights into the corresponding amount of Shares to which the relevant Composition Creditor is entitled to pursuant to the terms of the Composition.  In the event that it becomes certain that a Contingent Claim or a Disputed Claim will not be recognized as a Composition Claim, in part or in whole, any Contingent Subscription Rights relating to the finally rejected Contingent Claim or Disputed Claim (or portion thereof) will be cancelled and no Shares will be issued in respect thereof.

The Winding-up Board shall also register Shares in the name of the Securities Escrow Agent, for the benefit of a Composition Creditor, who would otherwise be entitled to receive such Shares under the terms of the Composition but is unable to for any reason including (i) not being able to lawfully receive such Shares pursuant to the laws of any applicable jurisdiction or being unable to provide satisfactory evidence to LBI that such Composition Creditor is able to so lawfully receive such Shares; or (ii) if such Composition Creditor has failed to provide sufficient information to LBI for the Shares to be registered.

To the extent that any payments are made pursuant on account of any Bonds held by the Securities Escrow Agent, LBI shall transfer such amounts to the 113 Claims Reserve.

6.6	Terms of the Shares and the Bonds

6.6.1	Shares

The Shares will be ISK-denominated shares in LBI, which will be a private limited liability company incorporated in Iceland (ehf.). LBI will be governed by the provisions of the Private Companies Act (c.f. Appendix II) and the Articles of Association, as set out in substantially the same form as provided in Appendix III to this Information Memorandum. The Shares will be denominated in ISK and each Composition Creditor holding Composition Claim in excess of the Securities Distribution Threshold shall have Shares registered in its name in an amount equivalent to its pro rata share of all estimated Composition Claims calculated in accordance with Section 6.2(c).

The Board of Directors shall maintain a register of Shares, as provided for in Article 19 of the Private Companies Act, which shall list: 1) the date of issue of share capital; 2) the nominal value of share capital; and 3) to whom the share capital was issued, as well as other relevant information on the Shareholder(s). The register of Shares shall be kept at LBI’s offices and be accessible to all Shareholders to acquaint themselves with it.  A register of Shares may be maintained in electronic format.

The Articles of Association allow for two classes of Shares, Class A and Class B. The rights of Shareholders in each class are the same apart from the fact that Shareholders holding Class B Shares do not enjoy voting rights except with regard to those items listed in Articles 21.5 and 21.6 of the Articles of Association.

The Shares will be registered in the name of all Composition Creditors holding Composition Claims that exceed the Securities Distribution Threshold, save in the event a Composition Creditor is unable to have such Shares registered in its name or LBI has not provided sufficient transaction details for delivery to occur, in which case the relevant Shares shall be held by the Board of Directors in escrow for the relevant Composition Creditor(s) and registered as soon as it has been established by the relevant Composition Creditor(s) that the hindrance has been averted.

In the event that a Composition Claim is a Disputed Claim or a Contingent Claim, the issuance of Shares with respect to such a Claim shall be deferred, pending a final resolution of the dispute or occurrence of a contingency event. As provided in the Articles of Association, the Board of Directors has the authority and the obligation to issue and deliver Shares as soon as reasonably practicable after the resolution of the dispute or occurrence of a contingency event to the extent such resolution or occurrence of a contingency event result in the admittance, or partial admittance, of the claim as a Composition Claim, in any event in exchange for the proportionate set-off of the Composition Claim to the extent it is admitted. For the avoidance of doubt, the Board of Directors will not have the authority to issue and deliver Shares in the event, and to the extent, a Composition Claim is finally rejected.

The Articles of Association may be altered by a company in a general meeting. The Articles of Association state that a resolution passed by a qualified majority shall be required to confirm any amendment to the Articles of Association. A resolution is passed by a qualified majority if it has been passed by a majority of not less than two-thirds of the votes cast and has been approved by Shareholders controlling a minimum of two-thirds of the share capital of LBI represented at a general meeting.

The key terms and conditions specified by the provisions of Icelandic company law are set out in Appendix III. The form of LBI’s amended Articles of Association is provided under Appendix II.

Certain of the key terms of the Shares are as follows:

(a)	Transfer of Shares

Shares are freely transferable subject to receipt of a valid Transfer Notice (as defined in the Articles of Association) and the stapling to the Bonds (see point (b) below).

(b)	Stapling to Bonds

Pursuant to the conditions of the Bonds, the Shares cannot be transferred unless a corresponding proportion of Bonds is also transferred to the same transferee.

(c)	Shares not to be held by a Nominee

Each Shareholder (together with other members of its group) shall hold the entire beneficial interest in the Shares registered in its name and all Shares must be held by a Shareholder in its name and not through a nominee.

(d)	Remedial Action

In the event of a breach of the stapling requirement specified in paragraph (b) above, or the nominee holding requirement specified in paragraph (c) above, the Board of Directors may redeem the Class A Shares held by a Shareholder and issue Class B Shares in place of such Class A Shares.

(e)	Reserved matters

The following reserved matters require the approval of all Shareholders in respect of both Class A Shares and Class B Shares (attending and voting whether in person or by proxy) in a general meeting, to:

1.	reduce Shareholders’ rights to a dividend or other distribution from LBI, unless this is to the Shareholders’ benefit;

2.	increase Shareholders’ obligations towards the Company; and

3.
restrict Shareholders’ authorizations to handle their Shares as provided for in Articles 14 and 15 of the Private Limited Companies Act or oblige Shareholders to be subjected to redemption of their shares without the Company being wound up.

(f)	Certain decisions requiring majority vote

Pursuant to Article 22 of the Articles of Association a majority vote at a shareholders’ meeting is needed to make decisions in relation to the following issues:

1.	any dealings by LBI involving the LB bond unless dealings by which the LBI accepts a repayment or prepayment of the LB Bond at or above par;

2.
disposal of any of LBI’s asset(s) in a transaction or a series of related transactions having a fair market value in aggregate in excess of ISK 25,000,000,000 and the Board of Directors shall determine such fair market value based on the latest audited book value adjusted by such other factors (including any expert evidence) that the Board of Directors may reasonably rely on;

3.	until the Bonds have been repaid in full, any incurrence of or agreement to incur indebtedness in aggregate in excess of ISK 25,000,000,000;

4.	any conversion of currency into ISK, unless such ISK amounts produced as a result of such conversion are applied solely for the purposes of payment of domestic operating expenses, including taxes; and

5.
the entering into by LBI of any new business or change in the nature of its existing business as at the date of adoption of the Articles of Association, unless the Board of Directors has resolved (acting reasonably) that such actions will be beneficial to the holders of the Bonds and would not have adverse tax consequences for LBI.

(g)	Major changes to the business

All major changes to the business require a change of the Articles of Association and thus require a qualified majority vote for the change in a meeting of Shareholders as discussed above. Major changes include, but are not limited to:

1.	any change in the nature of the business;

2.	any capital reduction; and

3.	corporate transformation matters such mergers and demergers.

(h)	No Dividends

No dividend shall be paid to shareholders while any Bond is outstanding.

6.6.2	Bonds

Although it is expected that the final Conditions will be substantially in the form set out in Appendix IV, the terms and conditions set out therein are in draft form and subject to amendment and change. The current proposed draft of the terms and conditions of the Bonds is summarized below (and set out in full in Appendix IV):

(a)
Form of Bonds: The Bonds will be Euro denominated unsecured convertible obligations of LBI, issued in global registered form (exchangeable, in certain prescribed circumstances, into definitive registered form) to each of the Composition Creditors pursuant to the terms of the Trust Deed and the Conditions.

(b)	Principal Amount: Each Bond will have a principal amount of €1.

(c)
Final Maturity and Conversion: The final maturity date of the Bonds will be November 30, 2035, unless LBI determines, acting reasonably, that it is reasonably likely that it will be unable to redeem the Bonds in full on or before such date. In these circumstances, LBI may elect to convert some but not all of the Bonds into Shares on a date after 30 September 2018 (such date for conversion of the Bonds may only be designated within a conversion exercise period from 30 September to 20 December in 2018 and each year thereafter). A partial conversion must be applied on a pro rata basis across the holdings of each Bondholder (including holders of Bonds pursuant to Disputed or Contingent Claims). The Bonds will also be subject to mandatory conversion, at the option of LBI, on the final maturity date.

(d)
Conversion Price: Any conversion of the Bonds shall be at a conversion rate equal to the aggregate principal amount of the Bonds being converted divided by the nominal value of one Share in LBI. Fractions of Shares will not be issued or delivered on Conversion and no cash payment will be made in lieu thereof. Unless the Class A Shares are denominated in Euros, the nominal amount of the Class A Shares shall be converted into Euros in order to effect a conversion, by reference to the EUR/ISK exchange rate fixed by the Central Bank of Iceland on the day that is two (2) Business Days (as defined in the Conditions) prior to the date of conversion.

(e)
Repayment of Principal: Repayments of principal shall be made on a “pass-through” basis, in circumstances where LBI is holding sufficient Available Cash in order to be able to make a distribution. Payments will be made to the holders of the Bonds, in Euros, on a semi-annual basis (on 30 June and 31 December of each year), provided that the accounts of LBI on an applicable determination date in relation to any semi-annual period (i) show sufficient available and uncommitted cash reserves as determined by the Board of Directors of LBI and (ii) such cash reserves exceed a minimum threshold for payment as set out in the Bond Conditions. A repayment may also be made in circumstances where the minimum threshold for payment has not been exceeded, although such repayment shall be made solely at the discretion of the Board of Directors of LBI. In addition, LBI has the right (but not the obligation) to make one or more additional unscheduled payments of principal on the Bonds on any business day that is not a scheduled payment date under the Conditions.

(f)
Trading Restrictions: Trading restrictions are contained in the terms of both the Bonds and the Shares, including that (i) the Bonds cannot be transferred unless a corresponding proportion of Shares held by such Bondholder are also transferred to the same transferee and vice versa and (ii) the Bonds cannot be transferred, unless such transfer takes place in accordance with the applicable rules and procedures of any applicable clearing system through which the Bonds are cleared. The Bonds are also subject to restrictions on transfer during certain ‘closed periods’, including during the period of 15 days ending on (and including) the final maturity date and during the period after a conversion notice has been validly delivered.

(g)	Events of Default: The following circumstances amount to events of default under the Conditions of the Bonds:

(i)
failure by LBI to (A) make payments of principal in circumstances where (1) it has funds available to make payments pursuant to the Conditions of the Bonds and (2) the minimum threshold for payment (as set out in the Conditions of the Bonds) has been exceeded (subject to a 30 calendar day cure period) or (B) deliver Shares (in accordance with the terms and conditions of the Bonds) within 30 calendar days of conversion;

(ii)	failure by LBI to perform any of its material obligations under the Trust Deed and/or the Conditions of the Bonds (subject to a 90 calendar day cure period);

(iii)	the insolvency or bankruptcy of LBI (or analogous arrangement);

(iv)
the winding up or dissolution of LBI or any of its material assets, or the cessation or the public announcement of an intention to cease to carry on all or substantially all business or operations of LBI; and

(v)	it becomes (or will become) unlawful for LBI to perform its obligations under the Bonds.

At any time after the occurrence of an Event of Default, the Trustee may, at its discretion and without further notice, take such proceedings against LBI as it may think fit to enforce the terms of the Bonds and the Trust Deed on being so directed by an Extraordinary Resolution or so requested in writing by the holders of at least 25% in principal amount of the outstanding Bonds. Only the Trustee may enforce the provisions of the Bonds or the Trust Deed and no Bondholder shall be entitled to proceed directly against LBI unless the Trustee, having become bound to do so pursuant to the above, fails to do so within a reasonable time and such failure is continuing.

(h)	Covenants: In accordance with the Conditions of the Bonds and so long as any of the Bonds remain outstanding, LBI will covenant with the Bondholders as follows:

(i)	to comply with the provisions of the Conditions and the Trust Deed;

(ii)	not to create or permit any security over any of its assets other than as expressly permitted in the Conditions;

(iii)	to ensure ongoing compliance with applicable laws and regulations;

(iv)	to preserve its corporate existence in accordance with Icelandic law;

(v)	to maintain all permissions, authorizations, licenses and consents as may be required to be obtained from any government or regulatory authority;

(vi)
not to apply any funds standing to the credit of the 113 Claims Reserve for any purpose other than making provision for the settlement of Disputed Claims, Disputed Priority Claims, Contingent Claims, Contingent Priority Claims or recognized Composition Claims where LBI is unable to transfer any payment, Bonds or Shares to a Composition Creditor;

(vii)
to maintain one or more web-pages on a website, that shall be accessible to Bondholders upon request and upon provision of certain information to LBI.  Such web-pages shall display information to be provided by LBI to the Bondholders pursuant to the Conditions, below as soon as reasonably practicable after it becomes available; and

(viii)	to notify the Bondholders as soon as possible if an Event of Default has occurred or, if in the opinion of the Board of Directors, an Event of Default is reasonably likely to occur.

(i)	Financial Information: In accordance with the Conditions of the Bonds, LBI will covenant with the Bondholders to provide the following information:

(i)
audited consolidated financial statements of LBI prepared on an annual basis for each year (that any Bond remains outstanding) following LBI’s financial year ended 31 December 2016, including an updated valuation of LBI’s assets;

(ii)
unaudited quarterly financial statements of LBI prepared for each quarter date (that any Bond remains outstanding) following LBI’s financial year ended 31 December 2015, including (A) an updated valuation of LBI’s assets at each financial half year, (B) an asset monetization plan prepared on a 12 month look-forward basis, and (C) a summary of all amounts released from Reserves for inclusion in Available Cash, also prepared on 12 month look-forward basis; and

(iii)	the annual Budget approved by the Shareholders of LBI.

(j)
Amendments: In order to make certain specified amendments to the Bonds, Annex 1 to the Conditions requires the unanimous consent of each Bondholder in respect of all outstanding Bonds. These amendments include adjustments to the maturity of the Bonds, reducing or cancelling the principal amount of the Bonds, modifying the provisions relating to Events of Default, enforcement or conversion, amending the currency of the Bonds or amending any Bondholder rights. In respect of any other proposed amendments, these must be approved by Extraordinary Resolution (requiring 66 2/3% of all Eligible Persons voting) and any such changes may only apply to the extent that they affect all outstanding Bonds and Bondholders equally.

(k)
Taxation: If any amount is required to be deducted or withheld from any payment to any Bondholder, such amount shall reduce the amount otherwise distributable to such Bondholder. The amount of any withholding tax imposed with respect to any Bondholder shall be treated as a repayment of principal to the Bondholder at the time it is deducted or withheld and remitted to the appropriate taxing authority. LBI shall not be obligated to pay any additional amounts to the Bondholders or the holders of beneficial interests in the Bonds as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

(l)
Agency Agreement: LBI will enter into a paying, transfer and conversion agency agreement with one or more paying, transfer and conversion agents, whereby agents will agree to take on the roles of registrar, transfer agent, principal paying agent in relation to the Bonds.

6.7	Effective Date of the Composition

If the Composition Proposal is (a) approved by a sufficient statutory majority of the Composition Creditors at the Composition Meeting (or a follow-up meeting as provided for in Article 51 of the Bankruptcy Act, cf. Article 103 A, paragraph three of the Financial Undertakings Act) and (b) (i) is confirmed by the District Court and not appealed within seven calendar days or (ii) any appeal of the District Court’s decision is finally determined and is unsuccessful, the Composition will become effective.  This date is referred to in the Composition as the Effective Date.

Subject to the above approvals and confirmation, it is expected that the Composition Proposal will become effective on a date before 15 March 2016.

6.8	Fulfilment Date and Conditions Precedent

The Fulfilment Date shall not occur, and the Composition shall not be consummated, unless and until the following conditions have been satisfied, as further set out in the Composition Proposal:

(a)	The Effective Date has occurred;

(b)
the Stability Contribution has been paid and appropriate assignment agreements have been entered into to effectuate the transfer of the Transferred Assets, resulting in (i) an unconditional exemption by the CBI from the prohibition pursuant to the Act on Foreign Exchange with respect to the any funds or assets of LBI which are not a part of the Stability Contribution and (ii) a confirmation that LBI is no longer subject to a Stability Levy pursuant to the Stability Levy Act;

(c)
all Priority Claims have been paid in full, or appropriate Reserves have been established, including the Priority Claims FX Reserve, and all other matters as set out in Section II of the Composition Proposal have been fulfilled;

(d)	the De minimis Payment has been made along with appropriate, and proportionate, amounts reserved in respect of Disputed Claims or Contingent Claims at such time as the De minimis Payment is made;

(e)	all Reserves have been funded;

(f)	existing shares of LBI have been written down in full and new Shares issued along with the adoption of the Articles of Association;

(g)
the Shares have been registered in the name of, and the Bonds have been distributed to, Composition Creditors (or placed in escrow as described in Section 6.5 in the event a Composition Creditor is unable to receive Bonds or if such Claim is a Disputed Claim or a Contingent Claim); and

(h)	a meeting of Shareholders has been convened where a new Board of Directors has been elected in accordance with the Articles of Association and any relevant provision under the Private Companies Act.

As soon as reasonably practicable after the confirmation of the Composition Proposal in accordance with point (a) above, the Winding-up Board will seek recognition of the Composition in any foreign jurisdiction where such recognition is necessary. Although such recognition may not be a condition precedent to fulfilment of the Composition a lack of recognition may result in parties in certain jurisdictions not being able to take possession of, or trade, the Bonds.

7	FINANCIAL PROJECTIONS OF LBI

7.1	Summary Methodology

As provided for by Article 103 A of the Financial Undertakings Act, LBI has estimated the recovery of its assets as of 30 June 2015. Amounts associated therewith denominated in FX are presented in ISK-equivalent amounts based on the published CBI selling rates as of the same date. LBI has also estimated its distributable asset value as at 31 December 2015 (applying published selling rates of the CBI as of 30 June 2015), and the Winding-up Board has estimated the amount of Claims that will ultimately be recognized on a final basis. These estimations serve as the basis for the estimated recovery under LBI’s Projected Case and Upside Case scenarios. The Winding-up Board intends to seek a third party review of the methodology applied with respect to asset valuation and determination of expected recovery. It should be noted that the Upside Case, as set out in this Information Memorandum, includes potential additional asset value that is not incorporated in the Projected Case (as described more fully herein). The additional value is primarily based on potential net FX income and potential future FX upside on certain assets in line with LBI’s interpretation of the valuation requirements for composition scenarios as set out in the Financial Undertakings Act.

LBI has made significant assumptions with respect to the Projected Case and the Upside Case, including the following:

•
Composition: Projected Case and Upside Case assume that the Composition is accepted by the requisite majorities of Composition Creditors and approved by the District Court (or the Supreme Court in the case of an appeal) before 15 March 2016 pursuant to a petition for confirmation that is received by the District Court on or before 31 December 2015, and that the Stability Contribution is made in lieu of paying the Stability Levy. As described herein, it is also assumed that making the Stability Contribution will exempt LBI from capital controls instituted pursuant to Icelandic law.

•	Asset monetization prior to 31 December 2015: LBI anticipates that the LB Monetization Transaction will occur prior to 31 December 2015.

•
Asset values: Asset values held on LBI’s balance sheet reflect the estimated recovery value to principal (plus any accrued interest at the date of the financial statements); such estimates are based on management’s analysis of the ultimate recovery, which inherently incorporate material assumptions for each individual asset. The estimated recovery values assume a “Hold to Maturity” asset management strategy for remaining assets and are therefore not expected to reflect the potential mark-to-market value of such assets. Such values have not been discounted based on the time value of money.

•
ISK Costs Reserve Amount, Priority Claim ISK Reserve and Stability Contribution: LBI has made material assumptions regarding the amount of the Stability Contribution, ISK Costs Reserve Amount and Priority Claim ISK Reserve that will ultimately be funded and/or paid prior to 15 March 2016 (with respect to the Stability Contribution) or Fulfilment Date (with respect to the funding of the ISK Costs Reserve Amount and/or the Priority Claims ISK Reserve).

•	Claims: LBI has made assumptions as to the ultimate amount of Claims that will be recognized on a final basis in respect of Claims filed under Articles 109 through 113 of the Bankruptcy Act.

The risks associated with these assumptions are specified in greater detail in Section 8. Additionally, the amounts listed in this section are shown in ISK equivalent amounts, assuming exchange rates as noted; asset values assume published selling rates of the CBI as of 30 June 2015, while Claims are converted to ISK equivalent using the published selling rate of the CBI at the Reference Date, as provided for by law.

7.2	Estimated Distributable Asset Value

Based on LBI’s financial presentation as of 28 August 2015, the estimated distributable value of LBI’s assets as of 30 June 2015 was ISK 461.6bn. The estimated distributable value was then updated based on Article 103 A of the Financial Undertakings Act, as explained above. After accounting for these updates, the estimated distributable value as of 30 June 2015 was ISK 474.6bn. These updates included changes to the estimated value of various loans to customers, bonds and equity, as well as the inclusion of estimated value attributable to litigation with respect to damages and voiding actions.

LBI has projected expected changes to its balance sheet between 30 June 2015 and 31 December 2015 based on (i) asset monetizations, (ii) expected income on assets, (iii) expected operating expenses and (iv) expected taxes payable (as described below). LBI has accelerated the monetization of certain assets (relative to the “Hold to Maturity” strategy) prior to 31 December 2015; these accelerated monetizations are discussed in Section 7.1. The Winding-up Board has projected operating expenses and income for this period, as illustrated below. LBI will also be required to pay a bank levy (estimated to be ISK 6.9bn) and a special asset management tax (estimated to be ISK 0.8bn) prior to 31 December 2015 (in respect of fiscal year 2014 activities). Moreover, LBI will make a payment to LB pursuant to the LB Monetization Transaction (estimated to be ISK 1.0bn and which is incorporated in Section 7.3.2).

As illustrated below, the estimated distributable value of LBI’s assets at 31 December 2015 is ISK 467.5bn (based on the published selling rates of the CBI as of 30 June 2015).

Estimated distributable Value Summary Expected Changes during Q3 and Q4 2015  Estimated Value Estimated Pro. For ma Asset Operating Bank Value ISK bn 6/30/2015 Adjustment 6/30/2015 Monetization Income Expenses Levy/Taxes 12/13/2015  Cash 1483 145.7 101.0 14.01 17.71 237.A Loans to Financial Institutions 16.2 16.2 1301 13.2 Loans to Customers 55.8 5.6 61.4 (8.0), 0.8 Bonds 37.1 031 36,8 13701 Equities 2.1 0.6 23 1031 LB Financing 201.2 201.2 152h1 Derivatives0.9 0.9 10.2 noncurrent Assets 1.5 1.5 la ni Damage/Voiding cases 7.1 7.1 Estimated distributable asset value 461. 13A 474. 4.3 .0.1 .7.1

The chart above has not yet been adjusted for the following actions:

•
Stability Contribution: Information above is presented prior to making the Stability Contribution; pro forma adjustments have been included in Section 7.3.2 to reflect estimated distributable value after making the Stability Contribution.

•
ISK-denominated Reserves: Information above is presented prior to funding of the ISK-denominated Reserves. Pro forma adjustments have been included in Section 7.3.2 to reflect estimated distributable value after funding the ISK-denominated Reserves.

•
112 Claims: Information above is presented prior to payment in satisfaction of recognized 112 Claims; pro forma adjustments have been included in Section 7.5 to reflect estimated distributable value (based on the published selling rates of the CBI as of 30 June 2015) after payment of 112 Claims.

•	Payments to LB: Information above is presented prior to making any payments to LB pursuant to the LB Monetization Transaction.

7.3	Stability Contribution

7.3.1	Introduction

The concept of a stability contribution was first addressed in a presentation by Icelandic authorities on 8 June 2015 as part of plans by the Icelandic government and the CBI for removal of capital controls. According to the presentation, financial undertakings in winding-up proceedings would be offered two options to be exempted from capital controls. Firstly, to pay a stability levy of 39%, which would be levied on a financial undertaking in winding-up proceedings on a one-off basis in April 2016, or secondly, to fulfill the so-called stability conditions and voluntarily deliver a stability contribution. The authorities’ presentation explained that both routes were intended to prevent the nation’s balance of payments from being negatively impacted by capital outflows from the winding-up of the failed financial undertakings in connection with easing of capital controls.

On 8 June 2015, the legal office of Akin Gump Strauss LLP (“Akin Gump”) sent, on behalf of an unnamed group of creditors, the Creditors’ Proposal to the Steering Committee on Liberalisation of Capital Controls for the conclusion of the Winding-up Proceedings. The beginning of the letter states that the substance of this Creditors’ Proposal accords with the conclusion of exchanges between Akin Gump, Andria Ltd. and the legal office LOGOS with certain members of the Task Force on Liberalization of Capital Controls which began on 25 March 2015.

On 8 June 2015, the Ministry of Finance and Economic Affairs published on its website a news announcement giving the substance of the Creditors’ Proposal. The conclusion of the announcement states that the Task Force has confirmed that the Creditors’ Proposal is consistent with the framework endorsed by the Steering Committee and recommends that an exemption be issued from capital controls.

On the same day as the plan of the Icelandic government and the CBI for liberalization of the capital account was presented, the Minister of Finance and Economic Affairs presented to the Icelandic parliament Althingi two Bills, which were intended to create the necessary legal basis for carrying out the plan. These were a Bill amending the Financial Undertakings Act (on compositions) and a Bill for a new Act on a Stability Levy. The Bills were adopted as law by the Althingi on 3 July 2015, with some amendments by the Economic and Trade Committee, as Act No. 59/2015 (compositions) and Act No. 60/2015, both of which took effect on 17 July 2015.

Act No. 59/2015 neither defines nor specifically mentions the concept of stability contribution. Subparagraph c of Article 1 of Act No. 59/2015, however, provides an authorization for Winding-up Boards to dispose of a financial undertaking’s interests, as the case may be, without recompense, in order to enable the conclusion of winding-up proceedings. The Explanatory Notes to the Bill state that the Winding-up Board must have clear authority to undertake such a disposition. This is relevant as disposition of assets or rights without any recompense in any insolvency proceedings is considered unusual, but in this instance necessary to effect a conclusion of the Winding-up Proceedings. It also mentions that the Winding-up Board is obliged to announce such planned measures in advance at a creditors’ meeting, as provided for in the third sentence of the third paragraph of Article 103 of the Financial Undertakings Act.

Article 5 of Act No. 59/2015 furthermore provides for an amendment to Temporary Provision III of the Act on the CBI, No. 36/2001, as subsequently amended. The amendment authorizes the CBI, for the purpose of mitigating, preventing or enabling a response to a negative impact on stability in exchange rate and monetary affairs, to accept any and all types of financial valuables, including claims, rights, financial instruments and holdings and other rights in companies in connection with plans to remove capital controls. The Explanatory Notes on the provision state that it is necessary to remove any doubt as to the CBI’s authorizations in connection with removal of controls on capital movements and foreign currency transactions. Doing so reinforces the CBI’s authorizations to conclude such transactions as the CBI deems necessary and to accept assets and other interests of financial undertakings through transactions or by other means in accordance with subparagraph c of Article 1 of Act No. 59/2015. The provision requires that the transactions or financial measures be conducive to mitigating, preventing or enabling a response to a negative impact on stability in exchange rate and monetary affairs. The statutory provision thereby provides authorization to the CBI to conclude transactions or accept financial valuables, while the Explanatory Notes state clearly that the decision to undertake such measures lies with the party requesting such action from the CBI.

Taken together, these two statutory provisions result in authorizing a Winding-up Board, in connection with a financial undertaking’s composition, to deliver a stability contribution without specific recompense. According to the provision, the stability contribution is to be in the form of assets or other interests of a financial undertaking and may only be turned over if this is done to conclude winding-up proceedings if it is deemed to serve creditors’ interests.

As provided for in the Creditors’ Proposal of 8 June 2015, the Winding up Board, on behalf of LBI, has agreed to enter into an irrevocable release in favor of the Icelandic Sovereign and the CBI in relation to any losses, liabilities or damages suffered by the LBI estate as a result of the existence of capital controls in Iceland (the “Government Release”). To this end, the Winding-up Board on behalf of LBI will enter into the Government Release that states1:

“Provided that the Exemptions are granted by the CBI on the terms set out in the Exemptions Request,  the Company makes the Stability Contribution and the Company distributes entitlements in accordance with the Composition Proposal, the Company and its estate hereby irrevocably releases the Icelandic state, the CBI and any other Icelandic governmental and/or regulatory authority including but not limited to FME, the Icelandic tax authority and any personnel, officer, employee, Adviser or Affiliate of any such entity (Released Person), to the fullest extent permitted by law from any liability which such Released Person might otherwise have or incur in relation to, arising out of, or in connection with, or as a consequence of, any step or action taken or omission to act, in, or in connection with, the existence of the capital controls under the Act on Foreign Exchange, the Exemptions, the Composition or the Stability Contribution and irrevocably waives any claims against any Released Person in relation thereto.”

In a Creditors’ meeting on 2 October 2015, the Winding-up Board discussed its decision to make the Stability Contribution, including the execution of the Government Release set out above. This decision was not subject to objection at the meeting. The Winding-up Board will therefore prepare for the execution of the Stability Contribution, including the Government Release and transfer of various assets and rights, in relation to, and as a part of the fulfillment of the Composition Proposal, but subject to the Effective Date occurring, as further set out in this document.

7.3.2	Estimated Stability Contribution

It is estimated that LBI’s Stability Contribution will be approximately ISK 15.6bn. The components underlying this estimate are illustrated in the table below. As described further herein, the Stability Contribution will be composed of Transferred ISK and Transferred Assets, which will be contributed to specified accounts at the CBI.

Estimated Stability Contribution (ISK bn) Estimated Value Cash 5.8 Loans to Financial Institutions 0.7 Loans to Customers 7A Bonds  Equities 1.3 LB Financing  Derivatives 0.3 N on-current Assets Darn age cases  Voiding cases  Estimated Stability Contribution

1      Defined terms included in the following paragraph shall have the meaning ascribed to them in such release.

LBI anticipates that it will fund ISK-denominated Reserves in an amount equal to ISK 9bn. It is estimated that at least ISK 3bn of this amount will be utilized to fund the ISK Costs Reserves Amount. It is estimated that the remaining ISK 6bn held in the Priority Claims ISK Reserve will be utilized to pay any additional ISK-denominated Priority Claims and Contingent Priority Claims, to the extent such Claims are ultimately recognized on a final basis. Moreover, subject to an agreement with the CBI, it is expected that funds held in the Priority Claims ISK Reserve will be utilized to pay any special asset management taxes in respect of fiscal year 2015 activities, which may become payable after 31 December 2015. If, after making payments in respect of any such finally recognized Claims and/or special asset management taxes, the balance of the ISK-denominated Reserves is not zero, any remaining amounts will be transferred to the ISK Reserve and will form part of the Stability Contribution based on an arrangement that LBI will enter into with the CBI.

The Stability Contribution, certain payments to LBI pursuant to the LB Monetization Transaction and funding of the ISK-denominated Reserves will reduce the distributable value of assets available to satisfy Claims. On a pro forma basis, it is estimated that the distributable value available to satisfy finally recognized Claims is ISK 441.9bn. This analysis is summarized below.

s 'Drina I  r a  ISK bn Cash boa ns to F manual institutions Loans to Customers Bonds Equities LB Financing  Derivatives Non-current Assets  Damage/void rig cases  'a Le s rim Total Value   237.4 13.a 535  151,E 0.b 1.6  7.1 1) Payments to LB Contribution 1.0 5.8 0.7    II 7.4     II    II 1.3     II    II 0.3     II     II Denominated Reserve Funding   9.0 s or Ckalnaanb. 221. b 12.5 4b.4  0.8 151.8 0.3 1.6  7.1 Estimated distributable asset value 4675 1.0 13.6 9.0 441.9

If the Composition Proposal is approved by Voting Creditors and subsequently confirmed by the Courts, LBI will pay the Stability Contribution, which is expected to be ISK 15.6bn, but no more than ISK 24.6bn (the sum of ISK 15.6bn and the ISK-denominated Reserves).  If the Composition Proposal is rejected, LBI will be liable to pay the Stability Levy, which is estimated to equal (at most) ISK 182.3bn, as described in more detail in Section 7.8 below.

7.4	Estimated Liabilities

The final amount of recognized 112 Claims is estimated to be 210.6bn ISK as further detailed below. This analysis illustrates the estimated amount of finally accepted 112 Claims that will ultimately be satisfied, in full, by the estimated distributable asset value shown above, as estimated by the Winding-up Board.

Estimated Claims Summary  (ISK bn) Estimated liabilities 112 Claims Deposit - Retail 185.0 Deposit - Wholesale 23.1 Loans from Financial Institutions 2.3 Other Liabilities 0.1 Estimated total 112 Claims 210.6 113 Claims Deposit - Retail 0.2 Deposit - Wholesale 10.4 Derivatives 146.8 Loans from Financial Institutions 49.3 Other borrowings 186.2 Other liabilities 10.8 Securities issued 1,208.3 Subordinated securities Estimated total 1, 612.0 (+) Estimated resolved claims (4.8) Estimated total 113 Claims 1,607.2 (-) De n7MM?s Payment to non-Composition Claims 0.2 Estimated total Composition Claims 1,607.0

As illustrated, LBI has estimated that ISK 210.6bn of 112 Claims will be satisfied prior to fulfillment of the Composition. These Claims will be satisfied in full before any amounts are paid to 113 Claims pursuant to the Composition Proposal. Such payment will be made in FX, based on the applicable exchange rates at the date of payment. Following satisfaction of the 112 Claims, the remaining distributable asset value will be utilized to repay the Bonds and return capital to holders of Shares in full and final satisfaction of all 113 Claims.  The amount of 113 Claims estimated to be recognized on a final basis is ISK 1,607.2bn and the estimated amount of Composition Claims is ISK 1,607.0bn.

7.5	Estimated Projected Case Recovery

As illustrated below, the Projected Case assumptions imply that, after accounting for 113 Claims that will be paid in full by the De minimis Payment of ISK 0.2bn, ISK 231.1bn will be available to satisfy recognized Composition Claims of approximately ISK 1,607.0bn. This implies a Projected Case recovery for Composition Claims of 14.38%.

Estimated Projected Case Recovery Summary Projected Case Values (15K bn) Estimated distributable asset value 467.5 (-) Estimated Stability Contribution (15.6) (-) Payments to LB under LB Monetization Transaction (1.0) (-) 15K-denominated Reserves funding (9.0) Estimated pro forma distributable asset value 441.9 (-)Estimated finally recognized 112 claims (210.6) Est. pro forma distributable asset value for 113 Claims 231.4 (-) De minimis Payment to non-Composition Claims (0.2) Est. pro forma value for composition claims 231.1  Estimated total Composition Claims 1,607.0 Implied recovery to Composition Claims 14.38%

The table below further illustrates the underlying asset categories in the Projected Case Recovery, based on the applicable assumptions.

Estimated Projected Case Pro Forma Distributable Value Est. Pro For .- Assets for () Satisfaction = Value for (ISK bn) Claimants of 112 Claims 113 Claims Cash 221.6() 210.6 11.0 Loans to Financial Institutions 12.5()  = 12.5 Loans to Customers 46.4()  = 46.4 Bonds ()  = 0.0 Equities 0.8()  = 0.8 LB Financing 151.8()  = 151.8 Derivatives 0.3()  = 0.3 Non-current Assets 1.6()  = 1.6 Damage/Voiding cases 7.1()  = 7.1 Estimated distributable asset value 441.9 210.6 231.4
As discussed in Section 3.7, two voting thresholds must be achieved in order for the Composition Proposal to be accepted. The value threshold is calculated by subtracting the Projected Case recovery to Composition Claims from 100%. However, pursuant to paragraph 3 of Article 103 A of the Financial Undertakings Act as amended, the voting threshold is capped at 85% of the Claims of Voting Creditors who actually vote. LBI’s voting threshold, by value, is therefore 85%.

7.6	Estimated Projected Case Cash Flow Projections

Projected Case Cash Flow Analysis Expected Projections for Year Ending 31 December Net FX (ISK bn) 31 Dec 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Later Total Income Opening cash position 20.0 20.0 30.2 26.5 2.0         In FX 11.0 11.0 25.5 24.5 2.0         In ISK 9.0 9.0 4.7 2.0          Income on Term Deposit in LB 0.3 0.5 0.5          1.3 1.3 Loans to Financial Institutions 0.2 1.4 2.6 1.5 0.7 0.7 0.7 0.7 0.7 0.7 0.7 1.7 12.5 Loans to Customers 35.3 3.6 2.7 4.8 0.2 0.2 0.2 0.2 0.2 0.1 0.0 0.0 47.2 Thereof expected income 0.5 0.4 0.1 0.0         0.9 0.9 Equities 0.1 0.2 0.5          0.8 LB Financing 26.8 4.5 5.0 6.6 42.8 5.2 33.8 4.1 39.9 1.7 30.1  200.7 Thereof expected income 4.3 4.5 5.0 6.6 7.1 5.2 5.4 4.1 4.2 1.7 1.8  50.0 50.0 Derivatives 0.3            0.3 Non?current Assets 1.6            1.6 Damage/Voiding Cases   7.1          7.1 Total FX cash flow from assets 64.6 10.2 18.4 12.8 43.7 6.1 34.7 5.0 40.8 2.6 30.8 1.7 271.5 52.3 Total FX cash flow from assets and cash 11.0 75.5 35.7 42.9 14.8 43.7 6.1 34.7 5.0 40.8 2.6 30.8 1.7 Opex (budget for 2016?2026) (4.8) (3.9) (2.5) (1.0) (1.0) (1.0) (0.5) (0.5) (0.5) (0.5) (0.5)  (16.7) In FX (2.5) (3.2) (2.5) (1.0) (1.0) (1.0) (0.5) (0.5) (0.5) (0.5) (0.5)  (13.7) (13.7) In ISK (2.3) (0.7)           (3.0) Expected cash flow to Composition Claims 47.5 8.0 38.5 13.8 42.7 5.1 34.2 4.5 40.3 2.1 30.3 1.7 268.8 38.6 Expected cash outflow from Priority Claims ISK Reserve (2.0) (2.0) (2.0)          (6.0) Closing cash position 20.0 30.2 26.5 2.0          In FX 11.0 25.5 24.5 2.0          In ISK 9.0 4.7 2.0

LBI has presented its estimated cash flow projections under the Projected Case above. The cash flow projections include estimated recoveries on asset values (as detailed above), estimated income on assets, and estimated operating expenses after 31 December 2015.

The projections provided above assume that LBI will maintain its current asset management strategy of “Hold to Maturity” for the remaining assets within LBI’s portfolio. Specifically, LBI’s largest single asset by value is the LB Bond, which is assumed to mature in full by 2026; based on this assumption, income is generated from the LB Bond through 2026. Given that interest income on the LB Bond accounts for a significant majority of total FX income during the projection period, any monetization of the LB Bond (or any tranche thereof) prior to scheduled maturity (aside from those included in the LB Monetization Transaction or otherwise detailed herein) may result in reduced net FX income to LBI. It is also assumed that FX rates will remain at the published selling rates from the CBI as of 30 June 2015 during the projection period.

As noted above, the Projected Case assumes that the LB Monetization Transaction will close prior to 31 December 2015; the Avens replacement bond was repaid in July of 2015. It is also assumed that the satisfaction of any remaining finally recognized 112 Claims will occur prior as soon as possible after the Effective Date.

Income on assets is based on interest rates which are applied to specified asset bases. Income on the LB Bond and assets held as Loans to Customers are, in most cases, based on floating interest rates; however, in some cases, such interest rates are fixed. In the case of Loans to Customers, forward interest rates are based on the last fixing date for the specific asset. With respect to the LB Bond under the Projected Case and Upside Case, forward interest rates are based on the 3-month LIBOR forward curve as per Bloomberg on 25 September 2015. The asset base to which the interest rate is applied to project the estimated cash flow is typically the par value of the asset; in some cases, however, the asset base utilized is the estimated recovery value, which may be less than par value.

Operating expenses, which are payable partially in ISK and partially in FX, are based on the actual expenses incurred from the first six months of 2015 and an applied gradual decrease over time. It is assumed that the workload of the management team and LBI employees/consultants will decrease over time in line with (i) reduced asset portfolios as assets are monetized and (ii) decreased scope of other work, including litigation of disputed claims. The ISK portion of operating expenses will be paid, in part by the ISK Costs Reserve Amount initially deposited in the Costs Reserve specifically for purposes identified in the definition of such term. It is expected that this amount will be fully exhausted by or before 30 June 2017.  After that time, it is expected that FX-denominated cash held by LBI will be converted into ISK as appropriate and necessary to pay ISK-denominated expenses as such expenses become payable.

As discussed in Section 8, it is possible that LBI may incur tax liabilities that must be satisfied in ISK after 31 December 2015. The projections above assume no such tax liabilities become payable.

7.7	Determination of the Face Value of the Bonds

The aggregate principal amount of Bonds has been determined based on the Upside Case rather than the Projected Case as provided for in Article 103 A of the Financial Undertakings Act. As illustrated below, the Upside Case incorporates net FX income and other specific potential upside from assets. No other differences are assumed between the Projected Case and the Upside Case.

Although net FX income under the Projected Case is calculated in Section 7.6, net FX income is not included in estimated distributable value under the Projected Case in Section 7.5 in any form. However, the Upside Case incorporates net FX income from assets. As illustrated below, this results in expected interest income of ISK 52.3bn and net FX income of ISK 38.6bn (net of ISK 13.7bn of operating expenses in FX).

Upside Case Cash Flow Analysis Expected Projections for Year Ending 31 December Net FX (ISK bn) 31 Dec 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Later Total Income Opening cash position 20.0 20.0 30.2 26.5 2.0         In FX 11.0 11.0 25.5 24.5 2.0         In ISK 9.0 9.0 4.7 2.0          Income on Term Deposit in LB 0.3 0.5 0.5          1.3 1.3 Loans to Financial Institutions 0.2 1.4 2.6 1.5 0.7 0.7 0.7 0.7 0.7 0.7 0.7 1.7 12.5 Loans to Customers 35.3 3.6 2.7 4.8 0.2 0.2 0.2 0.2 0.2 0.1 0.0 0.0 47.2 Thereof expected income 0.5 0.4 0.1 0.0         0.9 0.9 Equities 0.1 0.2 0.5          0.8 LB Financing 26.8 4.5 5.0 6.6 42.8 5.2 33.8 4.1 39.9 1.7 30.1  200.7 Thereof expected income 4.3 4.5 5.0 6.6 7.1 5.2 5.4 4.1 4.2 1.7 1.8  50.0 50.0 Derivatives 0.3            0.3 Non?current Assets 1.6            1.6 Damage/Voiding Cases   7.1          7.1 Potential future upside (Art. 103a Act 161/2002 on FU) 1.8 1.6 3.3 1.0 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.5 10.3 Total FX cash flow from assets 66.4 11.8 21.8 13.8 44.0 6.4 34.9 5.3 41.1 2.9 31.1 2.2 281.8 52.3 Total FX cash flow from assets and cash 11.0 77.4 37.3 46.3 15.8 44.0 6.4 34.9 5.3 41.1 2.9 31.1 2.2 Opex (budget for 2016?2026) (4.8) (3.9) (2.5) (1.0) (1.0) (1.0) (0.5) (0.5) (0.5) (0.5) (0.5)  (16.7) In FX (2.5) (3.2) (2.5) (1.0) (1.0) (1.0) (0.5) (0.5) (0.5) (0.5) (0.5)  (13.7) (13.7) In ISK (2.3) (0.7)           (3.0) Expected cash flow to Composition Claims 49.4 9.6 41.8 14.8 43.0 5.4 34.4 4.8 40.6 2.4 30.6 2.2 279.1 38.6 Expected cash outflow from Priority Claims ISK Reserve (2.0) (2.0) (2.0)          (6.0) Closing cash position 20.0 30.2 26.5 2.0          In FX 11.0 25.5 24.5 2.0          In ISK 9.0 4.7 2.0

Additionally, incremental potential asset value is estimated to be ISK 10.3bn. Moreover, as described in Section 7.1, the estimated recovery under the Projected Case necessarily includes accrued interest at the date of the financial statements. As such, for the purposes of estimating distributable value under the Upside Case (which includes net FX income), the amount of accrued interest included in the balance sheet asset values as of 31 December 2015 must be excluded to avoid double-counting.

Estimated Upside Case Adjustments Upside Case (ISK bn) Values Net income, as described 38.6 (+) Potential asset value upside 10.3 (-) Estimated accrued interest at December 31, 2015 (1.1) Incremental value, Upside Casevs. Projected Case 47.7  Estimated total Composition Claims 1,607.0 Implied incremental recovery to Composition Claims 2.97%
The Upside Case estimated distributable asset value is calculated by adding this incremental value to that of the Projected Case, as demonstrated below.

Estimated Upside Case Summary Upside Case (15K bn) Values Estimated distributable asset value 4 67.5 (+) Net income and potential upside 47.7 (-) Estimated Stability Contribution (15.6) (-) Payments to LB under LB Monetization Transaction (1.0) (-) ISK-denominated Reserves funding (9.0) Estimated pro forma distributable asset value 489.6 (-) Estimated finally recognized 112 Claims (210.6) Est. pro forma distributable asset value for 113 Claims 279.1
As illustrated above, the Upside Case implies that ISK 279.1bn will be available for distribution to recognized 113 Claims. It is anticipated that these distributions, after accounting for the De minimis Payment, will be paid as principal repayments on the Bonds. As illustrated below, the De minimis Payment in respect of 113 Claims is expected to be ISK 2.5bn equivalent (excluding amounts escrowed in respect of Disputed Claims and Contingent Claims).

De minimis Payment Analysis (ISK bn)  De minimis Payment to non-contingent 113 Claims not receiving Bonds (1) 1.5 (+) De minimis Payment to Composition Claims receiving Bonds 1.0 De minimis Payment (excl. Contingent & Disputed Claims) 2.5  Note: (1) De minimis Payment to 113 Claims that are neither Contingent Claims nor of an amount that is greater than the Seeunties Dstribution threshold.

After accounting for the De minimis Payment, it is estimated that ISK 276.5bn will be available to satisfy remaining Claims, which will be paid via the Bonds.

Pro Forma Upside Case Assets (15K bn)  Est. pro forma distributable asset value for 113 Claims 279.1 (-) De minimis  Payment before Contingent Claims 2.5 Estimated distributable value avai lable to repay Bonds 276.5

After accounting for the impact of the De minimis Payment, it is expected that Composition Claims will be ISK 1,594.4bn, which implies that the value available to repay the Bonds will equal 17.34% of Composition Claims.

Composition Claims  (15K bn)  Estimated 113 Claims 1,607.2 (-) Estimated Contingent Claims (7.2) (-) Estimated reduction in 113 Claims due to De minimisPayment (4.6) Composition Claims receiving Bonds before De minimisPayment 1,595.4 (-) De minimisPayment to Composition Claims receiving Bonds (1.0) Composition Claims receiving Bonds after De minimis Payment 1,591.4  Estimated distributable value available to repay Bonds 276.5 Implied recovery from Bonds,% of net Composition Claims 17.34%

However, Bonds will also be issued (and escrowed) in respect of Disputed Claims and Contingent Claims (based on the same recovery outlined above) in the amount of ISK 11.5bn.

Contingent Claims & Disputed Claims (15K bn) Estimated Contingent Claims before De. minimis  Payment 7.2 (-) De minimis Payment to Contingent Claims (0.1) Estimated Contingent Claims after De minimis  Payment 7.1  Estimated Disputed Claims before De minimis Payment 122.3 (-) Reduction due to Heritable claims (61.5) (-) De minimis Payment to Disputed Claims (1.4) Estimated Disputed Claims after De minimis Payment 59.4  Estimated Contingent Claims after De minimis  Payment 7.1 (+) Estimated Disputed Claims after De minimis  Payment 59.4 Est. Contingent Claims & Disputed Claims after De minimis  Payment 66.5 Implied recovery from Bonds 17.34% Implied Bonds escrowed in respect of Contingent & Disputed Claims 11.5

The Reduction due to Heritable claims set out in the table above, in the amount of ISK 61.5bn, is based on payments already made by the estate of Heritable Bank towards its creditors and the assumption that LBI’s liability under the guarantee has thus been reduced accordingly.

As such, the aggregate principal amount of the Bonds is anticipated to be equal to the implied distributable asset value for Composition Claims (less the De minimis Payment), plus the amounts escrowed in respect of Disputed Claims and Contingent Claims; such amount is estimated to be approximately ISK 288bn.

Estimated Bond at issuance  (Currency as noted)  Estimated distributable value available to repay Bonds (ISK bn) 276.5 (+) Implied Bonds escrowed in respect of Contingent & Disputed Claims (ISK bn) 11.5 Estimated Bond principal at issuance (ISK bn) 288.1 ISK/ EUR 143.9 Estimated Bond principal at issuance (ISK bn) (EUR bn) 2.002

The Bonds, however, will be EUR-denominated. For illustrative purposes and based on the published CBI selling rate as of 25 September 2015 of 143.85 ISK per EUR, the aggregate principal amount of the Bonds would be €2,002mm.

7.8	Stability Levy Analysis

If the Composition Proposal fails (or is not accepted) such that the Effective Date does not occur by before 15 March 2016 (provided that a petition to confirm the composition is received by the District Court before year end 2015), LBI could be required to pay the Stability Levy. As per the Stability Levy Act, the Stability Levy is calculated as 39.0% of LBI’s gross assets, subject to certain deductions (to the extent that LBI can make certain qualifying investments in Icelandic companies). It should be noted that it is highly doubtful that LBI would be able to make any such qualifying investments given both time constraints and unknown availability of such investment options. The maximum amount of these potential deductions is ISK 50bn and could be used (to the extent such qualifying investments could be made) to reduce the asset base to which the 39.0% levy is applied. As illustrated below, the Stability Levy would reduce the estimated distributable value of LBI’s assets by 34.8-39.0% (ISK 162.8bn to ISK 182.3bn).

Stability Levy Analysis Estimated Implied Implied Distributable (-) Deductions = Tax Base Stability Levy Effective (ISKbn) Value @ 39% Tax Rate No de ductions applied 467.5 (-) - = 467.5 182.3 39.0% Maximum deduction applied 467.5 (-) 50.0 = 417.5 162.8 34.8%

As illustrated in Section 7.9, payment of the Stability Levy in lieu of the Stability Contribution would reduce the implied recovery to Composition Claims from 14.38% under the Projected Case to between 4.02% and 5.23%, depending on the deductions applied.

7.9	The Composition is Deemed to be in the Best Interests of Creditors

The table below illustrates the impact of making the Stability Contribution versus paying the Stability Levy on estimated assets remaining to satisfy Composition Claims based on LBI’s estimated assets and liabilities as of 31 December 2015 (as per the Projected Case). The Stability Levy scenarios assume that either the maximum tax deduction of ISK 50bn is applicable to LBI (“High” case) or no tax deduction is applicable (“Low” case). It is anticipated that upon either making the Stability Contribution or paying the Stability Levy, LBI would be entitled to an exemption from the capital controls as set out in the Creditors’ Proposal.

If the Stability Contribution is made by LBI, it is anticipated that such an action would reduce assets by ISK 15.6bn. Alternatively, payment of the Stability Levy would reduce assets by ISK 162.8bn, in the High case, and ISK 182.3bn, in the Low case. As illustrated below, making the Stability Contribution is estimated to provide an increased recovery relative to paying the Stability Levy, all else equal.

Best Interests of Creditors Summary (ISKbn) Estimated Projected Case distributable asset value (-) IS K-de nom inate d Reserves funding (-) Payrnentsto LB under LB Monetization Transaction (-) Stability Contribution (-) Stability Levy Implied distributable value (-) Est finally recognized 112 Claims  Implied distributable value for 113 claims (-) De minimis Payment to non-Composition Claims  implied distributable value for Composition Claims  Estimated total Composition Claims  Implied recovery to Composition Claims  Stability Levy Stability Low High Contribution 467.5 467.5 467.5 (9.7) (9.7) (9.0) (1.0) (15.6) (182.3) (162.8) 275.5 295.0 441.9 (210.6) (210.6) (210.6) 64.8 84.3 231.4 (0.2) (0.2) (0.2) 64.5 84.1 231.1  1,607.0 1,607.0 1,607.0  4.02% .23% .313%

If the Composition fails and LBI is liable to pay the Stability Levy, the Stability Levy must be paid in 4 installments between April 2016 and July 2016. It is possible, however, that the constitutionality of the Stability Levy could be challenged. In any event, LBI would need to pay the Stability Levy but would do so with reservation of rights. LBI would then need to take legal actions in order to get the Stability Levy refunded. If the Stability Levy is ruled unconstitutional or invalid for any other reason, LBI may eventually not be required to pay the Stability Levy or make the Stability Contribution. However, if neither the Stability Contribution is made nor the Stability Levy is paid, it is anticipated that LBI would not be granted an exemption from capital controls as set out in the Creditors’ Proposal. If LBI is not granted an exemption from such capital controls, LBI would be unable to remit any payments to Composition Creditors for an extended period of time, thereby indefinitely impairing the recovery to Composition Creditors. Accordingly, it is anticipated that such a scenario would provide a lower recovery to Composition Creditors than making the Stability Contribution.

8	RISK FACTORS

The outcome of recoveries for Composition Creditors is subject to risk and uncertainty due to a number of factors, including but not limited to those listed below.

Before taking any action with respect to the Composition Proposal, Composition Creditors who are entitled to vote to accept or reject the Composition Proposal should read and consider carefully the risk factors set forth below, as well as the other information set forth in this Information Memorandum, the Composition Proposal, and the documents delivered together herewith. The risk factors should not be regarded as constituting the only risks with respect to the Composition.

It should be noted, when considering these risks, that they are not isolated to the Composition only.  The same or similar risks are relevant when other available options – including an accelerated bankruptcy – are considered. As stated elsewhere in this document the Winding-up Board has concluded that the advantages of Composition outweigh the risks associated with it.

8.1	Risks Regarding the Value of LBI’s Assets

The Estimated Recoverable Value of LBI’s Assets Is Estimated Based on Available Information; That Value May Not be Accurate or Capable of Being Realized for the Benefit of Composition Creditors

Concerted efforts have been focused on safeguarding LBI’s assets and value; it is assumed that such efforts will continue post-Composition.  To date, these efforts have focused on a “Hold to Maturity” strategy, in which the majority of the value of LBI’s assets has been assumed to be realized at maturity of the asset. Historically, LBI has undertaken alternative strategies if, all else equal, it appears evident that alternative strategies or restructuring of the terms of certain of LBI’s asset will increase the amounts recovered by LBI relative to the “Hold to Maturity” strategy. It is assumed that these efforts will continue in the same manner post-Composition. Opportunities to renegotiate loan terms to increase interest rates or shorten the repayment period are generally seized to the extent that the risk-adjusted return of any such agreement is judged to increase or protect the value of LBI’s position relative to alternative scenarios. Similarly, opportunities to sell loans on the market are examined as they arise.

The estimated Projected Case recovery, as enumerated in Section 7 in greater detail, represents the Winding-up Board’s best estimate of LBI’s financial performance based on currently known facts and assumptions about its future operations, as well as the Icelandic and world economy in general. The Winding-up Board cannot know with any certainty, at this time, the value of the assets held by LBI, and there is no guarantee that LBI will be able to realize the estimated value of those assets.

The Upside Case includes net FX income and potential future net FX upside on assets, neither of which are included in the Base Case. The Upside Case includes assumptions regarding potential net FX income on assets, including that certain tranches of the LB Bond will not be redeemed prior to maturity. It should be noted, however, that LB has previously announced its intention to refinance all such tranches prior to the interest rate step-up in October of 2018 (as described more fully in the LB Bond documentation). To the extent that this refinancing occurs, net FX income would be lower than the amounts assumed in the cash flow projections provided in Section 7. Moreover, the potential net FX upside on assets included in the Upside Case is highly uncertain. To the extent that any of the upside amounts are not realized, the recovery on Composition Claims may be lower than the Upside Case as enumerated in Section 7, and such amounts may be material.

The Composition makes many assumptions in relation to such things as cash support for assets, the timing and price of asset sales, costs of realizations etc. There is inherent risk and uncertainty in respect of these assumptions.

In preparing this Information Memorandum, the Winding-up Board utilized financial information derived from their books and records at the time of such preparation. Such derivation nevertheless includes certain contingencies and estimates and assumptions about future events that affect the reporting of assets and liabilities and amounts of revenue and expense, including fair value measurements, each of which, by its forward-looking nature, involves uncertainties. Although the Winding-up Board has used its reasonable business judgment to assure the accuracy of the financial information provided in this Information Memorandum, and while the Winding-up Board believes that such financial information fairly reflects LBI’s financial condition, the Winding-up Board is unable to warrant or represent that the financial information contained in this Information Memorandum is without inaccuracies or inconsistencies.

Economic and/or Financial Conditions in Europe May Adversely Affect the Holders of the Bonds.

European financial markets have recently experienced volatility and have been adversely affected by concerns about rising government debt levels, credit rating downgrades, and possible default on or restructuring of government debt. These events have caused bond yield spreads (the cost of borrowing debt in the capital markets) and credit default spreads (the cost of purchasing credit protection) to increase, most notably in relation to certain eurozone countries. The governments of several member countries of the European Union have experienced large public budget deficits, which have adversely affected the sovereign debt issued by those countries and may ultimately lead to declines in the value of the Euro.

It is possible that countries that have already adopted the Euro could abandon the Euro and return to a national currency and/or that the Euro will cease to exist as a single currency in its current form. The effects of such abandonment or a country’s forced expulsion from the EMU on that country, the rest of the countries in the EU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the EMU would likely have an extremely destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole. Given that the Bonds are EUR-denominated, the effect of such potential events on LBI or on the Bonds is impossible to predict.

Creditors May Be Subject to Foreign Exchange Exposure

Payments on the Bonds are derived from LBI’s FX holdings, comprising various currencies including, but not limited to EUR, GBP and USD. The Bonds are denominated in Euros. As such, where applicable, certain FX holdings may be converted into Euros.  This may present certain risks relating to currency conversions, including the risk that exchange rates may significantly change and the risk that authorities with jurisdiction over the Euro may impose or modify exchange controls. An appreciation in the value of non-Euro FX relative to the Euro would decrease (i) the non-Euro FX equivalent value of the redemption payments in respect of the Bonds and (ii) the non-Euro FX equivalent market value of the Bonds.

LBI is Subject to Market-related Risks

LBI is subject to credit, market and liquidity risk in relation to the underlying trading performance of the securities in LBI’s asset portfolio, as well as with respect to exchange and interest rate risk related to such assets.

As LBI’s asset management strategy is based on a “Hold to Maturity” principle, and as most of LBI’s largest assets, including the LB Bond and the largest exposure of loans to customers, are currently performing, fluctuating interest rates are not anticipated to affect the estimated recovery of principal value of LBI’s assets. However, fluctuating market interest rates (such as LIBOR and/or EURIBOR) may affect the interest income earned, to the extent that such rates are indexed to market-based interest rates. In addition, variations in interest rate sensitivity may exist within the re-pricing periods or between the different currencies in which LBI holds interest rate positions.

Imbalances between the currency composition of LBI’s assets and liabilities may produce variability in LBI’s operating results (to the extent that LBI realizes income and expenses in different currencies) and may affect the carrying value of its assets and liabilities.

To the extent that any of the instruments and strategies LBI uses to hedge or otherwise manage its exposure to market or credit risk are not effective, LBI may not be able to mitigate effectively its risk exposures in particular market environments or against particular types of risk.

LBI’s Current Estimated Recovery is Contingent Upon the Efforts of Key Personnel

The success of the Composition depends to a significant degree upon the efforts, abilities and detailed knowledge of LBI’s assets of certain key persons, including the members of the Winding-up Board.

To the extent that LBI cannot retain professionals with the requisite experience and knowledge of LBI’s asset portfolio and strategy for value-maximization of such portfolio, the estimates presented in this Information Memorandum and other documents presented herewith may differ from actual recoveries, and such differences may be material.

Although the efforts of various key personnel have historically led to an increase in implied recoveries for certain of LBI’s creditors, such historical performance should not be assumed to be an indicator of LBI’s future financial performance.

Certain of LBI’s Assets May Require Significant Litigation to Monetize Value and Realizable Value May Differ Materially from Current Estimates

It is anticipated that certain of LBI’s assets, some of which are currently or may in the future be involved in work-out negotiations, bankruptcy or insolvency proceedings, or other similar processes, may require that LBI undertake significant litigation activities to monetize such assets. The costs associated with and ultimate outcome of such litigation activities are uncertain and may differ materially from the assumptions utilized herein, which could materially impact estimated recoveries.

Entities in Which LBI Holds Investments May Undertake Actions Adverse to the Interests of LBI

LBI’s portfolio of assets includes claims or interests in financially distressed companies, bankrupt estates or entities that may, at a later point in time, become financially distressed and/or bankrupt. Such assets may be subject to extensive work-out processes, and such processes incorporate inherent legal and other risks. These processes may materially impact the realizable value of LBI’s assets, and consequently, actual recoveries may differ materially from estimated recoveries.

To the extent an opportunity or financial need arises, entities controlling the cash flows associated with such assets may undertake actions that are adverse to the interests of LBI, including but not limited to reducing or discontinuing interest payments to LBI. To the extent such actions are undertaken, interest income associated with such assets may not be realized in accordance with current estimates. Any such reduction in periodic cash flows may materially impact the estimated recoveries presented herein.

LBI’s Post-Composition Cash Needs May Differ Materially from Current Cash Flow Projections

LBI has estimated operating expenses and other cash needs for the purposes of cash flow projections. If actual cash needs exceed the amount included in projections for the given period, LBI may be required to monetize assets in order to fund such cash needs. This may alter LBI’s “Hold to Maturity” asset management strategy with respect to certain assets, which may impair the value of such assets. Such value impairment may have a material impact on LBI’s estimated asset values and thus on estimated recoveries as presented herein.

The Ability of Debtors to Repay Liabilities Owed to LBI May be Different than Currently Anticipated by the Winding-up Board

At 30 June 2015, LBI´s assets consisted primarily of cash, the LB Bond, the Landsvirkjun Bond, loans to customers, and loans to financial institutions. Certain of the counterparties to these assets are financial institutions, the financial health of which may be dependent upon repayment of loans and other liabilities owed to such institutions. The ability of LBI’s debtors to repay their liabilities may be less than currently anticipated by the Winding-up Board due to factors not controlled by LBI or its debtors, such as deteriorating economic conditions, market fluctuations, changes in interest rates and instability in foreign exchange markets.

The Estimated Value of LBI’s Assets are Concentrated2

A material portion of LBI’s estimated asset value is concentrated amongst certain assets. Due to such concentration, any adverse event associated with any single asset of LBI may have a material impact on the value of LBI. Certain of LBI’s largest assets are detailed below.

At 30 June 2015, the estimated recovery of LB Bond was ISK 201.2bn. The Projected Case and the Upside Case assume that the tranches included in the LB Monetization Transaction will be prepaid before 31 December 2015 (and the relevant term deposit account funded at LB). As such, it is estimated that the carrying value of the LB Bond at 31 December 2015 will be reduced.  Nonetheless, the LB Bond remains a material asset of LBI, and any material change in the value of the LB Bond may have a material effect on LBI’s estimated asset value.

At 30 June 2015, LBI held loans to customers related to the fisheries industry in Canada, the total exposure of which was ISK 19.0bn3; LBI has estimated the recovery on such amount to be ISK 19.0bn, which is expected to mature in 2016. Based on the nature of the assets, the industry in which the debtor operates, and current assumptions with respect to financial markets, the value ultimately realized from these assets may differ from the estimated recovery or may be realized later than anticipated; such differences relative to LBI’s estimates may be material.

At 30 June 2015, LBI held claims against the LI Lux estate, the total exposure of which was ISK 58.5bn4; LBI has estimated the recovery on such amount to be ISK 9.7bn. Further, the LI Lux estate has been in liquidation since 2008. Based on the nature of the assets, the liquidation status of the LI Lux, and current assumptions with respect to financial markets, the value ultimately realized from these assets may differ from the estimated recovery or may be realized later than anticipated; such differences relative to LBI’s estimates may be material.

2	Conversion of FX-denominated assets assumes published selling rates of the CBI at 30 June 2015.
3	These loans are USD- and/or CAD-denominated.
4	LBI’s claim against LI Lux is EUR-denominated.

At 30 June 2015, LBI held loans to customers related to the food industry in Czech Republic, the total exposure of which was ISK 11.5bn5; LBI has estimated the recovery on such amount to be ISK 5.9bn, which is expected to mature in 2016. Further, this loan is classified as non-performing. Based on the nature of the assets, the industry in which the debtor operates, and current assumptions with respect to financial markets, the value ultimately realized from these assets may differ from the estimated recovery or may be realized later than anticipated; such differences relative to LBI’s estimates may be material.

At 30 June 2015, LBI held loans to customers related to the healthcare industry in the UK, the total exposure of which was ISK 5.6bn6; LBI has estimated the recovery on such amount to be ISK 5.1bn, which is expected to mature in full by 2019. Based on the nature of the assets, the industry in which the debtor operates, and current assumptions with respect to financial markets, the value ultimately realized from these assets may differ from the estimated recovery or may be realized later than anticipated; such differences relative to LBI’s estimates may be material.

Tax-related Risks

Expected recoveries may be reduced versus estimates herein based on timing of profit realization, utilization of net operating losses (or lack thereof) and/or existing and future legislation in respect of taxation in any relevant jurisdiction.  Risks concerning Icelandic taxation are further detailed in Section 9.

8.2	Risks Related to the Recoveries from the LB Bond

As stated above, LBI’s assets are concentrated, and the LB Bond is estimated to be LBI’s single largest asset.  Thus, set forth below are risk factors specific to LB that could impact the value of the LB Bond.

LB’s Financial Results are Significantly Affected by General Economic and Other Business Conditions in Iceland and Globally

LB’s business activities are dependent on the level of banking, finance and financial services required by its customers. In particular, levels of borrowing depend on customer confidence, employment trends, state of the economy and market interest rates at each time. As LB currently conducts most of its business in Iceland, its performance is influenced by the level and cyclical nature of business activity in Iceland, which is in turn affected by both domestic and international economic and political events. There can be no assurance that a weakening in the Icelandic economy will not have a material effect on LB’s future financial results.

In addition, market perceptions and reports regarding the Icelandic economy or its performance may influence general economic and business conditions in Iceland due to the small size of the Icelandic economy. These perceptions and reports may have an adverse effect on LB’s business, financial condition and results of operations.

5	These loans are EUR-denominated.
6	These loans are GBP-denominated.

LB’s retail and corporate banking business may be affected during recessionary conditions, as there may be less demand for loan products or certain customers may face financial problems and LB may experience higher loan defaults. The impact of the economy and business climate on the credit quality of borrowers and counterparties can affect the recoverability of loans and amounts due from counterparties. Interest rate increases may also impact the demand for mortgages and other loan products and credit quality. LB’s investment banking, securities trading, asset management and private banking services, as well as its investments in, and sales of products linked to, financial assets, will be affected by several factors, such as the liquidity of global financial markets, the level and volatility of equity prices and interest rates, investor sentiment, inflation and the availability and cost of credit, which are related to the economic cycle. These conditions may have an adverse effect on LB’s business, financial condition and results of operations.

LB operates in a competitive market and increased competition by Icelandic or foreign banks could increase downward pressure on interest rate margins. LB operates in a market which has changed rapidly in recent years, with increased competition. The main competitors are Arion Bank hf. and Íslandsbanki hf.  Increased competition may have an adverse effect on the LB’s business, financial condition and results of operations.

LB is Vulnerable to a Range of Economic Risks Associated with the Icelandic Banking System

The economic upswing and improved private sector financial conditions are reflected in the position of Icelandic banks, with good returns on equity and total assets, declining levels of non-performing loans and high capital ratios. Banking system liquidity has remained strong, and capital ratios of the three largest Icelandic commercial banks are well above the FME’s required minimum. The CBI publishes a Financial Stability report biannually. In its publication of 22 April 2015, the CBI concluded that financial system risk has diminished, and the balance in the domestic economy has improved.

The CBI identified four key risk factors that could significantly impact the domestic economy and financial institutions. These key risk factors are all related to the winding up of the failed banks’ estates, including LBI, and the lifting of capital controls.

In May 2015, the Government announced a comprehensive strategy for capital account liberalization.  As part of that plan, the stock of short-term ISK assets held by non-residents is to be offset with currency auction and the sale of ISK-and EUR-denominated bonds with a maturity profile consistent with Iceland’s balance of payments. Owners of offshore ISK can choose from among three options: currency auction, long-term Treasury bonds, or locked non-interest-bearing accounts.

The Government’s strategy for capital account liberalization has implementation risk because it involves a number of very complex transactions, including the conclusion of Compositions for LBI, Glitnir hf. and Kaupthing hf. and the payment of their respective Stability Contributions prior to 31 December 2015 or, if the proposals for composition are rejected, imposition of a Stability Levy on a failed bank’s estate.  These risks include the risk of disorderly unwinding of ISK-denominated assets, legal disputes and a slower than envisaged path toward liberalization. Realization of risks related to the liberalization of capital controls could bring negative consequences for the domestic economy and/or renewed financial volatility, which could have a negative effect on LB.

In addition, a large part of Icelandic banks’ funding comes from deposits. In October 2008, the Icelandic government stated that all deposits in banks domiciled in Iceland were guaranteed by the state. Even though this statement has never been entered into law by the Icelandic Parliament, and even though such political statements may have limited legal value, this statement has likely had a positive effect on deposits. If the Parliament makes statements noting that it will no longer guarantee (even implicitly) domestic deposits, then it is possible that this could result in a partial withdrawal of deposits from Icelandic bank. Such actions could have an impact on the funding and business of Icelandic banks.

In addition to the risk factors above, there are other economic risk factors facing the Icelandic banking system, such as the effects of the sovereign debt crisis in Europe and instability or deterioration of the international financial markets.

The Restructuring of the Icelandic Banking System Involves Risk that Could Materially Affect LB

LB, Íslandsbanki hf. and Arion Bank hf. (together the “New Banks”) are the three largest commercial banks in Iceland and were established after the banking crisis in 2008. LB can be by differentiated from the other two banks by its ownership, as LB is effectively 98 percent owned the Icelandic State Treasury.

The Icelandic banking system is small and the New Banks have limited opportunities for growth in the near term. It is also unlikely that the New Banks will grow through international operations in the near future. The New Banks could also be adversely affected if other developments in the Icelandic economy or in world affairs result in further slowing of growth in Iceland’s economy.

The occurrence of any of the factors described above could seriously undermine Iceland’s economy and confidence in the banking system in Iceland and could have a material adverse effect on LB’s business, financial condition and operating results.

Should One or More of LB’s Counterparties Fail to Fulfil its Obligations, It May Result in Material Adverse Effects on LB’s Business, Financial Condition and Results of Operations

Granting of credit is LB’s major source of income and credit risk is LB’s most significant risk factor. Credit risk is defined as the risk that a party to a financial instrument, be it a client, customer or market counterparty, will cause a financial loss to LB by failing to fulfil its obligations.

Adverse changes in the credit quality of LB’s customers and counterparties or a general deterioration in Icelandic or global economic conditions, or arising from systematic risks in the financial systems, could affect the recoverability and value of LB’s assets and require an increase in LB’s provision for bad and doubtful debts and other provisions. Specific issues and events where credit risk could adversely affect revenues in 2015 and subsequent years include, but are not limited to:

•
Concentration of loan portfolio in certain sectors could adversely affect LB. LB’s loan portfolio is relatively concentrated in key sectors. These are households, fisheries and construction and real estate companies. Downturns in these sectors that would influence customers’ ability to meet their obligations may have an adverse effect on LB’s business, financial condition and results of operations.

•
Deterioration of economic conditions could increase the required loan impairment for LB. Higher unemployment may reduce personal disposable income levels and increased personal and corporate insolvency rates may reduce customers’ ability to repay loans. This, in addition to depressed asset valuations, could have an impact on the adequacy of LB’s loss reserves and future impairment charges.

LB is exposed to liquidity risk. The inability of LB to anticipate and provide for unforeseen decreases or changes in funding sources could have an adverse effect on LB’s ability to meet its obligations as and when they fall due

Liquidity risk is the risk that LB will encounter difficulty in meeting its obligations associated with financial liabilities that are settled by delivering cash or another financial asset, or of having to do so at excessive cost. This risk arises from maturity mismatch in financial liabilities and assets.

LB is Exposed to a Range of Market Risks, the Most Significant Being Equity, Interest Rate, Foreign Exchange and Indexation Risks

Market risk is the risk that the fair value or future cash flows of financial instruments will fluctuate because of changes in market prices. Market risk arises from open positions in currency, equity and interest rate products, all of which are exposed to general and specific market movements and changing volatility levels in market rates and prices, for instance in interest rates, credit spreads, foreign exchange rates and equity prices.

Changes in interest rate levels, inflation, yield curves and spreads may affect the interest rate margin realized between lending and borrowing costs. Changes in currency rates affect the value of assets and liabilities denominated in foreign currencies and may affect income from foreign exchange dealing. The performance of financial markets may cause changes in the value of LB’s investment and trading portfolios.

•
Increased volatility in the equity markets. LB’s equity risk comes from both proprietary and securities trading for a third party. Elevated uncertainty in the financial markets could lead to increased volatility in the equity markets. This could lead to a devaluation of equities and investment funds held by LB and have an adverse effect on LB’s business, financial condition and results of operations.

•
A major portion of LB’s assets and liabilities are interest-related. LB’s interest rate risk arises from the impact of interest rate changes on LB’s assets and liabilities, since a major portion of LB’s assets and liabilities are interest-related in one manner or another. LB’s limited access to capital markets could have a negative effect on LB’s revenues as it may be unable to correct interest rate imbalances between assets and liabilities, based on the timing of interest rate reset or maturity. For example, risks can arise if there are fixed and variable interest rate items in the same maturity bracket; this may lead to open interest rate positions on the assets or liabilities side. This could affect LB’s profitability.

•
Increased volatility in the foreign exchange markets. LB’s foreign exchange risk arises from exposure to unanticipated changes in the exchange rate between currencies and limitations to mitigate the foreign exchange risk due to capital controls. Increased volatility in the foreign exchange markets could have an adverse effect on LB’s business, financial condition and results of operations.

Rules No. 950/2010 on Foreign Exchange Balances, as set by the CBI (the “Rules on Foreign Exchange Balances”) stipulate that an institution’s foreign exchange balance (whether long or short) must always be within 15 percent of its capital base, in each currency and for all currencies combined.

Uncertainty regarding currency denomination in LB’s loan portfolio in 2014 has not been fully resolved. There is litigation pending concerning these currency denominations that the Icelandic courts have not passed judgment on yet.

•
Imbalance in consumer price index (“CPI”) indexed assets and liabilities. LB’s indexation risks arise from a considerable imbalance in its CPI indexed assets and liabilities. CPI indexation risk is the risk that the fair value or future cash flows of CPI indexed financial instruments may fluctuate due to changes in the Icelandic CPI. The majority of LB’s mortgage loans and consumer loans are indexed to the CPI and LB is therefore exposed to inflation risk. In the case of deflation in the CPI, there could be a corresponding impact on the balance sheet and loss to LB.

LB is Exposed to Refinancing Risk

LB is predominantly funded by customer deposits, liabilities due to financial institutions, borrowing and share capital. The inability of LB to refinance its outstanding debt in the future, at the right time and at a favorable interest rate could affect LB’s business.

Operational Risks are Inherent in LB’s Business Activities and are Typical of Comparable Businesses

Operational risk and losses can result from fraud, errors by employees, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements and business rules, equipment failure, natural disasters or the failure or inadequacy of internal processes or systems or external systems; for example, those of LB’s suppliers or counterparties.

LB could suffer a loss as a result of criminal actions, such as a bank robbery, fraud, money laundering or embezzlement. All of these risk factors could cause LB extensive damage and affect its performance.

LB is Exposed to the Risk of Breach of Security or Functionality of its Information Systems (“IT systems”) that Could Have Materially Adverse Effects on LB’s Business

LB’s IT systems comprise a major operational risk, both with regard to their functioning and accessibility. Various kinds of external attacks, viruses, denial of service attacks or other types of attacks on LB’s computer systems could disrupt LB’s operations.

LB’s Financial Statements are Based in Part on Assumptions and Estimates which, if Inaccurate, Could Lead to Future Losses

In preparing LB’s financial statements, LB’s management makes judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.  Estimates and assumptions involve a substantial risk which could result in material adjustments to the carrying amounts of assets and liabilities in future years.

LB May Be Exposed to Risks that are Either Not Identified or Inadequately Appraised by Present Risk Management Methods

Unanticipated or incorrectly quantified risk exposures could have a material adverse effect on LB’s operations and financial results.

Legal Risks

LB’s business operations are governed by laws and regulations and are subject to regulatory supervision. LB is regulated by the FME. LB’s operating license is subject to compliance with laws and regulations governing LB and its operations, and any breach of those laws or regulations may result in severe fines, liability for damages and/or the revocation of LB’s license.

LB is subject to a number of laws, regulations, administrative actions and policies governing the provision of financial services in Iceland. Any changes to current legislation might affect LB’s operations and its results of operations. Future changes in regulations, fiscal or other policies can be unpredictable and are beyond LB’s control.

LB could at any time be involved in a number of court proceedings, which is considered normal due to the nature of its business. Should any proceedings be determined adversely to LB, this could have a material adverse effect on its results.

Changes to the Capital Requirements Directive Could Adversely Affect LB’s Results

The new international regulatory framework for banks, Basel III, has been developed and includes requirements regarding regulatory capital, liquidity, leverage ratio and counterparty credit risk measurements. In December 2010, the Basel Committee issued the first version of the Basel III framework and a revised version was issued in June 2012. On 26 June 2013, the European Parliament and Council adopted a legislative package (known as “CRD IV”) for the implementation of the Basel III framework in the European Union and to strengthen the regulation of the banking sector. CRD IV replaces the current Capital Requirements Directives (2006/48/EC and 2006/49/EC) with Directive (2013/36/EU) and Regulation ((EU) No. 575/2013). The global implementation plan of the framework extends throughout 2018. In July 2015, the Icelandic Parliament passed a Parliamentary bill as part of the implementation of CRD IV in Iceland.

The Ministry of Finance and Economic Affairs has formed a committee to implement CRD IV in Iceland. The timeframe for the implementation has not yet been published.

The introduction of new rules in Iceland reflecting CRD IV and other changes to capital adequacy and liquidity requirements imposed on LB could result in existing tier 1 and tier 2 securities ceasing to count towards LB’s regulatory capital, either at the same level as at present or at all. Any failure by LB to maintain any increased regulatory capital requirements or to comply with any other requirements introduced by regulators could result in intervention by regulators or the imposition of sanctions, which may have a material adverse effect on LB’s financial condition and results of operations and may also have other effects on LB’s financial performance.

Changes in Tax Laws or in their Interpretation could Harm LB’s business

LB’s results of operations could be harmed by changes in tax laws and tax treaties or the interpretation thereof, changes in corporate tax rates and the refusal of tax authorities to issue or extend advanced tax rulings.

8.3	Risks Regarding LBI’s Liabilities

Prior to full payment of 112 Claims, fluctuations in the rate of the ISK against the currencies in which LBI´s assets are denominated may affect the recovery of Composition Creditors.

LBI´s liabilities on account of 112 Claims and 113 Claims have been converted into ISK in the Claims register as required by Icelandic law, based on the published selling rate of the CBI at the Reference Date. Pursuant to the decision of the Supreme Court in Case No. 553/2013, the applicable conversion rate with respect to payments in FX of Claims in ISK is the published selling rate of the CBI at the date of payment. As the distributable assets of LBI are denominated in currencies other than ISK, fluctuations in the rate of the ISK prior to payment of 112 Claims pursuant to this Composition Proposal may increase or reduce the amount of FX needed to pay the 112 Claims in full and therefore may negatively affect the expected recoveries of Composition Creditors.

LBI’s Liabilities Are Estimated Based on Available Information and Certain Assumptions and the Accuracy of Those Estimations Can Not Be Assured

The Winding-up Board evaluates litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these evaluations and estimates, the Winding-up Board will establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These evaluations and estimates are based on the information available to the Winding-up Board at the time and involve a significant amount of judgment. Actual outcomes or losses may differ materially from current evaluations and estimates. The settlement or resolution of such claims or proceedings may have a material effect on LBI’s results of operations.

LBI’s Current Estimated Recovery is Contingent Upon Continued Work to Effectively Manage Litigation and Ensure Only Legitimate Claims are Eligible for Recovery

There is uncertainty regarding the outcome of current or potential litigation regarding disputed claims held by, or against, LBI. Among other things, LBI cannot know with any certainty, at this time, the number or amount of disputed Claims that ultimately will be recognized. Recognition of currently Disputed Priority Claims could materially reduce recoveries to Composition Creditors. In addition, the recognition of currently Disputed Claims, could dilute the value of recoveries to be received by the Composition Creditors.

The table below illustrates the estimated remaining claims lodged under Articles 109, 110, and 111 of the Bankruptcy Act. To the extent that any of the claims that have been rejected by LBI but are disputed are ultimately recognized on a final basis, these claims may materially affect the recovery to Composition Creditors. There are no rejected Disputed Priority Claims lodged under Article 112 of the Bankruptcy Act.

Estimated Claims Summary Rejected ISKbn Disputed Article 109-111 Claims Article 109 Claims 91.8 Article 110 Claims 11.1 Article 111 Claims 32.3 Estimated total 135.2

Glitnir hf. has lodged a 109 Claim in the amount of approximately ISK 50bn, which has been rejected by LBI and such rejection has been disputed by Glitnir hf. If this claim is ultimately recognized on a final basis, it would have a material impact on the recoveries of Composition Creditors.

Kaupthing hf. has lodged a 110 Claim in the amount of approximately ISK 11bn, which has been rejected by LBI and such rejection has been disputed by Kaupthing hf. If this claim is ultimately recognized on a final basis, it would have a material impact on the recoveries of Composition Creditors.

An individual has lodged a Claim in the amount of approximately ISK 12bn, which has been rejected by LBI and such rejection has been disputed by the individual. If this claim is ultimately recognized on a final basis, it would have a material impact on the recoveries of Composition Creditors.

The table below illustrates the estimated 113 Claims. LBI has estimated that on a final basis, ISK 1,607.2bn of 113 Claims will be recognized. To the extent any of the remaining claims that have been rejected by LBI but are disputed are ultimately recognized on a final basis, the recovery to Composition Creditors may differ and such difference may be material.

Estimated Claims Summary Estimated ISKbn) liabilities 113 Claims Deposit - Retail 0.2 Deposit - Wholesale 10.4 Derivatives 146.8 Loans from Financial Institutions 49.3 Other borrowings 186.2 Other liabilities 10.8 Securities issued 1,208.3 Subordinated securities Estimated total 612.0 (+) Estimated resolved claims (4.8) Estimated total 113 Claims 1,607.2

8.4	Procedural Risks

LBI Is Subject to Risks and Uncertainties Associated with the Winding-up Proceedings

In connection with the Winding-up Proceedings, LBI is subject to oversight by FME, the CBI and by the District Court. For the duration of the Winding-up Proceedings, LBI will be subject to various risks and uncertainties related to those proceedings, including, but not limited, to the following:

•	uncertainty regarding LBI’s ability to consummate and implement the Composition (or one or more other plans for liquidating or winding-up);

•
uncertainty regarding LBI’s ability to obtain court, creditor, and regulatory approval of the Composition Proposal (or one or more other plans for liquidation or winding-up) and the effect of alternative proposals, views, and objections of creditors, or other stakeholders, which may make it difficult to consummate the Composition (or one or more other plans for liquidation or winding-up) in a timely manner;

•	uncertainty regarding LBI’s ability to obtain court approval with respect to motions in the Winding-up Proceedings and the outcomes of court rulings in the Winding-up Proceedings in general;

•	uncertainty regarding LBI’s ability to obtain recognition of foreign courts with respect to court rulings in the Winding-up Proceedings;

•
risks associated with third party motions in the Winding-up Proceedings, which may interfere with LBI’s wind-down activities or ability to consummate and implement the Composition (or one or more other plans for liquidation or winding-up);

•	increased costs related to the Winding-up Proceedings and related litigation;

•	uncertainty regarding LBI’s ability to maintain or obtain sufficient financing sources for operations or to fund the Composition and meet future obligations;

•	uncertainty regarding the duration of the Winding-up Proceedings.

Even if the Composition Is Approved, LBI Will Continue to Face Risks

The Composition is generally designed to ensure prompt payment of recognized claims of Composition Creditors to the fullest extent possible. Even if the Composition is implemented, LBI will continue to face a number of risks, including certain risks that are beyond LBI’s control, such as changes in economic conditions, and changes in securities trading prices.

The LB Monetization Transaction may not be Implemented, Impacting LBI’s Ability to timely Satisfy 112 Claims after the Effective Date

It is expected that LBI and LB will execute the LB Monetization Transaction prior to 31 December 2015. LBI anticipates that following execution of the LB Monetization Transaction, LBI will have adequate resources to satisfy 112 Claims in full in cash timely after the Effective Date. However, if the LB Monetization Transaction is not executed as anticipated, LBI may require additional cash to satisfy 112 Claims in full in cash. If the LB Monetization Transaction is not executed as anticipated, there can be no assurance that LBI could obtain sufficient cash to satisfy 112 Claims in full in cash through another transaction prior to the Effective Date; under such a scenario the estimated recoveries in the Composition Proposal may be materially impacted.

Legislative or Other Actions Affecting the Winding-up Proceedings Could Have a Negative Effect on LBI

Legislation governing the winding-up proceedings of financial undertakings including LBI has been subject to considerable amounts of revision and amendment, and there is no assurance that new legislation having a detrimental effect on the Winding-up Proceedings or the Composition will not be introduced.

The Winding-up Board’s determination to pursue approval of the Composition is based on a number of assumptions, including that the imposition of the Stability Levy is constitutional. However, there can be no assurance that, if subject to a legal challenge, the Stability Levy will be upheld.

8.5	Risks Related to Approval of the Composition

The Voting Requirements May Not Be Satisfied

Pursuant to Article 103 A of the Financial Undertakings Act, the Composition will be approved by the Voting Creditors if votes in favor of the Composition are received from (i) a minimum of 60% in number of total Composition Creditors casting votes, and (ii) 85% in amounts of claims of Composition Creditors casting votes on the Composition Proposal. Because of the high threshold of votes needed to approve the Composition Proposal, there is no guarantee that LBI will receive the necessary acceptances.

If the Composition Proposal is neither approved nor rejected as a result of insufficient voting participation, the Winding-up Board may adjourn the Composition Meeting for up to 8 weeks. During this period, further votes can be elicited and LBI may elect to amend the Composition Proposal, subject to the terms and conditions of the Composition and applicable provisions of the Bankruptcy Act, but such amendment may not be able to be completed in time so that the petition to confirm the Composition will be received by the District Court before 31 December 2015.

LBI, subject to the terms and conditions of the Composition Proposal, reserves the right to modify the terms and conditions of the Composition Proposal as necessary for approval and to the extent allowed under the Bankruptcy Act.

If the Composition Proposal is ultimately rejected, LBI will be required to pay the Stability Levy. Even if the legitimacy of the Stability Levy would be tested by way of court proceedings brought by LBI or any individual Creditor, such proceedings could take a number of years with no certainty of a favorable outcome.

Even if LBI Satisfies the Voting Requirements, the Composition May Not Be Implemented in Time to Avoid the Stability Levy

Even if the requisite acceptances from Composition Creditors are received, there can be no assurance that the Icelandic courts will approve the Composition.

Even if the Icelandic courts approve the Composition, there can be no assurance that it will be possible to implement the Composition before 15 March 2016.

CBI may Reject or Alter LBI’s Proposed Stability Contribution

Even if the requisite acceptances from Composition Creditors are received, there can be no assurance that the CBI will accept LBI’s Stability Contribution as estimated herein. If the amount of Stability Contribution differs materially from the assumptions included herein, the actual recovery to Composition Claimants may differ. Such difference may be material.

CBI may not Grant Exemption from Capital Controls

Even if the requisite acceptances from Composition Creditors are received, and the Icelandic courts have approved the Composition, there can be no assurance that the CBI will grant LBI exemption from existing capital controls.

Further, if the Composition is not achieved and the constitutionality of the Stability Levy is successfully challenged, there can be no guarantee that LBI will be granted exemption from capital controls at any point in the future.

8.6	Securities-Related Risks

Repayment of Principal Amount of the Bonds is Dependent upon Asset Realizations and the amount of 113 Claims that are Ultimately Accepted

The aggregate principal amount of the Bonds has been set at an amount equal to 17.34% of the estimated aggregate amount of Composition Claims (less the De minimis Payment) and therefore above the Projected Case expected recovery of 14.38%.  The only sources of repayment of the Bonds are the assets of LBI (and net FX income thereon). The ability of LBI to make repayments of principal on the Bonds is dependent upon LBI’s realizations in respect of such assets to generate Available Cash as well as the actual amount of finally recognized Priority Claims and 113 Claims.  For example, if the aggregate amount of accepted Claims increases above LBI’s estimates contained herein, the distribution of Available Cash will need to be allocated over a greater number of 113 Claims which will reduce the amount paid on account of each 113 Claim.  As noted herein, there are a number of other factors that will impact whether LBI generates sufficient funds to enable repayment of the Bonds to or above the level of the Projected Case. To the extent that LBI determines that asset realizations will not generate sufficient funds to enable repayment of the aggregate principal amount of the Bonds in full, it is expected that the Board of Directors will exercise its option under the Conditions of the Bonds to partially convert a portion of the Bonds to Shares, on a pro rata basis, in order to reflect the then anticipated realizations in respect of LBI’s assets. Such option can be exercised by LBI between 1 September and 20 December 2018 and during such period in any year thereafter.  Based on the Projected Case assumptions, it is therefore likely that the principal amount of the Bonds will be reduced pursuant to such optional conversion.

Composition Creditors May Fail to Realize All of the Anticipated Benefits of the Receipt of the Bonds or Shares

The Composition provides for the issuance of the Shares and the Bonds. The primary goal of the Shares and the Bonds is to compensate LBI’s creditors for their Composition Claims and to allow LBI’s creditors to participate in the value of LBI’s assets. However, there can be no assurance that LBI will achieve these objectives or that the benefits, if any, realized from the receipt of the Shares and the Bonds will be sufficient to compensate LBI’s creditors.

Timing of Repayments of Principal Amount of the Bonds is Uncertain

It is envisaged that Bondholders will receive semi-annual payments of principal in respect of their Bonds by reference to Available Cash in June and December of each year.  The amount of Available Cash will depend principally upon the level of asset realizations in LBI up to such date, subject to reserves for Disputed Priority Claims and other costs and expenses of LBI.  Payments of principal on each Payment Date will be subject to the amount of Available Cash being at least €10,000,000.  The timing of asset realizations is uncertain and there can therefore be no certainty as to the amount of principal, if any, that Bondholders will receive on any Payment Date. The amount and timing of payments of principal on the Bonds is therefore likely to fluctuate significantly.

Value of Shares in LBI is Expected to be Nominal

As set out above, the aggregate principal amount of the Bonds has been set at amount equal to 17.34% of the aggregate amount of Composition Claims and therefore above the Projected Case expected recovery of 14.38%.  Having regard to the current Projected Case expected recoveries, it is therefore unlikely that following any repayment of principal on the Bonds there will be any funds available for making distributions on the Shares in LBI and it is not expected that any interim payments of dividends will be made on the Shares.  On this basis, the Shares are unlikely to have any material economic value.

The Value of the Shares and the Bonds May Fluctuate

There is no assurance that the Shares and the Bonds will be listed on any securities exchange or that there will be a market in the securities. There may not be an active market for the Shares or the Bonds, and there can be no assurance that one will develop in the future. If an active trading market for the Shares or the Bonds does develop, the market may not be liquid. If an active trading market does not develop, holders may be unable to resell their Shares or Bonds.  In the event that a public market for the Shares or the Bonds develops in the future, the trading value of the Shares or the Bonds could fluctuate materially depending upon any number of factors, including those specific to LBI and those that influence the trading prices of equity or fixed income securities generally.

Rights of Conversion of the Bond into Shares are Limited

The ability to convert Bonds into Shares only arises in circumstances where there has been a decision to convert reached by the Board of Directors at any point in time after 1 September 2018.

There is Uncertainty Regarding the Applicability of Registration Requirements under Securities Laws

The Winding-up Board believes that the Bonds are or may be “securities,” (or equivalent definitions as defined under the laws of any applicable jurisdiction). There is no assurance that the Securities will be exempt from applicable registration requirements under non-United States securities laws, or that Composition Creditors eligible to receive the Securities will be subject to an applicable exemption. To the extent no registration exemptions are applicable under non-United States securities laws, the Securities may be required to be held in escrow for the benefit of Composition Creditors.

The Securities will Not be Registered in the United States and may not be Freely Transferrable in the United States by Composition Creditors that are Affiliates of LBI.

The offers and sales of the Securities are being made pursuant to an exemption from the registration requirements of the Securities Act provided by Section 3(a)(10). The Securities will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and may be immediately resold without restriction under the Securities Act by holders of the Securities who are not “affiliates” (as defined under the Securities Act) of LBI and have not been affiliates of LBI within 90 days prior to the issuance of the Securities under the Composition because the Composition Claims have been held by the Composition Creditors for more than one year since they were issued by LBI and have met the minimum holding period requirements under Rule 144 under the Securities Act. Under the Securities Act, a Composition Creditor who is an affiliate of LBI at the time or within 90 days prior to any resale of Securities received under the Composition will be subject to certain transfer restrictions relating to such shares to the extent they wish to sell such Securities in the United States. In particular, such Securities may not be sold in the United States without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such registration requirements (including a transaction that satisfies the applicable requirements for resales outside the United States pursuant to Regulation S). Whether a person is an affiliate of LBI for such purposes depends on the circumstances, but affiliates could include certain officers and directors and significant Shareholders. A Composition Creditor who believes that it may be an affiliate of LBI should consult its own legal advisers prior to any sales of Securities received pursuant to the Composition.

The Offer and Sale of the Securities in the United States may be Subject to Certain United States State Securities Laws with which we are Unable to Comply and we may be Subject to Certain Penalties or Sanctions under such Securities Laws.

Under United States federal securities laws, an offer or sale of securities must either be registered with the SEC or rely on an exemption from such federal registration requirement. In order to offer and sell the Securities, LBI has relied on the exemption from the federal registration requirement pursuant to Section 3(a)(10). In addition, in certain circumstances, United States state securities laws also require an offering of securities to either be registered with the state or for LBI to find an exemption from such state registration requirement. Pursuant to Section 18 of the Securities Act, United States state securities laws do not apply where the security being offered is what is known as a “covered security”. However, the Securities may not be “covered securities”, and as a result, if any holder(s) of the Securities reside in the United States, LBI may be required to register the offer and sale of the Securities under the securities laws of each of the states where these holders reside.

As LBI is unable to identify where each of the holders of the Securities reside, LBI is unable to determine which United States state securities laws to which LBI may be subject. As a result, if any of these United States state securities laws require LBI to register at this time, LBI may be unable to do so and may be subject to penalties or sanctions under such United States state securities laws. LBI is unable to determine the amount of any such penalties or sanctions, if imposed, or whether they could have a material and adverse effect on LBI’s business, financial condition, results of operations and prospects.

ERISA may Restrict Investments by Benefit Plans in the Securities.

A fiduciary (a “Plan Fiduciary”) of a pension, profit-sharing or other employee benefit plan (a “Benefit Plan”) considering an investment in the Securities should consider, among other things, whether such an investment is consistent with the fiduciary obligations under the US Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including whether such investment might constitute or give rise to a prohibited transaction under ERISA, the US Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any substantially similar US federal, state or local law and, if so, whether an exemption from such prohibited transaction rule is available.  Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the Plan Fiduciary to equitable remedies.  In addition, if an investment in the Securities constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the Plan Fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

Where a Benefit Plan invests in an equity interest that is neither a publicly offered security in the United States nor a security issued by an investment company registered under the US Investment Company Act of 1940, as amended, both the equity interest and an undivided interest in each of the underlying assets will be treated as “plan assets” for purposes of ERISA and the Internal Revenue Code (the “Look-Through Rule”).  However, there is an exemption from the Look-Through Rule when the Benefit Plan’s equity participation in an entity is not “significant.”  Pursuant to the plan assets regulations of the US Department of Labor, equity participation in an entity by a Benefit Plan is “significant” if 25% or more of the value of any class of equity interests in the entity is held by the Benefit Plan (the “25% Test”).

While it is likely that LBI’s assets will not be deemed to constitute “plan assets” for ERISA purposes, LBI can make no assurances that less than 25% of the total value of the Securities will be held at all times by Benefit Plans subject to ERISA for purposes of satisfying the 25% Test.  As a result, it is possible that LBI’s assets will be deemed to constitute “plan assets” for ERISA purposes.  Holders of the Securities have (1) exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Internal Revenue Code or any similar regulations that are applicable and (2) should consult with their legal counsel prior to directing any such purchase, holding or disposition of the Securities.

9	TAX CONSIDERATIONS FOR COMPOSITION CREDITORS

9.1	Disclaimer

THIS SECTION OF THIS INFORMATION MEMORANDUM CONSIDERS THE GENERAL ICELANDIC TAX CONSEQUENCES FOR COMPOSITION CREDITORS ON ACCOUNT OF THE IMPLEMENTATION OF THE COMPOSITION AND THE HOLDING OF THE SHARES AND BONDS, BUT DOES NOT CONSIDER THE ICELANDIC TAX CONSEQUENCES FOR PERSONS WHO ACQUIRE THE SHARES AND BONDS FOLLOWING THE COMPOSITION BECOMING EFFECTIVE.

THE COMMENTS BELOW ARE ONLY FOR GENERAL INFORMATIONAL PURPOSES AND ONLY DESCRIBE THE EXPECTED TAX CONSEQUENCES UNDER ICELANDIC TAX LAW.  THE COMMENTS CONTAINED HEREIN ARE NOT A COMPLETE ANALYSIS OF ALL POTENTIAL TAX CONSEQUENCES AND DO NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY FOREIGN TAX LAWS.

THE COMMENTS BELOW ARE OF A GENERAL, NON-EXHAUSTIVE NATURE AND ARE BASED ON ICELANDIC TAX LAW AND PRACTICE AS AT THE DATE OF THIS INFORMATION MEMORANDUM; SUCH LAW AND PRACTICE MAY CHANGE, POSSIBLY RETROACTIVELY, RESULTING IN TAX CONSEQUENCES DIFFERENT FROM THOSE DISCUSSED HEREIN. NO RULING HAS BEEN OR WILL BE SOUGHT FROM THE ICELANDIC TAXING AUTHORITIES OR ANY OTHER TAXING AUTHORITY, AND NO LEGAL OPINION OF COUNSEL WILL BE RENDERED, WITH RESPECT TO THE MATTERS DISCUSSED BELOW.  IMPORTANTLY, THERE CAN BE NO ASSURANCE THAT THE ICELANDIC TAXING AUTHORITIES WILL NOT TAKE A CONTRARY POSITION REGARDING THE TAX CONSEQUENCES RESULTING FROM CONSUMMATION OF THE COMPOSITION OR THAT ANY CONTRARY POSITION WOULD NOT BE SUSTAINED BY THE RELEVANT JUDICIAL OR ADMINISTRATIVE AUTHORITY.

THE COMMENTS BELOW DO NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR COMPOSITION CREDITOR IN LIGHT OF THAT COMPOSITION CREDITOR’S PARTICULAR CIRCUMSTANCES OR COMPOSITION CREDITORS SUBJECT TO SPECIAL RULES UNDER APPLICABLE TAX LAWS.

COMPOSITION CREDITORS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE ICELANDIC TAX CONSEQUENCES TO THEM DUE TO THE CONSUMMATION OF THE COMPOSITION, AS WELL AS ANY TAX CONSEQUENCE ARISING UNDER ANY FOREIGN TAX LAW APPLICABLE TO THE INDIVIDUAL COMPOSITION CREDITOR.

9.2	The Receipt of the De minimis Payment, Shares and Bonds in the Composition

Composition Creditors should not have any liability to Icelandic tax authorities on the receipt of the Shares and Bonds as well as the De minimis Payment to which they are entitled to pursuant to the terms of the Composition. LBI will not withhold taxes for any tax obligations of Creditors upon completion of the Composition with the issuance of the Shares and Bonds and the De minimis Payment. However, a withholding obligation may arise in regards to post Composition payments to Creditors, such as capital gains from sale of shares or dividend payments, as discussed in following chapters.

Regardless whether or not Composition Creditors, resident or non-resident, have acquired their claim from another person at a lower value than the original nominal value of such claim (discount), the repayment of such Claim will not create tax liability in Iceland. However, when the purchase occurs of a Claim at a discount from an Icelandic person, the discount will be subject to interest income tax in Iceland. Purchase of a Claim at a discount between two non-residents will not be subject to interest income tax in Iceland, although it might be subject to tax under respective country jurisdiction.

Taxable loss

Where a Composition Creditor’s tax base in its Composition Claims is greater than the amount of the De minimis Payment and the nominal value of the Shares and Bonds which the Creditor receives pursuant to the terms of the Composition, then the difference between these amounts should be treated as a loss which would be deductible for Icelandic tax purposes for residents.

In addition, any loss made on the conversion of Composition Claims into the Shares and Bonds and the De minimis Payment can be available to offset against any resident’s future income for Icelandic tax purposes for up to 10 years from when the losses occurred.

Tax base in Composition Claims

A Composition Creditor’s tax base in its Composition Claims should be equal to the acquisition price of those Claims.  For Composition Creditors whose Composition Claims arose as the result of Claims the Creditor has always maintained directly against LBI, this will normally be the par value of the Claim in ISK (i.e., the value ascribed to the Claim by the Winding-up Board as it appears on the List of Voting Rights).  For Composition Creditors who have acquired their Claims by means of an acquisition or assignment from a former Creditor of LBI or their successor or assignee, whether before or after the Reference Date, the acquisition price is the total consideration paid by the Composition Creditor for that Claim.

Tax basis in Shares and Bonds

For Icelandic tax purposes, the tax base for Composition Creditors of the Shares and Bonds received by each Composition Creditor pursuant to the terms of the Composition will be the par value at the time of the Composition of such Shares and Bonds, respectively.

9.3	Capital Gains on Sale of Shares and Bonds post-Composition

Residents

Composition Creditors which are companies resident in Iceland will be subject to Icelandic tax at a rate of 20% on any capital gain arising on the sale or disposal of their Shares and Bonds.

Any capital gain should be apportioned between the Shares and Bonds because different tax rules apply in regards to these instruments.

To the extent a gain is apportioned to the disposal of Shares Icelandic-resident companies are entitled to deduct from their income in Iceland an amount equal to the gain.  Losses from the disposal of Shares are not deductible.

The same deduction is not available in respect of gains, if any, made in relation to Bonds. Losses from the disposal of Bonds are deductible.

Icelandic-resident individuals will be liable to Icelandic income tax on any capital gain arising on the sale or disposal of their Shares and Bonds at a rate of 20%, and the deduction available to companies referred to above will not be applicable.

In addition, any loss made on the conversion of Composition Claims into the Shares and Bonds and the De minimis Payment would be available to offset against income for Icelandic tax purposes.

Non-residents

If a Composition Creditor which is a company or individual resident outside Iceland sells or disposes of its Shares, then an Icelandic purchaser is required to account for the sale to the Icelandic tax authorities.  The tax liability for gains on sale of Shares is at a rate of 18% in the case of companies and 20% in the case of individuals, but the withholding for gains on sale of Bonds is 10% in the case of companies and individuals.  However, this obligation to withhold is only applicable where the purchaser, broker or custodian is an Icelandic resident.  If the tax is not withheld, then there is an obligation on the non-resident seller to account for this tax.

In the case of non-resident companies and individuals, the tax liability on capital gain arising on the disposal of Shares will normally be excluded by a double taxation treaty (assuming one is applicable between Iceland and the relevant Composition Creditor’s territory of residence).  In addition, to the extent a gain is apportioned to the disposal of Shares, Composition Creditors who are companies and resident in the EEA can apply to have the withholding tax reimbursed by registering with the Icelandic Register of Enterprises and the Icelandic tax authorities, and then filing a tax return for the year in which the withholding is incurred. This is on the basis that a deduction equal to the gain apportioned to the disposal of the Shares is available when calculating the ultimate tax liability, resulting in zero taxation.  Same reporting obligation does however not apply to non-residents with a double taxation treaty excluding the capital gains on disposal of Shares.  In order to claim double taxation treaty benefits an application should be submitted to the Icelandic tax authorities.

Gains from sale of Bonds by non-residents are not considered as Icelandic sourced income and thus no tax liability in Iceland.

There should be no liability to Icelandic tax for Composition Creditors on future conversion of the Bonds into Shares, unless in the unlikely event that the conversion will result in gains, then LBI will hold a withholding obligation at 10% of any gain for foreign residents.

9.4	Return of Capital in Respect of Share

Repayments of share capital up to par value (paid-in share capital) of the Shares received as part of the fulfilment of the Composition will not be treated as income for Icelandic tax purposes but rather as a return of capital, unless the ISK value of shares exceeds the ISK tax basis of the Shares, then such currency gains would be treated as dividends. In the event that LBI’s recovery exceeds the stated value of the Shares, such gains will be distributed as dividends and treated as described in accordance with Section 9.5.

9.5	Dividends in Respect of Shares

Based on the Winding-up Board’s estimated recovery to Composition Creditors set out in Section 7, it is not anticipated that dividends will be paid in respect of the Shares.  Composition Creditors are urged to consult with their own tax advisors as to the tax consequence of any dividends paid in respect of the Shares.

In the event dividends are paid in respect of the Shares, it is expected that:

(a)
Icelandic resident corporate Composition Creditors will be subject to 20% tax on dividends received but will be entitled to deduct from their taxable income an amount equal to the dividend, with the net result of zero tax.

(b)	Icelandic resident individual Composition Creditors will be subject to 20% tax on dividends received with no option for deduction.

(c)
Non-resident corporate Composition Creditors will be subject to 18% withholding tax on dividends received. Limited liability companies resident in the EEA may apply to have any withholding tax on dividends reimbursed by filing an Icelandic tax return for the year in which the withholding arises, resulting in zero tax. Furthermore, tax liability may be avoided or reduced by an applicable double taxation treaty.

(d)
In addition, any loss made on the conversion of Composition Claims into Shares and Bonds and the De minimis Payment (as explained in Section 9.2 above) would be available to offset against dividend income for Icelandic tax purposes.

9.6	Repayment of the Bonds

Repayment of the Bonds will not be treated as taxable gains for Icelandic tax purposes. In the event that LBI’s recovery exceeds the value of the Bonds, such gains will be distributed through the Shares and not as premium on Bonds.

The Bonds are not expected to be interest bearing and therefore there should not be any tax liability in Iceland for Creditors in regards to interest payments.

Possible conversion of the Bonds into Shares will not have any taxable effects in the hands of Creditors, but if such a conversion results in Creditors receiving Shares with a lower fair value than their Claim, the difference can be treated as a loss, which would be deductible for Icelandic tax purposes.

9.7	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN TAX CONSEQUENCES FOR CREDITORS OF THE COMPOSITION AND IS NOT A SUBSTITUTE FOR CONSULTATION WITH A TAX PROFESSIONAL.  THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE.  THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A COMPOSITION CREDITOR’S PARTICULAR CIRCUMSTANCES.  ACCORDINGLY, COMPOSITION CREDITORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE ICELANDIC AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE COMPOSITION, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

10	INDEMNITIES AND RELEASES

10.1	Background

The Winding-up Board and certain other officers and employees of LBI are exposed to legal risks in a number of jurisdictions as a consequence of the offices which they hold.  In contrast with the position in other jurisdictions, Icelandic law does not provide general protections against the risk of personal liability for such office holders at the conclusion of winding-up proceedings.

The Icelandic parliamentary committee responsible for affecting amendments to the Financial Undertakings Act rejected proposals to introduce such protections into Icelandic law (save with respect to the limited releases discussed at Section 10.2(a) below); however, it acknowledged that under existing Icelandic law exemptions and indemnities could be granted to winding-up boards against personal liability arising from the offices they hold.

In accordance with Article 128 of the Bankruptcy Act, the following three decisions of the Winding-up Board were notified to Creditors in advance of the Creditors’ meeting on 2 October 2015 and presented to the meeting:

(a)	Decision 1: That the Winding-up Board shall make the Stability Contribution and grant the Government Release (as described in Section 7.3.1); and

(b)	Decision 2: That the Winding-up Board and certain other officers, employees and advisors of LBI, shall be granted certain releases from LBI; and

(c)
Decision 3: That LBI shall grant an indemnity to the Winding-up Board and certain officers, employees and advisors of LBI and establish and maintain an indemnity fund in a secured account as security for its obligations under the indemnity.

No objections to the decisions were raised by the Creditors in advance of or at the Creditors’ meeting on 2 October 2015.

10.2	Release of liability

In accordance with Decision 2, the releases of liability granted by LBI are:

(a)
An immediate release of the Winding-up Board from any personal liability which they might otherwise incur to the estate or its creditors as a consequence of proposing, agreeing or making the Stability Contribution.  This release is to be granted in accordance with the amendments to the Financial Undertakings Act referred to in Section 10.1 above, which provide for the release of the Winding-up Board from any personal liability that they might otherwise incur as a consequence of the distribution of assets from the estate to the CBI, free of charge, for the purpose of concluding winding-up proceedings (as is the case with the Stability Contribution); and

(b)
General releases, to the fullest extent permitted by law, of the Winding-up Board, and certain officers, employees and advisors of LBI from any personal liability which they might otherwise incur in relation to:

•	The Composition Proposal, the Composition or the Stability Contribution; and

•
The Winding-up Proceedings (or any related proceedings) or holding office as a member of the Winding-up Board or otherwise in connection with the Winding-up Proceedings (or any related proceedings), with effect from: (i) the completion of the Composition; or, (ii) in the event that the Composition is proposed and finally rejected by the Icelandic courts or LBI is put into bankruptcy, the date of such event.

The above releases will not apply:

(a)	To any personal liability arising from the actual fraud or dishonesty of the individual in question; or

(b)
In the case of a member of the Winding-up Board and certain officers and employees of LBI, and in the event that the Composition is not approved, if the Winding-up Board and certain officers, employees and advisors of LBI have not met the Composition Standard (as presented  at the Creditors’ Meeting on 2 October 2015).

10.3	Indemnity

In accordance with Decision 3, the Winding-up Board, and certain officers, employees and advisors of LBI are to be indemnified out of the assets of LBI against the potential liabilities identified in Section 10.1 above (the “Indemnity”).

As security for its obligations under the Indemnity, LBI will pay the sum of €20m into a separate designated EUR-denominated bank account of LBI (the “Indemnity Reserve”) and will assign the benefit of the Indemnity Reserve to a security trustee.  In the event that the Indemnity Reserve is drawn down at any time during the first two years after the conclusion of the Composition, the amount of the Indemnity Reserve shall be topped up by LBI to €20m.  On the second anniversary of the conclusion of the Composition, the amount of the Indemnity Reserve shall be reduced to €15m.  In the event that the Indemnity Reserve is drawn down at any time during the third or fourth year after the conclusion of the Composition, the amount of the Indemnity Reserve shall be topped up by LBI to €15m.

In the event that:

(a)
As at the fourth anniversary of the conclusion of the Composition, no claims falling within the scope of the Indemnity (including any claims that have been notified to the Winding-up Board but not issued (“Notified Claims”)) (together, the “Indemnifiable Claims”) have been made against LBI, the Winding-up Board and/or those other persons covered by the Indemnity; or

(b)
At any point on or after the fourth anniversary of the conclusion of the Composition: (i) a Notified Claim has been notified but no Indemnifiable Claim has been issued within 12 months of such claim first being notified to the Winding-up Board; and (ii) no other Notified Claims or Indemnifiable Claims have been made against LBI, the Winding-up Board and/or those other persons covered by the Indemnity,

LBI and the Winding-up Board will use their best endeavors to procure quotations for an insurance policy(ies) to cover all matters covered by the Indemnity at the time that it came into effect (“Insurance Cover”).  LBI together with the Winding-up Board will consider whether such policy(ies) provide adequate Insurance Cover.  If, acting reasonably, LBI and the Winding-up Board consider that such policy(ies) do provide adequate Insurance Cover, and that the costs involved in putting in place the policy(ies) are reasonable in the circumstances, LBI will take all necessary steps to put in place the Insurance Cover and the Indemnity Reserve will be re-assigned to LBI.

 The Indemnity Reserve will in any event be re-assigned to LBI on the tenth anniversary of the date of the conclusion of the Composition (except for the aggregate value of any outstanding claims and costs and expenses in relation to such claims).

Pursuant to the Indemnity, the members of the Winding-up Board and certain officers, employees and advisors of LBI are entitled to a fee for each hour they are engaged in dealing with any actual or threatened claims at a standard rate for comparable office holders in Europe.

10.4	General Releases

The members of the ICC and certain other large creditors will be asked to execute agreements, pursuant to which releases of liability shall be granted on behalf of the individual creditors they represent to the Winding-up Board and certain officers and employees of LBI on equivalent terms to those granted by LBI as set out in Section 10.2 above.

11	THE FUTURE BUSINESS OF LBI

11.1	Post-Composition Structure

After the Fulfilment Date LBI will be a Private Limited Company (einkahlutafélag, ehf.) as provided for in the Private Companies Act and ultimately governed by its Shareholders and its Shareholder’ Meetings. Daily operations of LBI will be governed by the Board of Directors as further set out in the Articles of Association and any relevant provisions of Icelandic law.

The Winding-up Board will, in consultation with the ICC, identify potential members of the Board of Directors, to be proposed at the Shareholders’ Meeting convened by the Winding-up Board as a part of the fulfilment (cf. point (i) in Section 6.6.1 above) and otherwise conducted in accordance with the Articles of Association. At the Creditors’ meeting that was held on 2 October 2015 the Winding-up Board encouraged all Creditors to suggest potential board members for consideration.

The proposed members of the Board of Directors shall be three in number, and one alternate, all of which shall be independent. All proposed members of the Board of Directors shall, as individuals, fulfill the applicable and/or statutory requirements under Icelandic law. The configuration of the Board shall in other respects also be in line with all applicable and/or statutory requirements under Icelandic law.

The Board of Directors, as it may be accepted by a vote of Shareholders in a Shareholders’ Meeting, and any management of LBI in place after the Fulfilment Date at the authority of the Board of Directors, will in its position, operation and execution of duties be governed by the Articles of Association, or any later amended version thereof, and all relevant provisions of Icelandic law, including the Private Companies Act. The Board will hence have a monitoring and general supervisory role, including, but not limited to, making certain decisions with respect to operations and management of LBI’s assets and interests, which will be made by the Board acting within specified parameters and according to the strategies determined by the Board and a Shareholders’ Meeting as the case may be.

Upon initial election, the Board of Directors shall recruit at least one managing director for LBI and to take all necessary steps to ensure sufficient continuity in the operations of LBI with respect to all of its assets and global interests, including interests related to litigation (or settlements thereof) for the benefit of LBI and its economic stakeholders, also including, but not limited to, litigation of disputed claims, litigation to resolve claims of LBI against other entities, litigation concerning set-off issues and related settlements and any litigation or disputes not yet subject to litigation, relating other economic interests of LBI.

11.2	Management of Assets

Following the Effective Date, LBI will continue to hold and manage the assets and liabilities of LBI, with the goal of maximizing recoveries for LBI’s creditors. This will include the preservation and/or liquidation of assets, the resolution of the Disputed Claims, and management of litigation commenced or to be commenced against third-parties.

As of the Effective Date of the Composition, the Winding-up Board anticipates that LBI’s assets generally will be comprised of the following categories (amounts with respect to assets based on applicable FX rates as on 30 June 2015).  Expected recovery numbers are, if not explained otherwise, as assumed in the Projected Case as of 31 December 2015 after payment of the (i) Stability Contribution (ISK 15.6bn) and (ii) remaining Priority Claims (ISK 210.6bn):

•
Cash at end of Q4 2015 is expected to be ISK 20.0bn, including the Costs Reserve and Priority Claims ISK Reserve.  As is explained in Section 7.3.2, before (i) payment of the proposed cash portion of the Stability Contribution (ISK 5.8bn) and (ii) payment of the remaining Priority Claims (ISK 210.6bn), the cash at end of Q4 2015 is expected to be of total ISK 237.4bn.  After these payments, cash at 31 December 2015 is expected to be of total ISK 20.0bn, thereof in ISK 9.0bn and ISK 11.0bn equivalent in FX (using FX rates as on 30 June 2015 for determination of assets in ISK);

•
Estimated recovery on the LB Bonds was ISK 201.2bn at end Q2 2015.  As explained above, it is assumed that the LB Monetization Transaction will be consummated prior to 31 December 2015.  On this basis, the expected recovery on the LB Bond at end of Q4 2015 is ISK 151.8bn (using FX rates as on 30 June 2015) resulting in a corresponding increase in cash held by LBI;

•
Expected recovery of loans to customers as of Q4 2015 is ISK 46.4bn, including loans to certain Canadian fisheries totaling approximately ISK 19.0bn with final maturity in 2016, loans to the Czech food production company totaling approximately ISK 5.9bn, Claims against foreign individual totaling approximately ISK 3.8bn;

•
Estimated recovery of loans to other financial institutions as of Q4 2015is expected to be ISK 12.5bn, including a portfolio totaling approximately ISK 9.7bn received as part of LBI’s settlement with LI Lux (see above), and a portfolio of ISDA derivative exposures to eight international financial institutions totaling approximately ISK 4.9bn;

•
Estimated recovery of Bonds at end Q2 2015 was total ISK 37.1bn. Thereof the Avens replacement bond was ISK 28.6bn and the Landsvirkjun Bond ISK 8.5bn.  The Avens replacement bond has been fully repaid in Q3 2015.  Also it is expected, as is reflected in the Projected Case, that the Landsvirkjun Bond will be accelerated/sold before 31 December 2015 (pursuant to the LB Monetization Transaction), resulting in a corresponding increase in cash held by LBI;

•
Estimated recovery of Equities as of Q4 2015 is expected to be ISK 2.1bn.  Thereof ISK 1.1bn is from a domestic unlisted equity position, which is expected to be paid as part of the Stability Contribution;

•	Estimated recovery of Non-current assets as of Q4 2015 is expected to be ISK 1.6bn, which is mainly from real estate holdings in the United States and France; and

•	Estimated recovery of Derivatives as of Q4 2015 is expected to be ISK 0.6bn from the claim against the Baugur estate, of which ISK 0.3bn is expected to be paid as part of the Stability Contribution.

LBI’s most significant asset is the LB Bond.  The LB Bond was issued by LB to LBI according to settlement agreement signed on 15 December 2009 between LBI, LB and the Icelandic Ministry of Finance on the settlement concerning the transfer of assets and liabilities from LBI to LB on the basis of Decisions by the FME of 9, 12 and 19 October 2008.  The LB Bond was amended pursuant to an agreement with LB in December 2014.  As amended, the LB Bond consists of ten bonds, in specified currencies and amounts, with due dates through and including 2026.  Each bond is payable in one bullet payment at maturity, which occurs at two-year intervals, in October, from 2016 until 2026.  The interest rate margins remain the same until 2018, after which time the interest rates on the outstanding bonds are stepped-up according to their maturity dates.  At end of Q2 2015, the estimated recovery from the LB Bond was ISK 201.2bn.  In LBI’s Projected Case, it is assumed that the LB Monetization Transaction will be consummated prior to 31 December 2015.

The Landsvirkjun Bond was received from domestic pension funds in 2011 as part of a settlement agreement on derivative claims.  The bond, which is denominated is USD, matures in 2018 and has a fixed annual interest rate of 2.5%.

In addition, the Winding-up Board has commenced significant litigation for the benefit of Creditors, which remains ongoing, including litigation against former directors of LBI and litigation against former auditors of LBI.  If the litigation against LBI’s former directors is successful, such claims may be covered to some extent by the associated D&O insurance policy.  These litigations are likely to take up to several years to resolve.

Following the Effective Date, the Winding-up Board anticipates that LBI’s actions with respect to minimizing liabilities generally will be comprised of managing Disputed Claims against LBI, and litigation related to those Claims.  The most significant of these are:

•
The Article 109 Claim of Glitnir hf. lodged in the amount of approximately ISK 50bn.  This Claim concerns a dispute regarding the terms of a guarantee entered into by Glitnir hf. and may require substantial and continued time and legal work to resolve;

•	The Article 110 Claim of Kaupthing hf. lodged in the amount of approximately ISK 11bn; and

•
The Claims of an individual lodged in the amount of approximately ISK 12bn.  As noted above, LBI holds claims against this individual in the amount of approximately ISK 4.5bn, which were assigned by LI Lux to LBI.  The individual’s Claims were lodged as a set-off against the assigned claims and can, at worst, result in extinguishment of the assigned claims.

12	THE VOTING PROCESS

12.1	Identity of Voting Creditors for the Purposes of the Composition Meeting

All Composition Creditors and other Creditors who submitted Claims to the Winding-up Board, provided that such Claim has not been finally rejected, are entitled to attend the Composition Meeting.

In order to determine whether a Creditor is a Composition Creditor and whether such Creditor is entitled to attend and vote at the Composition Meeting, the Creditor in question should consult the List of Voting Rights prepared by the Winding-up Board.

The Winding-up Board will prepare the List of Voting Rights on the Composition Proposal, which shall be available for inspection two weeks prior to the Composition Meeting (at the latest) in accordance with Article 151 of the Bankruptcy Act.  The List of Voting Rights includes the Composition Claims that have been recognized during the proceedings leading up to the Composition Proposal and which, in the Winding-up Board’s opinion, give rise to voting rights at the Composition Meeting.

The List of Voting Rights will be updated as determined necessary by the Winding-up Board up until the Composition Meeting for the purposes of determining eligibility to vote at the Composition Meeting and the Winding-up Board will highlight any such updates to the Composition Creditors at the Composition Meeting.

If a Creditors’ Right to Vote has been challenged or if a Creditor claims a right to vote despite not being mentioned in the List of Voting Rights, the vote of such Creditor shall be received but marked as disputed.  Disputed votes shall be dealt with in accordance with Article 52 of the Bankruptcy Act.

Any Creditor whose Composition Claim (before deduction of the De minimis Payment) is ISK 1,700,000 or less shall have their Claim repaid in full by the De minimis Payment and shall not be entitled to vote on the Composition.

12.2	The Composition Meeting

Voting on the Composition will take place at the Composition Meeting, which is currently scheduled to be held on 23 November 2015 commencing at 10:00 a.m. GMT at the Hilton Hotel Nordica, Suðurlandsbraut 2, Reykjavík, Iceland.  A formal notice of such meeting will be forthcoming.

The Winding-up Board will publish a notification of the Composition Meeting in the Icelandic Law and Ministerial Gazette at least two weeks in advance of the Composition Meeting and take other reasonable measures to notify Creditors of the meeting. At the same time, the Composition Proposal together with the List of Voting Rights will be made available for inspection at the offices of the Winding-up Board at Álfheimar 74, 2nd floor, 104 Reykjavík, Iceland.

At the beginning of the Composition Meeting the Winding-up Board will describe and explain the effect of any changes, if any, which have been made to the Composition Proposal after the date of publication of this document.

The Winding-up Board will then invite attendees to raise any questions they may have regarding the Composition Proposal or to state their views and observations concerning the Composition Proposal if they so wish. The Winding-up Board will then ask whether anyone challenges the List of Voting Rights. Composition Creditors who are included on the List of Voting Rights and any Creditors considering that they are wrongly denied a right to vote, are entitled to raise their objections.

The Voting Creditors in attendance at the Composition Meeting will then vote on the Composition Proposal by completing a Ballot. In addition, the Winding-up Board will count all properly executed Ballots received before the close of voting, provided no one is in attendance at the Composition Meeting and submits a new Ballot on the relevant Creditor’s behalf.

The Composition Proposal will be deemed to be approved if it is approved by 60% or more of the Voting Creditors that vote in number and 85% by value of Composition Claims belonging to Voting Creditors that vote (regardless of whether they have voted in person at the Composition Meeting or submitted their Ballot via email/mail to the Winding-up Board so as to be received prior to the Composition Meeting, in each case whether or not pursuant to a power of attorney).

If the Composition Proposal fails to achieve the required percentage of the votes due to insufficient participation in the voting by the Voting Creditors, the Winding-up Board may decide to defer the Composition Meeting for up to 8 weeks in an effort to encourage improved participation by the Voting Creditors whence the Composition Meeting re-commences, as further provided for in Article 51 of the Bankruptcy Act, cf. Article 103 A of the Financial Undertakings Act. In the event a Voting Creditor voted on the Composition Meeting but either does not attend the Composition Meeting once re-commenced or does not cast its vote at such time, the previous vote of such Voting Creditor shall remain in force unless the Composition Proposal has changed since the initial Composition Meeting.

If the Composition Proposal fails to achieve the required percentage of votes at a Composition Meeting, or a re-commenced Composition Meeting as the case may be, it shall not be approved.

The results of the vote will be announced at the Composition Meeting or a re-commenced Composition Meeting in case of a deferral by the Winding-up Board, as set out above.

12.3	The Role of the Winding-up Board

During the Composition process the Winding-up Board has largely the same role as a liquidator of a bankruptcy estate as provided for in Article 149, paragraph two, and Articles 151 to 153 of the Bankruptcy Act, cf. Article 103 A, paragraph three, of the Financial Undertakings Act. The Winding-up Board will thus convene and chair the Composition Meeting, introduce the Composition Proposal and otherwise conduct the meeting in accordance with the relevant statute. The Winding-up Board will also in particular oversee the voting process, deal with any disputes and apply to the District Court for an order confirming the Composition. The Winding-up Board has the right and duty to consider the validity of all votes cast, according to the provisions of the Bankruptcy Act and principles of Icelandic law. In other respects the role of the Winding-up Board during the Composition Meeting is set out in the relevant provisions of the Financial Undertakings Act and the Bankruptcy Act.

12.4	Disputed Claims

At the beginning of the Composition Meeting, the Winding-up Board shall ask whether there are any objections to its determination of the List of Voting Rights.

In the event any objections are raised, the Winding-up Board will endeavor to settle the dispute at the Composition Meeting and before the voting takes place. Objections with respect to the Winding-up Board’s determination of voting rights will not be considered if the same objections have already been settled at earlier stages of the Composition process or if the dispute is currently the subject of court proceedings.

If any such objections cannot be settled at the Composition Meeting, the vote will go ahead regardless. Voting Creditors whose votes have been disputed, and persons who are not Voting Creditors but have claimed a right to vote, may take part in the vote. Such disputed votes shall be counted towards the vote, but will be noted separately by the Winding-up Board.

If the Composition is approved by a margin large enough such that the inclusion of disputed votes is not required for the minimum voting thresholds to be achieved, no further action shall be taken to resolve the disputes at the Composition Meeting and the Composition shall be deemed to be confirmed (in terms of voting only).

If, however, approval of the Composition has only been achieved by virtue of the inclusion of disputed votes, the Winding-up Board will endeavor to settle the dispute. If the dispute is not resolved at the Composition Meeting, the Winding-up Board will convene the parties in question to a separate meeting for this purpose. If the dispute cannot be settled in this manner, the Winding-up Board will refer the matter to the District Court for resolution. In this situation, the result of the vote will not be announced until the disputes are resolved.

12.5	Manner of Voting

A Voting Creditor may vote at the Composition Meeting either in person (using the Ballot or represented by a representative acting by virtue of a power of attorney) or by post using the Ballot. The Ballot was sent to each Voting Creditor and is also available on LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is using the unique password that will be provided to Composition Creditors.  Completing the Ballot and returning it to LBI as requested does not disqualify a Voting Creditor from attending the Composition Meeting and voting in person (although this will have the consequences that the vote in person will be taken into account instead of the previously submitted Ballot).

Voting Creditors are urged to complete and return the Ballot as requested irrespective of whether they intend to attend the Composition Meeting in person or not. The Ballot should be completed and sent to the Winding-up Board as soon as possible either by post or by hand at Álfheimar 74, 2nd floor, 104 Reykjavík Iceland, by e-mail to composition@lbi.is, or by using an exchange portal that is intended to be set up on LBI’s Composition website at https://composition.lbi.is,  Voting Creditors which are not intending to attend the Composition Meeting in person are encouraged to submit any Ballot to the Winding-up Board as soon as possible, and in any event before the Composition Meeting commences. If a Ballot is not submitted before the Composition Meeting commences, it may be handed to the Winding-up Board at the Composition Meeting (at the latest) before voting is completed.

Please note that a Ballot will only be taken into account if:

•	no one in attendance at the Composition Meeting votes in person on behalf of the Voting Creditor;

•	the vote expresses the Voting Creditor intention to vote for or against the Composition Proposal unequivocally and unconditionally;

•	the Voting Creditor’s signature is confirmed either by two witnesses; or by a professional district court or Supreme Court lawyer; or by a notary public;

•	there is no doubt that, if any changes have been made to the Composition Proposal as originally made, the vote relates to the proposal as changed; and

•	it is received by the Winding-up Board (at the latest) before voting at the Composition Meeting is completed.

A vote may be cast by a representative of a Voting Creditor, acting by virtue of a written power of attorney deemed valid and in sufficient form by the Winding-up Board in accordance with applicable standards.

Regardless of whether they intend to vote in favor of the Composition Proposal, in order to receive the Bonds to be issued under the Composition if it is approved, each Composition Creditor may, prior to the Fulfilment Date, need to provide the Winding-up Board with a completed Clearing Account Details Form, which provides details of the account that either the Composition Creditor holds directly with the relevant Clearing System (if applicable) or that a financial institution or broker maintains on behalf of the Composition Creditor.

12.6	Special Procedures Related to Voting the DBTCA Notes Claim

12.6.1	Procedures for Beneficial owners of the DBTCA Notes to Direct and Instruct DBTCA to Vote such Beneficial Interests

The following procedures will apply to allow beneficial owners of the DBTCA Notes to direct and instruct DBTCA how to vote the DBTCA Notes Claim:

(a)	Epiq shall:

•
distribute or cause to be distributed the appropriate number of sets of documents, including (1) the DBTCA Direction, Instruction and Proxy Form, (2) the Composition Proposal, (3) this Information Memorandum and Appendixes, (4) the Deed of Release, and (5) any other documents to be distributed to Voting Creditors (collectively, the “Trustee Direction Package”) to the relevant DTC Participants and their agents, as identified by Epiq; that hold the DBTCA Notes through DTC; and

•	distribute or cause to be distributed a Master DBTCA Direction and Instruction Form to each relevant DTC Participant;

(b)	each DTC Participant (or their agent) through which one or more beneficial owners holds DBTCA Notes as of the DBTCA Record Date shall:

•	distribute a DBTCA Direction Package to each such beneficial owner (and LBI agrees to pay each such Participant or their agent their customary mailing fees);

•	the Participant or its agent shall either:

•
Complete and execute the DBTCA Direction, Instruction and Proxy Form (other than items 2 and 3), including the Participant’s name and Beneficial Owner account number, and deliver to the Beneficial Owner such “pre-validated” DBTCA Direction, Instruction and Proxy Form, along with the DBTCA Direction Package.  The Beneficial Owner should complete items 2 and 3 of its pre-validated DBTCA Direction, Instruction and Proxy Form and return the completed DBTCA Direction, Instruction and Proxy Form to Epiq so as to be received before the DBTCA Direction and Instruction Deadline, or

•
For any DBTCA Direction, Instruction and Proxy Form the Participant does not “pre-validate,” the Participant or its agent shall deliver the DBTCA Direction, Instruction and Proxy Form to the Beneficial Owner, along with the DBTCA Direction Package, and take the necessary actions to enable such Beneficial Owner to (i) complete and execute such DBTCA Direction, Instruction and Proxy Form directing and instructing DBTCA to accept or reject the Composition Proposal and completing the other items as appropriate; and (ii) return the completed, executed DBTCA Direction, Instruction and Proxy Form to the Participant in sufficient time to enable such Participant to complete the Master DBTCA Direction and Instruction Form and deliver it to Epiq so as to be received before the DBTCA Direction and Instruction Deadline of 5:00 p.m. (prevailing Eastern Time), on 18 November 2015 at the following addresses:

•	collect all DBTCA Direction, Instruction and Proxy Forms from its beneficial owners that wish to provide direction and instruction to DBTCA;

•	compile and validate the directions and instructions and other relevant information of all such beneficial owners on the Master DBTCA Direction and Instruction Form, and

•	transmit the Master DBTCA Direction and Instruction Form to Epiq by the DBTCA Direction Deadline;

(c)
any DTC Participant that is a beneficial holder of the DBTCA Notes in its own name may direct and instruct DBTCA to vote on the Composition Proposal by completing either a DBTCA Direction, Instruction and Proxy Form or a Master DBTCA Direction and Instruction Form and returning it to Epiq on or before the DBTCA Direction and Instruction Deadline;

(d)
unless otherwise directed by Epiq, any DBTCA Direction, Instruction and Proxy Form returned to a DTC Participant or agent by a beneficial holder will not be counted for purposes of providing a direction and instruction to DBTCA until such DTC Participant or agent properly completes and delivers to Epiq by the DBTCA Direction and Instruction Deadline a Master DBTCA Direction and Instruction Form that reflects the vote of such beneficial holder, or otherwise validates the DBTCA Direction, Instruction and Proxy Form in a manner acceptable to Epiq;

(e)
if a beneficial holder of DBTCA Notes holds its interests with more than one DTC Participant and/or through multiple accounts, such beneficial holder may receive more than one DBTCA Direction, Instruction and Proxy Form and should execute a separate DBTCA Direction, Instruction and Proxy Form for each block of DBTCA Notes it holds through any DTC Participant and must return each such DBTCA Direction, Instruction and Proxy Form to the appropriate DTC Participant or agent.

12.6.2	Tabulation of DBTCA Direction, Instruction and Proxy Forms by DTC Participants

DTC Participants will not consider the following as valid directions and instructions to DBTCA:

♦	any DBTCA Direction, Instruction and Proxy Form received after the DBTCA Direction and Instruction Deadline;

♦	any DBTCA Direction, Instruction and Proxy Form that is illegible or contains insufficient information to permit the identification of the Beneficial Owner;

♦	any DBTCA Direction, Instruction and Proxy Form sent to the Winding-up Board or DBTCA, or any other party (other than Epq or your Nominee, as applicable);

♦	any inconsistent or duplicate DBTCA Direction, Instruction and Proxy Forms that are simultaneously cast with respect to the same Notes;

♦	any DBTCA Direction, Instruction and Proxy Form transmitted to Epiq or your Nominee, as applicable, by facsimile;

♦	any unsigned DBTCA Direction, Instruction and Proxy Form;

♦	any DBTCA Direction, Instruction and Proxy Form that does not contain an amount of Notes denominated in U.S. Dollars;

♦	any DBTCA Direction, Instruction and Proxy Form that does not contain an original signature; or

♦	any DBTCA Direction, Instruction and Proxy Form not marked to direct and instruct DBTCA to accept or reject the Composition Proposal or marked both to accept and reject the Composition Proposal.

Important Reminder: If a beneficial holder of DBTCA Notes is also a holder of a Composition Claim, such beneficial holder must return its DBTCA Direction, Instruction and Proxy Form(s) to the relevant DTC Participant with respect to its beneficial interest in the DBTCA Notes, and it must separately vote its Composition Claim at the Composition Meeting or by returning the Ballot to be received by the Winding-up Board prior to the Composition Meeting in accordance with the manner described in Section 12.5.

12.6.3	Tabulation of Master DBCTA Direction Forms.

These rules will apply with respect to the tabulation of Master DBTCA Direction and Instruction Forms or pre-validated DBTCA Direction, Instruction and Proxy Forms:

(a)
Unless a Master DBTCA Direction and Instruction Form or pre-validated DBTCA Direction, Instruction and Proxy Form is actually received on or before the DBTCA Direction and Instruction Deadline, Epiq shall consider such Master DBTCA Direction and Instruction Form or pre-validated DBTCA Direction, Instruction and Proxy Form as invalid and decline to count it as a direction and instruction to DBTCA;

(b)	Epiq will date all Master DBTCA Direction and Instruction Forms (and any other related documents) when received;

(c)
Epiq will prepare a certification to DBTCA detailing the directions and instructions received for each series of DBTCA Notes, and shall retain such information, in a form and manner acceptable to DBTCA;

(d)	Originally executed Master DBTCA Direction and Instruction Forms must be delivered to Epiq via electronic mail (in pdf format) or in hard copy form;

(e)	A Master DBTCA Direction and Instruction Form delivered to Epiq by facsimile will not be valid;

(f)
DBTCA Direction, Instruction and Proxy Forms and Master DBTCA Direction and Instruction Forms should not be delivered to any of LBI, the Winding-up Board, DBTCA, or the Advisers, and if sent in such a manner will not be counted as a valid direction and instruction;

(g)
if a DTC Participant or its agent submits multiple DBTCA Direction, Instruction and Proxy Forms with respect to the same DBTCA Notes before the DBTCA Direction and Instruction Deadline, the latest properly completed DBTCA Direction, Instruction and Proxy Form timely received will be deemed to reflect the relevant beneficial holder’s intent and will supersede and revoke any prior received DBTCA Direction, Instruction and Proxy Form;

(h)
Directions and instructions submitted by beneficial owners of the DBTCA Notes through DTC Participants and agents will be applied to the positions held by such DTC Participants as of the Direction Record Date, as evidenced by the listings provided by DTC.

(i)
Directions submitted by a DTC Participant or agent pursuant to the Master DBTCA Direction and Instruction Form will not be counted in excess of the principal amount held by such DTC Participant as of the Direction Record Date; provided, however, that Epiq may adjust such principal amount to reflect the portion of the relevant beneficial interest actually voted;

(j)
if conflicting directions and instructions or “excess-directions and instructions” are submitted by a DTC Participant or agent,  Epiq will attempt to reconcile discrepancies with the DTC Participant and/or its agent;

(k)
if excess-directions and instructions on a Master DBTCA Direction and Instruction Form are not reconciled before the preparation of the certification of directions and instructions, Epiq will apply the DBTCA directions and instructions in the same proportion as the directions and instructions submitted on the Master DBTCA Direction and Instruction Form that contained the excess-directions and instructions, but only to the extent of the DTC Participant’s position in the applicable DBTCA Notes;

(l)
a single DTC Participant or agent may complete and deliver to Epiq multiple Master DBTCA Direction and Instruction Forms. Directions and instructions reflected on multiple Master DBTCA Direction and Instruction Forms will be counted, except to the extent they are duplicative of other Master DBTCA Direction and Instruction Forms. If a DTC Participant or agent submits multiple Master DBTCA Direction and Instruction Forms with respect to the same series of DBTCA Notes before the DBTCA Direction and Instruction Deadline, the latest properly completed Master DBTCA Direction and Instruction Form timely received will be deemed to reflect that DBTCA Participant’s or agent’s intent and will supersede and revoke any prior received Master DBTCA Direction and Instruction Form in respect of such DBTCA Notes; and

(m)
DBTCA will rely solely on the certification provide by Epiq to it certifying the results of the pre-validated DBTCA Direction, Instruction and Proxy Forms and Master DBTCA Direction and Instruction Forms with respect to voting on the Composition Proposal and related matters.  Under the Senior Indenture, DBTCA may vote in favor of or against the Composition Proposal only if it is directed and instructed by not less than a majority of the principal amount outstanding of any series of the DBTCA Notes and the vote of DBTCA will correspond to the full amount of the DBTCA Notes Claim with respect to such series of the DBTCA Notes.

None of LBI, Epiq, DBTCA or any other entity will be under any duty to provide notification of defects or irregularities with respect to delivered DBTCA Direction, Instruction and Proxy Forms other than as may be provided in the Epiq certification, nor will any of them incur any liability for failure to provide such notification, although Epiq may, in its discretion, contact parties to cure any such defects or irregularities.

12.6.4	DBTCA not instructed to vote – granting of proxy

In the event that DBTCA Notes Claim beneficiaries instruct DBTCA to appoint them as its proxy to allow them to vote with respect to their pro rata share of the DBTCA Notes Claims, a DBTCA Notes Claim beneficiary may either attend the Composition Meeting and vote in person on the Composition Proposal, or appoint a proxy, by completing the DBTCA Direction, Instruction and Proxy Form, to attend the Composition Meeting and vote on its behalf.

If a DBTCA Notes Claim beneficiary wishes to appoint a person as its proxy, you must provide your designated proxy’s name and address on the DBTCA Direction, Instruction and Proxy Form.  If a signed DBTCA Direction, Instruction and Proxy Form is returned with an election to appoint a proxy but with no name and address inserted in the relevant space, only the beneficiary may vote its holdings.

IMPORTANT NOTICE: If a DBTCA Notes Claim beneficiary wishes to vote in person or appoint a person other than the Appointed Proxy to attend and vote on its behalf at the Composition Meeting, it is recommended that it attends, or instructs its proxy to attend, in any event, because there may not be enough time before the day of the Composition Meeting to notify DBTCA Notes Claim beneficiaries that they will be entitled to vote in person or via proxy.

12.6.5	Distributions to Beneficial Owners of the DBTCA Notes Claim

The DBTCA Notes Claim is the only Composition Claim recognized against LBI with respect to the DBTCA Notes.  Thus, DBTCA is entitled to receive the De minimis Payment, the Shares and the Bonds to be distributed on account of its recognized DBTCA Notes Claim.  LBI and its agents, in coordination with DBTCA, will cause the Shares and Bonds to be distributed to the beneficial owners of the DBTCA Notes upon receipt by DBTCA of funds in an amount equal to the DBTCA Fee and Indemnity Reserve Amount and upon a beneficial owner’s delivery of a Clearing Account Details Form

Distributions with respect to the DBTCA Notes shall be in exchange for such DBTCA Notes.

On the Fulfilment Date, the DBTCA Notes shall be deemed cancelled automatically and without regard to surrender and the rights of holders under the Senior Indenture deemed satisfied; provided, however, such cancellation and satisfaction shall not alter, limit or prejudice the rights and remedies of the holders of the DBTCA Notes to receive the treatment provided herein or of DBTCA under such DBTCA Notes, Senior Indenture and related documents.

On and after the Fulfilment Date all duties, obligations and responsibilities of DBTCA under the DBTCA Notes and Senior Indenture shall be discharged and deemed satisfied except to the extent to make or facilitate distributions with respect to the DBTCA Notes as provided herein.

12.7	Voting by Voting Creditors with more than one Composition Claim and Assignees

If a Voting Creditor possesses more than one Composition Claim, the Composition Claims shall be added together and regarded as one single Composition Claim, without regard to their origin or other facts. If a Composition Creditor possessing more than one Composition Claim against LBI has assigned such a Composition Claim to another party as of the Bar Date, the Composition Claims, added together, shall be regarded as one Composition Claim, but the assignee shall be entitled to share in the Composition Claim in proportion to his share. The same procedure shall be applied in the event of any other transfer.

If two or more Voting Creditors possess a Composition Claim jointly, they shall exercise one vote jointly, but each shall have an independent right to vote on behalf of his share of the claim.

12.8	Voting by Foreign Creditors

Creditors who are resident outside of Iceland have the same voting rights in respect of the Composition as Creditors resident in Iceland, including the right to object to confirmation of the Composition by the District Court and the right to appeal any District Court order approving or denying confirmation of the District Court.

12.9	Tabulation of Votes

Unless the partial assignment of a Claim has occurred (cf. Section 12.7 above), each Voting Creditor has one vote. If a Voting Creditor has more than one Claim, its Claims will be aggregated such that it may cast only one vote for or against the Composition Proposal.

The value, by amount, of a Voting Creditor’s vote will be its Composition Claim as listed on the List of Voting Rights expressed as a percentage of the total aggregate amount of all Composition Claims.

13	CONFIRMATION OF THE COMPOSITION

If the Composition Creditors approve the Composition at the Composition Meeting (or a re-commenced Composition Meeting as the case may be), the Winding-up Board will apply to the District Court within one week of the Composition Meeting for confirmation of the Composition.

Notification of the Confirmation Hearing must be provided with at least one weeks’ notice.  The District Court will publish a notification of the date and time of this hearing in the Law and Ministerial Gazette.  The Winding-up Board post the notice of the Composition Hearing date on LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is and take additional steps to reasonably assure that all parties in interest will receive notice of the date of the Composition Hearing.

If the Composition is not confirmed by the District Court, the Winding-up Board has the right to appeal that decision to the Supreme Court.

If the Composition is not approved by Composition Creditors at the Composition Meeting or is not finally confirmed by the District Court or the Supreme Court (in case of an appeal), then the Winding-up Board shall, as soon as reasonably practicable, demand that the District Court declares LBI bankrupt, as further provided in Article 103 A of the Financial Undertakings Act.

13.1	Confirmation by the District Court

Once the Winding-up Board has filed an application for confirmation of the Composition, the District Court will set a date for the Composition Confirmation Hearing and will publish a notification of the date and time of this hearing in the Law and Ministerial Gazette.

Objections against the Composition, including those raised but not settled at the Composition Meeting, may be raised at this hearing.  The District Court will either decide on such disputes at the Composition Confirmation Hearing, or postpone them to a separate hearing at a future date.

In the absence of any objections, and if the District Court is satisfied with the Composition Proposal, it will approve the Composition.

13.2	Effective Date of the Composition

If the District Court makes an order at or following the Composition Confirmation Hearing approving the Composition, and the order is not appealed, the Effective Date will occur on the date one calendar week after the date of issue of the District Court order confirming the Composition.

Otherwise, if the order is appealed and the appeal is unsuccessful, the Effective Date will occur on the date when the Supreme Court orders that the confirmation of the Composition is upheld.

The Composition will be binding on all Composition Creditors and LBI as of the Effective Date.

14	FOREIGN RECOGNITION OF THE COMPOSITION

The Composition, once approved by the Composition Creditors and confirmed by the District Court, will be automatically recognized throughout the EEA.

As described at Section 4.6, LBI has obtained recognition of the Moratorium and the Winding-up Proceedings from the courts in the United States, Canada, and various other jurisdictions outside the EEA in which LBI held significant assets.  If the Composition is approved, the Winding-up Board will take appropriate steps to seek recognition of the Composition in the United States and Canada, as well as to consider with its Advisers the need to seek such recognition in other jurisdictions.

In relation to any creditor established or resident in a jurisdiction outside Iceland, the Composition may be affected by the laws of the relevant jurisdiction.  All overseas creditors should therefore take steps to inform themselves about and observe any applicable local legal requirements in relation to the legality of entering into the Composition and the recognition and enforcement of the terms of the Composition within the relevant jurisdiction.

It is the responsibility of each overseas creditor to observe the laws of the relevant jurisdiction in connection with the Composition, including the obtaining of any governmental, exchange control or other consents which may be required, and to comply with any other formalities which are required to be observed including the payment of any issue, transfer or other taxes due in that jurisdiction.

15	FUTURE COMMUNICATIONS

As the fulfilment of the Composition is expected to include the De minimis Payment to all Creditors, together with the registration of the Shares and delivery of Bonds to specific Creditors, LBI may decide, in order to facilitate fulfilment, to close the Claim transfer process through EPIQ. Any decision with this effect, taken in accordance with the above, will be announced on LBI's website.

As soon as practicable after the Effective Date, the Winding-up Board will take any available and reasonable steps to notify the  Composition Creditors that the Composition has become effective. Such notification shall also be published in the Law and Ministerial Gazette as provided for in Article 59 of the Bankruptcy Act.

During fulfilment of the Composition Proposal and until the Fulfilment Date occurs, the Winding-up Board shall also take any available and reasonable steps to notify Composition Creditors of any other key developments that it believes should be communicated to the Composition Creditors.

In addition to any provisions of information in the Bonds, the Board of Directors shall, at its discretion but no less than on a quarterly basis after the Fulfilment Date, make available to all Shareholders information about LBI’s operations, its financial status and expected recovery, costs of the operation, tax issues and other customary financial projections. Furthermore the Board of Directors shall convene and conduct, no less than once a year, the annual meeting of Shareholders, otherwise in accordance with the Articles of Association (as amended form time to time) or any relevant legislation, including the Private Companies Act.

APPENDIX I – LIST OF DOCUMENTS SENT TO COMPOSITION CREDITORS AND LIST OF DOCUMENTS AVAILABLE FOR INSPECTION AND LOCATIONS WHERE THEY CAN BE INSPECTED

Part 1 – List of documents sent to Composition Creditors

No.	Document
1.	Letter to Composition Creditors from the Winding-up Board
2	Ballot
3.	Form of Power of Attorney
4.	Composition Proposal (Part A of this document)
5.	Information Memorandum (Part B of this document) with Appendices I-VII

Part 2 - List of documents available for inspection

Copies of the following documents will be available for inspection during normal business hours on any weekday (Saturdays, Sundays and public holidays excluded) at the locations listed below until the Effective Date.

No.	Documents available for inspection
1.	List of claims submitted to the Winding-up Board
2.	List of Voting Rights at the Composition Meeting (Note: This document will made available once it has been prepared by the Winding-up Board two weeks prior to the Composition Meetings (at the latest))
3.	Draft Trust Deed

Locations where the documents can be inspected

1.           On LBI’s website maintained by the Winding-up Board at:  https://composition.lbi.is using the unique password that will be provided to each Composition Creditor.

2.           LBI’s office in Iceland at Álfheimar 74, 2nd floor, 104 Reykjavík.  Please email composition@lbi.is to arrange a time for inspection.

Appendix I

APPENDIX II – FORM OF POST-COMPOSITION ARTICLES OF ASSOCIATION

English translation – Icelandic text prevails

The following form of the Articles of Association is an English translation of the Icelandic original.  In case of any discrepancy, the Icelandic version prevails.

ARTICLES OF ASSOCIATION
for
LBI ehf.

CHAPTER I
Name of Company, domicile and purpose

Definitions that have relevance to these Articles of Association are set out herein and in Appendix 1.

Article 1
COMPANY TYPE

1.1
The “Company” is a private limited company with the name “LBI ehf.”. The Company operates pursuant to the Act on Private Limited Companies, No. 138/1994, as subsequently amended (the “Act on Private Limited Companies”).

Article 2
DOMICILE

2.1	The Company's domicile, headquarters and legal venue is in Reykjavík.

Article 3
PURPOSE

3.1
The Company's purpose is to operate a holding company which involves general asset administration in connection with claims, real estate, liquid assets, equities, commercial paper, guarantee rights and any other types of assets or interests belonging to the Company. The purpose of the Company is also to preserve, sell, lease and/or operate those assets and interests belonging to the Company, in addition to pursuing lending activities, provided the Board of Directors has concluded that such lending is reasonably necessary in order to preserve assets or otherwise take steps with respect to existing assets of the Company in order to maximise recoveries under the Bonds and other related or connected operations.

CHAPTER II
Share capital and register of shares

Article 4
SHARE CAPITAL

4.1
The Company's share capital is ISK [1,600,000,000] (one billion and six hundred million Icelandic krónur). Pursuant to the Company’s composition, concluded on [•] (the “Composition”), the shares have been paid for by means of set-off against claims that shareholders held against the Company. The share capital is divided into shares with a value of ISK 1 each or a multiple of this amount.

Appendix II - 1

English translation – Icelandic text prevails

4.2
[The Board of Directors shall be authorised, subject to the Company having received an authorisation from the Register of Annual Accounts allowing the Company to maintain its accounting and annual accounts in EUR, in accordance with Article 1(3) of the Act on Private Limited Companies, to have the share capital of the Company converted into EUR. Following such conversion, the Company’s share capital shall be divided into shares with a nominal value of EUR 0.01 each or a multiple thereof. The Board of Directors shall be authorised to amend any references herein to the Company’s share capital accordingly.]

4.3
The share capital of the Company is divided into two classes of shares, being [●] “Class A Shares” and, initially, [0] “Class B Shares”. The rights of shareholders in each class are the same apart from the fact that shareholders holding Class B Shares do not enjoy voting rights except as set out in Articles 21.5 and 21.6 of these Articles of Association.

4.4	Shareholding certificates may be issued in the Company.

Article 5
SHARE REGISTER

5.1
The Company's Board of Directors shall keep a register of shares, as provided for in Art. 19 of Act No. 138/1994, which shall list: 1) the date of issue of share capital, 2) the nominal value of share capital and 3) to whom the share capital was issued, as well as any subsequent change of ownership, together with the name, Id. No. (if applicable), address and e-mail address of the shareholder or a representative of such shareholder. Furthermore, the date of change of ownership and of registration shall be listed. The register of shares shall be kept at the Company’s offices and be accessible to all shareholders to acquaint themselves with it. A register of shares may be in electronic format.

5.2
The register of shares shall be regarded as conclusive proof of ownership rights to shares towards the Company and any stock splits, meeting announcements, or other notifications, shall be sent to the party currently recorded in the shareholders' register as the owner of the respective share capital. Dividends shall be paid to those holders of shares registered in the register of shares at the end of the day of the shareholders’ meeting approving the dividend distribution, unless the Company is notified of the assignment of the dividend upon the assignment of share capital. The Company shall bear no responsibility for payments or notifications which may go astray as a result of failure to notify it of changes in ownership or residence.

Appendix II - 2

English translation – Icelandic text prevails

Article 6
CAPITAL INCREASE

6.1
The Company’s Board of Directors may increase its share capital by up to [•] by issuing new Class A Shares to fulfil Disputed Claims and Contingent Claims, as provided for in Article 7 of these Articles of Association.

6.2
The Company’s Board of Directors may also issue new shares in the Company to be delivered to owners of Bonds which were delivered pursuant to the Company’s Composition, should the Company’s Board of Directors decide to unilaterally avail itself of unilateral conversion rights provided for in the Bonds.

6.3	The Company’s share capital may also be increased in accordance with Remedial Actions pursuant to Articles 12 to 14.

6.4	Otherwise the Company’s share capital may not be increased.

Article 7
SHARE CAPITAL FOR DISPUTED CLAIMS AND CONTINGENT CLAIMS

7.1
In accordance with the Composition, the Company’s Board of Directors shall issue new Class A Shares to fulfil the provisions of the Composition in relation to Disputed Claims or Contingent Claims that subsequently become recognised as claims which would have given them the status of Composition Claims under the Composition. This applies in the following instances:

(a)	where a Disputed Claim has been recognised by [an accord approved by the Company’s Board of Directors or] a final resolution by an Icelandic court; and/or

(b)	where a contingency event occurs, resulting in a Contingency Claim no longer being contingent upon the outcome of such event but instead becomes subject to treatment as a Composition Claim.

7.2
Upon any Disputed Claim and/or a Contingent Claim becoming a recognised Composition Claim, as specified in Article 7.1, the Board of Directors is authorised and obliged to issue and allot new Class A Shares up to a maximum aggregate nominal value of ISK [●] in order to comply with the Company’s obligations in respect of such Composition Claim. Each creditor holding such Composition Claim is deemed to have subscribed for (and has the right to be registered as holder of) any Class A Shares allotted to it as payment for that Composition Claim. The subscription price shall be ISK [●] per Class A Share and shall be paid by means of set-off against the Composition Claim.

7.3	Class A Shares issued in accordance with this Article 7 will be subject to the same redemption requirements as other Class A Shares, pursuant to these Articles of Association.

Appendix II - 3

English translation – Icelandic text prevails

7.4
Shareholders waive any and all priority rights that they may have under these Articles of Association or otherwise in connection with subscription of shares issued under the authorisation set out in this Article.

Article 8
OWN SHARES

8.1	The Company may purchase its own issued shares (“Own Shares”), to the extent permissible by law and these Articles of Association.

8.2	The Company may reduce its capital in respect of any Own Shares which it holds, in accordance with Icelandic law.

8.3
The Company cannot hold Own Shares exceeding more than 10 per cent. of the Company’s share capital (any such shares being “Excess Own Shares”) for more than six months. Any Excess Own Shares held at the end of this period shall be cancelled by reduction of capital.

8.4	Own Shares do not have voting rights.

Article 9
STATUS OF SHAREHOLDERS

9.1
No privileges are conferred by any shares in the Company. Shareholders are not subject to redemption of their shares other than as a result of peremptory statutory provisions and the Company's Articles of Association.

Article 10
COMPLIANCE WITH ARTICLES OF ASSOCIATION

10.1
All shareholders are required, without special obligation, to comply with the provisions of these Articles of Association as they now stand or as subsequently amended in accordance with Icelandic law. Shareholders bear no responsibility for the obligations of the Company above and beyond their holding.

CHAPTER III
Transfer of shares

Article 11
TRANSFER RESTRICTIONS

11.1
The Shares shall be freely transferable except that the Board of Directors shall, in accordance with article 15 of the Act, decline to register any transfer of shares or any encumbrance, which would or could result in a breach of the restrictions contained in this Article 11. The Board of Directors shall not give its consent in respect of a Transfer unless it considers that it has received a valid Transfer Notice in accordance with Article 11.4. Where the Company is withholding its consent to a Transfer in accordance with this Article 11, it shall notify the Transferor of such decision.

Appendix II - 4

English translation – Icelandic text prevails

11.2
A party acquiring share capital in the Company may not exercise his/her rights as a shareholder unless his/her name has been entered in the register of shares following approval by the Board of Directors for the Transfer. No such approval shall be granted unless the Transfer complies with the provisions of this Chapter III.

11.3	Class A Shareholders must at all times adhere to the Stapling Requirement.

11.4
Each Transferor and Transferee must promptly deliver to the registered office of the Company, a Transfer Notice duly signed by both the Transferor and the Transferee in respect of any Transfer, together with such instrument of transfer and share certificate required to be provided in connection with the relevant Transfer. Any inaccuracy or misrepresentation in any such Transfer Notice, or any breach pursuant to Article 11.5 below, will in each case be deemed to be a failure to comply with the Stapling Requirement and the Board of Directors’ consent may be withheld in respect of that Transfer, or if it has granted its consent and subsequently becomes aware of such failure to comply with the Stapling Requirement, the Board of Directors shall be entitled to take Remedial Action with respect to the Class A Shares and/or Class B Shares held by such Shareholder.

11.5
If the Board of Directors is not satisfied that the information in such Transfer Notice is correct, complete or otherwise adequate for the purposes of assessing compliance with these Articles, if the Transfer Notice indicates that the Transfer is not in compliance with these Articles, or if the Company otherwise believes that the Transfer would breach or result in a breach of these Articles of Association, the Board of Directors has the right to refuse to give its consent to the proposed Transfer.

11.6
Each shareholder (together with other members of its group) shall hold the entire beneficial interest in the shares registered in its name and all shares must be held by a shareholder in its name and not through a nominee. Each shareholder, by acquiring Class A Shares, will be deemed to have acknowledged that the Board of Directors may (in its sole discretion) redeem any Class A Shares by way of a Remedial Action (in accordance with Article 14) at their nominal value where the Board of Directors is not satisfied that (i) the shareholder in whose name such shares is registered holds the entire beneficial interest in such shares; or (ii) such Class A Shares are not held through a nominee other than the Securities Escrow Agent (as defined in Article 30). No party who has only a beneficial interest in any shares (including those held through a Securities Escrow Agent) shall have any resulting right, as against the Company, to be registered as the legal owner of such shares.

Article 12
REMEDIAL ACTION IN RELATION TO DEFAULTING STAPLING SHAREHOLDERS

12.1
The Company may reduce its share capital by redemption, in accordance with Article 37 of the Act on Private Limited Companies, by the amount of any Excess Class A Shares held by any Class A Shareholder at their aggregate nominal value and, at the discretion of the Board of Directors, the Board of Directors may apply such aggregate amount raised from the redemption of such Excess Class A Shares towards issuing such Class A Shareholder with an aggregate number of Class B Shares equal to the aggregate number of Excess Class A Shares so redeemed.

Appendix II - 5

English translation – Icelandic text prevails

Article 13
REDEMPTION OF CLASS B SHARES AND ISSUE OF CLASS A SHARES

13.1
The Board of Directors may (at its sole discretion) at any time reduce the share capital of the Company by redemption, in accordance with Article 37 of the Act on Private Limited Companies, by the amount of any or all Class B Shares held by a Class B Shareholder at a value equal to the nominal value of each Class B Share which is the subject of the redemption and, at the discretion of the Board of Directors, the Board of Directors may apply such aggregate amount raised from the redemption of such Class B Shares towards issuing such Class B Shareholder with an aggregate number of Class A Shares equal to the aggregate number of Class B Shares so redeemed, provided that such Class B Shareholder is not and would not as a result become a Defaulting Stapling Shareholder.

Article 14
GENERAL PROVISIONS IN RESPECT OF TRANSFERS AND REMEDIAL ACTIONS

14.1
Each shareholder, by acquiring shares in the Company, will be deemed to have acknowledged that redemption as part of a Remedial Action will be exercised at nominal value, regardless of any other value that may be attributed to such shares by trading or otherwise.

14.2
The Board of Directors is authorised to issue and allot new Class A Shares in order to redeem Class B Shares then outstanding, in accordance with these Articles of Association. The new Class A Shares may be paid up by set-off against the value of the Class B Shares.

14.3
The Board of Directors is authorised to issue and allot new Class B Shares in order to redeem Class A Shares then outstanding in accordance with these Articles of Association. The new Class B Shares may be paid up by set-off against the value of the Class A Shares.

14.4	Shareholders shall not have priority rights in connection with the issuance of shares under this Article 14.

CHAPTER IV
Request for information

Appendix II - 6

English translation – Icelandic text prevails

Article 15
SHARES AND BONDS

15.1	In addition to the requirements of Article 11, the Board of Directors may at any time, by not less than 10 Business Days’ written notice, require all or any of its shareholders:

(a)	to disclose to the Company the identity of any person other than the shareholder who has any ownership interest or security interest in the shares held by the shareholder (an “Interested Party”);

(b)	to disclose to the Company the nature of such ownership interest;

(c)	to disclose to the Company whether or not the shareholder or any Interested Party satisfies the Stapling Requirement; and

(d)	to provide to the Company any documents which the Board of Directors deem necessary to verify the identity of the shareholder and/or the Interested Party.

15.2
The Board may at any time by not less than 10 Business Days’ written notice, require all or any of its shareholders to provide evidence of its and any Interested Party’s holdings of Bonds (which shall include evidence of any ownership interest or security interest in such Bonds).

If any shareholder fails to provide evidence satisfactory to the Company (acting reasonably) within 10 Business Days of a written notice of any of the matters referred to above then, until satisfactory evidence of the relevant matter is provided to the Company (acting reasonably), that shareholder shall be regarded as a Defaulting Stapling Shareholder and Article 12 shall apply.

CHAPTER V
Shareholders' meetings

Article 16
GENERAL

16.1	The Company's shareholders' meeting is the supreme authority in its affairs.

16.2	All shareholders, their proxies and advisors, the Company's auditor and managing director are entitled to attend a shareholders' meeting.

16.3
Shareholders may appoint a proxy to attend a shareholders' meeting on their behalf. A proxy must present a written, dated and witnessed power of attorney. A shareholder may attend a shareholders' meeting together with an advisor. An advisor does not have the right to address a shareholders' meeting, make motions or vote.

16.4	The Company's auditor and managing director shall have full rights to speak and make motions at shareholders' meetings, despite not being shareholders.

Appendix II - 7

English translation – Icelandic text prevails

16.5	The Board of Directors may invite experts to specific meetings, if their opinions or assistance is required.

Article 17
ANNUAL GENERAL MEETINGS

17.1	An annual general meeting (“AGM”) shall be held before the end of April in each year.

17.2
The AGM shall be convened with an advertisement published on the Company's Website and written notices sent by mail or e-mail to shareholders listed in the shareholder registry referred to in Article 5 of these Articles of Association with at least two weeks' and no more than four weeks' notice. The agenda of the meeting shall be specified in the announcement.

17.3	An AGM is legally constituted if lawfully convened, regardless of how many persons attend it.

Article 18
AGENDA OF THE AGM

18.1	The following items shall be dealt with at the AGM:

(a)	a report from the Board of Directors on Company activities during the previous operating year;

(b)	annual financial statements for the previous operating year, together with a report from the auditor, submitted for approval;

(c)	a decision on the payment of a dividend and the treatment of profit or loss during the previous financial year;

(d)	a proposal from the Board of Directors on a remuneration policy submitted to the meeting for approval;

(e)	motions for amendments to the Articles of Association, if any have been received;

(f)	elections to the Board of Directors;

(g)	election of an auditor;

(h)	a decision on the compensation of Directors for the coming term; and

(i)	other business.

18.2	Election of the Board of Directors shall be carried out in accordance with the relevant provisions of the Act on Private Limited Companies.

Appendix II - 8

English translation – Icelandic text prevails

Article 19
EXTRAORDINARY GENERAL MEETINGS

19.1
Extraordinary general meetings shall be held whenever the Board of Directors deem necessary, in accordance with a resolution at a meeting or if the elected auditor or shareholders controlling at least 1/20 of the Company’s share capital demand such, in writing, stating the object of the meeting; in such case an extraordinary general meeting shall be called within 14 days of receipt of the demand by the Board of Directors.

19.2
Extraordinary general meetings shall be convened with an advertisement published on the Company's Website and written notices to shareholders sent by mail or e-mail in accordance with the shareholder registry referred to in Article 5 of these Articles of Association with at least two weeks' and no more than four weeks' notice. If all shareholders, or their proxies, attend they may grant an exemption from this provision.

19.3	An extraordinary general meeting is legally constituted if lawfully convened, regardless of how many persons attend it.

Article 20
AGENDA OF SHAREHOLDERS’ MEETINGS

20.1
Every shareholder shall be entitled to have a specific issue dealt with at a shareholders’ meeting, if a written request for such is submitted to the Company’s Board of Directors no later than ten business days prior to the commencement of the meeting.

20.2
The meeting announcement must state the business to be dealt with at the shareholders' meeting. At least one week prior to a shareholders’ meeting, the agenda, any final motions that have been submitted, as well as the year’s annual financial statements and report of the auditor, in the case of an AGM, must be available at the Company’s office and on its Website for inspection by shareholders and shall also be sent to every registered shareholder who so requests.

Article 21
VOTING

21.1
Each Class A Share conveys one vote at shareholders' meetings. Class B Shares have no voting rights apart from what is provided for in Articles 21.5 and 21.6 below, in which case, each Class B Share shall convey one vote.

21.2
The majority of votes shall determine the outcome at shareholders’ meetings, unless otherwise provided for by these Articles of Association or in accordance with Icelandic law. In the case of a tie vote, the outcome shall be decided by lot. Voting shall be carried out using ballots if so demanded by any person attending the meeting eligible to vote.

Appendix II - 9

English translation – Icelandic text prevails

21.3
Subject to Article 21.4, these Articles of Association may be amended at a lawfully held shareholders’ meeting with the approval of at least two-thirds of the votes cast and also the approval of shareholders controlling at least two-thirds of the Class A Shares represented by votes at the meeting, provided that applicable law does not provide for an alternative number of votes.

21.4
Notwithstanding the provisions of Article 21.3, Article 28 to Article 32 (inclusive) and this Article 21.4 may only be amended at a lawfully held shareholders’ meeting (attended by shareholders, or their representatives, controlling at least 50 per cent. of the Company’s total Class A Shares), with the approval of at least 75 per cent. of the votes cast and also the approval of shareholders controlling at least 75 per cent. of the Class A Shares in the Company represented by votes at the meeting, provided that such amendments are not in breach of the Composition or Bond Terms and Conditions.

21.5
Notwithstanding the provisions of Article 21.3, a decision on an amendment to these Articles of Association causing a variation of rights between Class A Shares and Class B Shares require the approval of (a) shareholders holding more than 90 per cent. of the share capital in the class of shares adversely affected by such an amendment and whose votes are represented at a meeting; and (b) more than 50 per cent. of the class of shares as a whole.

21.6	The approval of all shareholders is required for decisions on the following amendments to these Articles or statutory law:

(a)	to limit the rights of shareholders to receive dividends or other disbursements from the Company, for the benefit of others than shareholders;

(b)	to increase shareholders’ liabilities towards the Company;

(c)	to limit the authority of shareholders in the handling of their shares, cf. Art. 14 and 15 of the Act on Private Limited Companies; and

(d)	without prejudice to the provisions of Article 12 and Article 13, to obligate shareholders to be subject to redemption of their shares, unless upon dissolution of the Company.

21.7	Reference is made to Art. 69 of Act on Private Limited Companies.

Article 22
RESERVED MATTERS

22.1
Notwithstanding anything to the contrary herein, proposals on the following matters shall not be considered approved by, or binding on, the Company unless approved by the majority of votes at a shareholders’ meeting:

(a)
any dealings by the Company involving the bonds originally issued by Landsbankinn hf. to the Company pursuant to a Framework and Bond Issuance Agreement dated 15 December 2009 between the Company and the Ministry of Finance on behalf of the Government of Iceland, and later amended and restated pursuant to an Amendment and Restatement Agreement dated 4 December 2014 between Landsbankinn hf. and the Company (the “LB Bond”), unless such dealings result in the Company accepting a repayment or prepayment of the LB Bond at or above par;

Appendix II - 10

English translation – Icelandic text prevails

(b)
disposal of any of the Company’s asset(s) in a transaction or a series of related transactions having a fair market value in aggregate in excess of ISK 25,000,000,000 and the Board of Directors shall determine such fair market value based on the latest audited book value adjusted by such other factors (including any expert evidence) that the Board of Directors may reasonably rely on;

(c)	until the Bonds (as defined in Article 28) have been repaid in full, any incurrence of or agreement to incur indebtedness in aggregate in excess of ISK 25,000,000,000;

(d)	any conversion of currency into ISK, unless such ISK amounts produced as a result of such conversion are applied solely for the purposes of payment of domestic operating expenses, including taxes; and

(e)
the entering into by the Company of any new business or change in the nature of the Company’s business existing as at the date of adoption of Articles, unless the Board of Directors has resolved (acting reasonably) that such actions will be beneficial to the holders of the Bonds and would not have adverse tax consequences for the Company.

CHAPTER VI
The Company's Board of Directors

Article 23
COMPOSITION OF THE BOARD OF DIRECTORS

23.1
The Company’s Board of Directors, as provided for in these Articles of Association, shall consist of three persons, elected at the AGM for a two-year term. One alternate shall also be elected. Statutory provisions shall apply concerning eligibility of Directors. Election to the Board of Directors shall generally be by ballot if more persons are nominated than are to be elected. The Board elects a Chairman from among the Directors and divides responsibility for other tasks between Directors. The Board of Directors may entrust the Chairman with certain tasks on behalf of the Company as currently authorised by law. A majority of the Board of Directors is required to oblige the Company.

Article 24
QUORUM AND VOTING

24.1
The Chairman of the Board shall convene and direct board meetings. Meetings shall be held when the Chairman deems necessary. In addition, the Chairman must call a meeting of the Board of Directors at the request of a Director or the managing director. Board meetings shall be convened with at least 24 hours' notice. Convening a meeting electronically is regarded as sufficient. A meeting of the Board of Directors is legally constituted if legally convened and a majority of the Directors (where a Director may be replaced by the alternate) is present. Questions shall be decided by a majority of votes. The Board of Directors must keep minutes of the proceedings of Board meetings and endorse them with their signatures. Any person entitled to attend a board meeting may demand that his/her comments and dissenting opinion are recorded in the minutes.

Appendix II - 11

English translation – Icelandic text prevails

Article 25
BOARD RESPONSIBILITIES

25.1
Subject to Article 22, the Company's Board of Directors shall direct its affairs between shareholders' meetings. The responsibilities of the Board of Directors shall be determined by the Company's Articles of Association, provisions of the Act on Private Limited Companies and other statutory provisions as applicable. The Board of Directors shall adopt its own protocols.

Article 26
MANAGING DIRECTOR

26.1
The Board of Directors may entrust one or more managing directors to carry out the daily management of the Company in full or in part, on its responsibility, to the extent authorised by law. The managing director shall ensure that the Company's operations comply with law, these Articles of Association and decisions of the Board of Directors at any given time. The managing director shall furthermore take care that he/she fulfils all the specific or general statutory conditions which may apply to his/her position.

CHAPTER VI
Accounts and auditing

Article 27
FINANCIAL STATEMENTS

27.1	The Company’s financial year shall be the calendar year.

27.2	The Company’s annual financial statements must be audited by an auditing firm.

27.3	The auditing firm shall be elected at the Company's AGM for a one-year term.

CHAPTER VII
Implementation of the Composition

Appendix II - 12

English translation – Icelandic text prevails

Article 28
CONVERTIBLE BONDS

28.1
In accordance with the Company’s Composition and with reference to Chapter VI of the Act on Private Limited Companies, it decided at a Shareholders’ meeting held on [●] 2016, to issue to its Composition Creditors (as defined in the Composition) bonds in the maximum amount of EUR [●] which are convertible into Class A Shares (the “Bonds”).

28.2
The Bonds will be constituted by a trust deed (as amended or supplemented from time to time) dated [●] 2016, and issued subject to the terms and conditions applicable to the Bonds, as the same may from time to time be modified (the “Bond Terms and Conditions”).

28.3
On [●] 2016, a resolution was passed at a shareholders meeting resolving that convertible bonds due 30 November 2035, pursuant to the Composition of the Company, should be issued by the Company for the benefit of its Composition Creditors pursuant to a composition proposal approved at a creditors' meeting on [●] which received final confirmation on [●] by the [District or Supreme] Court. The main terms of the Bonds are as follows:

(a)	Aggregate principal amount of the Bonds is [●] EUR;

(b)	Final maturity date is 30 November 2035;

(c)	Payments on the Bonds shall be made from Available Cash (as defined in the Bond Terms and Conditions) in the Company;

(d)	The Bonds are non-interest-bearing; and

(e)
Each Composition Creditor entitled to receive Bonds under the terms of the Composition will receive a pro rata amount of the Bonds equivalent to the proportion that such Creditor's Composition Claim(s) bears to the sum of all such Creditors' Composition Claims.

The holders of the Bonds shall have no rights as a result of changes to the Company’s share capital, further issuance of convertible debt instruments or warrants, liquidation, merger or division of the Company.

Article 29
CONVERSION OF CONVERTIBLE BONDS

29.1
The Board of Directors is authorised to issue and allot new Class A Shares up to a maximum aggregate nominal value of ISK [●], in order to meet its obligations in respect of Subscription Rights (as defined in Article 29.5), including those issued in accordance with Articles 29.5 and 29.6, following a conversion of Bonds in accordance with the Bond Terms and Conditions. The new Class A Shares shall be paid up by set-off against the value of the Bonds, as represented by the relevant Subscription Rights.

Appendix II - 13

English translation – Icelandic text prevails

29.2
Upon the Composition becoming effective, holders of the Bonds are deemed to have subscribed for (and have the right to be registered as holder of) any Class A Shares allotted to them pursuant to their Subscription Rights or Contingent Subscription Rights under Articles 29.5 to 29.7.

29.3	Class A Shares issued in accordance with this Article 29 will be subject to the same redemption requirements as other Class A Shares, pursuant to these Articles of Association.

29.4	Shareholders shall not have any priority rights in connection with the issuance of shares under this Article 29.

29.5
Upon conversion of Bonds into Class A Shares in accordance with the Bond Terms and Conditions, the Company shall initially issue non-transferable subscription rights (“Subscription Rights”) to each Bondholder in respect of the Relevant Number of Class A Shares which such Bondholder is entitled to receive pursuant to the terms of the Bond Terms and Conditions. Provided that such Bonds are not held by the Securities Escrow Agent by virtue of having been issued in respect of Disputed Claims or Contingent Claims, the Board of Directors shall, as soon as reasonably practicable and in accordance with Article 29.1, exchange the Subscription Rights issued in respect of each Bond for Class A Shares and register such Class A Shares in the name of the relevant Bondholder.

29.6
If any Disputed Claim is still pending and has not been recognised as a Composition Claim at the time of any conversion of the Bonds, the Subscription Rights issued pursuant to Article 29.5 in respect of such Bonds relating to such Disputed Claim shall be contingent and non-transferable (“Contingent Subscription Rights”) and can only be exchanged for Class A Shares in the Company if and to the extent such Disputed Claim is recognised as a Composition Claim. At such time, the Board of Directors shall, in accordance with Article 7, exchange the Contingent Subscription Rights into corresponding amounts of Class A Shares and register the same in the name of the relevant Composition Creditor. In the event it becomes certain that a Disputed Claim will not be recognised as a Composition Claim in part or in whole, any outstanding Contingent Subscription Rights pertaining to the finally rejected Disputed Claim shall be cancelled.

29.7
If any Contingent Claim is still pending and has not been recognised as a Composition Claim at the time of any conversion of the Bonds, the Subscription Rights issued pursuant to Article 29.5 in respect of such Bonds relating to such Contingent Claim shall be Contingent Subscription Rights and can only be exchanged for Class A Shares in the Company if and to the extent such Contingent Claim is recognised as a Composition Claim. At such time the Company shall exchange the Contingent Subscription Rights into corresponding amounts of Class A Shares and register the same in the name of the relevant Composition Creditor. In the event it becomes certain that a Contingent Claim will not be recognised as a Composition Claim in part or in whole, any Contingent Subscription Rights pertaining to the finally rejected Contingent Claim shall be cancelled.

29.8	The Board of Directors shall procure that Subscription Rights and Contingent Subscription Rights shall be renewed annually or as otherwise required in accordance with Icelandic law.

Appendix II - 14

English translation – Icelandic text prevails

29.9
For the avoidance of doubt, (i) neither issuance nor the exercise of Subscription Rights or Contingent Subscription Rights will give rise to any priority right for existing shareholders; and (ii) Subscription Rights (including Contingent Subscription Rights) are non-transferable.

Article 30
ESCROW ARRANGEMENTS

30.1
According to the Composition, the Company may be required to place shares into escrow, as provided for in Article 103a paragraph 6 of the Act No. 161/2002 on Financial Undertakings. The Company has entered into an escrow agreement (the “Securities Escrow Agreement”) with [●] (as may be replaced from time to time, the “Securities Escrow Agent”), pursuant to which the Company will implement these escrow arrangements in accordance with the terms of the Composition (the “Securities Escrow Arrangements”). The Company shall administer the Securities Escrow Arrangements (including through the giving of written notice to the Securities Escrow Agent for the release of cash, Bonds and Class A Shares (as applicable)) in accordance with the Composition and the Securities Escrow Agreement and using due care, prudence and diligence.

30.2	No voting rights may be exercised in relation to Class A Shares held by, or registered in the name of, the Securities Escrow Agent, pursuant to the Securities Escrow Agreement.

Article 31
DISPUTED CLAIMS AND CONTINGENT CLAIMS

31.1
The Company shall control the conduct, supervision, administration and settlement of Disputed Claims and Contingent Claims in accordance with the Composition. In particular, the Company shall have conduct of, supervise the conduct of, or administer, any Disputed Claim which has been referred to the Icelandic Courts.

31.2	In discharging its obligations and functions above, the Company shall conduct functions and discharge its obligations using due care, prudence and diligence.

Article 32

COMPLIANCE WITH THE COMPOSITION

32.1	The Company shall comply and the Board of Directors shall procure that the Company complies, with its obligations under the Composition and the Securities Escrow Agreement.

Chapter VIII
Miscellaneous provisions

Appendix II - 15

English translation – Icelandic text prevails

Article 33
RESTRICTIONS ON DIVIDEND PAYMENT

33.1
While any Bonds are outstanding, no dividend shall be paid to shareholders of the Company. To the extent that any dividends are paid while there are outstanding Contingent Subscription Rights that have not been converted into Class A Shares, the Company shall procure that it reserves an amount equal to the dividends that would have been paid on any Class A Shares on which such Contingent Subscription Rights could be subsequently exchanged for. Upon any subsequent exchange of such Contingent Subscription Rights for Class A Shares, the Company shall make payment to the holder of such Class A Shares, equal to the amount previously reserved by the Company in respect of the Contingent Subscription Rights to which such Class A Shares relate.

Article 34
STATUTORY PROVISIONS

34.1
Any aspects not provided for in these Articles of Association shall be governed by provisions of the Act on Private Limited Companies, the Act on Annual Financial Statements and other statutory provisions as applicable.

Article 35
ADOPTION OF ARTICLES OF ASSOCIATION

35.1
These Articles of Association have been adopted by the Company’s winding-up board based on and as provided for in the Composition at a shareholders' meeting on [ ]. Previous Articles of Association of the Company shall be invalid as of the same date.

Appendix II - 16

English translation – Icelandic text prevails

Appendix 1 [to the Articles of Association]

In these Articles of Association, the following terms shall have the definitions set out below:

“ Announced Total Principal Amount of Bonds ”	means the total principal amount of Bonds then outstanding as displayed on the Company’s Website;

“Board of Directors”	means the Board of Directors of the Company (and each director thereof shall be a “Director”);

“Bondholder”	means the holder of a Bond, as defined in the Bond Terms and Conditions;

“Class A Shareholder”	means any person that is registered as a holder of any Class A Shares;

“Class A Transferee”	any person to whom a Class A Shareholder Transfers or purports to Transfer any of its Class A Shares;

“Class A Transferor”	means a Class A Shareholder that Transfers or purports to Transfer any of its Class A Shares to another person;

“Class B Shareholder”	means any person that is registered as a holder of any Class B Shares;

“Class B Transferee”	any person to whom a Class B Shareholder Transfers or purports to Transfer any of its Class B Shares;

“Class B Transferor”	means a Class B Shareholder that Transfers or purports to Transfer any of its Class B Shares to another person;

“Composition”	has the meaning given to it in Article 4.1;

“Composition Claim”	means an unsecured Claim against the Company, as defined in Article 29 paragraph one, cf. Article 28 paragraph 1 of the Bankruptcy Act, of an amount greater than ISK 11,821,975;

“Contingent Claim”	means a Composition Claim against the Company which is subject to a condition precedent and will become a recognized Composition Claim if and when such condition precedent is fulfilled;

“ Contingent Subscription Rights ”	has the meaning given to it in Article 29.6;

Appendix II - 17

English translation – Icelandic text prevails

“ Defaulting Stapling Shareholder ”	means any Class A Shareholder that holds Excess Class A Shares;

“Disputed Claim”
means a claim of any creditor against the Company, in respect of which the treatment of such claim by the Company has been challenged either by that creditor or by any other creditor of the Company and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Company constitute a Composition Claim.

“Excess A Share Percentage”	means in respect of a Class A Shareholder, the Percentage Holding of Class A Shares held by its group which exceeds the Percentage Holding of Bonds held by its group;

“Excess Class A Shares”	means in respect of a Class A Shareholder, the number of Class A Shares representing the Excess A Share Percentage held by its group;

“Percentage Holding”
means:

(i)          in relation to Bonds, the proportion (expressed as a percentage) obtained by dividing the total principal amount of Bonds held by a person by the Announced Total Principal Amount of Bonds; and

(ii)         in relation to Class A Shares, the proportion (expressed as a percentage) obtained by dividing the total number of Class A Shares held by that Shareholder by the Relevant Number of Class A Shares;

“ Relevant Number of Class A Shares ”
means the aggregate number of Class A Shares in the share capital from time to time, adding back thereto all Class A Shares that had been redeemed by the Company as a consequence of it taking Remedial Action announced by the Company on its Website;

“Remedial Action”
means the measures that the Company may take under Articles 12 to Article 14 (inclusive) if the Stapling Requirement has not been satisfied as a result of a Transfer or if a shareholder is in breach of Article 16;

“Securities Escrow Agreement”	has the meaning given to it in Article 30.1;

Appendix II - 18

English translation – Icelandic text prevails

“Stapling Requirement”
means the requirement in respect of a Transfer of Class A Shares that either:

(i)           the Transfer is made by a Class A Transferor to its Affiliate; or

(ii)          if paragraph (i) above does not apply, immediately following such Transfer of Class A Shares between a Class A Transferor and a Class A Transferee, the Percentage Holding of Bonds of the Class A Transferor’s group is the same as its Percentage Holding of Class A Shares (or so substantially similar as to make no material difference in the relative sizes of such holdings (as determined by the Board of Directors in its absolute discretion)) and the Percentage Holding of Bonds of the Class A Transferee’s group is the same as its Percentage Holding of Class A Shares(or so substantially similar as to make no material difference in the relative sizes of such holdings (as determined by the Board of Directors in its absolute discretion));

“Subscription Rights”	has the meaning given to it in Article 29.5;

“Transfer”
means any sale, assignment, transfer or other disposition (whether or not for value, and whether voluntary or involuntary) of any legal or beneficial interest in Class A Shares and/or Class B Shares, including without limitation any disposition by a pledgee upon enforcement of a pledge of, or other security interest in, Class A Shares or Class B Shares;

“Transfer Notice”	means a transfer notice in the form set out on the Company’s Website, as the same may be amended from time to time by the Company and displayed on the Company’s Website;

“Transferee”	means a Class A Transferee or a Class B Transferee, as the context may require;

“Transferor”	means a Class A Transferor or a Class B Transferor, as the context may require; and

“Website”
means the website of the Company for communications with and the provision of information to Class A and Class B Shareholders and any additional or replacement website from time to time notified by the Company to the Class A and Class B Shareholders.

Appendix II - 19

English translation – Icelandic text prevails

Appendix 2 [to the Articles of Association]

Bond Terms and Conditions

Appendix II - 20

APPENDIX III – ICELANDIC COMPANY LAW DESCRIPTION

ICELANDIC COMPANY LAW DESCRIPTION

Set out below is a brief summary of certain provisions of Icelandic company law. This summary does not purport to contain all applicable qualifications and exceptions nor to be a complete review of all matters of Icelandic company law and taxation, which may differ from equivalent provisions in jurisdictions with which Composition Creditors may be more familiar.

Company law in Iceland is mainly governed by the Act respecting Public Limited Companies no. 2/1995 (the “Public Companies Act”) and Act respecting Private Limited Companies no. 138/1994 (the “Private Companies Act”) (together, the “Companies Acts”).

The Post-Composition Articles of Association of LBI, which serve as the constitutional documents of that company are available for inspection as set out in Appendix II. The summary below is of general nature and certain parts of it may therefore be inconsistent with the actual Post-Composition Articles of Association of LBI. In case of any such inconsistency the latter shall prevail.

A company’s articles of association (“Articles”) may be altered by the company in general meeting. The Post-Composition Articles of Association of LBI state that any amendment to them must be confirmed by a resolution passed by a qualified majority, as described in further detail in paragraph 2 below. As described in paragraph 5 below, a resolution is passed by a qualified majority if it has been passed by a majority of not less than two-thirds of the votes cast at a general meeting.

In this Appendix III, reference to “a company” or “the company” means a company incorporated under Icelandic law with more than four shareholders, without reference to any specific company.

2	DIRECTORS

2.1	Appointment

The board of directors (“Board”) of a company shall consist of at least three persons. A shareholders’ meeting will elect the Board. The Articles may provide for a specific right to nominate one or more directors, but the majority of the Board must at all times be elected by a shareholders’ meeting.

Majority or proportional elections may be used for the election of directors and elections shall take place either between individuals or between lists with the names of one or more individuals as follows:

(a)           Majority Elections

In the case of elections between individuals each shareholder has as many votes as the number of directors to be elected. Where the election is between different lists, the list receiving the greatest number of votes will have its candidates elected.

Appendix III - 1

(b)           Proportional Elections

Proportional elections may be between either lists or individuals.  In the case of elections between lists, in order to establish how many candidates have been elected from each list, the company shall allocate votes between the lists depending on the number of directors to be appointed, the number of candidates on each list and the number of votes received for each list.

(c)           Multiplication Elections (only applicable in public limited companies)

A Multiplication Election is an election between individuals. A shareholder has as many votes as directors to be elected and may allocate those votes between the candidates in such proportions as he chooses.

Multiplication elections may be requested by shareholders controlling at least one-fifth of the share capital in a public limited liability company.  In companies where there are 200 or more shareholders those controlling a minimum of one-tenth of the share capital may also submit such a request.

2.2	Principal duties

The Board is responsible for the company’s affairs and shall ensure that the company’s organization and activities are at all times correct and in good order. Where a managing director is engaged, the Board together with the managing director undertake the administration of the company.

The managing director undertakes the daily operation of the company and follows the policy laid down by the Board.  The managing director may only make arrangements outside the normal course of business in accordance with special authority from the Board.

2.3	Board meetings and execution of the board’s decisions

Unless otherwise provided in the Articles, the Board shall elect a chairman. The managing director may not also be elected as the chairman of the company. The chairman will call board meetings and arrange for other directors to attend. A meeting may be held at any time if required by a director or the managing director. The managing director may attend meetings of the Board despite not being a board-member and, unless the Board decides otherwise, he has the right to debate and submit proposals.

The company must keep a record of minutes of board meetings signed by those attending. A director or managing director who is not in agreement with a decision by the Board is entitled to have his dissenting opinion entered in the minutes.

The Board shall establish policies and procedures specifying further stipulations concerning the execution of the Board’s work.

Appendix III - 2

Unless otherwise provided in the Articles a simple majority of votes will decide issues at Board meetings. It may be stipulated in the Articles that the chairman has a casting vote in the event of equality of votes.

2.4	Power to issue shares and share subscription rights

The Articles may authorize the Board to increase the company’s share capital by means of subscription for new shares.

2.5	Power to dispose of assets

Neither the Companies Acts nor the Post-Composition Articles of Association for LBI contain any specific restrictions on the power of directors to dispose of assets. Icelandic company law requires that every officer of a company, which includes a director and managing director, in exercising his powers and discharging his duties must do so honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

2.6	Loans and provision of security for loans to related parties

A company is not authorized to grant credit or provide security to shareholders, directors or managing directors or to their connected persons other than ordinary commercial credit. A company may not grant credit in order to finance the purchase of shares in the company or its parent company or contribute funds or provide security in connection with such purchases. However, these provisions do not apply to purchases by or on behalf of employees.

2.7	Conflict of interests

A director or a managing director may not participate in the handling of a matter relating to an agreement between the company and himself, legal action against himself or an agreement between the company and a third person or legal proceedings against a third person where his interests might be in conflict with the company’s interests. A director and a managing director are required to disclose information about such conflicts.

2.8	Representation and signing for the Company

The Board will represent and have the signing authority of the company. The Board may grant the signing authority of the company, provided that the Articles do not stipulate otherwise.

Signing authorities may be limited so that they must be exercised jointly. It is not possible to register other limitations to a signing authority. The Board may at any time withdraw any signing authority which it has granted.

A managing director has the authority to represent the company in matters within his scope.

Appendix III - 3

2.9	Remuneration and expenses

The annual general meeting of the company shall determine the wages of directors. A company’s Board will determine the remuneration and terms of a managing director.

The directors shall also be entitled to recover all expenses reasonably incurred or expected to be incurred by them in attending any board meetings, committee meetings or shareholder meetings or otherwise in connection with the discharge of their duties.

2.10	Retirement and removal

There is no requirement for directors to retire upon reaching a certain age or to retire on a rotation basis. A director may give notice to the Board of the termination of his office at any time.

A person who has elected or nominated a director may dismiss him. If proportional elections or multiplicity elections took place, a dismissal will require over two-thirds in a two-person board, over three-quarters in a three-person board, over four-fifths in a four-person board, over five-sixths in a five-person board etc. A shareholders’ meeting may at any time dismiss all of the directors that it elected and commence a new election.

2.11	Borrowing powers

There are no general restrictions on the borrowing powers of a company in the Companies Acts, but limitations may be imposed in the Articles. Furthermore certain limitations in this respect can be imposed by legally binding agreements entered into by the Company, such as terms and conditions of debt instruments issued by the Company.

3	ALTERATIONS TO CONSTITUTIONAL DOCUMENTS – CLASS RIGHTS

Any amendment to the Articles must be made by a shareholders’ meeting, unless the Board has the authority to amend the Articles by law. The amendment must be approved by at least two-thirds of the votes cast and by at least two-thirds of the share capital represented at the shareholders’ meeting.

The approval of all shareholders is required for the following actions:

(a)	to alter shareholders’ right to the payment of a dividend;

(b)	to make an allocation for the benefit of others than shareholders;

(c)	to increase shareholders’ liabilities toward the company; and

(d)	to limit shareholders’ authority for the handling of their shares or for a redemption of shares other than on the dissolution of the company.

A decision relating to an amendment of the Articles which alters the rights of any of the shareholders will be valid only if shareholders subject to an abridgement of rights vote in favor of the proposal.

Appendix III - 4

Where there is more than one class of shares in the company it is possible to effect an amendment to the Articles which alters the rights of the shareholders if the shareholders owning more than nine-tenths of the share capital in the class of shares subject to the alteration present in person or by proxy, and more than half of the class of shares as a whole, vote in favor of the proposal.

4	PROTECTION OF MINORITIES – LEGAL ACTION

Class actions and derivative actions are not available to shareholders unless permitted by the Companies Acts.  According to the provisions of the Companies Acts a shareholder meeting may decide that the company shall submit a claim for compensation for loss that, for example, directors, managing directors or auditors may have caused the company.  If a shareholder meeting has approved a resolution relating to a person’s diminished responsibility or rejected motions to apply financial liability, groups of shareholders controlling a minimum of one-tenth of the company’s total share capital may file the claim for compensation on account of and in the name of the company.

A shareholder may initiate legal proceedings in respect of a decision by a shareholder meeting which has been made in an unlawful manner or is in conflict with the Companies Acts or the Articles.

5	SHARE CAPITAL

A company may from time to time by shareholder resolution in accordance with the Companies Acts increase, consolidate, divide and cancel the currency denomination of its share capital.  It may also, provided that the company has obtained authority from the Icelandic Annual Accounts Register, change the currency denomination of its share capital.

A company may, by shareholder resolution, subject to any consent required by law, reduce its issued share capital or, save for the use of share premium permitted by the Companies Acts, any share premium account or other un-distributable reserve.

Provisions in the Articles may authorize the Board to increase the share capital by means of subscription for new shares.

A company may never hold more than 10% of its own shares for longer than six months.  If a company acquires share capital in excess of this limit, it must dispose of such number of shares to ensure that it holds less than 10% within six months.  The purchase of a company’s own shares may only be financed out of the Company’s available reserves.

6	MAJORITY AND QUALIFIED MAJORITY

A simple majority of votes will decide issues at a shareholders’ meeting, unless otherwise stipulated in relevant legislation or the Articles.  In the event of equality of votes at meetings, lots drawn will resolve the deadlock, unless otherwise stipulated in the Articles.

Appendix III - 5

Any resolution of LBI that must be approved by a “qualified majority” must be passed by a majority of not less than two-thirds of the votes cast by members, voting in person or, in the case of such members as are corporations, by their duly authorized representatives or, where proxies are allowed, by proxy at a general meeting.

7	VOTING RIGHTS

Each share grants the right to vote. The Articles may provide that increased voting rights attach to specific shares or that certain shares do not have voting rights.

A company’s own shares and those held by a subsidiary in a parent company will not enjoy voting rights.  Such shares shall not be included when the approval of all shareholders or a specific majority is required.

A shareholder is not permitted to participate in voting at a shareholder’s meeting in relation to legal proceedings against himself or his liability toward the company.  The same applies to legal action against others or relating to the liability of others if a shareholder has considerable interests to safeguard which might be in conflict with the company’s interests.

8	REQUIREMENTS FOR SHAREHOLDER MEETINGS

A meeting of the members of a company shall be convened at least once every calendar year (the annual general meeting). The directors may, whenever they think fit, convene an extraordinary meeting.

8.1	Extraordinary meetings

An extraordinary meeting shall be called within fourteen days if shareholders controlling a minimum of one-twentieth of the share capital so require in writing and specify the agenda, unless a lower limit is specified in the Articles.

Each shareholder is entitled to have a specific matter included for consideration at a shareholders’ meeting if he submits a request in writing to the Board with sufficient notice that it is possible to introduce the matter to the agenda of the meeting.

8.2	Proxies and advisers

A shareholder may appoint another person as his proxy to attend and vote at shareholders’ meeting on his behalf. A shareholder is authorized to attend a meeting together with an adviser but the adviser has no right to speak, to submit proposals or to vote.

8.3	Corporate representatives

Any corporation which is a member may authorize such person as it thinks fit to act as its representative at any general meeting of the company. The person so authorized is entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member.

Appendix III - 6

9	ACCOUNTS AND AUDIT

The Board shall ensure that the book-keeping and the handling of the company’s funds is sufficiently supervised.  If a managing director is appointed, he shall be responsible for ensuring that the company’s books are maintained in conformity with relevant legislation and custom and that the company’s assets are managed in a secure and appropriate manner.

The Board shall cause true accounts to be kept of the sums of money received and spent by the company, and the matters in respect of which such receipt and expenditure occur, and of the property, assets, credits and liabilities of the company and of all other matters required by the provisions of the Companies Act or necessary to give a true and fair view of the company’s affairs and to explain its transactions.

10	TRANSFER OF SHARES

Shares may be sold and hypothecated, unless otherwise decided in legislation or stipulated in the Articles.  The Articles may determine restrictions on dealings in shares in conformity with the provisions of the Companies Acts.

11	DIVIDENDS

Distributions to shareholders may not be made unless the distribution is made in accordance with the rules relating to the allocation of dividends, is a refund owing pursuant to a reduction of share capital or reserve fund, or is made on the dissolution of the company.  It is only permissible to distribute profit in accordance with approved annual accounts for the immediate past fiscal year, profit brought forward from previous years and available reserves after deducting unmet losses and the monies which must legally be allocated to a reserve fund or for other uses.

A shareholders’ meeting will decide the allocation of a dividend after the Board has submitted proposals in that respect.  The shareholders may not decide to distribute a larger dividend than the Board has proposed or approved.

12	INSPECTION OF CORPORATE RECORDS

Members of the general public have the right to inspect the public documents of a company available at the Registrar of Companies in Iceland which include the company’s certificate of incorporation and its Articles (including its objects and powers).  The members of the company are entitled to inspect minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting.  A share register shall at all times be kept at a company’s office and all shareholders and the authorities shall have access thereto and may inspect it.

Appendix III - 7

APPENDIX IV: TERMS AND CONDITIONS OF THE BONDS

TERMS AND CONDITIONS

The following are the terms and conditions of the Bonds substantially in the form in which they will be endorsed on the definitive registered bonds (if issued) and referred to in the Registered Global Certificate.

The issue on [_____]of €[___]7 Convertible Bonds due 30 November 2035 (the “Bonds”) is made pursuant to the Composition (as defined below) of LBI ehf. (the “Issuer”).

The Bonds are convertible in the manner described below into fully paid Class A Shares (defined below).

The Bonds are constituted by a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated [_____] and made between the Issuer, Wilmington Trust (London) Limited (as “Bond Trustee”) and Wilmington Trust, National Association, (as “U.S. Trustee”) for the holders (as defined below) of the Bonds. The terms “Bond Trustee” and “U.S. Trustee” shall, where the context so permits, include all other persons for the time being acting as Bond Trustee or U.S. Trustee, respectively, under the Trust Deed.

The Issuer has entered into a paying, transfer and conversion agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated [_____] with [insert name of agent], as principal paying,  transfer and conversion agent (the “Principal Paying, Transfer and Conversion Agent” [and registrar (the “Registrar”)]), [[insert name of Registrar if different to the Paying Agent], as registrar (the “Registrar”)] and the other paying, transfer and conversion agents appointed from time to time thereunder (each, including the Principal Paying, Transfer and Conversion Agent, a “Paying, Transfer and Conversion Agent” and, together with the Registrar and the Principal Paying, Transfer and Conversion Agent, the “Agents”) relating to the Bonds. References to the “Principal Paying, Transfer and Conversion Agent”, “Registrar”, “Transfer Agent” and “Agents” below are references to the principal paying, transfer and conversion agent, registrar, transfer agent and agents for the time being for the Bonds.  The statements in these terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deedk, the Agency Agreement and the Issuer’s Articles of Association. Unless otherwise defined, capitalised terms used in these Conditions have the meaning specified in the Trust Deed.

The Bondholders are entitled to the benefit of the Trust Deed and are bound by and are deemed to have notice of, all the provisions of the Trust Deed and the provisions of the Agency Agreement applicable to them. Transfers of the Bonds are subject to the Stapling Requirement (as defined herein) and the Issuer’s Articles of Association. The provisions of Condition 6 relating to the conversion of the Bonds into Class A Shares of the Issuer are also subject to the Issuer’s Articles of Association.  A copy of the Issuer’s Articles of Association will be posted to the Bondholder Website.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the specified office of the Bond Trustee, being at the date hereof at 1 King’s Arms Yard, London, EC2R 7AF, United Kingdom.

7 Amount to be inserted, subject to applicable exchange rate conversion into EUR, on the Issue Date.

Appendix IV - 1

1.	Form, Denomination, Title and Status

1.1	Form and Denomination

The Bonds will either be issued in the form of definitive certificates or will be initially represented by one or more global certificates in registered form (the “Registered Global Certificate”) without interest coupons attached and in minimum denominations of €1.00 (the “Specified Denomination”) and in integral multiples of €1.00 in excess thereof.

Owners of beneficial interests in a Registered Global Certificate will be entitled or required, as the case may be, under certain limited circumstances, to receive physical delivery of certificated Bonds (each a “Definitive Certificate”) in fully registered, definitive form. Definitive Certificates shall be serially numbered.

The Registered Global Certificates will be in, or substantially in, the forms set out in Schedules [1] and [2] of the Trust Deed. The Definitive Certificates will be in or substantially in the forms set out in, Schedules [3] and [4] of the Trust Deed.

A Registered Global Certificate, if eligible for admission into a Clearing System, will be deposited with and registered in the name of, a custodian or common depository (or nominee thereof) holding such Registered Global Certificate on behalf of one or more Clearing Systems. If the Registered Global Certificate is held by a custodian or common depository (or nominee thereof) on behalf of one or more Clearing Systems, beneficial interests in the Registered Global Certificate may only be held through a Clearing System and Bondholders may (i) hold their interests in the Registered Global Certificate directly through any Clearing System, if they are accountholders in such systems, or indirectly through organisations that are accountholders in such systems, and (ii) may not hold such interests other than through a Clearing System. Each Global Certificate, so delivered and registered, shall be exchangeable, in accordance with its terms, for Definitive Certificates.

If Registered Global Certificates are not eligible for admission into a Clearing System, each Registered Global Certificate shall be delivered to and registered in the name of a Bond Custodian, and the holder of each Bond Interest (as defined in the Trust Deed) shall be recorded as such in the Register. Each Registered Global Certificate so delivered and registered shall be exchangeable, in accordance with its terms, (i) for a Registered Global Certificate eligible for admission into a Clearing System in accordance with Condition 7, or (ii) for Definitive Certificates.

Title

Title to the Bonds will pass by transfer and registration in the Register, as described in Condition 3.

Appendix IV - 2

For so long as any of the Bonds are represented by one or more Registered Global Certificates held on behalf of a Clearing System, each person (other than another relevant Clearing System) who is for the time being shown in the records of such Clearing System as the holder of a particular principal amount of such Bonds (in which regard any certificate or other document issued by the relevant Clearing System as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the custodian or common depository (or nominee thereof) in whose name any such Registered Global Certificate is registered, shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate.

For so long as any of the Bonds are represented by one or more Registered Global Certificates which are not eligible for admission into a Clearing System, and any such Registered Global Certificate is held by and registered in the name of the Bond Custodian, the holder of each Bond Interest who is recorded as such in the Register shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as if such person was the holder of Bonds in the aggregate principal amount of Bond Interests recorded in its name in the Register for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the Bond Custodian shall be treated by the Bond Trustee, the U.S. Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate(s). The Bond Custodian or the Registrar shall provide the holder of each Bond Interest who is recorded as such in the Register with a certificate of such registration as evidence of its title to its Bond Interest.

In these Conditions, reference to the “holder(s)” of the Bonds or the “Bondholders” shall be construed in accordance with the two paragraphs above.

For so long as any of the Bonds are represented by one or more Registered Global Certificates held on behalf of a Clearing System, the Issuer expects that any such Clearing System or its respective nominees, as the case may be, upon receipt of any payments of principal in respect of a Registered Global Certificate, will immediately credit the accounts of its accountholders with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Certificate as shown on the records of that Clearing System or their respective nominees, as the case may be. In those circumstances, the Issuer also expects that payments by direct participants in any relevant Clearing System, to owners of beneficial interests in such Registered Global Certificate held through such participants will be governed by standing instructions and customary practices, as is typically the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants and the Issuer accepts no liability therefor.

1.2	Status

The Bonds constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank and will rank at all times pari passu and rateably, without any preference among themselves, and at least equally with all other existing, future unsecured and unsubordinated obligations of the Issuer but save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

Appendix IV - 3

2.	Interpretation

2.1	In these Conditions, unless otherwise provided:

“113 Claim” means an unsecured Claim in accordance with Article 113 of the Bankruptcy Act (or any number of such unsecured Claims) lodged in the Winding-up Proceedings.

“113 Claims Reserve” means the reserve account established by the Winding-up Board in the name of and maintained by the Issuer, containing FX and/or Bonds held against or in respect of (a) Disputed Claims, (b) Contingent Claims, and (c) recognised 113 Claims where the Issuer is unable to transfer any payment, Bonds or Shares to a Composition Creditor.

“Affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company, where a reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.

“Alternative Settlement” means the settlement of the Bonds (or any Alternative Settlement Bonds issued in replacement for the Bonds) in the Clearing Systems pursuant to Condition 7.

“Alternative Settlement Bonds” means the bonds which are issued in replacement for the Bonds, subject to terms and conditions which in form are the same or substantially the same as the Conditions and subject only to such amendments thereto as may be required to ensure the eligibility of the Alternative Settlement Bonds for admission to a Clearing System as the Board of Directors may approve.

“Alternative Settlement Date” has the meaning given to it in Condition 7.3.

“Alternative Settlement Instruction” means the form of Settlement Instruction (for the time being current) available on the Bondholder Website.

“Alternative Settlement Instruction Cut-Off Date” has the meaning given to it in Condition 7.5.

“Articles of Association” means the amended articles of association of the Issuer to be adopted as part of the fulfilment of the Composition, as the same may be subsequently amended in accordance with their terms and applicable law.

“Available Cash” means (i) all FX held by the Issuer on the Effective Date, (ii) all FX realised by the Issuer after the Effective Date,  (iii) all FX reserved for Disputed Claims, Contingent Claims, Disputed Priority Claims or Contingent Priority Claims, which become available for application in payment of the Bonds after resolution of any such Claims, but excludes any FX necessary to pay and/or fund (a) Priority Claims in accordance with the Composition, (b) any Reserves or amounts standing to the credit of accounts established in respect of these Reserves, and (c) the total amount of operational or other expenditures denominated in FX as set out in the Budget for each applicable financial year.

“Bankruptcy Act” means the Act on Bankruptcy, etc. No. 21/1991 of Iceland (as amended).

“Board of Directors” means the board of directors of the Issuer from time to time.

Appendix IV - 4

“Bond Custodian” means, if applicable, a custodian appointed by the Issuer to hold one or more Registered Global Certificates on behalf of the Bondholders.

“Bond Interest(s)” means, with respect to any Bond represented by a Registered Global Certificate not held in a Clearing System, the beneficial interest in that Bond, as evidenced by the entry in respect of that Bond and its Bond Interests made in the Register.

“Bondholder Website” means the website established pursuant to Condition 4.8 by the Issuer for communications with and the provision of information to the Bondholders and any additional or replacement website from time to time notified by the Issuer to the Bondholders and the Bond Trustee pursuant to Condition 16.

“Budget” means the Initial Budget and each annual budget of the Issuer prepared in accordance with Condition 4.7.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business and settle payments in London and Reykjavík and in relation to:

(a)	any date for payment on the Bonds or a purchase of Euro, on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is operating;

(b)	any date for the purchase or sale of U.S. Dollars, New York; and

(c)	any date for the purchase or sale of Canadian Dollars, Toronto.

“Canadian Dollars” means the lawful currency from time to time of Canada.

“CBI” means the Central Bank of Iceland.

“Claim(s)” means a claim (or claims) for payment lodged in the Winding-up Proceedings of the Issuer in accordance with the provisions of Chapter XVIII of the Bankruptcy Act.

“Claims Reserves” means the 113 Claims Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve.

“Class A Shares” has the meaning given to it in the Articles of Association.

“Class B Shares” has the meaning given to it in the Articles of Association.

“Clearing System” means any entity appointed by the Issuer, from time to time, to hold the Registered Global Certificate or any Alternative Settlement Bonds (including through a custodian or a nominee thereof) and to facilitate transfers of beneficial interests in the Registered Global Certificate or Alternative Settlement Bonds. The Clearing Systems may include Euroclear and/or Clearstream and/or any other custodian or depositary.

“Clearstream” means Clearstream Banking, société anonyme.

Appendix IV - 5

“Composition” means the composition proposed by the Issuer under Article 103 A of the Financial Undertakings Act, Chapter XXI of the Bankruptcy Act and other relevant provisions of the Bankruptcy Act, with any modification, condition or addition that the Winding-up Board may see fit and is by law allowed to impose as finally concluded and approved by the requisite Composition Creditor majorities, by number and amount, that has been confirmed by the Courts in accordance with Article 60 of the Bankruptcy Act.

“Composition Claim” means a 113 Claim against the Issuer, as defined in Article 29 paragraph one, cf. Article 28(6) of the Bankruptcy Act, of an amount greater than ISK1,700,000, being a de-minimis payment.

“Composition Creditor” means a creditor of the Issuer in respect of a Composition Claim.

“Contingent Claim” means any 113 Claim that is subject to conditions or otherwise contingent to the extent that its validity is subject to events that have not yet occurred.

“Contingent Priority Claim” means any Priority Claim that is subject to conditions or otherwise contingent to the extent that its validity is subject to events that have not yet occurred.

“Conversion Date” means each date on which a conversion of Bonds into Class A Shares will occur in accordance with the relevant provisions of Condition 6.

“Conversion Exercise Period” means each period beginning on and including 1 September in each year during the Conversion Period and ending on and including 20 December in the same year.

“Conversion Floor” means EUR [___].8

“Conversion Notice” means a Partial Conversion Notice or a Mandatory Redemption Notice, as applicable.

“Conversion Period” means the period beginning on, and including, 1 September 2018, and ending on the Final Maturity Date.

“Conversion Rate” has the meaning given to it in Condition 6.3.

“Conversion Share Claim” has the meaning given to it in Condition 6.4.

“Costs Reserve” means the FX Costs Reserve and the ISK Costs Reserve.

“Currency Conversion Date” means (i) in relation to a Payment Date, the date which is two (2) Business Days after the First Notification Date, and (ii) in relation to an Unscheduled Payment Date, the date which is four (4) Business Days before that Unscheduled Payment Date.

“Defaulting Bondholder” has the meaning given to it in Condition 3.3.

8 Amount to be inserted, subject to the applicable exchange rate conversion on the Issue Date, equal to the EUR equivalent of ISK 232 billion.

Appendix IV - 6

“Determination Date” means:

(a)	in relation to a Payment Date, thirty (30) calendar days prior to such Payment Date, unless the applicable date is not a Business Day, whereupon it shall be the preceding Business Day; and

(b)	in relation to an Unscheduled Payment Date, the meaning as set out in Condition 9.2(a).

“Disputed Claim” means a Claim in respect of which the treatment of such Claim by the Winding-up Board has been challenged either by that Composition Creditor or by any other Composition Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Issuer constitute a 113 Claim.

“Disputed Priority Claim” means a Claim in respect of which the treatment of such Claim by the Winding-up Board has been challenged either by that Composition Creditor or by any other Composition Creditor and which challenge has not been finally resolved either by the Icelandic courts or by agreement between the disputing parties, and which would if accepted by the Issuer constitute a Priority Claim.

“Distribution Threshold” has the meaning specified in Condition 9.1(a).

“Effective Date” means the date the Composition becomes effective, which is seven (7) calendar days after the date of the District Court order confirming the Composition is entered or, if an appeal is lodged before such date, upon the final determination of such appeal by the Supreme Court.

“Euro Equivalent Available Cash” means, in respect of any Payment Date or Unscheduled Payment Date, the amount in Euro of Available Cash determined to be available to be applied in or towards redemption of the Bonds on that Payment Date or Unscheduled Payment Date, converted where applicable, from one or more other currencies in which the Available Cash so determined is denominated, into Euro, on the Currency Conversion Date applicable to that Payment Date or Unscheduled Payment Date at the spot rate(s) of exchange then available to the Issuer.

“Euroclear” means Euroclear Bank SA/NV.

“Euros” and “€” means the single currency of the Participating Member States.

“Excess Bonds” has the meaning provided in Condition 8.5(c).

“Extraordinary Resolution” has the meaning provided in Annex 1.

“Final Maturity Date” means 30 November 2035, unless such date is not a Business Day, whereupon it shall be the next following Business Day.

“Financial Undertakings Act” means Act No. 161/2002 on Financial Undertakings of Iceland (as amended).

Appendix IV - 7

“First Notification Date” means, in relation to a Payment Date, the date which is twenty (20) calendar days after the relevant Determination Date, or if that day is not a Business Day, the preceding Business Day, and (ii) in relation to an Unscheduled Payment Date, the date which is seven (7) Business Days before that Unscheduled Payment Date, or if that is not a Business Day, the preceding Business Day.

“Fulfilment Date” means the date on which all parts of the Composition have been fulfilled, including the issuance of the Class A Shares and the Bonds to Composition Creditors.

“FX” means any currency other than ISK.

“FX Costs Reserve” means the reserve account established by the Winding-up Board in the name of and maintained by the Issuer, established to (a) pay any and all reasonable post-Effective Date FX-denominated fees, costs and expenses incurred by the Issuer in connection with the fulfilment of the Composition, including, without limitation and without double counting (i) fees and expenses incurred by any persons employed by the Issuer, (ii) attorneys’ or other professionals’ fees and expenses incurred by the Issuer, including with respect to the fees of the Bond Trustee, the U.S. Trustee and/or any Agent and/or any costs or expenses incurred by the Bond Trustee, the U.S. Trustee and/or any Agent in connection with the performance of their duties with respect to the issuance and ongoing obligations in respect of the Bonds, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern’s business operations, (viii) costs to maintain certain assets while they are held for sale, and (ix) fees incurred in connection with the payment of any principal on the Bonds; (b) fund the Issuer’s post-Fulfilment Date FX-denominated operating expenses consistent with the Budget; and (c) fund any top-up obligation of the Issuer with respect to the Indemnity Reserve or fund the Issuer’s indemnification obligations pursuant to the Indemnity.

“Icelandic Króna” or “ISK” means the lawful currency for the time being of Iceland.

“Indebtedness” means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

“Indemnity” means the indemnity provided to the Winding-Up Board and certain other persons, in respect of certain potential liabilities, out of the assets of the Issuer.

“Indemnity Reserve” means the reserve account in the name of and maintained by the Issuer, to secure its obligations under the Indemnity.

“Initial Budget” has the meaning provided in Condition 4.7.

“ISK Costs Reserve” means the ISK-denominated reserve account established by the Winding-up Board in the name of and maintained by the Issuer, to which shall be credited the ISK Costs Reserve Amount, established to pay and/or fund (a) any and all reasonable post-Effective Date ISK-denominated fees, costs and expenses incurred by the Issuer in connection with the fulfilment of the Composition (save for management incentive schemes or performance payments), including, without limitation and without double counting (i) fees and expenses incurred by any persons employed by the Issuer, (ii) attorneys’ or other professionals’ fees and expenses incurred by the Issuer, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern business operations, and (viii) costs to maintain certain assets while they are held for sale; and (b) the Issuer’s ISK-denominated post-Fulfilment Date operating expenses consistent with the Budget.  To the extent any portion of the ISK Costs Reserve Amount remains on 31 December 2018 after paying all post-Effective Date ISK-denominated fees and expenses of the Issuer, such amounts shall be transferred to the ISK Reserve and form part of the Stability Contribution.

Appendix IV - 8

“ISK Costs Reserve Amount” means the amount of ISK which the CBI has agreed to carve out of any Stability Contribution to meet the Issuer’s post Effective Date ISK costs.

“ISK Reserve” means the reserve account in the name of and maintained by the Issuer, to receive post-Composition ISK-denominated recoveries pending transfer to the CBI as part of the Stability Contribution.

“Issue Date” means the date on which the Bonds are to be issued in accordance with the terms of the Composition.

“Legality Criterion” means, at the time of determination, the requirement that implementation of Alternative Settlement will not cause the Issuer to be deemed to have committed an illegal or unlawful act under any applicable laws or regulations.

“Majority Bondholders” means Bondholders holding not less than fifty (50) per cent, in principal amount of the Bonds for the time being outstanding.

“Mandatory Issuer Conversion” has the meaning provided in Condition 6.2(a).

“Mandatory Redemption Notice” has the meaning given to it in Condition 6.2.

“outstanding” means, in relation to the Bonds, all the Bonds issued other than:

(a)	those which have been redeemed in accordance with the Conditions, to the extent of such redemption;

(b)
those in respect of which each date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption monies have either been (i) duly paid to the Bond Trustee or the Principal Paying, Transfer and Conversion Agent in the manner provided for in the Agency Agreement and remain available for payment in accordance with the Conditions or (ii) duly paid to Bondholders, set aside or satisfied by the Issuer pursuant to and in accordance with the provisions of Conditions 9.1 or 9.2, to the extent of such redemption monies;

(c)
those which (i) have been purchased by the Issuer, or (ii) constitute Excess Bonds, and which (in each case) have been surrendered for cancellation as provided in Condition 8 and notice of the cancellation of which has been given to the Bond Trustee (excluding, for the avoidance of doubt, any Excess Bonds which the Issuer has elected not to cancel but instead to transfer to existing Bondholders pro rata to their existing holdings of Bonds in accordance with Condition 8);

Appendix IV - 9

(d)	those which have become void or those in respect of which Claims have become prescribed under Condition 13;

(e)	those mutilated or defaced Bonds which have been surrendered or cancelled and in respect of which replacement Bonds have been issued pursuant to Condition 14;

(f)
(for the purpose only of ascertaining the aggregate nominal amount of Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14;

(g)	those in respect of which conversion rights (pursuant to Condition 6) have been exercised and all the obligations of the Issuer in relation thereto have been duly performed; and

(h)	the Registered Global Certificate to the extent that it shall have been exchanged for Definitive Certificates pursuant to its provisions,

provided that for each of the following purposes, namely:

(i)	ascertaining the right to attend and vote at any meeting of Bondholders;

(ii)
the determination of how many and which Bonds are for the time being outstanding for the purposes of Sections [7.1] (Legal Proceedings) and [2.6] (Events of Default) of the Trust Deed, Condition 15 and Annex 1 to these Conditions; and

(iii)
the exercise of any discretion, power or authority, whether contained in the Trust Deed or Conditions or provided by law, which the Bond Trustee is required or entitled, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them, those Bonds (if any) which are for the time being beneficially held by or are held on behalf of the Issuer and not yet cancelled shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

“Partial Conversion Notice” has the meaning provided in Condition 6.1(b).

“Partial Issuer Conversion” has the meaning provided in Condition 6.1(b).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Date” means 30 June and 31 December of each year commencing in 2016 and the Final Maturity Date, or if that day is not a Business Day, the preceding Business Day.

Appendix IV - 10

“Permitted Security Interest” means (a) Security Interests incidental to the normal conduct of the business of the Issuer, (b) any Security Interests comprising a netting or set-off arrangement entered into by the Issuer in the ordinary course of business for the purpose of netting debit and credit balances; (c) Security Interests arising by operation of law; (d) any title retention provisions in a supplier’s standard conditions of supply of goods where the goods were or are acquired by the Issuer in the ordinary course of business; (e) any Security Interests created pursuant to or necessitated by compliance with the Composition or otherwise permitted pursuant to any Transaction Document and (f) Security Interests created by or resulting from any litigation or legal proceeding.

A “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability company, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Priority Claim” means any Claim against the Issuer that would, under the Bankruptcy Act or Financial Undertakings Act, rank in priority to a Composition Claim including a claim referred to in Articles 109, 110, 111 and 112 of the Bankruptcy Act.

“Priority Claims FX Reserve” means the reserve account(s) in the name of and maintained by the Issuer, containing FX held against (a) rejected and/or Disputed Priority Claims denominated in FX (or claimed against specific assets), (b) FX-denominated Contingent Priority Claims, and (c) recognised FX-denominated Priority Claims where the Issuer has been unable to transfer payment to the Composition Creditor, which shall be funded in an amount as determined by the Board of Directors from time to time.

“Priority Claims ISK Reserve” means the reserve account(s) established by the Winding-up Board in the name of and maintained by the Issuer, containing ISK held against (a) rejected and/or ISK-denominated Disputed Priority Claims, (b) ISK-denominated Contingent Priority Claims, (c) any actual or expected tax liabilities that would enjoy statutory ranking as Priority Claims but payment is not yet due and the Issuer is authorised to pay out of such account, and (d) recognised ISK-denominated Priority Claims where the Issuer has been unable to transfer payment to the applicable Creditor, which shall be funded as determined by the Board of Directors from time to time.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December in each calendar year, from the Issue Date until the Conversion Date on which all outstanding Bonds are converted in accordance with Condition 6 or the Final Maturity Date (whichever comes first).

“Record Date” has the meaning provided in Condition 9.3.

“Register” has the meaning provided in Condition 3.1.

“Registrar” means [_______] or any other person replacing that person for the purpose of maintaining the Register, provided that the Bondholders have been notified of such change in accordance with Condition 16 or in accordance with the Articles of Association.

“Relevant Date” means, in respect of any Bond, whichever is the later of (a) the date on which payment in respect of it first becomes due and (b) if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by the Issuer to the Bondholders in accordance  with  these Conditions that such payment will be made, provided that such payment is in fact made as provided in these Conditions.

Appendix IV - 11

“Relevant Tax Law Exemption” means an exemption granted in respect of the Issuer on the disapplication of paragraphs 3 and 4 of Article 3(8) of the Icelandic Income Tax Act No. 90/2003 (as amended by Act No. 39/2013) which would otherwise require securities issued by the Issuer (including any proposed Alternative Settlement Bonds) to be subject to certain reporting and withholding tax obligations.

“Reserves” means the 113 Claims Reserve; the Costs Reserve, the Indemnity Reserve, the ISK Reserve, the Priority Claims FX Reserve and the Priority Claims ISK Reserve.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Escrow Account” has the meaning given to it in the Articles of Association.

“Securities Escrow Agent” has the meaning given to it in the Articles of Association.

“Securities Escrow Agreement” means the escrow agreement to be entered into between the Issuer and the Securities Escrow Agent pursuant to the terms of the Composition and the Articles of Association.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. For the avoidance of doubt, none of the Reserves shall be regarded as a Security Interest.

“Settlement Instruction” means, with respect to a Conversion Notice, the form of instructions relating to the conversion of Bonds into Subscription Rights posted to the Bondholder Website with respect to the conversion described in that Conversion Notice.

“Settlement Instruction Cut-Off Date” has the meaning provided in Condition 6.4(b).

“Shareholders” means the holders of Class A Shares in the Issuer after the Fulfilment Date.

“Shares” mean Class A Shares and Class B Shares.

“Stability Contribution” means the voluntary payment made by the Issuer to the CBI without specific recompense to be made in order to enable the conclusion of the Winding-up Proceedings by Composition. The Stability Contribution is to be advanced in connection with fulfilment of the Composition and shall consist of the Transferred Assets and the Transferred ISK.

“Stapling Requirement” has the meaning given to it in the Articles of Association.

“Subscription Rights” has the meaning given to it in the Articles of Association.

“Transaction Documents” means:

(c)	The Trust Deed;

(d)	the Agency Agreement; and

(e)	the Bonds (including the Conditions attached thereto).

Appendix IV - 12

“Transfer Notice” means the form of transfer notice to be completed in respect of a transfer of Bonds, which shall be available on the Bondholder Website.

“Transfer Regulations” has the meaning given to it in Condition 3.3.

“Transferee” has the meaning given to it in Condition 3.3.

“Transferor” has the meaning given to it in Condition 3.3.

“Transferred Assets” means the ISK-denominated assets of the Issuer on the Effective Date, including the Transferred ISK, that are to be set forth in an agreement between the Issuer and the CBI.

“Transferred ISK” means all ISK held by the Issuer on the Effective Date plus any ISK recovered on account of Transferred Assets after the Effective Date, but excludes (a) the ISK Costs Reserve Amount (except to the extent any ISK remains after paying all post-Effective Date ISK-denominated fees and expenses incurred by the Issuer) and (b) the Priority Claims ISK Reserve (to the extent such Reserves are (i) necessary to pay ISK-denominated Disputed Priority Claims that are finally recognised and (ii) have been paid with respect to finally recognised Priority Claims but the Issuer has been unable to transfer payment to the Composition Creditor(s) in question);

“Unscheduled Payment Date” has the meaning given to it in Condition 9.2.

“Unscheduled Payment Notice” has the meaning given to in Condition 9.2.

 “U.S. Dollars” means the lawful currency from time to time of the United States of America.

“Winding-up Board” means the Winding-up Board appointed to the Issuer on 29 April 2009 by the District Court of Reykjavík, Iceland or by taking a seat pursuant to Icelandic law (and any persons that are appointed thereto from time to time).

“Winding-up Proceedings” means the winding-up proceedings applicable to the Issuer pursuant to Chapter XII.B of the Financial Undertakings Act (as amended).

2.2	Terms defined in the Trust Deed shall have the same meanings when used herein.

2.3
References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

2.4	An Event of Default is “continuing” if it has not been remedied or waived.

2.5	Words denoting the singular number only shall include the plural number also and vice versa.

2.6	Words denoting one gender only shall include the other gender.

2.7
A day means a calendar day and a month means a period beginning in one calendar month and ending on the next calendar month on the day numerically corresponding to the day of the calendar month in which it started provided that, if there is no such numerically corresponding day, it shall instead end on the preceding day.

Appendix IV - 13

2.8
References to a Bondholder, the Issuer, the Bond Trustee, the U.S. Trustee, any Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted Transferees.

3.	Registration and Transfer of Bonds

3.1	Register

The Issuer shall maintain, or shall procure that the Registrar maintains, a register (the “Register”) to be kept in accordance with the terms of the Agency Agreement or such other contract with the Registrar as the Board of Directors may approve, the terms of which are consistent with the terms of these Conditions (or the terms and conditions of the Alternative Settlement Bonds, as applicable), at the specified office of the Registrar. The registrations in the Register constitute the conclusive proof of ownership of the Bonds and, in the case of Registered Global Certificates not held in a Clearing System, the Bond Interests.

3.2	Transfer of Bonds and Bond Interests

The Bonds may be transferred, in whole but not in part, upon the surrender (at the specified office of the Registrar or at such other office as may be specified by the Issuer from time to time pursuant to the Transfer Regulations) of the Registered Global Certificate or Definitive Certificates (as applicable) representing the Bonds to be transferred, together with a Transfer Notice, duly completed and executed by the person shown on the Register and such other evidence as the Issuer, the Registrar or the Transfer Agent, as applicable, reasonably requires.

The Issuer shall ensure that the Registrar promptly registers such transfer in the Register upon compliance with the foregoing provision and the other provisions of this Condition 3. No transfer will be valid unless and until entered on the Register and any requirements that are specified to be completed prior to a transfer under and pursuant to this Condition 3 have been complied with in all respects.

For so long as any of the Bonds are represented by a Registered Global Certificate held on behalf of a Clearing System, transfers of beneficial interests in the Registered Global Certificate will be effected only through records maintained by a Clearing System and any participant thereof, save that any Bondholder transferring its beneficial interest in the Bonds through a Clearing System will be required to complete a Transfer Notice and send this to the Issuer and the Registrar.

For so long as any of the Bonds are represented by a Registered Global Certificate which is not eligible for admission into a Clearing System, and that Registered Global Certificate is held by and registered in the name of the Bond Custodian, transfers of any Bond Interest will be effected by the transferring Bondholder delivering to the Issuer and the Registrar, a duly completed and executed Transfer Notice. No such transfer will be valid unless and until registered on the Register.

Appendix IV - 14

3.3	Restrictions on Transfer

(a)
All transfers of Bonds and entries on the Register are subject to the restrictions on transfer of the Bonds contained in the Articles of Association and these Conditions. The Board of Directors will from time to time specify detailed regulations relating to the transfer of the Bonds and the Class A Shares, consistent with the requirements of and restrictions on transfer stipulated in the Articles of Association and these Conditions (the detailed regulations on transfer from time to time being the “Transfer Regulations”). A copy of the current version of the Transfer Regulations will be made available on the Bondholder Website.

(b)	A Bondholder (a “Transferor”) may not transfer any Bonds held by it to another person (a “Transferee”) unless:

(i)	the principal amount of the Bonds to be transferred is at least the Specified Denomination; and

(ii)	such transfer satisfies the Stapling Requirement.

(c)	Upon acquiring Bonds and Class A Shares and until such time as it disposes of all of its Bonds and Class A Shares, each Bondholder:

(i)	undertakes to maintain a holding of Class A Shares and Bonds sufficient to transfer those Bonds and Class A Shares in accordance with this Condition 3.3; and

(ii)	will be deemed to represent and warrant continuously to the Issuer that it satisfies the Stapling Requirement.

(d)
If a Bondholder has breached this Condition 3.3 (a “Defaulting Bondholder”), such Defaulting Bondholder must immediately take all actions, otherwise in compliance with the Articles of Association and the Transfer Regulations, to rectify such breach, including, without limitation, effecting a transfer of Bonds or Class A Shares (as applicable) to a Transferee so that, following such action, the Stapling Requirement is satisfied.

(e)
Immediately on becoming a Defaulting Bondholder and for so long as such Defaulting Bondholder has not rectified a breach of the Stapling Requirement in a manner compliant with the Articles of Association, the Issuer may redeem, in accordance with the Articles of Association, any Class A Shares held by the Defaulting Bondholder either (i) with Class B Shares or (ii) at their nominal value.

(f)
Without prejudice to the Articles of Association, the Issuer may refuse to register any transfer of Bonds unless it has received a valid Transfer Notice and the transfer of the Class A Shares which are being transferred with the Bonds has been made in accordance with the Articles of Association.

(g)
No beneficial owner of an interest in a Registered Global Certificate which is held on behalf of a Clearing System will be able to exchange or transfer that interest, except in accordance with the applicable procedures of the relevant Clearing System, to the extent applicable.

Appendix IV - 15

(h)
In addition, no beneficial owner of an interest in a Registered Global Certificate (including a holder of any Bond Interest), and no holder of a Definitive Certificate will be able to exchange or transfer that interest or the Bond represented by that Definitive Certificate to any person other than an Affiliate of a Transferor unless, following such transfer, the Transferor’s and Transferee’s proportionate holdings (including the holdings of their respective Affiliates) of the Bonds (or, if applicable, Bond Interests) are the same as their respective proportionate holdings of the Class A Shares.

Certain Clearing Systems (including Euroclear and Clearstream) do not monitor or enforce compliance with transfer restrictions such as those included herein. Nothing in these Conditions shall be interpreted to confer on the Issuer, or any other party, any right against any such Clearing System to require that it reverse or rescind any transfer completed in accordance with the rules of such Clearing System.

(i)
The Bonds will not be registered under the securities laws of any state of the United States and will be issued pursuant to the Composition in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the Securities Act.

The Bonds will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and may be immediately resold without restriction under the Securities Act by holders of the Bonds who are not “affiliates” (as defined under the Securities Act) of the Issuer and have not been affiliates of the Issuer within ninety (90) calendar days prior to the issuance of the Bonds under the Composition.

Under the Securities Act, a Bondholder who is an affiliate of the Issuer at the time or within ninety (90) calendar days prior to any resale of Bonds received under the Composition will be subject to certain transfer restrictions relating to the Bonds to the extent they wish to sell such Bonds in the United States. In particular, such Bonds may not be sold in the United States without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such registration requirements (including a transaction that satisfies the applicable requirements for resales outside the United States pursuant to U.S. securities laws).

Whether a person is an affiliate of the Issuer for such purposes depends on the circumstances, but affiliates could include certain officers and directors of the Issuer and significant Shareholders. A Bondholder who believes that it may be an affiliate of the Issuer should consult its own legal advisers prior to any sales of Bonds received pursuant to the Composition.

Appendix IV - 16

3.4	Definitive Certificates

Interests in a Registered Global Certificate will be exchangeable (free of charge), in whole but not in part, for Definitive Certificates only upon the occurrence of an “Exchange Event”. For these purposes, Exchange Event means (i) an Event of Default has occurred and is continuing, (ii) if such Bonds are held for the account of a Clearing System and if the Issuer has been notified that either such Clearing System has been closed for business for a continuous period of fourteen (14) calendar days (other than by reason of holiday, statutory or otherwise) or (iii) the Issuer, after giving notice to the Bond Trustee, elects to issue the Bonds in definitive form.

3.5	Delivery of New Bonds

(a)
Each new Bond that is required to be issued upon a transfer or exchange will, within seven (7) business days of receipt by the Registrar of the original Bond and the duly completed and signed Transfer Notice, be made available for collection at the registered address of the Registrar or, if so requested in the Transfer  Notice, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the Transfer Notice or in such other manner as is permitted by the then current Transfer Regulations.

(b)
If any Bond Interest is transferred in accordance with this Condition 3, within seven (7) business days of receipt by the Registrar of the duly completed and signed Transfer Notice, the Bond Custodian or the Registrar shall make available for collection at the registered address of the Bond Custodian or Registrar or, if so requested in the Transfer Notice, shall mail by uninsured mail at the risk of the holder entitled to the Bond Interest (but free of charge to the holder) to the address specified in the Transfer Notice, or in such other manner as is permitted by the then current Transfer Regulations, a certificate evidencing that holder’s Bond Interest as recorded in the Register.

(c)
For the purposes of this Condition 3.5, “business day” shall mean a day (other than a Saturday or Sunday) on which commercial banks are open for business in Reykjavík and (if different) the city in which the specified office of the Registrar or the Bond Custodian is located.

3.6	Formalities Free of Charge

Registration of a transfer of Bonds (including any transfer of a Bond Interest) will be effected without charge to a Bondholder, subject to (a) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith and (b) the Registrar or the Bond Custodian (acting reasonably) being satisfied (i) that the Transfer Regulations and this Condition 3 have been complied with and (ii) with the documents of title and/or identity of the person making the application.

3.7	Closed Periods

No Bondholder may require the transfer of a Bond or beneficial interest therein (including a Bond Interest) to be registered:

Appendix IV - 17

(a)	during the period of fifteen (15) calendar days ending on (and including) the Final Maturity Date;

(b)	after a Mandatory Conversion Notice has been validly delivered;

(c)	during the period from and including the date on which a Partial Conversion Notice is issued, to and including the Conversion Date applicable to that Partial Conversion; or

(d)	during the period of seven (7) calendar days ending on (and including) any Record Date (as defined below).

3.8	Regulations

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfers of Bonds in the Transfer Regulations and the Transfer Notice. A copy of the current regulations will be posted at all timed on the Bondholder Website and mailed (free of charge) by the Registrar or the Paying, Transfer and Conversion Agent to any Bondholder upon request.

4.	Covenants and Undertakings

4.1	General

So long as any Bonds remain outstanding, the Issuer covenants with the Bondholders that it will comply with the provisions of these Conditions and the Trust Deed which are expressed to be binding on it and covenants to perform and observe the same.

4.2	Negative Pledge

So long as any Bond remains outstanding, the Issuer will not, directly or indirectly, create, incur, assume or permit to exist any Security Interest, except for Permitted Security Interests, on or with respect to the whole or any part of its undertaking or property or any interest therein or any income or profits therefrom to secure any Indebtedness.

4.3	Compliance with laws

So long as any Bond remains outstanding, the Issuer shall comply in all material respects with all laws to which it may be subject, if failure to comply with such laws would impair its ability to perform its obligations under the Bonds.

4.4	Preserve Corporate Existence

So long as any Bond remains outstanding, the Issuer shall take all action which may be necessary or desirable to ensure that its corporate existence is preserved in accordance with the laws of the Republic of Iceland.

4.5	Maintain Authorisations and Permissions

So long as any Bond remains outstanding, the Issuer shall take all action which may be necessary or desirable to ensure that it obtains and maintains all permissions, authorisations, licences and consents as may be required to be obtained from any governmental or regulatory authority in order to preserve, maintain, enforce and collect its, property, rights, assets and revenues in each jurisdiction in which those assets are, or are deemed by applicable principles of law to be, located.

Appendix IV - 18

4.6	Claims Reserves

So long as any Bond remains outstanding, any assets which stand to the credit of the Claims Reserves shall only be utilised by the Issuer (a) for the intended purpose of making provision for the settlement of Disputed Claims, Disputed Priority Claims, Contingent Claims, Contingent Priority Claims or recognised Composition Claims where the Issuer is unable to transfer any payment, Bonds or Shares to a Composition Creditor, or (b) in making payments on the Bonds upon the release of any such assets from the Claims Reserves following the settlement, discharge or final non-recognition of the applicable Disputed Claim, Disputed Priority Claim, Contingent Claim, Contingent Priority Claim or Composition Claim.

4.7	Financial Information

So long as any Bond remains outstanding, the Issuer shall prepare and post the following information on the Bondholder Website and shall in any event provide the following information to the Bond Trustee:

(a)
as soon as they become available and in any event within one hundred and twenty (120) calendar days after the relevant year end, in relation to the Issuer’s financial year end on 31 December 2016 and each financial year thereafter, its audited consolidated financial statements for that financial year, including an updated valuation of its assets;

(b)
as soon as they become available and in any event within sixty (60) calendar days after the relevant Quarter Date, in relation to each financial quarter ending on a Quarter Date after 31 December 2015, its unaudited quarterly consolidated financial statements for the financial quarter ending on that Quarter Date (other than in respect of the Quarter Date ended on 31 December in each year), including an updated valuation of its assets as at the end of each financial half year;

(c)	accompanying each set of financial statements provided under paragraphs (a) and (b) above, a narrative report containing at least the following information with respect to the period reported upon:

(i)
details of any realisation of the Issuer’s assets with a value in excess of €10,000,000 achieved during such period, by reference to each different category of assets and the currency in which each asset is denominated and a variance analysis identifying realisations of assets to date in comparison with the monetisation plan specified in the Budget applicable to the period reported upon;

(ii)	details of changes to the status of any Contingent Claims, Contingent Priority Claims, rejected Disputed Claims or Disputed Priority Claims against the Issuer during such period;

Appendix IV - 19

(iii)
details of any new material litigation, arbitration or administrative proceedings relating to the Issuer, or changes to the status of any material litigation, arbitration or administrative proceedings existing at the last Quarter Date; and

(d)	accompanying each set of financial statements provided under paragraphs (a) and (b) above:

(i)
an asset monetisation plan (including estimated future realisations for each category of its assets and each currency in which assets are denominated) prepared on a 12 month look-forward basis (commencing on the first day following the end of the period reported upon); and

(ii)
a summary of all amounts released from Reserves for inclusion in Available Cash, up to the end of the period reported upon and expenses incurred in the period reported upon and including an estimate of future releases from Reserves prepared on a 12 month look-forward basis (commencing on the first day following the end of the period reported upon); and

(e)	an annual budget (the “Budget”) that includes at least the following information:

(i)
the projected operating expenditure of the Issuer for the following year, determined on a basis intended to ensure that the Issuer maintains its solvency on a forward-looking basis and including details of the amounts which the Board of Directors determines will be needed by the Issuer in order to support its existing assets, including making advances under revolving credit facilities existing as at the Effective Date, making loans or providing other forms of financial support or accommodation in order to preserve, protect or maintain the value of the Issuer's assets, or which the Board of Directors otherwise reasonably determines is necessary in order to fund the Issuer's business during the financial year;

(ii)
an asset monetisation plan (including estimated future realisations for each category of its assets and each currency in which assets are denominated) for each subsequent year in which assets are expected to be monetised;

(iii)
reports on anticipated changes to the status of any outstanding Contingent Claims, Contingent Priority Claims, rejected Disputed Claims or Disputed Priority Claims against the Issuer for the following financial year; and

(iv)
reports on anticipated Reserves for the following financial year. The first Budget (the “Initial Budget”) shall be prepared by the Winding-up Board and proposed at the first general meeting of the Shareholders (with a copy provided to the Bond Trustee and posted to the Bondholder Website) for approval by the Shareholders. Subsequent Budgets will be approved by the Board of Directors.

Appendix IV - 20

4.8	Operation of Bondholder Website

So long as any Bond remains outstanding, the Issuer shall operate and maintain one or more web-pages on a website (the “Bondholder Website”), that is accessible to Bondholders in possession of a unique password that has been or shall be provided by the Issuer upon request and upon such Bondholders providing the Issuer with any contact information (including e-mail address details) it requires for that purpose. The Bondholder Website shall provide access to the Transfer Restrictions, the form of Transfer Notice and the other information to be provided to the Bondholders pursuant to or in accordance with in these Conditions as soon as reasonably practicable after it becomes available.

4.9	Events of Default

So long as any Bond remains outstanding, the Issuer shall notify the Bondholders as soon as possible if an Event of Default has occurred or, if in the opinion of the Board of Directors, an Event of Default is reasonably likely to occur.

5.	Representations and warranties

5.1	The Issuer represents and warrants to the Bondholders that:

(a)
As at the Issue Date, that it was and is incorporated and validly existing under the laws of the Republic of Iceland and has full power and authority to own its properties and to conduct its business as conducted at the Issue Date;

(b)
Each of the Transaction Documents have been duly authorised by the Issuer and constitute, valid and legally binding obligations of the Issuer and it has full power and authority to enter into, issue and perform its obligations under the Transaction Documents; and

(c)
The execution and delivery of the Transaction Documents and the performance of the terms of the Transaction Documents by the Issuer is permitted under Icelandic law and in accordance with the Composition.

6.	Conversion

6.1	Partial Issuer Conversion

(a)
A partial conversion of Bonds into Class A Shares may be effected by the Issuer at any time during a Conversion Exercise Period falling within the Conversion Period, provided that the Board of Directors has determined, acting reasonably, that it is reasonably likely that the Issuer will be unable to redeem the Bonds in full on or before the Final Maturity Date.

(b)
The Issuer may, upon giving not more than sixty (60) nor less than twenty (20) calendar days' prior notice to the Bondholders in accordance with Condition 16, with a copy to the Bond Trustee (each such notice being a “Partial Conversion Notice”), specify a date, which must be a Business Day falling within a Conversion Exercise Period, on which the Issuer shall redeem the Bonds in part by the issue of Class A Shares (a “Partial Issuer Conversion”).

Appendix IV - 21

(c)
The aggregate amount by which the Bonds may be redeemed in part pursuant to a Partial Issuer Conversion shall not exceed the amount equal to the tax losses available to the Issuer in the financial year in which that Partial Issuer Conversion is proposed to be effected and which will cease to be available to the Issuer after the end of that financial year; and in any event, with respect to any Partial Issuer Conversion implemented prior to 31 December 2023, shall not result in the aggregate principal amount outstanding under the Bonds, after taking into account the effect of that Partial Issuer Conversion, being less than the Conversion Floor, unless otherwise approved by an Extraordinary Resolution of the Bondholders.

(d)
Each Partial Conversion Notice shall provide details of the percentage and amount of the aggregate principal amount of the Bonds which are subject to conversion and shall specify the Settlement Instruction Cut-Off Date. A Partial Issuer Conversion shall apply in respect of all of the outstanding Bonds in issue, and the reduction in the aggregate principal amount outstanding under the Bonds effected by the Partial Issuer Conversion shall be applied on a pro rata basis across the holdings of each Bondholder (including any holdings of Bonds by the Securities Escrow Agent in respect of Disputed Claims or Contingent Claims).

(e)
The Conversion Date in respect of the Bonds shall be specified in the Partial Conversion Notice and shall be a Business Day falling not more than sixty (60) calendar days nor less than twenty (20) calendar days after the date of the delivery of the Partial Conversion Notice.

(f)	A Partial Issuer Conversion may be exercised more than once.

6.2	Mandatory Issuer Conversion

(a)
Unless previously converted as described in Condition 6.1 above or redeemed in full pursuant to Condition 9, the Issuer shall, on the earlier to occur of (i) the Final Maturity Date and (ii) the date on which the assets of the Issuer have been liquidated in full, convert all Bonds then outstanding by issuing Class A Shares to each Bondholder at the Conversion Rate in accordance with Condition 6.3 (such redemption being the “Mandatory Issuer Conversion”). Conversion of any outstanding Bonds by the issue of Class A Shares pursuant to this Condition 6.2 shall in all cases be in accordance with Condition 6.4.

(b)
The Issuer shall issue a notice to the Bondholders in accordance with Condition 16, with a copy to the Bond Trustee (each such notice being a “Mandatory Redemption Notice”), specifying, among other things, the Conversion Date on which the Issuer shall convert the Bonds in full by the issue of Class A Shares pursuant to a Mandatory Issuer Conversion.

Appendix IV - 22

6.3	Conversion Notices and Conversion Rate

(a)	A conversion of the Bonds into Class A Shares shall only be effected in accordance with the procedures set out in Conditions 6.3 to 6.5 and the Articles of Association.

(b)
The number of Class A Shares to be issued or transferred and delivered upon conversion pursuant to a Conversion Notice delivered in respect of the Bonds, to be applied on a pro rata basis across the holdings of each Bondholder, shall be determined by dividing the aggregate principal amount of such Bonds to be converted by the nominal value of one (1) Class A Share (the “Conversion Rate”). Unless the Class A Shares are denominated in Euros, the nominal amount of the Class A Shares shall be converted into Euros for this purpose by reference to the EUR/ISK exchange rate fixed by the Central Bank of Iceland on the day that is two (2) Business Days prior to the Conversion Date.

(c)
Any Conversion Notice issued by the Issuer shall, save in the case of manifest error, be conclusive and binding on the Bondholders. A Conversion Notice, once notified to the Bondholders in accordance with these Conditions, shall be irrevocable.

(d)
Fractions of Class A Shares will not be issued or delivered on conversion and no cash payment or other adjustment will be made in lieu thereof. If any conversion in accordance with this Condition 6 would result in an entitlement to a fraction of a Class A Share, the Issuer shall round such fraction of a Class A Share down to the nearest whole Class A Share.  If the number of Class A Shares to be issued in accordance with Condition 6.3(a) is zero (0), the Issuer shall not be required to issue any Class A Shares but the Issuer shall be treated as having complied with its obligation to redeem or convert the relevant Bonds in full, such that the Issuer shall not be liable for any further delivery or payment obligation under or in respect of such Bonds.  Each Bondholder shall surrender its Bonds as evidence of its entitlement to Class A Shares and such Bonds shall subsequently be cancelled in accordance with Condition 8.

(e)	A Conversion Notice shall be deemed void in respect of the Bonds in circumstances where notice of an Event of Default has been provided pursuant to Condition 11.

6.4	Settlement Mechanics

(a)
The Issuer shall include a form of Settlement Instruction with each Partial Conversion Notice and Mandatory Redemption Notice. The form of Settlement Instruction shall also be available on the Bondholder Website.

(b)
As a precondition to the delivery to it of any Class A Shares in accordance with Conditions 6.1 or 6.2, each Bondholder must complete, execute and send a Settlement Instruction at the Bondholder’s own expense to the Issuer (or as may be otherwise specified in the applicable Conversion Notice), no later than the date specified in the relevant Conversion Notice (which date shall be no later than the fifth (5th) Business Day prior to the Final Maturity Date or the relevant Conversion Date (as the case may be) (the “Settlement Instruction Cut-Off Date”)).

Appendix IV - 23

(c)	A Settlement Instruction, once delivered, shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

(d)
Failure to properly complete and deliver a Settlement Instruction may result in such Settlement Instruction being treated as null and void. Any determination as to whether any Settlement Instruction has been properly completed and delivered as provided in this Condition 6.4 shall be made by the Issuer or its Agent in its sole discretion, acting in good faith and shall, in the absence of manifest error, be conclusive and binding on the relevant Bondholder(s).

(e)
On the Conversion Date, or as soon as reasonably practicable thereafter (but in any case within thirty (30) calendar days after the Conversion Date), the Issuer shall allocate Subscription Rights to the Bondholders that have returned a duly completed Settlement Instruction (or such person as a Bondholder shall direct in a Settlement Instruction) and provided each such person complies with Condition 3.3 and satisfies any other securities laws and regulations applicable to the issuance of the Class A Shares, the Issuer shall, subject to the provisions of the Articles of Association, exchange the allocated Subscription Rights for the issuance of a corresponding number of Class A Shares. Accordingly, each such Bondholder shall be recorded in the Register as holder of the applicable number of Class A Shares.

(f)
If a duly completed Settlement Instruction is not delivered to the specified office of the Issuer on or before the Settlement Instruction Cut-Off Date, then the Issuer shall, subject to the provisions of the Articles of Association,  either elect to:

(i)
convert any Subscription Rights allocated pursuant to Condition 6.4(e) above into Class A Shares, issued and registered in the name of either the Securities Escrow Agent or such Bondholders who have failed to return Settlement Instructions and who, assuming compliance with Condition 3.3, the Issuer reasonably believes to be Bondholders entitled to such Class A Shares; or

(ii)
not convert any Subscription Rights allocated pursuant to Condition 6.4(e) above into Class A Shares, in respect of which no duly completed Settlement Instruction(s) have been delivered on or before the Settlement Instruction Cut-Off Date, subject to the Issuer issuing such Class A Shares in accordance with paragraph (h) below, at the times and in the circumstances set out therein.

(g)
The Issuer may require a Bondholder to certify, in the applicable Settlement Instruction, its status for the purposes of any applicable securities laws and regulations. If a Bondholder is unable to provide certifications that are satisfactory to the Issuer (acting reasonably), the Issuer may, subject to the provisions of the Articles of Association, exchange such Bondholder’s allocated Subscription Rights for the issuance of a corresponding number of Class A Shares and issue them in the name of the Securities Escrow Agent.

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(h)
A Bondholder in respect of which no duly completed Settlement Instruction has been delivered on or before the Settlement Instruction Cut-Off Date may only claim Class A Shares from the Issuer upon providing the Issuer with such evidence as the Issuer may require (in its reasonable discretion), confirming that such Bondholder was entitled to receive Class A Shares as at the Conversion Date (including, without limitation, evidence that such Bondholder was in compliance with Condition 3.3).

(i)	All Bonds fully redeemed pursuant to Condition 6.1 or 6.2 shall be cancelled.

(j)
All rights and obligations of the Bondholders under any Bonds (or the relevant part thereof) subject to a Conversion Notice (whether or not all Bondholders in respect of such Bonds have returned duly completed Settlement Instructions) shall be extinguished on the Conversion Date, except that such Bonds shall entitle the Bondholders thereof to surrender such Bonds to the Issuer as evidence of its entitlement to Class A Shares in accordance with the provisions of this Condition 6.4 (a “Conversion Share Claim”).

(k)
If a Bondholder does not meet the conditions of paragraph (e) of this Condition 6.4, the Issuer shall have the right, subject to the provisions of the Articles of Association, to exchange the allocated Subscription Rights for the issuance of a corresponding number of Class A Shares and sell or transfer for nil consideration such Class A Shares that would otherwise be issuable to such Bondholder and remit the proceeds of such sale (net of costs) (if any) to such Bondholder. Any such Class A Shares may be sold to an existing Shareholder identified by the Issuer or such Bondholder or to any other person that would satisfy the requirements of the transfer restrictions referred to in Condition 3.3 and the Articles of Association.

(l)
All Conversion Share Claims shall expire on the date falling six (6) months after the Final Maturity Date, whereupon a Bondholder shall have no further Claim against the Issuer for the issuance of Class A Shares.

The Issuer shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Condition 6.4.

6.5	General Procedures

(a)
Following the implementation of conversion procedures in accordance with this Condition 6, the Bondholders must pay directly to the relevant authorities any taxes and capital, stamp, issue, registration and transfer taxes and duties arising on conversion (other than any capital, stamp, issue, registration and transfer taxes and duties payable in respect of the allotment, issue or transfer and delivery of any Class A Shares in respect of such exercise, which shall be paid by the Issuer). Such Bondholders must also pay all (if any) taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion. If the Issuer shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties payable for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

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(b)
Class A Shares to be issued or delivered pursuant to conversion of the Bonds will be issued in accordance with Icelandic law and the Articles of Association. Each new Shareholder shall be recorded in the Issuer’s register of Shareholders as the owner of the Class A Shares, unless the relevant corresponding Bondholder has failed to provide its Settlement Instructions.

6.6	Class A Shares

Class A Shares issued or transferred and delivered upon conversion of the Bonds and exchange of the allocated Subscription Rights, will be fully paid and will in all respects rank pari passu with the fully paid Class A Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Class A Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments on the Record Date or other due date for the establishment of entitlement which falls prior to the relevant Conversion Date or, as the case may be, the Final Maturity Date.

6.7	Purchase or Redemption of Class A Shares

The Issuer may not, directly or indirectly, purchase or redeem or buy back any shares of the Issuer (including Class A Shares) or any depositary or other receipts or certificates representing the same, nor declare, pay or distribute any dividend, without the prior consent of the Bondholders by Extraordinary Resolution.

6.8	Consolidation, Amalgamation or Merger

In the case of (a) any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) (a “Successor in Business”), or (b) any sale or transfer of all, or substantially all, of the assets of the Issuer to another entity (whether by operation of law or otherwise) (also a Successor in Business), the Issuer will forthwith give notice thereof to the Bondholders in accordance with Condition 16 of such event and take such steps as shall be required to ensure that each Bond then outstanding will be convertible into the class and amount of shares and other securities and property of the Successor in Business receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Class A Shares which would have become liable to be issued or transferred and delivered upon conversion of the Bonds immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such steps will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Condition 6. The above provisions of this Condition 6.8 will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers.

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7.	Alternative Settlement

7.1
To the extent that one or more Registered Global Certificates are held by a Bond Custodian outside of the Clearing Systems, the Issuer shall use reasonable endeavours to obtain a Relevant Tax Law Exemption.

7.2	The Issuer shall notify the Bondholders of a Relevant Tax Law Exemption within five (5) Business Days of the date on which the Relevant Tax Law Exemption is obtained.

Upon a Relevant Tax Law Exemption being granted, the Issuer may apply for and obtain the agreement in writing of Euroclear and Clearstream, Luxembourg that the Bonds are eligible for clearing and that they will settle the Bonds in the Clearing Systems (the “Clearing Notice Requirement”).

7.3
Subject to Condition 7.5 below, upon satisfaction of the Clearing Notice Requirement, the Issuer shall within ten (10) Business Days (unless the Legality Criterion is not also satisfied) issue a notice (the “Clearing Notice”) to the Bondholders, specifying the date on which Alternative Settlement will be effected (the “Alternative Settlement Date”) (which must be a Business Day not more than sixty (60) or less than twenty (20) Business Days from the date of the Clearing Notice) and request that they provide an Alternative Settlement Instruction prior to the Alternative Settlement Instruction Cut-Off Date specified in the Clearing Notice in accordance with Condition 7.5 below.

7.4
If the Issuer does not implement Alternative Settlement within ninety (90) Business Days of the date on which the Relevant Tax Law Exemption is obtained, the Bondholders (acting by a resolution of the holders of not less than sixty six and two thirds (66 2/3) of the Bonds then outstanding) may require the Issuer to implement Alternative Settlement, provided that (a) the Relevant Tax Law Exemption remains in effect and the Legality Criterion would be satisfied, in each case as at the date on which the Alternative Settlement is effected and (b) that at such time, no Disputed Bonds (as defined in Condition 8.5) remain in the Securities Escrow Account. Any such Extraordinary Resolution shall specify an Alternative Settlement Date (which must be a Business Day not more than sixty (60) or less than twenty (20) Business Days from the date on which the Extraordinary Resolution was passed).  If the Extraordinary Resolution is passed, the Issuer shall, within five (5) Business Days of the date on which the Extraordinary Resolution is passed, issue a Clearing Notice containing the requisite information including the Alternative Settlement Date and request that each Bondholder provide an Alternative Settlement Instruction prior to the Alternative Settlement Instruction Cut-Off Date specified in that Clearing Notice, as contemplated by Condition 7.5.

7.5
As a precondition to the delivery to any Bondholders of such Bondholder’s interest in the Bonds which are to be cleared through and settled in the Clearing Systems, such Bondholder must complete, execute and send an Alternative Settlement Instruction at the Bondholder’s own expense to the Issuer, no later than the date specified in the Clearing Notice (which date shall be no later than the tenth (10th) Business Day prior to the Alternative Settlement Date (the “Alternative Settlement Instruction Cut-Off Date”)).

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7.6
The Issuer may require each Bondholder to certify, in the applicable Alternative Settlement Instruction, its status for the purposes of any applicable securities laws and regulations.  If a Bondholder is unable to provide certifications that are satisfactory to the Issuer (acting reasonably), the Issuer shall procure the transfer of the Bonds relating to such Bondholders to the Securities Escrow Agent to be held pursuant to the terms of the Securities Escrow Agreement.

7.7
If a duly completed Alternative Settlement Instruction is not delivered to the Specified Office of the Issuer on or before the Alternative Settlement Instruction Cut-Off Date, then the Issuer shall procure the transfer of the Bonds relating to the relevant Bondholder to the Securities Escrow Agent to be held pursuant to the terms of the Securities Escrow Agreement.

7.8	An Alternative Settlement Instruction, once delivered, shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

7.9
Failure to properly complete and deliver an Alternative Settlement Instruction may result in such Alternative Settlement Instruction being treated as null and void. Any determination as to whether any Alternative Settlement Instruction has been properly completed and delivered as provided in this Condition 7 shall be made by the Issuer acting reasonably and in good faith and shall, in the absence of manifest error, be conclusive and binding on the relevant Bondholder(s).

7.10
The Issuer may, if the Board of Directors considers it necessary, acting reasonably, in order to ensure the eligibility of the Bonds in the Clearing Systems, exchange the Bonds for Alternative Settlement Bonds and shall be entitled to and shall, enter into any agreements, deeds or documents as the Board of Directors considers necessary in order to issue the Alternative Settlement Bonds in exchange for the Bonds.

8.	Cancellation

8.1
All Bonds which are either (1) subject to conversion, in respect of which a Conversion Notice has been effected, (2) purchased by the Issuer, or (3) confirmed by the Issuer to the Bond Trustee in writing as being Excess Bonds (as defined in Condition 8.5 below), will be surrendered for cancellation and, if so surrendered, may not be reissued or resold and shall be cancelled.

8.2
The Issuer may elect not to cancel Excess Bonds but to transfer all or part of any Excess Bonds to Bondholders (including any Bondholder whose Disputed Claim or Contingent Claim resulted in the existence of those Excess Bonds) pro rata to their holding of Bonds as at the date of such transfer. Any transfer of Excess Bonds to the Bondholders shall be for nil consideration and shall be effected subject to and in accordance with the provisions of Condition 3 and the Transfer Regulations. Notwithstanding the forgoing provisions of this Condition 8.2, any remaining Excess Bonds not transferred pursuant to this Condition 8.2, must be surrendered for cancellation prior to a Mandatory Issuer Conversion pursuant to Condition 6.2.

8.3
For so long as the Bonds are represented by a Registered Global Certificate that is held in a Clearing System, any surrender and / or cancellation shall be effected by the Clearing Systems reflecting the effect of such cancellation in their records. For so long as the Bonds are represented by a Registered Global Certificate which is held by the Bond Custodian and not in a Clearing System,  any surrender and/or cancellation shall be effected by the Bond Custodian reflecting the effect of such cancellation in the Register and/or its records.

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8.4	Excess Bonds

On the Issue Date, the Issuer will issue and transfer into the Securities Escrow Account and record in the 113 Claims Reserve, Bonds representing the expected entitlement (in respect of Bonds) of holders of Disputed Claims and Contingent Claims. Upon resolution of the Claim of the holder of a Disputed Claim or a Contingent Claim and determination that such holder is a Composition Creditor in respect of its resolved Claim, the Issuer shall instruct the Securities Escrow Agent to transfer Settlement Bonds to the holder of the Disputed Claim or Contingent Claim, as applicable, in the aggregate principal amount determined in accordance with Condition 8.5(b).

8.5	For the purpose of the Conditions,

(a)
“Disputed Bonds” means,  with respect to a Disputed Claim or Contingent Claim, the Bonds issued and transferred into the Securities Escrow Account and recorded in the 113 Claims Reserve on the Issue Date in respect of that Disputed Claim or Contingent Claim.

(b)
“Settlement Bonds” means, with respect to a Disputed Claim or a Contingent Claim, the Disputed Bonds representing the entitlement to Bonds of a Composition Creditor in respect of that Disputed Claim or Contingent Claim in circumstances where that Claim has been finally accepted by the Issuer, pursuant to a court order or a settlement agreement, as a Composition Claim. The aggregate principal amount of Disputed Bonds to be transferred from the Securities Escrow Account to the holder of the accepted Composition Claim shall equal the result of (i) the amount finally determined to be the entitlement of that Composition Creditor to Bonds issued pursuant to the Composition minus (ii) any redemptions of principal of the Bonds effected pursuant to Condition 9 in the period from the Issue Date to the date of such transfer, such that the holder of the accepted Composition Claim shall receive cash in the amount allocable to principal redemptions on the transferred Disputed Bonds made before the transfer of the Disputed Bonds to the holder of the Composition Claim.

(c)
“Excess Bonds” means, (i) with respect to a Disputed Claim or a Contingent Claim which, in each case, has been finally recognised as a Composition Claim (pursuant to a court order or settlement agreement), Disputed Bonds remaining in the Securities Escrow Account immediately after the transfer to the holder of that Composition Claim of Settlement Bonds in respect thereof, which remaining Disputed Bonds represent the amount by which the principal amount outstanding of the Disputed Bonds allocated to that Disputed Claim or Contingent Claim as at the transfer date of the Settlement Bonds (as reduced by redemptions of principal since the Issue Date) exceeds the principal amount of the Settlement Bonds as at the date of their transfer to the holder of that Composition Claim, or (ii) with respect to a Disputed Claim which is not finally recognised in any amount as a Disputed Claim, or to a Contingent Claim, the contingency in respect of which does not occur in any respect within the relevant time period, all Disputed Bonds issued and transferred to the Securities Escrow Account in respect of that Disputed Claim or Contingent Claim.

Appendix IV - 29

(d)	For the avoidance of doubt, any determination of Excess Bonds in relation to a Disputed Claim shall be rounded down to the nearest €1.

9.	Payments and Redemption

9.1	Payment of Principal

(a)
On each Payment Date prior to the Final Maturity Date (or earlier redemption of the Bonds in accordance with Condition 6) and on the Final Maturity Date, the Issuer shall make repayments of principal to the Bondholders in aggregate amount equal to the Euro Equivalent Available Cash determined in respect of that Payment Date, provided that each such aggregate payment of principal shall not be less than €10,000,000 (the “Distribution Threshold”). Each repayment of principal shall be made to the Bondholders pro rata and in immediately available, freely transferable funds,  shall constitute a partial redemption of the Bonds equal to the value of such amount repaid and shall reduce the aggregate principal amount outstanding of the Bonds (and the principal amount outstanding of each Bond) accordingly.

(b)
On the First Notification Date preceding each Payment Date on which the Issuer is required to make a redemption of the Bonds pursuant to this Condition 9.1 and on the Final Maturity Date if a redemption in cash is then to be made, the Issuer shall notify the Bondholders of its estimate of the Euro Equivalent Available Cash (if any) which will be applied in partial redemption of the Bonds on that Payment Date or the Final Maturity Date in accordance with Condition 9.1, together with:

(i)	an estimated breakdown of the currencies included in the calculation of the estimated Euro Equivalent Available Cash for that Payment Date; and

(ii)	the assets from which the Euro Equivalent Available Cash will derive,

by posting that information on the Bondholder Website.

(c)
A final notice containing the following details shall be posted to the Bondholder Website as soon as reasonably practicable prior to the relevant Payment Date but in any event no later than two (2) Business Days prior to the relevant Payment Date:

(i)	the final amount of Euro Equivalent Available Cash to be applied on the Payment Date;

(ii)
a breakdown of the currencies included in the calculation of the Euro Equivalent Available Cash for that Payment Date and, if not originally denominated in Euro but which have already been converted into Euro, the applicable exchange rate;

Appendix IV - 30

(iii)	the assets from which the Euro Equivalent Available Cash will derive; and

(iv)	the aggregate principal amount of the Bonds which will be outstanding immediately following that Payment Date.

(d)
Notwithstanding the foregoing, to the extent that the Euro Equivalent Available Cash, as determined on a Determination Date in respect of a Payment Date, is lower than the Distribution Threshold, the Issuer may determine, in its sole discretion (a) to make a payment of principal at par on the corresponding Payment Date that is less than the Distribution Threshold, or (b) not to make a payment of principal to the Bondholders on the corresponding Payment Date and to postpone such payment of principal until the next following Payment Date. If the Euro Equivalent Available Cash on the next Determination Date in respect of the following Payment Date is less than the Distribution Threshold, the Issuer may postpone the payment of principal again or make a payment of principal at par that is less than the Distribution Threshold. Such process of deferral shall repeat until either: (a) the Issuer is required to make a payment of principal as a result of the Euro Equivalent Available Cash on the relevant Payment Date being above the Distribution Threshold, (b) the Issuer elects to make a payment of principal at par that is less than the Distribution Threshold, or (c) the Final Maturity Date is reached.

(e)
The Euro Equivalent Available Cash determined in respect of the Final Maturity Date, shall be paid to the Bondholders in the form of principal, notwithstanding that the amount of the Euro Equivalent Available Cash may be less than the Distribution Threshold; provided, however, that such payment shall not exceed the principal amount outstanding on the day prior to the Final Maturity Date.

9.2	Unscheduled Payments

(a)
The Issuer may, at its own discretion and upon giving not more than thirty (30) and not less than twenty (20) calendar days' prior notice in writing in accordance with Condition 16 (each an "Unscheduled Payment Notice"), specify a day, which must be a Business Day but not a Payment Date (each an “Unscheduled Payment Date”) on which the Issuer shall make an unscheduled payment in respect of the Bonds (an “Unscheduled Payment”) in the amount specified in that Unscheduled Payment Notice (which may be any amount, including any amount that is less than the Distribution Threshold). An Unscheduled Payment may only be made if:

(i)	the amount of any such Unscheduled Payment can be paid out of Available Cash;

(ii)
the amount of any such Unscheduled Payment is determined by the Issuer on the day falling twelve (12) Business Days prior to the applicable Unscheduled Payment Date (for the purpose of this Condition 9.2, such day being the “Determination Date”); and

Appendix IV - 31

(iii)
the Issuer shall satisfy the requirements of Conditions 9.1(b) and 9.1(c) with respect to such payment, assuming that references therein to each Payment Date, shall be interpreted as meaning references to each Unscheduled Payment Date.

(b)	The total principal amount of each Bond shall be reduced by the amount of principal paid on that Bond on each Unscheduled Payment Date.

(c)	An Unscheduled Payment Notice, once notified to the Bondholders in accordance with these Conditions, shall be irrevocable.

9.3	Record Date

(a)	Payments of principal payable in respect of the Bonds in accordance with Conditions 9.1 and 9.2 will be made to the persons shown in the Register at the close of business on the Record Date.

(b)	“Record Date” means the seventh (7th) Business Day, in the place of the specified office of the Issuer, before the due date for the relevant payment.

9.4	Payments

Each payment in respect of the Bonds pursuant to Conditions 9.1 and 9.2 will be made in Euros by transfer to a Euro account maintained by the payee, details of which appear on the Register at the close of business on the Record Date or by Euro cheque drawn on a designated bank mailed to the address of the Bondholder on file with the Registrar if the relevant Bondholder’s account details are not held by the Registrar at the relevant time, or as otherwise permitted or provided for in the Agency Agreement.

9.5	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to Condition 9. No commissions or expenses shall be charged to Bondholders in respect of such payments.

9.6	Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date not being a Business Day.

9.7	No charges

The Issuer shall not make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds.

9.8	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

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10.	Taxation

10.1	Withholding

If any amount is required to be deducted or withheld from any payment to any Bondholder, such amount shall reduce the amount otherwise distributable to such Bondholder. The Issuer or the Principal Paying, Transfer and Conversion Agent is authorised to withhold or deduct from amounts otherwise distributable to any Bondholder, sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorisation shall not prevent (or obligate) the Principal Paying, Transfer and Conversion Agent from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Bondholder shall be treated as principal paid to such Bondholder pursuant to Conditions 9.1 or 9.2 at the time it is deducted or withheld by the Issuer or the Principal Paying, Transfer and Conversion Agent, as applicable and remitted to the appropriate taxing authority.

10.2	No Gross Up

The Issuer shall not be obligated to pay any additional amounts to the Bondholders or the holders of beneficial interests in the Bonds as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

11.	Events of Default

Upon the occurrence of any of the following events, the Bond Trustee may, at its discretion and shall if so requested in writing by the holders of at least twenty five (25) per cent, in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders, give notice in writing to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount, if any of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)	Failure to Pay or Deliver

the Issuer either (i) fails to make a payment of principal on any Payment Date, to the extent that the Euro Equivalent Available Cash exceeds the Distribution Threshold on the corresponding Determination Date and such failure continues for a period of thirty (30) calendar days, or (ii) fails to deliver Class A Shares by the date falling thirty (30) calendar days after the relevant Conversion Date; or

(b)	Breach of Obligations

the Issuer does not perform or comply, in any material respect, with any one or more of its other obligations under the Bonds, which default is incapable of remedy or, if capable of remedy, is not remedied within ninety (90) calendar days after the Issuer shall have received written notice of such default from any Bondholder; or

Appendix IV - 33

(c)	Insolvency

the Issuer (a) is generally not paying, or admits or declares its inability to pay, its debts as they become due whether such admission or declaration stems from the Issuer or the Financial Supervisory Authority of Iceland (Icelandic: Fjármálaeftirlitið) or any other such regulator where the Issuer operates, (b) files, or consents by answer or otherwise to the filing against it, of a petition for relief or reorganisation or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganisation, moratorium or other similar law of any jurisdiction, (c) makes an assignment for the benefit of its creditors, (d) is subjected or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (e) is adjudicated as insolvent or to be liquidated, (f) takes corporate action for the purpose of any of the foregoing, or (g) becomes subject to winding-up procedures, or any analogous procedure or step is taken in any jurisdiction; or

(d)	Winding-up and Cessation of Business etc.

an order is made or a resolution is passed for the winding-up or dissolution of the Issuer, or an administrator or a liquidator or other similar person is appointed in respect of the Issuer or any of its respective material assets, or the Issuer has passed a special resolution to have itself wound up or has made an announcement or issued a notice to that effect, or the Issuer ceases or publicly announces an intention to cease to carry on all or substantially all of its business or operations; or

(e)	Unlawfulness

it is or will become unlawful for the Issuer to perform or comply with any of its obligations under the Bonds.

12.	Enforcement

At any time after the Bonds have become due and repayable in accordance with Condition 11, the Bond Trustee may, at its discretion and without further notice, issue such proceedings against the Issuer as it may think fit to enforce the terms of the Bonds and the Trust Deed, but it will not be bound to issue any such proceedings unless (i) it shall have been so requested in writing by the holders of at least twenty five (25) per cent, in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders, and (ii) it shall have been indemnified and/ or prefunded and/or provided with security to its satisfaction. Nothing in this Condition 12 shall prevent any Bondholder from proceeding directly against the Issuer.

13.	Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within ten (10) years (in the case of payment of principal) from the appropriate Relevant Date in respect of such payment and thereafter any payments of principal or other amounts payable in respect of such Bonds shall be forfeited and revert to the Issuer.

Appendix IV - 34

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within ten (10) years following the due date for payment thereof.

14.	Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Registrar may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

15.	Meetings of Bondholders

Meetings of Bondholders will be regulated in accordance with Annex 1 to these Conditions.

16.	Notices

All notices regarding the Bonds (including any Conversion Notice or Clearing Notice) will be valid if sent to the Bond Trustee, the U.S. Trustee and to each Bondholder at the address of the relevant Bondholder as specified in the Register or if published on the Bondholder Website. Any such notice shall be deemed to have been delivered on the date of such publication, or if published more than once or on different dates, on the first date on which publication is made.

17.	Bondholder rights

Nothing in these Conditions shall be construed as limiting the rights of individual Bondholders pursuant to the terms of the Composition.

18.	Contracts (Rights of Third Parties) Act

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19.	Governing Law and Jurisdiction

19.1	Governing law

The Bonds and any non-contractual obligations arising out of or in connection therewith (except for Condition 6 and any non-contractual obligations arising out of or in connection therewith, which is governed by, and shall be construed in accordance with, Icelandic law) are governed by, and shall be construed in accordance with, English law.

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19.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection with therewith) and accordingly any legal action or proceedings arising out of or in connection with the Bonds (including any dispute relating to any non-contractual obligations arising out of or in connection therewith) (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3	Agent for Service of Process

The Issuer hereby irrevocably appoints MoFo Notices Limited at its registered office for the time being, currently at CityPoint, One Ropemaker Street, London, EC2Y 9AW, United Kingdom, as its agent in England to receive service of process in any Proceedings in England. Nothing herein shall affect the right to serve process in any other manner permitted by law.

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ANNEX 1
MEETINGS OF BONDHOLDERS

For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.

A.           EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

1.	The following persons (each an “Eligible Person”) are entitled to attend and vote at a meeting of the holders of the Bonds:

(a)	any person listed on the Register or who is shown in the records of a relevant Clearing System as a holder of Bonds; and

(b)	a proxy or representative of a Bondholder appointed in accordance with these Conditions.

2.
Any Bondholder shall be permitted to appoint a proxy to represent him at any Bondholders’ meeting held in accordance with the Conditions. A proxy need not be a Bondholder and need not be a member of the Issuer. Any Bondholder wishing to appoint a proxy must deliver to the specified office of the Issuer a notice in writing signed by the Bondholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation stating that the Bondholder desires to appoint a proxy to represent the Bondholder at the meeting. The notice shall state the name of the proxy and the notice will only be valid if delivered to the Issuer prior to the time appointed for the commencement of the meeting.

3.
A holder of a Bond which is a corporation may, by delivering to the Issuer not later than the time fixed for any meeting, a resolution of its directors or other governing body in English, authorising any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

4.
A validly appointed proxy or representative shall, so long as their appointment remains in force, have the right to vote on a resolution or act on behalf of the Bondholder in connection with any meeting or proposed meeting and shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Bonds to which they have been appointed proxy or representative, as the case may be.

B.           CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS

1.
The Issuer may at any time and, if required in writing by Bondholders holding not less than ten (10) per cent, in principal amount of the Bonds for the time being outstanding, shall convene a meeting of the Bondholders and if the Issuer fails for a period of seven (7) days to convene the meeting, the meeting may be convened by the relevant Bondholders. Whenever the Issuer is about to convene any meeting it shall immediately give notice in writing to the Bondholders of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place specified in the relevant notice.

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2.
At least twenty one (21) clear days' notice specifying the place, day and hour of the meeting shall be given to the Bondholders in the manner provided in these Conditions. The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of an Extraordinary Resolution only, shall specify the terms of the Extraordinary Resolution to be proposed.  A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

3.
The person (who may but need not be a Bondholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within fifteen (15) minutes after the time appointed for holding the meeting, the Bondholders present shall choose one of their number to be Chairman, failing which, the Issuer may appoint a Chairman (the “Chairman”). The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

4.
At any meeting one or more Eligible Persons present and holding or representing in the aggregate not less than five (5) per cent, in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the required quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution (subject as provided below) shall be one or more Eligible Persons present and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding.

5.
If within fifteen (15) minutes (or such longer period not exceeding thirty (30) minutes as the Chairman may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall be adjourned to the same day in the next week (or if that day is a public holiday the next following Business Day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall be adjourned for a period being not less than fourteen (14) clear days nor more than forty two (42) clear days and at a place appointed by the Chairman). If within fifteen (15) minutes (or a longer period not exceeding thirty (30) minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve the meeting or adjourn it for a period, being not less than fourteen (14) clear days (but without any maximum number of clear days) and to a place as may be appointed by the Chairman (either at or after the adjourned meeting), and the provisions of this sentence shall apply to all further adjourned meetings.

6.
At any adjourned meeting, one or more Eligible Persons present (whatever the principal amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present.

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7.
Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 2 (above) and the notice shall state the relevant quorum. Subject to this, it shall not be necessary to give any notice of an adjourned meeting.

C.           CONDUCT OF BUSINESS AT MEETINGS

1.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes, the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as an Eligible Person.

2.
At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by any Eligible Person present  (whatever the principal amount of the Bonds held by him), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

3.
Subject to paragraph 5 (below), if at any meeting a poll is demanded, it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

4.
The Chairman may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

5.	Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

6.
Any director or officer of the Issuer and its lawyers and financial advisers may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of outstanding in the Conditions, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Bondholders or join with others in requiring the convening of a meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Bonds held by, for the benefit of, or on behalf of the Issuer. Nothing contained in this paragraph shall prevent any of the proxies from being a director, officer or representative of or otherwise connected with the Issuer.

7.	Subject as provided in paragraph 6, at any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

Appendix IV - 39

(b)	on a poll every Eligible Person present shall have a vote in respect of each dollar principal amount of the Bonds held by it or for which it is a proxy or representative.

Without prejudice to the obligations of the proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

8.	Proxies need not be Bondholders.

9.
A meeting of the Bondholders shall have the following powers exercisable only by Extraordinary Resolution, subject to the quorum provisions contained in paragraphs B4 and B6 above and the enhanced modification requirements contained in paragraph C12 below, namely:

(a)
power to agree to any modification of the provisions contained in these Conditions or the Bonds which is proposed by the Issuer, provided that any such modification must apply equally to every outstanding Bond;

(b)	power to give any authority, approval or direction which under the provisions of this Annex, the Bonds or the Trust Deed is required to be given by Extraordinary Resolution; and

(c)
power to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon any committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

10.
Any resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions of this Annex shall be binding upon all the Bondholders whether present or not present at the meeting and whether or not voting and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Bondholders shall be published in accordance with these Conditions by the Issuer within fourteen (14) clear days of the result being known provided that non-publication shall not invalidate the resolution.

11.
The expression “Extraordinary Resolution” when used in this Annex means (a) a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions of these Conditions by a majority consisting of not less than sixty six and two thirds (66 2/3) per cent, of the Eligible Persons voting on the resolution upon a show of hands or, if a poll was duly demanded, by a majority consisting of not less than sixty six and two thirds (66 2/3) per cent, of the votes given on the poll or (b) a resolution in writing signed by or on behalf of the holders of not less than sixty six and two thirds (66 2/3) per cent, in principal amount of the Bonds for the time being outstanding, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Bondholders.

12.
Notwithstanding any other provision of this Annex, no modification or amendment to the Trust Deed or the Conditions which results in effecting any of the following may be made without the consent of each Bondholder in respect of all outstanding Bonds at the applicable time:

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(a)	changing the Final Maturity Date; or

(b)	amending or cancelling the principal amount of the Bonds; or

(c)	modification of the basis for calculating the amount of principal payable in respect of the Bonds; or

(d)	modification of the provisions relating to Events of Default or enforcement; or

(e)	amending any of the provisions relating to conversion pursuant to Condition 6; or

(f)	changing the currency of Bonds or any payment in respect of the Bonds; or

(g)	amending any Bondholder rights pursuant to Condition 17; or

(h)	modification of the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(i)	alteration of this paragraph C12.

13.
Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.

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APPENDIX V – CLEARANCE AND SETTLEMENT OF BONDS

CLEARANCE AND SETTLEMENT OF BONDS

Form and Denomination

The Bonds will be initially represented by one or more Registered Global Certificates. Owners of beneficial interests in a Registered Global Certificate will be entitled or required, as the case may be, under certain limited circumstances, to receive physical delivery of certificated Bonds in the form of a Definitive Certificate. Registered Global Certificates and Definitive Certificates will be in or substantively in the form as set out in the Trust Deed.

The Registered Global Certificate(s) representing the Bonds, if eligible for admission into a Clearing System will be deposited, on or about the Issue Date, with, and registered in the name a custodian or common depository (or nominee thereof) holding such Registered Global Certificate on behalf of one or more relevant Clearing Systems. In such circumstances, beneficial interests in a Registered Global Certificate may only be held through a Clearing System. Bondholders may hold their interests in the Registered Global Certificate directly through any Clearing System, if they are accountholders in such systems, or indirectly through organisations that are accountholders in such systems. In such circumstances, Bondholders may not hold such interests other than through a Clearing System.

Clearing

The Bonds may be clearable through the Euroclear and Clearstream Clearing Systems. Certain conditions need to be satisfied before the Bonds will be eligible for clearing by Euroclear and Clearstream including the granting of certain exemptions by the Icelandic tax authorities. It is not certain that such conditions will be satisfied at the time that the Bonds are issued. If Registered Global Certificates are not eligible for admission into a Clearing System, each Registered Global Certificate will be delivered to and registered in the name of a Bond Custodian. The holder of each beneficial interest in the Bonds will be recorded in the Register. The Registered Global Certificates may however be subsequently transferred or exchanged for a Registered Global Certificate that is eligible for admission, into a Clearing System in accordance with the Conditions.

Title

Title to the Bonds will pass by transfer and registration in the Register, as described in the Conditions to the Bonds. For so long as any of the Bonds is represented by a Registered Global Certificate held on behalf of a Clearing System, each person (other than another relevant Clearing System) who is for the time being shown in the records of such Clearing System as the holder of a particular principal amount of such Bonds (in which regard any certificate or other document issued by the relevant Clearing System as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) shall be treated by the Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the custodian or common depository (or nominee thereof) in whose name the Registered Global Certificate is registered, shall be treated by the Trustee, the Issuer and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate(s).

Appendix V - 1

For so long as any of the Bonds are represented by one or more Registered Global Certificates which are not eligible for admission into a Clearing System, and any such Registered Global Certificate is held by and registered in the name of a Bond Custodian, the holder of each Bond Interest who is recorded as such in the Register shall be treated by the Bond Trustee, the U.S. Trustee, LBI and its Agents as if such person was the holder of Bonds in the aggregate principal amount of Bond Interests recorded in its name in the Register for all purposes other than with respect to the payments of principal (if any) on such Bonds, for which purpose the Bond Custodian shall be treated by the Bond Trustee, the U.S. Trustee, LBI and its Agents as the holder of such principal amount of such Bonds in accordance with and subject to the terms of the Registered Global Certificate(s). The Bond Custodian or the Registrar shall provide the holder of each Bond Interest who is recorded as such in the Register with a certificate of such registration as evidence of its title to its Bond Interest.

LBI expects that any relevant Clearing System or their respective nominees, as the case may be, upon receipt of any payments of principal in respect of a Registered Global Certificate, will immediately credit the accounts of its accountholders with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Certificate as shown on the records of that Clearing System or their respective nominees, as the case may be. In those circumstances, the Issuer also expects that payments by direct participants in any relevant Clearing System, to owners of beneficial interests in such Registered Global Certificate held through such participants will be governed by standing instructions and customary practices, as is typically the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants.

Register

The Issuer shall procure that the Registrar maintains the Register in respect of the Bonds outside the United Kingdom and in accordance with the terms of the Agency Agreement, at the specified office of the Registrar. The registrations in the Register constitute the conclusive proof of ownership of the Bonds and, in the case of  Registered Global Certificates not held in a Clearing System, the Bond Interests.

Transfer of Bonds

The Bonds may be transferred, in whole but not in part, upon the surrender (at the specified office of the Registrar or ask such other office as may be specified by LBI from time to time pursuant to the Transfer Regulations) of the Registered Global Certificate or Definitive Certificates (as applicable) representing the Bonds to be transferred, together with a Transfer Notice duly completed and executed by the person shown on the Register and such other evidence as the Issuer, the Registrar or the Transfer Agent, as applicable, reasonably require.  A copy of the current Transfer Regulations (as defined in the Conditions) will be made available on LBI’s website.

Appendix V - 2

The Issuer or the Registrar is required to promptly register any transfers in the Register in accordance with the Conditions of the Bonds and the Agency Agreement. No transfer will be valid unless and until entered on the Register and any requirements that are specified to be completed prior to a transfer under have been complied with in accordance with the Conditions of the Bonds.

For so long as any of the Bonds are represented by a Registered Global Certificate held on behalf of a Clearing System, transfers of beneficial interests in the Registered Global Certificate will be effected only through records maintained by a Clearing System and any participant thereof, save that any Bondholder transferring its beneficial interest in the Bonds through a Clearing System will be required to complete a form of transfer in the form set out in the Conditions and deliver it to the Issuer and the Registrar.

For so long as any of the Bonds are represented by a Registered Global Certificate which is not eligible for admission into a Clearing System and that Registered Global Certificate is held by and registered in the name of the Bond Custodian, transfers of any Bond Interest will be effected by the transferring Bondholder delivering to the LBI and the Registrar, a duly completed and executed Transfer Notice. No such transfer will be valid unless and until registered on the Register.

Restrictions on Transfer

No beneficial owner of an interest in a Registered Global Certificate which is held on behalf of a Clearing System will be able to exchange or transfer that interest, except in accordance with the applicable procedures of the relevant Clearing System, to the extent applicable.

In addition, no beneficial owner of an interest in a Registered Global Certificate (including a holding of any Bond Interest) and no holder of a Definitive Certificate will be able to exchange or transfer that interest or the Bond represented by that Definitive Certificate to any person other than an Affiliate of a transferor Bondholder unless, following such transfer, the transferor’s and transferee’s proportionate holdings (including the holdings of their respective Affiliates) of the Bonds (or, if applicable, Bond Interests) is the same as their respective proportionate holdings of the Ordinary Shares.

The Bonds will not be registered under the securities laws of any state of the United States and will be issued pursuant to the Composition in reliance on available exemptions from such state law registration requirements or the pre-emption of such requirements by the Securities Act.

Appendix V - 3

The Bonds will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and may be immediately resold without restriction under the Securities Act by holders of the Bonds who are not “affiliates” (as defined under the Securities Act) of the Issuer and have not been affiliates of the Issuer within 90 days prior to the issuance of the Bonds under the Composition.

Under the U.S. Securities Act, a Composition Creditor who is an affiliate of the Issuer at the time or within 90 days prior to any resale of Bonds received under the Composition will be subject to certain transfer restrictions relating to such shares to the extent they wish to sell such Bonds in the United States. In particular, such Bonds may not be sold in the United States without registration under the Securities Act, except pursuant to any available exemptions from the registration requirements or in a transaction not subject to such registration requirements (including a transaction that satisfies the applicable requirements for resales outside the United States pursuant to U.S.).

Whether a person is an affiliate of the Issuer for such purposes depends on the circumstances, but affiliates could include certain officers and directors and significant shareholders. A Composition Creditor who believes that it may be an affiliate of the Issuer should consult its own legal advisers prior to any sales of Securities received pursuant to the Composition.

The Bonds are also subject to restrictions on transfer during certain ‘closed periods’, including during the period of 15 days ending on (and including) the final maturity date, during the period after a conversion instruction has been validly delivered and during the period of 7 days ending on (and including) a Record Date (as defined in the Conditions).

Delivery of New Bonds

Each new Bond to be issued upon a transfer or exchange will, within 7 business days of receipt by the Registrar of the original Bond and the form of transfer duly completed and signed, be made available for collection at the registered address of the Registrar or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer.

Appendix V - 4

APPENDIX VI – UN-AUDITED ACCOUNTS OF LBI FOR 2014

APPENDIX VII – UN-AUDITED BI-ANNUAL ACCOUNTS OF LBI FOR H1 2015